                                  EXHIBIT 10
                                  ----------
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                                                                  Execution Copy










                          SECURITIES PURCHASE AGREEMENT


                                      among


                        PARTNERSHIP ACQUISITION TRUST II




                     GLIMCHER PROPERTIES LIMITED PARTNERSHIP


                                       and


                              GLIMCHER REALTY TRUST





                                November 26, 1996





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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

SECTION 1.  AUTHORIZATION OF CONVERTIBLE PREFERRED SHARES OF BENEFICIAL
               INTEREST......................................................3

SECTION 2.  PURCHASE AND SALE OF SECURITIES..................................3

         2.1.  Initial Issuance of Preferred Shares..........................3
         2.2.  Supplements...................................................5

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF GRT AND GPLP...................6

         3.1.  Corporate Organization........................................6
         3.2.  Capitalization................................................7
         3.3.  Corporate Proceedings, etc....................................8
         3.4.  Consents and Approvals........................................8
         3.5.  Absence of Defaults, Conflicts, etc...........................8
         3.6.  Financial Statements..........................................9
         3.7.  Absence of Certain Developments...............................9
         3.8.  Compliance with Law...........................................9
         3.9.  Proceedings, etc.............................................10
         3.10. Prior Transactions...........................................10
         3.11. Tax Matters..................................................10
         3.12. Patents, Licenses, etc.......................................11
         3.13. Title to Tangible Assets.....................................11
         3.14. Condition of Properties......................................11
         3.15. Transactions with Related Parties............................11
         3.16. Environmental Compliance.....................................11
         3.17. REIT Status..................................................13
         3.18. Registration Rights..........................................13
         3.19. Private Offering.............................................13
         3.20. Brokerage....................................................13
         3.21. Material Facts...............................................14
         3.22. Listing......................................................14
         3.23. Proceedings Based Upon Representations in GPLP
                   Partnership Agreement....................................14
         3.24. Investment Company...........................................14
         3.25. Development Property Representations and Warranties..........14

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.................14

SECTION 5.  ADDITIONAL COVENANTS OF THE PARTIES.............................15

         5.1.  Resale of Securities.........................................15
         5.2.  Change in circumstances......................................16
         5.3.  Further Assurance............................................16


                                       (i)
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         5.4.  Tax Allocations and Allocation of Tax Capital Accounts.......16

SECTION 6.  CLOSING CONDITIONS..............................................16

         6.1.  Conditions to Each Closing...................................16
         6.2.  Conditions to Closing of each Purchase of Series A
                   Preferred Shares.........................................19
         6.3.  Conditions to Closing of Initial Purchase of Other
                   Preferred Shares.........................................20
         6.4.  Conditions to Closing of Subsequent Purchases of
                   Preferred Shares.........................................21

SECTION 7.  REGISTRATION RIGHTS.............................................21

         7.1.  Definitions..................................................21
         7.2.  Requested Registration.......................................22
                 (a)  Request for Registration..............................22
                 (b)  Underwriting..........................................23
         7.3.  GRT Registration.............................................24
                 (a)  Inclusion in Registration.............................24
                 (b)  Underwriting..........................................25
                 (c)  Withdrawal............................................26
         7.4.  Form S-3.....................................................26
         7.5.  Expenses of Registration.....................................27
         7.6.  Registration Procedures......................................27
         7.7.  Indemnification..............................................28
         7.8.  Information by the Holders...................................30
         7.9.  Rule 144 Reporting...........................................31
         7.10. Termination..................................................31

SECTION 8.  COVENANTS.......................................................31

         8.1.  Financial and Business Information...........................31
         8.2.  Inspection...................................................33
         8.3.  Confidentiality..............................................33
         8.4.  Keeping of Books.............................................34
         8.5.  Lost, etc. Certificates Evidencing Shares (or Shares of
                   Common Shares); Exchange.................................34

SECTION 9.  PREFERRED SHARE PURCHASE BY PROPERTY LEVEL LLC..................34

SECTION 10. MISCELLANEOUS...................................................36

         10.1.  Notices.....................................................36
         10.2.  Expenses and Taxes..........................................36
         10.3.  Reproduction of Documents...................................37
         10.4.  Termination and Survival....................................37
         10.5.  Successors and Assigns......................................38
         10.6.  Entire Agreement; Amendment and Waiver......................38
         10.7.  Counterparts................................................38
         10.8.  Governing Law...............................................38
         10.9.  Paragraph and Section Headings..............................38


                                      (ii)
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         10.10. Accounting Principles.......................................39
         10.11. Directly or Indirectly......................................39
         10.12. Home Office Payments........................................39
         10.13. Nonrecourse to Trustees.....................................39

SECTION 11.  INTERPRETATION OF THIS AGREEMENT...............................40

         11.1.  Terms Defined...............................................40


                                    EXHIBITS

EXHIBIT A         Form of Preferred Partnership Interest
EXHIBIT B-1       Form of Articles Supplementary relating to Preferred Shares
EXHIBIT B-2       Form of Articles Supplementary relating to Series A
                  Preferred Shares
EXHIBIT C         Amended and Restated Declaration of Glimcher Realty Trust,
                  as amended
EXHIBIT D         Bylaws of GRT
EXHIBIT E         Form of Opinion of Counsel to GRT Transaction Parties
EXHIBIT F         Form of Property Level LLC Operating Agreement
EXHIBIT G         Form of GRT LLC Operating Agreement
EXHIBIT H         Form of Securities Purchase Agreement Supplement
EXHIBIT I         Development Properties Provisions
EXHIBIT J         Waiver of Ownership Limit
EXHIBIT K         Form of Collateral Assignment of Preferred Partnership
                  Interest

SCHEDULES

            Schedule 10.12          Payment Instructions

DISCLOSURE SCHEDULES

            Item 3.1                Subsidiaries
            Item 3.2                Conversion Rights and Encumbrances on
                                    Partnership Interests
            Item 3.4                Consents and Filings
            Item 3.9                Proceedings
            Item 3.11               Tax Matters
            Item 3.15               Transactions with Affiliates
            Item 3.16               Environmental Disclosures


                                     (iii)
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            SECURITIES PURCHASE AGREEMENT dated as of November 26, 1996 among
Partnership Acquisition Trust II, a Delaware business trust (together with its successors and assigns, the "Purchaser"), GRT Realty Trust, a Maryland real estate investment trust (together with its permitted successors and assigns, "GRT"), and Glimcher Properties Limited Partnership, a Delaware limited partnership (together with its successors and assigns, "GPLP").

                                    RECITALS

            GRT and GPLP desire to acquire, construct and develop one or more super-regional malls (each a "Mall"), each such mall to be acquired, constructed and developed by a separate Delaware limited liability company (each a "Property Level LLC") formed or to be formed. The members of each Property Level LLC will be an affiliate of the Purchaser (each a "NACC Member") and a limited liability company (each a "GRT LLC"). The membership interests in each Property Level LLC will be as set forth below in these recitals. The members of each GRT LLC will be GPLP and a third party (the "Third Party Member") acceptable to the Purchaser in its sole discretion. In order to provide funds to the Property Level LLCs for the aforesaid purpose, the Purchaser has agreed, subject to the terms and conditions set forth in this Agreement, to purchase from time to time, shares of Convertible Preferred Shares of Beneficial Interest ("Preferred Shares") of GRT and to cause the NACC Members to acquire their respective interests in the Property Level LLCs, for an aggregate purchase price, together with an amount allocable to the receipt by the NACC Members of their respective interests in the Property Level LLCs, of up to $135,000,000.

            The entire proceeds from the sale of shares of any series of Preferred Shares (determined without any deduction for allocation of the purchase price to (i) any membership interest in a Property Level LLC to the NACC Member of such Property Level LLC or (ii) the obligations of a Property Level LLC to purchase Preferred Shares as set forth in Section 9) is herein called the "Gross Proceeds" of such shares. An amount of cash or property acceptable to the Purchaser (relating to the Existing Mall (as defined below) to be developed with the Gross Proceeds) and having a value net of liabilities (such net value to be agreed to by the Purchaser) in the aggregate equal to the Gross Proceeds shall be directly or indirectly contributed on the date of sale of such shares to a Property Level LLC as follows:

            (a) GRT will, pursuant to Section 6.3(b) of the GPLP Partnership Agreement, contribute to GPLP, in exchange for a series of preferred limited partnership interests (each series a "Preferred Interest") having the designations, preferences and other rights set forth in Exhibit A hereto (the "Related Series of Preferred Shares"), cash in an amount equal to the Gross Proceeds.

            (b) GPLP will, in turn, make available to GRT LLC an amount of cash or property acceptable to the Purchaser relating to the Existing Mall (as defined below) to be developed with the Gross Proceeds and having a value net of liabilities (such net value to be agreed to by the Purchaser) in the aggregate equal to the Gross Proceeds.

            (c) GRT LLC will, in turn, contribute to Property Level LLC, in exchange for the issuance by Property Level LLC of a preferred membership interest in Property Level LLC having the rate of return set forth in the Operating Agreement, an amount of cash or property acceptable to the Purchaser relating to the Existing Mall (as defined below) to be developed with the Gross Proceeds and having a value net of liabilities (such net value to be agreed to by the Purchaser) in the aggregate equal to the Gross Proceeds.

            The initial series of Preferred Shares will be up to 40,000 shares of Series A Convertible Preferred Shares (the "Series A Preferred Shares") and will be used as aforesaid to finance the acquisition, construction and development of Phase I and Phase II of Great Plains MetroMall (the "Kansas Mall") in Olathe, Kansas by Great Plains MetroMall LLC, a Property Level LLC ("Kansas LLC"), in which the NACC Member will be Partnership Acquisition Trust III, a Delaware business trust ("NACC/Kansas Business Trust") and the GRT LLC will be Olathe Mall LLC, a Colorado limited liability company ("GRT Kansas LLC"). GRT Kansas LLC and NACC/Kansas Business Trust will have a 55% and 45% membership interest, respectively, in Kansas LLC. Perlmutter and GPLP will have an 18.18% and 81.82% membership interest, respectively, in GRT Kansas LLC.

            The parties have identified three super regional value oriented malls (the "Existing Malls") for potential acquisition, construction and development under the terms of this Agreement: (a) the Kansas Mall, (b) a mall in Carson, California (the "California Mall") and (c) a mall in Elizabeth, New Jersey (the "New Jersey Mall"). The maximum number of Preferred Shares which shall be required to be purchased by the Purchaser with respect to the California Mall and the New Jersey Mall shall be 135,000 less the maximum number of Series A Preferred Shares for an aggregate purchase price, together with the amount allocable to the receipt by the NACC Members in the Property Level LLCs relating to the California Mall and the New Jersey Mall, of $135,000,000 less the aggregate par value of the Series A Preferred Shares, with the amount allocable to each Mall to be no greater than 35% of the Aggregate Approved Budgeted Construction Cost for such Mall.

            The NACC Member of each Property Level LLC will have a 40% membership therein and the related GRT LLC will have a 60% membership interest therein, except (a) GRT Kansas LLC and NACC/Kansas Business Trust will have a 55% and 45% membership interest, respectively, in Kansas LLC and (b) except in the case of GRT Kansas LLC and Kansas LLC, if the Third Party Member of the GRT LLC owns, directly or indirectly, less than 30% of the Property Level LLC, the initial membership interest of the NACC Member shall increase by half the percentage amount that the direct and indirect interests of GRT or GPLP in the Property Level LLC exceeds 30%. The applicable Supplement with respect to any series of Preferred Shares (other than the Series A Preferred Shares) and the related Operating Agreement for the Property Level LLC (other than Kansas LLC) being funded with the proceeds of such Preferred Shares will provide that, if the Purchaser of such series fails for any reason (unless otherwise provided in the Supplement) to purchase subsequent, and not initial shares, of such series of Preferred Shares, the membership interest given to the NACC Member of such Property Level LLC will be reduced upon the receipt by such Property Level LLC of a preferred capital contribution ("Subsequent Contribution") from the GRT LLC from its initial interest to an interest equal to the quotient (expressed as a percentage) of (x) the amount of the initial preferred contribution made by GRT LLC in the Property Level LLC out of the proceeds of the sale of the Preferred Shares divided by (y) the sum of such initial preferred contribution plus the amount of


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the Subsequent Contribution. Such Subsequent Contributions will not be funded through the issuance of Preferred Shares. The membership interest of the NACC Member determined as aforesaid is herein called the "Required NACC Membership Interest".

            In the event GRT determines (i) not to proceed with an Existing Mall Project or (ii) that it will not require $135,000,000 to complete acquisition, development and construction of the Existing Malls, the parties may agree to reallocate a portion of the purchase commitment of the Purchaser to purchase, on the terms and conditions set forth herein, Preferred Shares to be used to finance the acquisition, construction and development of other Malls approved by the Purchaser in its sole discretion provided that the amount allocable to each Mall shall be no greater than 35% of the Aggregate Approved Budgeted Construction Cost for such Mall.

            For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GRT, GPLP and the Purchaser do hereby agree as follows:

SECTION 1. AUTHORIZATION OF CONVERTIBLE PREFERRED SHARES OF BENEFICIAL INTEREST

            GRT has authorized and created a series of its Preferred Shares of Beneficial Interest consisting of 40,000 shares, $1,000 par value per share, designated as its "Series A Convertible Preferred Shares of Beneficial Interest" (the "Series A Preferred Shares" and collectively with any other series of Convertible Preferred Shares of Beneficial Interest purchased and sold hereunder, the "Preferred Shares"). GRT and the Purchaser intend that 34,000 Series A Preferred Shares will be sold to the Purchaser on the date hereof and up to the remaining 6,000 Series A Preferred Shares will be sold to the Purchaser on or before the first anniversary of such date. Each of the Preferred Shares is convertible, subject to certain limitations, into common shares of beneficial interest, par value $.01 per share ("Common Shares") of GRT. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and other terms and conditions of redemption of a series of Preferred Shares are set forth in the Articles Supplementary of GRT, the form of which is attached hereto as Exhibit B-1 (each a "Supplementary Articles") to be filed with and accepted by the SDAT. For convenience, Exhibit B-2 hereto sets forth the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and other terms and conditions of redemption of the Series A Preferred Shares.

SECTION 2. PURCHASE AND SALE OF SECURITIES

            2.1.  Initial Issuance of Preferred Shares

            (a) Subject to the terms and conditions set forth in this Agreement and in reliance upon GRT's and the Purchaser's representations set forth below:

            (1) on each Initial Closing Date or Subsequent Closing Date (each as defined below), GRT shall sell to the Purchaser, and the Purchaser shall purchase from GRT, the number of shares of one or more series of Preferred Shares specified by GRT to the Purchaser and NACC in a notice of closing (a "Closing Notice") delivered at least, in the case of the Initial Closing or the Closing for the initial issuance of Preferred Shares of any series, 20 Business Days prior to such Closing Date (or such shorter period as shall be acceptable to the Purchaser), and in the case of a Subsequent Closing (as defined below), at least 20 Business Days prior to such Closing Date (which Closing Notice shall specify the Closing Date, the series and number of Preferred Shares to be issued on such Closing Date, and whether the Articles Supplementary for such series shall include dividend rate Option 1 or Option 2 in Section 2(a) of Exhibit A to the Articles Supplementary, it being understood that in the absence of any selection GRT shall be deemed to have elected Option 2 as set forth in Section 2(a) of Exhibit A to the Articles Supplementary, and in all events the Articles Supplementary for any series shall be the same for all shares of such series and may not be changed after original issuance of any shares of such series except pursuant to the terms thereof), and

            (2) on each Initial Closing Date, GRT shall sell, and the Purchaser shall purchase for contribution to the NACC Member, (A) in the case of the initial sale of Series A Preferred Shares, a 45% membership interest in Kansas LLC and (B) in the case of the initial sale of any other series of Preferred Shares, the Required NACC Membership Interest.

            For convenience of the parties, the interests in Kansas LLC sold hereunder shall be issued to NACC/Kansas Business Trust but the aggregate Purchase Price shall be paid by the Purchaser to GRT. For convenience of the parties, the interests in any other Property Level LLC shall be issued to the NACC Member specified in the applicable Supplement but the aggregate Purchase Price shall be paid by the Purchaser to GRT. The purchase price per share (including the rights allocable thereto of the Purchaser to require Property Level LLCs to purchase Preferred Shares pursuant to Section 9 and the right of the NACC Member to receive membership interest in the related Property Level
LLC) (the "Purchase Price") of Preferred Shares shall be $1,000; provided, however, the parties agree that (a) for purposes of Section 1012 of the Code the portion of the Purchase Price for the entire series of Preferred Shares allocable to the issuance of interests in Kansas LLC and the right of the Purchaser to require the Kansas LLC to purchase Preferred Shares pursuant to
Section 9 shall be $2,380,000, (b) the portion of the Purchase Price for the entire series of Preferred Shares allocable to the issuance of the Required NACC Interest in any other Property Level LLC and the right of the Purchaser to require such Property Level LLC to purchase Preferred Shares of the related series of Preferred Shares pursuant to Section 9, shall be the amount set forth in the related Supplement, (c) the aggregate Purchase Price for any series of Preferred Shares related to the California Mall or the New Jersey Mall, including the amount allocable to the Required NACC Interest in the related Property Level LLC and the right of the Purchaser to require, under Section 9, the Property Level LLC to purchase Preferred Shares, shall not exceed 35% of the Aggregate Approved Budget Construction Cost for such Mall, and (d) the aggregate Purchase Price for any series of Preferred Shares related to any other Mall shall not exceed the percentage specified in the applicable Supplement of Aggregate Approved Budget Construction Cost for such Mall.

            Notwithstanding any other provision of this Agreement, under no circumstances shall the Purchaser be obligated to purchase Preferred Shares (or obtain the right from Property

LLCs to purchase Preferred Shares pursuant to Section 9) or the NACC Members be obligated to receive membership interests for an aggregate Purchase Price in excess of $135,000,000.

            Such sales and purchases shall be effected on each Closing Date by GRT executing and delivering (a) to the Purchaser, registered in its name or its nominee, a duly executed Preferred Shares certificate evidencing Preferred Shares being purchased by it on such Closing Date, and (b) in the case of any initial sale of a Preferred Shares of any series, evidence of the issuance of the Required NACC Membership Interest in the related Property Level LLC, in each case against delivery by the Purchaser to GRT of the Purchase Price by wire transfer of immediately available funds to such account as GRT shall designate not less than three (3) Business Days prior to each Closing Date.

            (b) The closing of the initial sale and purchase (the "Initial Closing") shall take place at 10:00 A.M., New York City time, on the date hereof, or such other date as the Purchaser, NACC and GRT agree in writing (the "Initial Closing Date"), at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York, or such other location as the Purchaser, NACC and GRT shall mutually select. The closing (each a "Subsequent Closing") of each subsequent sale and purchase shall take place on such date (a "Subsequent Closing Date") at such location as the Purchaser and GRT shall specify in the Supplement or otherwise mutually select.

            2.2.  Supplements

            (a) Notwithstanding any provision of this Agreement to the contrary, the Purchaser shall not be obligated to purchase any Preferred Shares and the NACC Member shall not be obligated to acquire in connection with any such purchase any membership interest in the related Property Level LLC (other than with respect to the initial purchase of 34,000 shares of Series A Preferred Shares and the Kansas LLC which shall be purchased and acquired on the terms and conditions set forth in this Agreement) unless and until there shall have been delivered a supplement completed in a manner reasonably satisfactory to the Purchaser and GRT (each a "Supplement") to this Agreement in the form attached hereto as Exhibit H (it being understood that a Supplement shall be required for the purchase and sale of shares of Series A Preferred Shares after the initial purchase and sale thereof) and any related Articles Supplementary as may be required by Maryland law to be filed with and accepted by the SDAT. In addition, GRT has entered into this Agreement for the purpose of obtaining funds to acquire, construct and develop Malls and nothing in this Agreement or otherwise shall obligate GRT to engage in any sale of Preferred Shares at a Closing if it has determined in its sole discretion not to proceed with the acquisition, construction or development of a Mall intended to be financed with the proceeds of such sale. Without limiting the foregoing, under no circumstances shall the Purchaser be obligated to execute and deliver any Supplement with respect to a Mall (including Phase II of Kansas Mall) and Property Level LLC unless NACC and the Purchaser have completed a financial, environmental, business and operational review of the GRT Transaction Parties, with results satisfactory to the Purchaser and NACC in their sole discretion. The GRT Transaction Parties understand that (i) before entering into any Supplement providing for the purchase of Preferred Shares relating to a Mall, NACC and the Purchaser will need to be satisfied in their judgment with, among other things, the feasibility of the Property Level LLC and the Mall, the level of the net operating income which has been and is expected to be generated by the Property Level LLC and the structure and ownership of the Property Level LLC and (ii) if the findings of NACC and the Purchaser as a result of such due diligence are inconsistent with the representations and warranties set forth herein (with any modifications thereto that the Purchaser shall specify) or such other representations and warranties as the Purchaser may specify in writing, the Purchaser may decline to enter into such Supplement without recourse or liability of any nature whatsoever.

            (b) GRT and NACC each will fully comply in all respects with its obligations as set forth in Section 4 of the Commitment Letter, dated August 18, 1996, as amended by the letter dated the date hereof (the "Commitment Letter") between NACC and GRT, which obligations are incorporated herein by reference. All provisions of the Commitment Letter, to the extent related to debt financing and, to the extent not subject to this Agreement, equity financings, shall remain in full force and effect. The parties agree that damages will not constitute an adequate remedy for breach of their obligations under this Section 2.2(b) and that their obligations may be enforced strictly by injunction.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF GRT AND GPLP

            GRT and GPLP jointly and severally represent and warrant to the Purchaser that, except as set forth in the Disclosure Schedule:

            3.1. Corporate Organization

            (a) GRT has been duly organized and is validly existing as a Maryland real estate investment trust with transferable (subject to applicable securities laws requirements and requirements relating to qualification of GRT as a real estate investment trust under the Code) shares of beneficial interest and is in good standing with the SDAT. GPLP has been duly organized as a Delaware limited partnership and is in good standing under the laws of the state of Delaware. GPC is the sole general partner of GPLP and has been duly organized and is validly existing as a corporation under the laws of the state of Delaware.

            (b) To the knowledge of GRT and GPLP and subject to exceptions which in the aggregate would not have a Material Adverse Effect, each of Glimcher Holdings Limited Partnership ("GHLP"), Grand Central Limited Partnership ("GRCLP") Glimcher Centers Limited Partnership ("GCLP") and Morgantown Mall Associates Limited Partnership ("MMLP", and together with GPLP, GCLP, GHLP, GRCLP and any other partnership in which GRT directly or indirectly owns at least a 50% interest are referred to collectively herein as the "Partnership Subsidiaries") have been duly organized and are validly existing and in good standing under their respective jurisdictions of organization. To the knowledge of GRT and GPLP and subject to exceptions which in the aggregate would not have a Material Adverse Effect, each of Glimcher Properties Corporation ("GPC"), Glimcher Centers, Inc. ("GCI"), Grand Central, Inc. ("GRCI") and Glimcher Holdings, Inc. ("GHI", and together with GPC, GCI and GRCI and the subsidiaries listed in Schedule 3.1 are referred to collectively herein as the "Corporate Subsidiaries", and the Partnership Subsidiaries and the Corporate Subsidiaries are referred to herein collectively as the "subsidiaries") have been duly organized and are validly existing and in good standing under their respective jurisdictions of organization. To the knowledge of GRT and GPLP and subject to exceptions which in the aggregate would not have a Material Adverse Effect, GRT and each of the subsidiaries has, and at each Closing Date will have, full trust, corporate or partnership power and authority, as the case may be, to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as contemplated. GRT and each of the Corporate subsidiaries is duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to obtain such licenses or qualifications will not have a Material Adverse Effect. To the knowledge of GRT and GPLP and subject to exceptions which in the aggregate would not have a Material Adverse Effect, each of the Partnership Subsidiaries is, and at each Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign limited partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary. Except for the stock of the Corporate Subsidiaries and the partnership interests of the Partnership Subsidiaries, GRT does not own on the date hereof, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

            (c) Attached hereto as Exhibits C and D, respectively, are true and complete copies of the Amended and Restated Declaration of Trust of GRT and the Bylaws of GRT, in each case as amended through the date hereof (collectively, the "GRT Organizational Documents").

            3.2.  Capitalization

            (a) On the date hereof, the authorized beneficial interest of GRT consists of 100 million Common Shares and the Series A Preferred Shares. The issued and outstanding shares of Common Shares of GRT as of November 15, 1996 consisted of 21,888,931 shares of Common Shares. Each Unit of GPLP is convertible into Common Shares solely to the extent set forth in the GPLP Partnership Agreement.

            (b) All the outstanding shares of Common Shares of GRT have been duly authorized, validly issued and are fully paid and non-assessable. Upon issuance, sale and delivery as contemplated by this Agreement, the Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable shares of GRT, free of all preemptive or similar rights, and entitled to the rights therein described. Upon their issuance in accordance with the terms of the Preferred Shares, the shares of Common Shares issuable upon conversion of the Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable shares of Common Shares of GRT, free of all preemptive or similar rights.

            (c) Except for the conversion rights which attach to the warrants, options and convertible securities which are listed on Item 3.2 of the Disclosure Schedule and to the Preferred Shares, on the Initial Closing Date there will be no Common Shares or any other equity security of GRT issuable upon conversion or exchange of any security of GRT nor will there be any rights, options or warrants outstanding or other agreements to acquire shares of Common Shares nor will GRT be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares. No shareholder of GRT is entitled to any preemptive or similar rights to subscribe for Shares of GRT.

            (d) To the knowledge of GRT and GPLP and subject to exceptions that would not have a Material Adverse Effect, the partnership agreement of each Partnership Subsidiary has been duly authorized, executed and delivered by each partner thereto and is valid, legally binding and enforceable in accordance with its terms. To the knowledge of GRT and GPLP and subject to such exceptions that would not have a Material Adverse Effect, all of the partnership interests in each Partnership Subsidiary have been duly and validly authorized and issued and, except as set forth in Item 3.2 of the Disclosure Schedule, are on the Initial Closing Date owned directly or indirectly by GRT or GPLP free and clear of all liens, encumbrances, equities or claims.

            3.3.  Corporate Proceedings, etc.

            Each GRT Transaction Party has authorized the execution, delivery, and performance of the GRT Transaction Documents to which it is a party and each of the transactions and agreements contemplated hereby and thereby. No other corporate, trust or partnership action (including partner or shareholder approval) is necessary to authorize such execution, delivery and performance of the GRT Transaction Documents by such GRT Transaction Party, and upon such execution and delivery thereof, each of the GRT Transaction Documents shall constitute the valid and binding obligation of the GRT Transaction Parties party thereto, enforceable against such persons in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity. GRT has authorized the issuance and delivery of the Preferred Shares in accordance with this Agreement and, subject to the issuance of the Preferred Shares, GRT has reserved for issuance shares of Common Shares initially issuable upon conversion of the Preferred Shares.

            3.4.  Consents and Approvals

            The execution and delivery by GRT Transaction Parties of the GRT Transaction Documents, the performance by each GRT Transaction Party of its obligations hereunder and thereunder and the consummation by each GRT Transaction Party of the transactions contemplated hereby and thereby do not require any GRT Transaction Party to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority other than (i) those specified on Item 3.4 of the Disclosure Schedule, (ii) those that, if not obtained, would not result in a Material Adverse Effect and (iii) those which have been made or obtained.

            3.5.  Absence of Defaults, Conflicts, etc.

            The execution and delivery of the GRT Transaction Documents by the GRT Transaction Parties and the adoption by the Board of Trustees of GRT of the Articles Supplementary do not, and the fulfillment of the terms hereof and thereof by the GRT

Transaction Parties, the issuance of the Preferred Shares (and the Common Shares issuable upon conversion of the Preferred Shares) and the issuance of membership interests to NACC Parties will not, except to the extent such would not have a Material Adverse Effect, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, any material indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement of GRT or its subsidiaries (collectively the "Key Agreements and Instruments"), or the partnership agreement, declaration of trust, certificate or articles of incorporation or bylaws of any such Person, or any rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over GRT or any of its subsidiaries or over their respective properties or businesses. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default, except to the extent such would not have a Material Adverse Effect, under any such Key Agreements and Instruments or in any license, permit or authorization to which any GRT Transaction Party or any of their subsidiaries is a party or by which it may be bound.

            3.6.  Financial Statements

            The audited consolidated balance sheet of GRT and its subsidiaries as at December 31, 1995 and the unaudited consolidated balance sheet of GRT as at June 30, 1996 fairly present the financial position of GRT and its subsidiaries as at the dates thereof, and the related statements of income, retained earnings and changes in financial position for the fiscal periods ended on such dates fairly present the results of operations and changes in financial position of GRT and its subsidiaries for the respective periods indicated. All such financial statements including the schedules and notes thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied consistently throughout the periods involved, except, in the case of interim statements, for the absence of notes and adjustments for normal year-end accruals.

            3.7.  Absence of Certain Developments

            Since June 30, 1996, there has been no event, including (i) loss, destruction or damage to any material property of GRT or its subsidiaries, whether or not insured, (ii) acceleration or prepayment of any indebtedness for borrowed money of GRT or its subsidiaries, (iii) labor trouble involving GRT or its subsidiaries, (iv) except for the acquisition of The Mall at Johnson City and the acquisition of 22 shopping centers from Retail Properties Investors, Inc., acquisition or disposition of any assets (or any contract or arrangement therefor), (v) any other transaction by GRT otherwise than for fair value in the ordinary course of business, or (vi) or contingent liability, which as to such event (including those in items (i) through (vi) has had or, to the knowledge of GRT or GPLP, is reasonably likely to have a Material Adverse Effect.

            3.8.  Compliance with Law

            To the knowledge of GRT and GPLP and subject to exceptions which will not have a Material Adverse Effect, each GRT Transaction Party and their subsidiaries has, and on each Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated,
(ii) complied in all respects with all laws, regulations and orders applicable to it or its business and (iii) performed all its obligations required to be performed by it, and (iv) is not in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected. To the knowledge of GRT and GPLP and subject to exceptions which will not have a Material Adverse Effect, no other party under any contract or other agreement to which either it or any of its subsidiaries is a party is in default in any respect thereunder and neither any GRT Transaction Party nor any of its subsidiaries is in violation of any provision of its declaration of trust, articles or certificate of incorporation, by-laws or partnership agreement, as the case may be. Consummation of the transactions contemplated by the GRT Transaction Documents will not violate the Declaration or the GPLP Partnership Agreement. Neither the Property Level LLC being funded on the Closing Date nor the GRT LLC member therein is in default or in breach of any obligation under the Operating Agreement of such Property Level LLC.

            3.9.  Proceedings, etc.

            To the knowledge of GRT and GPLP and subject to exceptions that will not have a Material Adverse Effect, except as set forth in Item 3.9 of the Disclosure Schedule, there are no actions, suits or proceedings (other than those affecting the real estate investment trust industry generally) pending or threatened against or affecting GRT or any of its subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign.

            3.10.  Prior Transactions

            To the knowledge of GRT and GPLP and subject to exceptions which will not have a Material Adverse Effect, the creation of GRT and GPLP did not result in the violation of any provisions of any material agreement affecting the properties of GRT or its subsidiaries or any applicable law, administrative regulation or administrative, court or arbitral decree.

            3.11.  Tax Matters

            Except as set forth in Item 3.11 of the Disclosure Schedule, to the knowledge of GRT and GPLP and subject to exceptions which will not have a Material Adverse Effect, (a) there are no federal, state, county or local taxes due and payable by GRT which have not been paid or for which adequate accruals have been established in accordance with GAAP, (b) the provisions for taxes on the audited and unaudited balance sheets described in Section 3.6, or, if more recent, the audited or unaudited balance sheets supplied pursuant to Section 8.1, are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of GRT whether or not assessed or disputed as of the respective dates of such balance sheets, (c) GRT has duly filed all federal, state, county and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year and (d) GRT has not been subject to a federal or state tax audit of any kind.

            3.12.  Patents, Licenses, etc.

            To the knowledge of GRT and GPLP and subject to exceptions which will not have a Material Adverse Effect, GRT and GPLP have the right to use all trademarks and trade names which are necessary for the conduct of the business of the GRT Transaction Parties and their respective businesses.

            3.13.  Title to Tangible Assets

            To the knowledge of GRT and GPLP and subject to exceptions which will not have a Material Adverse Effect, each of the GRT Transaction Parties and their respective subsidiaries has good title to their respective properties and assets ("Current Properties") and good title to all their respective leasehold estates.

            3.14.  Condition of Properties

            To the knowledge of GRT and GPLP and subject to exceptions which will not have a Material Adverse Effect, no condition exists with respect to the facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by GRT and its subsidiaries which is required to be disclosed in the 1934 Act Filings which has not been disclosed therein.

            3.15.  Transactions with Related Parties

            Except as disclosed on Item 3.15 of the Disclosure Schedule, none of the GRT Transaction Parties or their subsidiaries are parties to any agreement with any of its trustees, directors, officers or shareholders or any Affiliate of any of the foregoing which are required to be disclosed in the 1934 Act Filings which have not been disclosed.

            3.16.  Environmental Compliance

            (a) To the knowledge of GRT and GPLP and subject to exceptions which in the aggregate would not have a Material Adverse Effect, each of GRT and the subsidiaries to the knowledge of GRT and GPLP has complied in all respects and is in compliance in all respects with all Environmental Statutes (as is hereinafter defined) in connection with the conduct of the business of GRT and the subsidiaries.

            (b) Except as set forth in Item 3.16 to the Disclosure Schedule, to the knowledge of GRT and GPLP and subject to exceptions which would not have a Material Adverse Effect, each of GRT and the subsidiaries has not used, and does not intend to use, the properties or assets described in the 1934 Act Filings nor any other real property owned or occupied by any such party for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials (as hereinafter defined), except for materials utilized in the ordinary course of business of the Current Properties, provided such use would not, in the ordinary course of business, give rise to liability under any Environmental Statute.

            (c) Except as set forth in Item 3.16 to the Disclosure Schedule, neither GRT nor any of the subsidiaries knows of any seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on or adjacent to the properties described in the Prospectus or any other real property owned or occupied by any GRT Transaction Party or any of its subsidiaries, or onto lands from which Hazardous Materials might seep, flow or drain into such waters, except such as would not, individually or in the aggregate, have a Material Adverse Effect.

            (d) Except as disclosed in Item 3.16 to the Disclosure Schedule, neither any GRT Transaction Party nor any of the subsidiaries has, to their knowledge, received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any properties or assets owned or occupied by any such party or arising out of the conduct of any such party, including without limitation pursuant to any Environmental Statute, except such as would not individually or in the aggregate, have a Material Adverse Effect. Disclosure of any matter in
Item 3.16 to the Disclosure Schedule shall not constitute any admission that such matter was material or a violation of law.

            (e) Except as disclosed in Item 3.16 to the Disclosure Schedule, neither the Current Properties nor any other land owned by any GRT Transaction Party or any of its subsidiaries is included or, to the knowledge of GRT or GPLP, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "Problem" sites issued by the EPA as a potential CERCLA site or included or, to the best of GRT's knowledge, proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined).

            (f) Except as set forth in Schedule 3.16, neither GRT nor any of the subsidiaries, to the knowledge of GRT or GPLP and subject to exceptions which would not have a Material Adverse Effect, have liability under any Environmental Statute (as hereinafter defined) with respect to the operations or properties of GRT and the subsidiaries.

            (g) As used herein, "Hazardous Material" shall include without limitation any flammable explosives, radioactive materials, hazardous wastes, hazardous constituents, petroleum byproducts, toxic substances, asbestos or hazardous materials or related materials as defined by any federal, state or local environmental law, ordinance, rule or regulation, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 59 9601 et seq. ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections
9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq., the Toxic Substances Control Act, 15

U.S.C. Sections 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq., the Clean Air Act, 42 U.S.C. SS 7402 et seq., the Clean water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251 et seq., the Safe Drinking Water Act, 42 U.S.C.
Sections 3OOf-300j-11, and the Occupational Safety and Health Act, 29
U.S.C. Sections 651 et seq., as any of the above statutes may be amended from time to time, and in the regulations adopted and publications promulgated pursuant to each of the foregoing (individually, an "Environmental Statute") or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets of GRT and its subsidiaries (a "Governmental Authority").

            3.17.  REIT Status

            GRT is organized and operates in a manner so as to qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Code, and has elected to be taxed as a REIT under the Code commencing with the taxable year ending December 31, 1993. GRT intends to continue to qualify as a REIT for the foreseeable future.

            3.18.  Registration Rights

            Except as provided by Section 7, GRT is not under any obligation to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act") other than pursuant to the terms of the Registration Rights Agreement (as defined in the GPLP Partnership Agreement).

            3.19.  Private Offering

            Neither GRT nor anyone acting on its behalf has sold or has offered any of the Preferred Shares for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Purchaser. Neither GRT nor anyone acting on its behalf shall offer the Preferred Shares for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of such Preferred Shares or shares of Common Shares issuable upon conversion of the Preferred Shares, or any part thereof, within the provisions of Section 5 of the Securities Act. Based upon the representations of the Purchaser set forth in
Section 4, the offer, issuance and sale of the Preferred Shares and the shares of Common Shares issuable upon conversion of the Preferred Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable securities laws of New York and Ohio.

            3.20.  Brokerage

            There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of GRT and GRT agrees to indemnify and hold the Purchaser harmless against any costs or damages incurred as a result of any such claim.

            3.21.  Material Facts

            The representations and warranties contained in this Agreement and the 1934 Act Filings (including the Disclosure Schedule) taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading. There is no fact which is known to GRT or GPLP which has not been disclosed herein or otherwise by GRT or GPLP to the Purchaser which would have a Material Adverse Effect.

            3.22.  Listing

            The Common Shares are listed on the New York Stock Exchange. Prior to the Initial Closing Date for any series of Preferred Shares, the Common Shares issuable upon conversion of the Preferred Shares of such series will be duly authorized for listing by the New York Stock Exchange upon official notice of issuance.

            3.23. Proceedings Based Upon Representations in GPLP Partnership Agreement

            No proceeding has been commenced by GPLP against any person alleging breach of the representations and warranties of the limited partners contained in Section 14 of GPLP Partnership Agreement.

            3.24.  Investment Company

            GRT is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            3.25.    Development Property Representations and Warranties

            The representations and warranties set forth in Article II of
Exhibit I hereto with respect to the Property Level LLC and Mall being funded indirectly with the proceeds from the sale of the Preferred Shares are true and correct except as disclosed in the Disclosure Schedule.

SECTION 4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            The Purchaser represents and warrants to GRT as follows:

            (a) It is acquiring the Preferred Shares (and will acquire the Common Shares issuable upon conversion of the Preferred Shares) for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Preferred Shares (or the Common Shares acquired upon conversion of the Preferred Shares), but without prejudice to the Purchaser's right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Purchaser understands that the offer and sale of the Preferred Shares are intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof, and that the Preferred Shares (and any Common Shares issued in conversion thereof) will be "restricted securities" as defined in Rule 144 under the Securities Act.

            (b) There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Purchaser and the Purchaser agrees to indemnify and hold GRT harmless against any costs or damages incurred as a result of any such claim.

            (c) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in GRT as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. It has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of GRT concerning the terms and conditions of this Agreement and the purchase of the Preferred Shares contemplated hereby.

            (d) The Purchaser is duly organized, validly existing and in good standing as a business trust under the laws of the State of Delaware and has full trust power to execute and deliver the NACC Transaction Documents to which it is a party and to perform its obligations thereunder. The Purchaser has duly authorized the execution, delivery and performance of the NACC Transaction Documents to which it is a party and such NACC Transaction Documents constitute the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity. The Purchaser does not know of any pending or threatened proceedings against NACC, the Purchaser or any NACC Member relating to the transactions contemplated by this Agreement.

SECTION 5.  ADDITIONAL COVENANTS OF THE PARTIES

            5.1.  Resale of Securities

            (a) The Purchaser covenants that it will not sell or otherwise transfer the Preferred Shares (or any shares of Common Shares acquired upon conversion of the Preferred Shares) except pursuant to an effective registration under the Securities Act or in a transaction which, in the opinion of counsel (who may be inside counsel of a holder of the Preferred Shares or such Common Shares) reasonably satisfactory to GRT, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.

            (b) The certificates evidencing the Preferred Shares and shares of Common Shares issuable upon conversion of the Preferred Shares will bear the following legend reflecting the foregoing restrictions on the transfer of such securities:

            "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel (who may be inside counsel of the holder of these securities) reasonably satisfactory to GRT, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder."

            5.2.  Change in Circumstances

            GRT and GPLP will promptly advise the Purchaser of any action or event of which it becomes aware which has the effect of making incorrect any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance

            5.3.  Further Assurances

            Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closings as promptly as practicable.

            5.4.  Tax Allocations and Allocation of Tax Capital Accounts

            GRT and the Purchaser will report for federal, state and local income tax purposes, the allocation of the Purchase Price in the manner set forth in Section 2.1. The parties hereto acknowledge and agree as to the allocation of tax capital accounts set forth in Section 8.4(f)(i) of the Kansas LLC Operating Agreement and similar provisions of the Operating Agreement for each Property Level LLC.

SECTION 6. CLOSING CONDITIONS

            6.1. Conditions to Each Closing . The obligation of GRT to issue and sell Preferred Shares to be sold on each Closing Date shall be subject to the provisions of Section 2.2 and the conditions set forth below:

            (a)  Representations and Warranties

            The representations and warranties of the Purchaser contained in this Agreement shall be true on and as of each Closing Date as though such warranties and representations were made at and as of such date, except to the extent they expressly relate to an earlier date or are otherwise affected by the transactions contemplated hereby.

            (b)  Compliance with Agreement

            The Purchaser shall have performed and complied with all agreements, covenants and conditions contained in this Agreement.

            (c)  Approval of Proceedings

            All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to GRT and its special counsel, Bricker & Eckler.

            (d)  Injunction

            There shall be no pending or threatened injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

            (e)  GRT Transaction Documents

            All Transaction Documents to which a NACC Transaction Party is a party shall have been duly executed and delivered by such NACC Transaction Party and be in full force and effect.

            (f)  Certification in Respect of Waiver of Ownership Limit

            GRT shall have received a certificate from NACC in the form attached as an exhibit to the form of Waiver of Ownership Limit.

            The obligation of the Purchaser to purchase and pay for Preferred Shares purchased on each Closing Date shall be subject to the performance by each GRT Transaction Party of its agreements theretofore to be performed hereunder and the other GRT Transaction Documents and to the satisfaction, prior thereto or concurrently therewith, of the conditions set forth below and elsewhere in this Section 6:

            (a)  Representations and Warranties

            The representations and warranties of GRT and GPLP contained in this Agreement shall be true on and as of each Closing Date as though such warranties and representations were made at and as of such date, except to the extent they expressly relate to an earlier date or are otherwise affected by the transactions contemplated hereby.

            (b)  Compliance with Agreement

            Each GRT Transaction Party shall have performed and complied with all agreements, covenants and conditions contained in this Agreement (including the making of capital contributions and issuance of membership interests referred to in the Recitals) and the Operating Agreement of the Property Level LLC to be funded on the Closing Date which are required to be performed or complied with by such Person prior to or on each Closing Date.

            (c)  Officers' Certificate

            The Purchaser shall have received a certificate, dated such Closing Date, signed by each of the Chief Executive Officer, General Counsel and the Chief Financial Officer of GRT, certifying that the conditions specified in this
Section 6.1 (other than 6.1(d)) have been fulfilled and a certificate from the persons other than Mr. Campbell set forth in clause
(a) of the definition of "knowledge" that they have read the GRT Transaction Documents.

            (d)  Approval of Proceedings

            All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to the Purchaser and NACC and their special counsel, Willkie Farr & Gallagher; and the Purchaser shall have received copies of all documents or other evidence which they and Willkie Farr & Gallagher may request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance satisfactory to the Purchaser and Willkie Farr & Gallagher.

            (e)  Injunction

            There shall be no pending or threatened injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

            (f)  Adverse Development

            There shall have been no developments in the business of GRT, GPLP or the Property Level LLC which will receive the proceeds from the sale of the Preferred Shares on such Closing Date which in the opinion of the Purchaser would have a Material Adverse Effect.

            (g)  GRT Transaction Documents

            All GRT Transaction Documents (including the Articles Supplementary and Pledge Agreement pledging the related Preferred Interests) shall have been duly executed and delivered by the parties and be in full force and effect.

            (h)  Termination

            The purchase of the initial shares of the Series A Preferred Shares hereunder shall have occurred on or before the date hereof and the Closing Date with respect to the purchase and sale of any subsequent shares of Series A Preferred Shares shall have occurred on or before the first anniversary of such Closing Date. The Closing Date shall not, with respect to the purchase and sale of the initial shares of any other series of Preferred Shares occur after the tenth anniversary of the date hereof, unless otherwise agreed in writing by the Purchaser (and the purchase of the remaining shares of such series shall not be after the date set forth in the applicable Supplement entered into with respect to such series).

            (i)  Maximum Number of Closings Per Calendar Month

            The Closing Date shall occur on the first Business Day of a calendar month, except the Closing Date with respect to the Series A Preferred Shares shall occur on the date hereof.

            (j)  Minimum Purchase

            The number of Preferred Shares of any series to be purchased on the Closing Date shall be at least 1,000.

            (k)  Maximum Purchase

            The total number of shares of the series of Preferred Shares (other than the Series A Preferred Shares) shall not exceed the amount set forth in the applicable Supplement.

            (l)  Continued Effect of Waiver of Ownership Limit

            The Waiver of Ownership Limit shall remain in full force and effect with the effect that the ownership of all Preferred Shares then outstanding (after giving effect to the issuance of Preferred Shares on such Closing Date) and of all Common Shares issuable upon conversion of the Preferred Shares shall comply with the provisions of the Declaration, and none of such Preferred Shares or Common Shares shall constitute "Excess Shares" as defined in the Declaration.

            (m) Inapplicability of Poison Pills, Control Share Acquisition Statutes, etc.

            There shall be no restrictions under applicable corporate or trust law applicable to holders of Common Shares or under the Declaration or By-Laws of GRT (including so-called "poison pills", "control share acquisition statutes" and similar provisions, agreements or statutes) which adversely affect the ability of the Purchaser to vote and dispose of Common Shares acquired upon conversion of the Preferred Shares other than any restrictions (i) in effect on the applicable Closing Date, (ii) pursuant to applicable securities laws, or
(iii) which are inapplicable to the Preferred Shares sold and to be sold under this Agreement and Common Shares to be acquired upon conversion thereof.

            (n) The Purchaser shall have received evidence that the Registration Rights Agreement dated as of January 26, 1994 among GRT, David Glimcher, Herbert Glimcher and certain other persons party thereto shall have been amended in a manner to make Section 2 thereof consistent with the provisions of the Articles Supplementary of the Preferred Shares being purchased on such Closing Date.

            (o) The Purchaser shall have received evidence that the First Amended and Restated Loan Agreement dated as of June 30, 1995 by and among The Huntington National Bank, KeyBank National Association, GPLP and GRT (as Guarantor) shall have been amended to permit the sale of the Preferred Shares being purchased on such Closing Date and the transactions contemplated by the GRT Transaction Documents relating thereto.

            6.2. Conditions to Closing of each Purchase of Series A Preferred Shares

            The obligation of the Purchaser to purchase and pay for the Series A Preferred Shares thereof shall be subject to the satisfaction, prior thereto or concurrently therewith, of the conditions set forth below and elsewhere in this
Section 6:

            (a) The Purchaser shall have received an opinion from counsel to the GRT Transaction Parties substantially in the form attached hereto as Exhibit E.

            (b) The Operating Agreement of Kansas LLC shall be substantially in the form attached hereto as Exhibit F.

            (c) The Operating Agreement of GRT Kansas LLC shall be substantially in the form attached hereto as Exhibit G.

            (d) Simultaneously with the purchase of the Series A Preferred Shares, the capital contributions required pursuant to the terms of the GPLP Partnership Agreement, the Kansas LLC and the GRT Kansas LLC shall have been made.

            (e) With respect to the initial purchase of Series A Preferred Shares, NACC/Kansas Business Trust shall have been issued its 45% membership interest in Kansas LLC and, with respect to each purchase of Series A Preferred Shares, the Purchaser shall have received the certificates evidencing the Series A Preferred Shares being purchased on such Closing Date contemplated by Section 2.

            (f) With respect to the initial purchase of Series A Preferred Shares, the provisions of Article III of Exhibit I hereto shall have been satisfied and with respect to each other purchase of Series A Preferred Shares, the provisions of Articles III and IV of Exhibit I hereto shall have been satisfied.

            (g) With respect to the initial purchase of Series A Preferred Shares, the ownership interests of the Property Level LLC shall be as set forth in the Recitals hereto.

            (h) With respect to the initial purchase of Series A Preferred Shares, the Third Party Members of the GRT LLC shall be acceptable to the Purchaser in its sole discretion.

            6.3. Conditions to Closing of Initial Purchase of Other Preferred Shares . The obligation of the Purchaser to purchase and pay for Preferred Shares (other than Series A Preferred Shares) in connection with its initial purchase thereof shall be subject to the satisfaction, prior thereto or concurrently therewith, of the conditions set forth below and elsewhere in this
Section 6:

            (a) The Purchaser shall have received an opinion from counsel to the GRT Transaction Parties substantially in the form attached hereto as Exhibit E.

            (b) The Operating Agreement of the related Property Level LLC shall be substantially in the form attached hereto as Exhibit F.

            (c) The Operating Agreement of the related GRT LLC shall be substantially in the form attached hereto as Exhibit G.

            (d) Simultaneously with the purchase of the Preferred Shares to be issued on such Closing Date, the capital contributions required pursuant to the terms of the GPLP Partnership Agreement, the Property Level LLC Agreement and the GRT LLC Agreement shall have been made.

            (e) The NACC Member shall have been issued its Required NACC Membership Interest in the Property Level LLC and the Purchaser shall have received the certificates evidencing the Preferred Shares being purchased on such Closing Date contemplated by Section 2.

            (f) The provisions of Article III of Exhibit I hereto shall have been satisfied.

            (g) The ownership interests of the Property Level LLC shall be as set forth in the Recitals hereto.

            (h) The Third Party Members of the GRT LLC shall be acceptable to the Purchaser in its sole discretion.

            (i) A Supplement with respect to such series of Preferred Shares shall have been executed and delivered by all parties thereto.

            (j) A Pledge Agreement with respect to the series of Preferred Interests relating to such series of Preferred Shares shall have been executed and delivered by all parties.

            6.4. Conditions to Closing of Subsequent Purchases of Preferred Shares . The obligation of the Purchaser to purchase and pay for the Preferred Shares of any series in connection with its purchase thereof after the initial purchase thereof shall be subject to the satisfaction, prior thereto or concurrently therewith, of the conditions set forth below and elsewhere in this
Section 6:

            (a) The conditions set forth, if any, in the applicable Supplement shall have been satisfied.

            (b) The provisions of Article IV of Exhibit I hereto shall have been satisfied.

SECTION 7.  REGISTRATION RIGHTS

            7.1.  Definitions

            As used in this Section 7:

            (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act

(and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement.

            (b) The term "Registrable Securities" means (i) shares of Common Shares issuable on conversion of the Preferred Shares or Pari Passu Shares (as such term is defined in the Articles Supplementary), (ii) any additional shares of Common Shares acquired by the Purchaser under this Agreement directly or as a result of conversion of any additional preferred shares of beneficial interest acquired pursuant to Section 2.2 hereof and (iii) any capital shares of GRT issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Shares referred to in clause (i) or
(ii).

            (c) The term "Holder" shall mean any holder of Registrable
Securities.

            (d) The term "Initiating Holder" shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding Registrable Securities.

            (e) The term "Registration Expenses" shall mean all expenses incurred by any GRT Transaction Party in compliance with Sections 7.2 and 7.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for each GRT Transaction Party, fees and expenses of one counsel for all the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of any GRT Transaction Party, which shall be paid in any event by the applicable GRT Transaction Party).

            (f) The term "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders.

            7.2.  Requested Registration

            (a) Request for Registration . If GRT shall receive from an Initiating Holder a written request that GRT effect any registration with respect to all or a part of the Registrable Securities, GRT will:

            (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders of Registrable Securities; and

            (ii) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by GRT within 10 business days after written notice from GRT is given under Section 7.2(a)(i) above; provided that GRT shall not be obligated to effect, or take any action to effect, any such registration pursuant to this
Section 7.2:

                         In any particular jurisdiction in which GRT would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless GRT is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                         After GRT has effected four (4) (including any effective registration pursuant to Section 7.4 as a registration under this Section 7.2) such registrations pursuant to this Section 7.2 and such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed; or

                         If the Registrable Securities requested by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $10,000,000 (or, if less, all remaining Registrable Securities).

                         If a Holder has exercised a registration right under this Section 7.2 within the prior twelve months and a registration statement has become effective (or is pending and subsequently becomes effective) registering the resale of all Registrable Securities requested by the Holders to be registered pursuant to such request.

            The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 7.2(b) below, include other securities of GRT or which are held by Persons who, by virtue of agreements with GRT, are entitled to include their securities in any such registration.

            The registration rights set forth in this Section 7 shall be assignable, in whole or in part, to any transferee of Common Shares or Preferred Shares (who shall be bound by all obligations of this Section 7); provided, however, that so long as the Purchaser or any affiliate of NACC shall be a Holder of Preferred Shares, the instructions of NACC shall take priority over the instructions of any other Holder.

            (b) Underwriting . If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise GRT as a part of their request made pursuant to Section 7.2.

            If holders of securities of GRT other than Registrable Securities who are entitled, by contract with GRT or otherwise, to have securities included in such a registration (the "Other Shareholders") request such inclusion, the Holders shall offer to include the securities of such Other Shareholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 7. The Holders whose shares are to be included in such registration and GRT shall (together with all Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to GRT. Notwithstanding any other provision of this Section 7.2, if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of GRT held by Other Shareholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any of the Holders or any Other Shareholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to GRT, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, GRT may include its securities for its own account in such registration if the representative so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

            (c) Postponement. If at the time of any request to register Registrable Securities pursuant to this Section 7.2, GRT is engaged in or in good faith plans to engage in any merger, acquisition or capital transaction (in each case in excess of $100 million), which GRT's Board of Trustees determines in its reasonable judgment would be adversely affected by the filing of any registration statement otherwise required to be prepared or filed hereunder, GRT shall be entitled to postpone for a reasonable period of time (not to exceed 90 days from the date of the request and not more than 90 days during any 2 year period) the filing of such registration statement, and shall promptly give written notice to the Holders of such determination, the reasons therefor and an approximation of the anticipated delay (all of which shall be subject to the confidentiality provisions of this Agreement).

            7.3.  GRT Registration

            (a) Inclusion in Registration . If GRT shall determine to register any of its equity securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a SEC Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, GRT will:

             (i) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which GRT intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

             (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable

Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from GRT described in clause (i) above, except as set forth in Section 7.3(b) below. Such written request may specify all or a part of the Holders' Registrable Securities.

            (b) Underwriting . If the registration of which GRT gives notice is for a registered public offering involving an underwriting, GRT shall so advise each of the Holders as a part of the written notice given pursuant to Section 7.3(a)(i). In such event, the right of each of the Holders to registration pursuant to this Section 7.3 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with GRT and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by GRT. Any Holder desiring to participate in an underwritten registration shall also complete and execute all questionnaires, powers of attorney and such other documents reasonably required under the terms of such underwriting arrangements. Notwithstanding any other provision of this Section 7.3, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less $50,000,000 (and 50% of the net proceeds received by GRT from the sale of any securities for its account shall be applied to redeem Preferred Shares); provided, however, that, in the event GRT shall have given to other holders of GRT Common Shares the right to register such Common Shares for resale in connection with any registration under this
Section 7.3, the number of Registrable Securities to be included in the registration shall be equal to that percentage of such Registrable Securities equal to the quotient (expressed as a percentage) of the number of Registrable Securities requested to be included divided by the sum of such number and the number of Common Shares of such other persons other than persons exercising "demand registration rights" (i.e., registration rights such as those set forth in Section 7.2, as contrasted with Section 7.3) requested to be included. For clarity, the foregoing provisions of this Section 7.3(b) shall not entitle the Holders of Registrable Securities to cause a reduction of the number of securities of other holders exercising such "demand registration rights"; provided, however that nothing in this Section 7.3 shall alter or diminish the rights in any manner whatsoever of the Holders of Registrable Securities to demand registration of Registrable Securities under the circumstances and to the extent set forth in Section 7.2. GRT shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of GRT held by Other Shareholders of GRT (other than Registrable Securities and other than securities held by holders who by contractual right demanded such registration ("Demanding Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any Other Shareholder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to GRT and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            (c) Withdrawal . If, at any time after giving notice of its intention to register any securities pursuant to this Section 7.3 and prior to the effective date of the registration statement filed in connection therewith, GRT shall determine for any reason not to register or to delay registration of such securities, GRT shall give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities, in all cases subject to the rights of Holders under Sections 7.2 and
7.4 to require registration of Registrable Securities.

            7.4.  Form S-3

            Holders of Registrable Securities shall have the right to request up to four (4) (which shall be deemed used by any effective registration effected pursuant to Section 7.2) registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such holders), subject only to the following:

             (i) GRT shall not be required to effect a registration pursuant to this Section 7.4 unless the Holder or Holders of Registrable Securities requesting registration propose to dispose of shares of Registrable Securities having an aggregate price to the public (before deduction of underwriting discounts and expenses of sale) of more than $5,000,000 (or, if less, all remaining Registrable Securities).

             (ii) GRT shall not be required to effect a registration pursuant to this Section 7.4 within 180 days of the effective date of the most recent registration pursuant to this Section 7 in which securities held by the requesting Holder could have been included for sale or distribution.

             (iii) GRT shall not be obligated to effect any registration pursuant to this Section 7.4 in any particular jurisdiction in which GRT would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless GRT is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

             (iv) GRT shall give written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section
7.4 and shall provide a reasonable opportunity for other Holders of Registrable Securities to participate in the registration, provided that if the registration is for an underwritten offering, the terms of Section 7.2(b) shall apply to all participants in such offering. Subject to the foregoing, GRT will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

            7.5.  Expenses of Registration

            All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 7 shall be borne by GRT, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that GRT shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by any of the Holders, as applicable, the registration statement does not become effective, in which case each of the Holders (jointly and severally as among the Holders) and Other Shareholders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request, and provided, further, that such registration shall not be counted as a registration pursuant to
Section 7.2(a)(ii)(B) or 7.4.

            7.6.  Registration Procedures

            In the case of each registration effected by GRT pursuant to this
Section 7, GRT will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, GRT will:

             (i) keep such registration effective for a period of one hundred twenty (120) days or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by
Section 10(a) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement;

             (ii) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request;

             (iii) notify each Holder of Registrable Securities covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

             (iv) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing GRT for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of GRT, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards participating in such registration; and

             (v) cause appropriate senior officers of GRT to participate in a "road show" or other marketing presentations in connection with the offer and sale of the Registrable Securities.

            7.7.  Indemnification

            (a) With respect to each registration which has been effected pursuant to this Section 7, GRT and GPLP jointly and severally indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein such a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by GRT of the Securities Act or any rule or regulation thereunder applicable to GRT and relating to action or inaction required of GRT in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that GRT will not be liable to any Holder in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to GRT by such Holder or underwriter and stated to be specifically for use therein.

            (b) Each of the Holders will severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify GRT, each of its directors and officers and each underwriter, if any, of GRT's securities covered by such a registration statement, each person who controls GRT or such underwriter, each Other Shareholder and each of their officers, directors, and partners, and each person controlling such Other Shareholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse GRT and such Other Shareholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to GRT by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

            (c) Each party entitled to indemnification under this Section 7.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations otherwise than under this Section 7 unless the Indemnifying Party is materially prejudiced thereby in which case the indemnification shall be reduced by the amount of damages proven by the Indemnifying Party to have been sustained as a result of such failure. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each affected Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Neither GRT nor GPLP shall be liable for any settlement of any action effected without its written consent but if settled with the written consent of GRT or GPLP, GRT and GPLP jointly and severally agree to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing, each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

            (d) If the indemnification provided for in this Section 7.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

            (f) The foregoing indemnity agreement of GRT, GPLP and the Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

            (g) The provisions of this Section 7.7 apply only in connection with registrations under this Section 7.7.

            7.8.  Information by the Holders; Holdback Agreement

            (a) Each of the Holders holding securities included in any registration shall furnish to GRT such information regarding such Holder and the distribution proposed by such Holder as GRT may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 7.

            (b) Each such Holder shall also (i) enter into an agreement not to effect any sale or distribution of any Registrable Securities, including any sale pursuant to Rule 144, during the 14 days prior to and the 90-day period beginning on the effective date of a registration statement, if and to the extent requested by GRT in the case of a non-underwritten offering, or if and to the extent requested by the underwriter in the case of any underwritten offering, and (ii) covenant to comply with all provisions of the Securities Act and regulations thereunder in connection with the provision of information relating to the Holder (or the Holder's plan of distribution with respect to Registrable Securities owned by it and the subject of a registration statement) to GRT in connection with any registration, offer and sale of the Registrable Securities pursuant to such registration statement.

            7.9.  Rule 144 Reporting

            With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, GRT agrees to use reasonable efforts to:

             (i) make and keep public information available as those terms are understood and defined in Rule 144, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by GRT for an offering of its securities to the general public;

             (ii) file with the SEC in a timely manner all reports and other documents required of GRT under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

             (iii) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by GRT as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by GRT for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of GRT, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

            7.10.  Termination.

            The registration rights set forth in this Section 7 shall not be available to any Holder if, in the opinion of counsel to GRT, the Registrable Securities owned by such Holder which are the subject of a request to register could be sold in a public offering without regard to volume or manner of sale restrictions under Rule 144.

SECTION 8.  COVENANTS

            8.1.  Financial and Business Information

            From and after the date hereof, GRT shall deliver to the Purchaser and each holder of Preferred Shares so long as such Person owns any Preferred Shares or Common Shares:

            (a) Quarterly Statements - as soon as practicable, and in any event within 50 days after the close of each of the first three fiscal quarters of each fiscal year of GRT, a consolidated balance sheet, statement of income and statement of cash flows of GRT (including any consolidated subsidiaries) as at the close of such quarter and covering operations for such quarter, as the case may be, and the portion of GRT's fiscal year ending on the last day of such quarter, all in reasonable detail and prepared in accordance with GAAP (except for the absence of notes and subject to audit and year-end adjustments), setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year

            (b) Annual Statements - as soon as practicable after the end of each fiscal year of GRT, and in any event within 95 days thereafter, duplicate copies of:

             (i) consolidated balance sheets of GRT (including any consolidated subsidiaries) at the end of such year; and

             (ii) consolidated statements of income, Shareholders' equity and cash flows of GRT (including any consolidated subsidiaries) for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by GRT, which opinion shall state that such financial statements fairly present the financial position of GRT (including any consolidated subsidiaries) on a consolidated basis and have been prepared in accordance with GAAP (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

            (c) Audit Reports - promptly upon receipt thereof, one copy of each other financial report and internal control letter submitted to GRT by independent accountants in connection with any annual, interim or special audit made by them of the books of GRT.

            (d) Other Reports - promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by GRT to Shareholders generally, of each financial statement, report, notice or proxy statement sent by GRT or any of its subsidiaries to the SEC or any successor agency, if applicable, of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by GRT or any subsidiary with, or received by such Person in connection therewith from, any domestic or foreign securities exchange, the SEC or any successor agency or any foreign regulatory authority performing functions similar to the SEC, of any press release issued by GRT or any subsidiary, and of any material of any nature whatsoever prepared by the SEC or any successor agency thereto or any state blue sky or securities law commission which relates to or affects in any way GRT or any subsidiary.

            (e) Tax Returns - promptly after any request by the Purchaser therefor, copies of all filed federal and state income tax returns of GRT.

            (f) Requested Information - with reasonable promptness, GRT shall furnish each of the Purchaser with such other data and information as from time to time may be reasonably requested. The Purchaser understands that certain information provided under this Section 8.1 may constitute material nonpublic information and that it is aware of its responsibilities under state and federal securities laws in respect thereof.

            8.2.  Inspection

            As long as a holder of Preferred Shares holds beneficially (within the meaning of Rule 13d-3 under the Exchange Act but including all Common Shares issuable upon conversion of Preferred Shares regardless of the date upon which such conversion is permitted) at least five percent (5%) of the outstanding Common Shares, GRT shall permit, and cause to be permitted, such holder, its nominee, assignee, and its representative to visit and inspect any of the properties of each GRT Transaction Party and their subsidiaries, to examine all its books of account, records, reports and other papers not required by law or contract (entered into without any intent to avoid the provisions of this Section 8.2) of GRT Transaction Parties and their subsidiaries to be confidential or secret, to make copies and extracts therefrom, and to discuss their affairs, finances and accounts with their officers, directors, key employees and independent public accountants or any of them (and by this provision each GRT Transaction Party authorizes said accountants to discuss with the Purchaser, its nominees, assignees and representatives the finances and affairs of GRT and any subsidiaries), all at such reasonable times and as often as may be reasonably requested.

            8.3.  Confidentiality

            As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof, including without limitation information furnished pursuant to Sections 8.1 and 8.2 hereof) as constitutes or contains confidential business, financial or other information of GRT Transaction Party or any subsidiary (such information whether, or not so designated in writing as such, "Confidential Information"), each of the holder of Preferred Shares covenants for itself and its directors, officers and partners (but not as to any other holder or its directors, officers or partners) that it will use due care to prevent its officers, directors, partners, advisers (including experts retained to undertake due diligence investigations and investigations and analysis of information contained in the Disclosure Schedule and each Supplement), employees, counsel, accountants and other representatives from disclosing such information to Persons other than their respective authorized employees, counsel, accountants, shareholders, partners, limited partners and other authorized representatives; provided, however, that each holder may disclose or deliver any Confidential Information disclosed to or received by it should such holder believe in good faith such disclosure or delivery is required by law, regulation or judicial or administrative order. In the event that the Purchaser is required (by interrogatories, subpoena or other process) to disclose any Confidential Information, the Purchaser shall provide GRT with prompt written notice of any such requirement so that GRT may seek an appropriate protective order or waive compliance with the provisions of this Section 8.3. If a protective order is not obtained timely and in the opinion of the Purchaser, the Purchaser is compelled to disclose the Confidential Information, the Purchaser may disclose such Confidential Information it has been advised it is compelled to disclose. For purposes of this Section 8.3, "due care" means at least the same level of care that such holder would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

            8.4.  Keeping of Books

            GRT will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of GRT in accordance with GAAP.

            8.5. Lost, etc. Certificates Evidencing Shares (or Shares of Common Shares); Exchange

            Upon receipt by GRT of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Shares (or shares of Common Shares) owned by a holder, and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to GRT of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, GRT will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of shares evidenced by such certificate which remain outstanding. The holder's agreement of indemnity shall constitute indemnity satisfactory to GRT for purposes of this Section 8.7. Upon surrender of any certificate representing any Shares (or shares of Common Shares) for exchange at the office of GRT, GRT at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Shares or shares of Common Shares, as the case may be, represented by the certificate so surrendered and registered as such holder may request. GRT will also pay the cost of all deliveries of certificates for such shares to the office of such holder (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided for in this
Section 8.7.

SECTION 9.  PREFERRED SHARE PURCHASE BY PROPERTY LEVEL LLC

            (a) If (i) pursuant to Section 8.2 or 12.5 of the Kansas LLC Operating Agreement or a similar provision of another Property Level LLC Operating Agreement, an event shall or will have occurred as a result of which the applicable Property Level LLC shall be required or authorized to make a distribution (the amount of such distribution being herein called the "Available Distribution Amount") to its members comprised in whole or part of Preferred Shares purchased under this Agreement (a "Mandatory Preferred Share Purchase Event"), or (ii) the interest of the NACC Member of a Property Level LLC is to be sold (an "Interest Sale Event") pursuant to Section 10.6 or Article 11 of the Kansas LLC Operating Agreement or similar provision of another Property Level LLC Operating Agreement GRT shall promptly (but in any event within 3 Business Days after the occurrence of the Mandatory Preferred Share Purchase Event or Interest Sale Event, as the case may be) give to each holder of Preferred Shares of the series the proceeds of which were used by GRT to acquire, directly or indirectly, an interest in such Property Level LLC (such series being herein called the "Applicable Preferred Shares" and each holder of such Applicable Preferred Shares being herein called the "Applicable Preferred Shareholder") written notice (a "Mandatory Purchase Notice") of the Mandatory Preferred Share Purchase Event or Interest Sale Event. Such Mandatory Purchase Notice shall (i) refer to this

Section 9, (ii) specify the Property Level LLC at which the Mandatory Preferred Share Purchase Event or Interest Sale Event, as the case may be, occurred (the "Applicable Property Level LLC"), (iii) describe the nature and other particulars thereof, (iv) specify a date (the "Mandatory Preferred Share Purchase Date"), which shall be a Business Day at least two (2) but not more than five (5) Business Days after the date of the Notice but which, in the case of an Interest Sale Event, be the same date as the notice, and (v) specify the number and purchase price of the Applicable Preferred Shares to be purchased from such holder on the Mandatory Preferred Share Purchase Date. On the Mandatory Preferred Share Purchase Date, the Applicable Property Level LLC shall purchase from the Applicable Preferred Shareholders, at a price per share equal to the then applicable redemption price of such Applicable Preferred Shares as set forth in the Articles Supplementary , plus accrued and unpaid dividends thereon, (i) in the case of a Mandatory Preferred Share Purchase Event, such number of Applicable Preferred Shares which may be purchased from the Available Amount and (ii) in case of an Interest Sale Event, all outstanding Applicable Preferred Shares. If the Available Amount is not sufficient to purchase all Applicable Preferred Shares the number of Applicable Preferred Shares to be purchased from each holder shall be such holder's pro rata share of the total number of Applicable Preferred Shares to be purchased. Nothing in this Section 9 shall obligate any Applicable Property Level LLC to purchase any Preferred Shares other than the Applicable Preferred Shares.

            The Mandatory Purchase Notice shall be delivered to the holders of Applicable Preferred Shares by facsimile transmission (to those holders which shall have specified a telephone number for such purpose) followed by overnight courier delivery to the address of such holders as specified pursuant to Section 10.1(a).

            (b) On the Mandatory Preferred Share Purchase Date the Applicable Property Level LLC shall purchase, and the holders of Applicable Preferred Shares shall sell, the Applicable Preferred Shares required to be sold under this Section 9. In the event the Available Distribution Amount shall not be sufficient to purchase all of the outstanding Applicable Preferred Shares on the Mandatory Preferred Share Purchase Date, the Purchaser or its designee shall specify to GRT and the Applicable Property Level LLC the designation of the holder or holders of Applicable Preferred Shares whose Applicable Preferred Shares (and the number thereof) shall be purchased out of the Available Amount. The purchase price payable to each holder shall be payable by wire transfer of immediately available funds to such account or accounts of the holder as such holder shall specify to GRT in writing against delivery of the certificates evidencing the Applicable Preferred Shares to be sold together with all necessary endorsements. Each holder represents and warrants that all Applicable Preferred Shares sold shall be free and clear of all liens. The Applicable Property Level LLC shall pay all transfer taxes payable in connection with each such sale and, in the event any holder shall sell less than all Applicable Preferred Shares owned by it, GRT shall take all necessary actions to issue to the holders in exchange for the certificates then held by such holder certificates evidencing Applicable Preferred Shares to be sold hereunder and Applicable Preferred Shares to be retained by such holders in time for the holders to make the delivery of certificates referred to above.

SECTION 10.  MISCELLANEOUS

            10.1.  Notices

            (a) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

            (i) if to the Purchaser or NACC, at 2 World Financial Center, Building B, New York, New York 10281-1198, marked for the attention of Stuart B. Silberberg, or at such other address as NACC or the Purchaser may have furnished GRT in writing, (with a copy to Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, marked for the attention of William E. Hiller, Esq.),

            (ii) if to GRT, at 20 South Third Street, Columbus, Ohio 43215, marked for attention of George A. Schmidt, Esq., or at such other address as it may have furnished GRT in writing, (with a copy to Bricker & Eckler, 100 South Third Street, Columbus, Ohio 43215-4291, marked for the attention of David K. Conrad, Esq.), or

            (iii) if to GPLP, at 20 South Third Street, Columbus, Ohio 43215, marked for the attention of George A. Schmidt, Esq., or at such other address as it may have furnished in writing to the Purchaser (with a copy to Bricker & Eckler, 100 South Third Street, Columbus, Ohio 43215-4291, marked for the attention of David K. Conrad, Esq.),

            (b) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

            10.2.  Expenses and Taxes

            (a) GRT and GPLP jointly and severally agree to pay (i) the reasonable costs and expenses (including the fees and expenses of counsel (but excluding internal counsel of NACC Transaction Parties), of the NACC Transaction Parties in connection with the negotiation, preparation, execution and delivery of any Supplement, amendment or waiver (whether or not such Supplement, amendment or waiver becomes effective) to any of the GRT Transaction Documents, and the reasonable costs and expenses of NACC and the Purchaser in connection with its due diligence (including the reasonable fees of all third parties relating to the due diligence review by third party consultants, feasibility reports, appraisals, environmental reports, architectural and engineering reviews) to determine whether to execute a Supplement with respect to any Mall, whether or not such Supplement is executed, and (ii) the costs and expenses (including the fees and expenses of counsel (excluding internal counsel of NACC Transaction Parties) of the NACC Transaction Parties in connection with the investigation of any breach by a GRT Transaction Party of any GRT Transaction Document (but only if a breach is determined to exist) and the enforcement of any such GRT Transaction Document and (iii) the reasonable fees and expenses of any other special or local counsel retained by any NACC Transaction Party, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the other GRT Transaction Documents and the other instruments and agreements entered into pursuant to this Agreement

            (b) GRT and GPLP jointly and severally agree to pay, and save and hold the Purchaser and each of its Affiliates (including officers, directors, partners, employees and agents and each other person, if any controlling NACC, the Purchaser or any of its Affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) (each a "Section 10 Indemnified Party") harmless against any and all losses, claims, damages, cost, expenses or liabilities (including interest and penalties) (including any of the same with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery or acquisition of the Preferred Shares or the shares of Common Shares issuable upon conversion of the Preferred Shares). ("Section 10 Losses") in connection with, arising out of or resulting from the transactions and matters referred to or contemplated by the GRT Transaction Documents, except to the extent that it is finally judicially determined that any such Section 10 Losses resulted primarily from the willful misconduct or bad faith of a Section 10 Indemnified Party. In the event that a
Section 10 Indemnified Party becomes involved in any action, proceeding or investigation in connection with any transaction or matter referred to in the GRT Transaction Documents, GPLP shall periodically reimburse such Section 10 Indemnified Party upon demand therefor in an amount equal to the reasonable legal and other expenses (including the costs of any investigation and preparation) incurred in connection therewith to the extent such legal or other expenses are the subject of indemnification hereunder. The obligations of GRT and GPLP hereunder shall exist whether or not the transactions contemplated hereby are consummated in whole or in part.

            10.3.  Reproduction of Documents

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by GRT, GPLP or the Purchaser on each Closing Date (except for certificates evidencing the Preferred Shares themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to or by the Purchaser, may be reproduced by the Purchaser, GPLP or GRT by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Purchaser, GRT and GPLP may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such person in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            10.4.  Termination and Survival

            Unless the Initial Closing has occurred prior thereto, this Agreement and, except as herein provided, all the rights of the parties hereto, shall terminate on December 31, 1996

(unless such date is extended by mutual written consent). Notwithstanding the foregoing, Sections 10.2 and 10.3 hereof shall survive the termination of this Agreement. All representations and warranties in this Agreement or in any certificate delivered under this Agreement, in each case to the extent made on any Closing Date, shall survive for a period of one year after such Closing Date; provided, however, that (i) such expiration date shall be one year after the date of discovery of any breach of any such representation or warranty by the Purchaser in the event such breach is a result of fraud, (ii) the expiration date of the representations and warranties contained in Section 3.16 shall be the expiration of indemnification under the Environmental Indemnity, and (iii) there shall be no expiration date with respect to Sections 3.17, 3.20 and the last two sentences of Section 3.2(b). All warranties, representations, and covenants made by the Purchaser, GRT or GPLP herein or in any certificate delivered by GRT or GPLP under this Agreement shall be considered to have been relied upon by the Purchaser and NACC, as the case may be, and shall survive all deliveries to the Purchaser of the Preferred Shares, or payment to GRT for such Preferred Shares, regardless of any investigation made by NACC or the Purchaser, as the case may be, or on NACC's or the Purchaser's behalf. The Purchaser expressly acknowledges and agrees that it is not relying on any representations, warranties or statements (either expressed or implied) except as expressly stated in this Agreement or in any certificate delivered by GRT or GPLP under this Agreement.

            10.5.  Successors and Assigns

            This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

            10.6.  Entire Agreement; Amendment and Waiver

            This Agreement and the agreements attached as Exhibits hereto constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of GRT, GPLP, NACC and the Purchaser.

            10.7.  Counterparts

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

            10.8.  Governing Law

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

            10.9.  Paragraph and Section Headings

            The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

            10.10.  Accounting Principles

            Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with U.S. generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

            10.11.  Directly or Indirectly

            Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

            10.12.  Home Office Payments

            Anything in the Preferred Shares to the contrary notwithstanding, so long as the Purchaser (or its nominee or nominees shall hold any of the Preferred Shares, GRT agrees that it will make or cause to be made all payments due in respect of the Preferred Shares (comprised of dividends, redemption price or liquidation, dissolution or termination payments and purchase price) to the Purchaser or nominee in the manner and at the address specified on Schedule
10.12 hereto or as otherwise set forth in writing from time to time by the Purchaser or such nominee. GRT agrees that the provisions of this Section 10.12 shall inure to the benefit of any other institutional holder of Preferred Shares.

            10.13.  Nonrecourse to Trustees

            This Agreement and all documents, agreements, understandings and arrangements relating to the transactions contemplated hereby have been or will be executed or entered on behalf of GRT by one or more officers or trustees of GRT in their capacities as officers or trustees, and not individually. Neither the trustees, officers or shareholders of GRT shall be bound or have any personal liability hereunder or thereunder. With respect to the obligations of GRT, the NACC, the Purchaser and each NACC Member shall look solely to the assets of GRT for satisfaction of any liability of GRT in respect hereof and in respect of all documents, agreements, understandings and arrangements relating hereto and will not seek recourse against any of the trustees, officers or shareholders of GRT or any of their personal assets for the performance or payment of any obligation of GRT hereunder or thereunder.

SECTION 11.  INTERPRETATION OF THIS AGREEMENT

            11.1.  Terms Defined

            As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

            Affiliate: means any Person or entity, directly or indirectly controlling, controlled by or under common control with such Person or entity.

            Aggregate Approved Budgeted Construction Cost: shall mean the aggregate budgeted cost of acquiring, designing, constructing and equipping a Mall as approved by the Purchaser and set forth in the Supplement delivered pursuant to Section 2.1.

            Applicable Preferred Shareholder: shall have the meaning specified in Section 9(a).

            Applicable Preferred Shares:  shall have the meaning specified in
Section 9(b).

            Applicable Property Level LLC: shall have the meaning specified in Section 9(a).

            Available Distribution Amount: shall have the meaning specified in Section 9(a).

            Business Day: shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are not required or authorized to close.

            California Mall: shall have the meaning set forth in the Recitals.

            CERCLA: shall have the meaning specified in Section 3.16.

            Closing Date: shall mean the Initial Closing Date or a Subsequent Closing Date.

            Closing Notice shall have the meaning set forth in Section 2.1.

            Closing:  shall mean the Initial Closing or a Subsequent Closing.

            Code:  shall mean the Internal Revenue Code of 1986, as amended.

            Commitment Letter:  shall have the meaning set forth in Section
2.2(b).

            Common Shares:  shall have the meaning set forth in Section 1.

            Current Properties: shall have the meaning specified in Section
3.14.

            Declaration: shall mean the Amended and Restated Declaration of Trust of GRT, as amended from time to time.

            Disclosure Schedule: shall mean the Disclosure Schedule delivered by GRT and GPLP to Purchaser on the date hereof in connection herewith, as the same may be supplemented with respect to any future Property LLC pursuant to any Supplement. No change to the Disclosure Schedule pursuant to a Supplement shall affect any rights of the Purchaser under this Agreement for any errors or omissions in this Agreement and the Disclosure Schedule in effect prior to the execution and delivery of the Supplement. Representations and warranties made with respect to an Applicable Property Level LLC or the Mall owned by it shall not be deemed made or repeated at the time of the issue and sale of Preferred Shares other than the Applicable Preferred Shares.

            Environmental Indemnity: shall mean the Environmental Indemnity, dated as of the date hereof, from GPLP to the NACC Transaction Parties, as the same may be modified, amended or supplemented from time to time.

            Environmental Statute: shall have the meaning specified in
Section 3.16.

            EPA:  shall have the meaning set forth in Section 3.16.

            Exchange Act: shall mean the Securities Exchange Act of 1934, as amended.

            Existing Malls: shall mean, collectively, the California Mall, the Kansas Mall and the New Jersey Mall.

            GAAP:  shall have the meaning set forth in Section 3.7.

            Glaziers:  shall have the meaning set forth in the Recitals.

            Governmental Authority: shall have the meaning specified in
Section 3.16.

            GPLP Partnership Agreement: shall mean the Limited Partnership Agreement of GPLP, dated November 30, 1994, as amended from time to time.

            GPLP: shall mean Glimcher Properties Limited Partnership, a Delaware limited partnership.

            GRT Transaction Documents: shall mean this Agreement, each Supplement, the Environmental Indemnity, each Ownership Limit Waiver, each Pledge Agreement, each GRT LLC Agreement, the Preferred Shares, and each Property Level LLC Operating Agreement.

            GRT Transaction Party: shall mean each of GRT, GPC, GPLP, each GRT LLC and each Property Level LLC.

            GRT: shall mean Glimcher Realty Trust, a Maryland real estate investment trust.

            Gross Proceeds:  shall have the meaning set forth in the Recitals.

            Hazardous Material:  shall have the meaning specified in Section
3.16.

            Holder:  shall have the meaning specified in Section 7.1(a).

            Initial Closing Date: shall have the meaning specified in Section 2.1(b).

            Initial Closing:  shall have the meaning specified in Section
2.1(b).

            Initiating Holder:  shall have the meaning specified in Section
7.1(a)

            Indemnified Party:  shall have the meaning specified in Section
7.7(c)

            Indemnifying Party: shall have the meaning specified in Section 7.7(c).

            Intellectual Property:  shall have the meaning set forth in
Section 3.15.

            Kansas LLC:  shall have the meaning specified in the Recitals.

            Kansas Mall: shall have the meaning specified in the Recitals.

            Key Agreements and Instruments: shall have the meaning specified in Section 3.5.

            knowledge: shall mean the knowledge of the following officers of GRT and its subsidiaries: (a) (i) with respect to Series A Preferred Shares, David
J. Glimcher, Terry A. Schreiner, and George A Schmidt, (ii) with respect to any subsquent series of Preferred Shares, the Chief Executive Officer of GRT, the Chief Financial Officer of GRT, and the General Counsel of GRT and (iii) solely with respect to the Series A Preferred Shares, Douglas Campbell, and (b) as to any particular series of Preferred Shares, any other person set forth in the applicable Supplement.

            Mall:  shall have the meaning specified in the Recitals.

            Mandatory Preferred Share Purchase Event: shall have the meaning specified in Section 9(a).

            Mandatory Preferred Share Purchase Date: shall have the meaning specified in Section 9(a).

            Mandatory Purchase Notice:  shall have the meaning specified in
Section 9(a).

            Material Adverse Effect: shall mean material adverse effect on the business, properties or financial condition (including the financial prospects) of either (i) GRT and its subsidiaries taken as a whole and (ii) with respect to representations and warranties made in Exhibit I, the Property Level LLC being funded at the time the determination is made.

            NACC Transaction Party: shall mean each of the Purchaser, NACC/Kansas Business Trust and each other NACC Member.

            NACC/Kansas Business Trust: shall mean NACC/Kansas Business Trust, a Delaware business trust.

            New Jersey Mall: shall have the meaning set forth in the Recitals.

            1934 Act Filings: shall mean, as of any date of determination, the most recently filed Form 10-K (initially the Form 10-K for the fiscal year ended December 31, 1995) under the Exchange Act and all filings under the Exchange Act subsequent to such filing, and shall also include the most recent registration statement which has become effective under the Securities Act, if any.

            Operating Agreement: shall mean, with respect to a Property Level LLC or GRT LLC, the Operating Agreement of such Property Level LLC or GRT LLC, respectively.

            Perlmutter: shall mean, collectively, (a) J. P. Olathe, Corp., (b) The PMBR Family Partnership, (c) Leland Rudofsky, as Trustee of The Albert Rudofsky Family Trust u/a dated September 27, 1977, (d) William J. Morrison, (e) Craig Morrison, as Custodian for Adam Morrison under the "Colorado Uniform Transfer to Minors Act", (f) Ian D. Gardenswartz, as Trustee of the Craig Morrison's Children's Trust u/a dated December 1, 1987, (g) the Morrison Family Partnership, (h) Craig Morrison, as Custodian for Jodi Morrison under the "Colorado Uniform Transfer to Minors Act", (i) Jordon Perlmutter, (j) Vicki Dansky, (k) Jonathan Perlmutter, (l) Sheldon Silverman, as Trustee of the Jordon Perlmutter Granchildren Trust u/a dated November 10, 1981, (m) Lord Associates G.P.-KC and (n) James Smith.

            Person: shall mean an individual, partnership, joint-Shares company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

            Pledge Agreement: shall mean a Collateral Assignment of Preferred Partnership Interests, substantially in the form of Exhibit K hereto, between GRT, as pledgor, and the Purchaser, as pledgee, as the same may be modified, amended or supplemented from time to time.

            Preferred Shares: shall mean the Series A Preferred Shares, and any other series of Convertible Preferred Shares of Beneficial Interest purchased under this Agreement.

            Property Level LLC: shall have the meaning specified in the Recitals.

            Purchase Price:  shall have the meaning specified in Section
2.1(a).

            Purchaser: shall mean Partnership Acquisition Trust II, a Delaware business trust.

            Register and registered:  shall have the meaning specified in
Section 7.1(a).

            Registrable Securities:  shall have the meaning specified in
Section 7.1(a).

            Registration Expenses: shall have the meaning specified in
Section 7.1.

            SEC:  shall mean the Securities and Exchange Commission.

            SDAT: shall mean the State Department of Assessments and Taxation of Maryland.

            Securities Act: shall mean the Securities Act of 1933, as amended.

            Selling Expenses: shall have the meaning specified in Section
7.1(a).

            Series A Preferred Shares:  shall have the meaning set forth in
Section 1.

            Subsequent Closing Date:  shall have the meaning set forth in
Section 2.1(b).

            Subsequent Closing: shall have the meaning set forth in Section 2.1(b).

            Subsequent Contribution: shall have the meaning set forth in the Recitals.

            subsidiary:  shall have the meaning specified in Section 3.1(b).

            Subsidiary: shall mean a corporation of which a Person owns, directly or indirectly, more than 50% of the Voting Shares and the term "subsidiaries" is defined in Section 3.1(a).

            Supplementary Articles: shall mean the Articles Supplementary of GRT in the form attached hereto as Exhibit B.

            Supplement:  shall have the meaning set forth in Section 2.1(b).

            Voting Shares: shall mean securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

            Waiver of Ownership Limitation: shall mean a waiver of the Board of Trustees on behalf of GRT of the ownership limitations set forth in Section 6.6 of the Declaration, which waiver shall be substantially in the form of Exhibit J.

            IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be executed and delivered by their duly authorized officers.

                                       GLIMCHER REALTY TRUST


                                       By:/s/ George A. Schmidt
                                          --------------------------------------
                                               George A. Schmidt
                                             Senior Vice President


                                       GLIMCHER PROPERTIES LIMITED PARTNERSHIP

                                       By Glimcher Properties Corporation,
                                       its sole general partner

                                       By:/s/ George A. Schmidt
                                          --------------------------------------
                                               George A. Schmidt
                                             Senior Vice President


                                       PARTNERSHIP ACQUISITION TRUST II


                                       By:   Wilmington Trust Company,
                                                  as Owner Trustee


                                             By:/s/ Sheryl McAfee
                                                --------------------------------
                                                  Sheryl McAfee, pursuant to
                                                  power of attorney dated
                                                  November 22, 1996

      The undersigned does hereby unconditionally guarantee the full and prompt performance of Partnership Acquisition Trust II (the "Purchaser") under the foregoing Securities Purchase Agreement and each of the GRT Transaction Documents to which the Purchaser is a party. The undersigned represents and warrants that: (a) it is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and has full corporate power to execute and deliver this guarantee and to perform its obligations hereunder; (b) it has duly authorized the execution, delivery and performance of this guarantee and this guarantee constitutes the legal, valid and binding obligations of the undersigned, enforceable against it in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity. The undersigned does not know of any pending or threatened proceedings against the undersigned, the Purchaser or any NACC Member (as defined in the Securities Purchase Agreement) relating to the transactions contemplated by the Securities Purchase Agreement.

            Dated:  November 26, 1996

                                    NOMURA ASSET CAPITAL CORPORATION


                                    By: s/s Stuart Silberberg
                                        ----------------------------------------
                                          Name: Stuart Silberberg
                                          Title:Power of Attorney

             To the extent the foregoing Securities Purchase Agreement purports to impose obligations or covenants on, or contains representations and warranties relating to, the undersigned, as "Kansas LLC", a "GRT Transaction Party", an "Applicable Property Level LLC" (including the purchase obligations under Section 9), or otherwise, the undersigned represents and warrants that such representations and warranties are true and correct and covenants and agrees that it will comply with such obligations and covenants.

            Dated:  November 26, 1996

                         GREAT PLAINS METROMALL LLC


                         By: OLATHE MALL LLC

                             By: Glimcher Properties
                                 Limited Partnership

                                 By: Glimcher Properties
                                     Corporation, its sole
                                     general partner


                                     By: /s/ George A. Schmidt
                                        ---------------------------
                                             George A. Schmidt
                                             Senior Vice President

                                    Exhibit A

                                    [Form of]

                                   CERTIFICATE
                                       OF
                         UNITS OF SERIES _____ PREFERRED
                            LIMITED PARTNER INTEREST
                                       IN
                     GLIMCHER PROPERTIES LIMITED PARTNERSHIP

Certificate No: _____                                     No. of Units: _____

         Glimcher Properties Corporation, as General Partner of Glimcher Properties Limited Partnership, a Delaware limited partnership (the "Company"), hereby certifies that GLIMCHER REALTY TRUST is the registered owner of ___________ (____)Units of Series ___ Preferred Limited Partner Interest in the Company. The rights, preferences and limitations of the units are set forth in
(I) the Company's Limited Partnership Agreement dated November 30, 1993, as previously amended, and (ii) Amendment No. 2 to Limited Partnership Agreement dated as of November 26, 1996, (collectively, the "Agreement"), copies of which are on file at the company's principal office at 20 South Third Street, Columbus, Ohio 43215

         This Certificate and the units evidenced hereby are not transferable except in accordance with the terms of the Agreement and applicable federal and state securities laws.

                                        Glimcher Properties Corporation,
                                        General Partner

Dated:________________, 1996            By:      ___________________________

                                        Its:     ___________________________

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND, ACCORDINGLY, MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED EXCEPT (I) UPON EFFECTIVE REGISTRATION OF THE SECURITIES REPRESENTED HEREBY UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR (II) UPON ACCEPTANCE BY THE ISSUER OF AN OPINION OF COUNSEL IN SUCH FORM AND BY SUCH COUNSEL OR OF OTHER DOCUMENTATION SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED.

                                                                     EXHIBIT B-1
                                                                     -----------



                              GLIMCHER REALTY TRUST

                             ARTICLES SUPPLEMENTARY
                     CLARIFYING AND DESIGNATING ___________
                  SHARES OF BENEFICIAL INTEREST AS ___________
          SHARES OF SERIES __ CONVERTIBLE PREFERRED BENEFICIAL INTEREST

                  Glimcher Realty Trust, a Maryland real estate investment trust (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: Under a power contained in Article VI, Section 6.3 of the Declaration of Trust, as amended, of the Corporation (the "Declaration"), the Board of Trustees of the Corporation (the "Board of Trustees"), by [resolution duly adopted at a meeting duly called and held on] _____________ [unanimous written consent dated] __________, 199_, classified and designated _____________ shares (the "Shares") of beneficial interest (as defined in the Declaration) as shares of Series [ ] Convertible Preferred Beneficial Interest, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth on Exhibit 1 hereto, which, upon any restatement of the Declaration, shall be deemed to be part of Article VI,
Section 6.3 of the Declaration.

                  SECOND: The Shares have been classified and designated by the Board of Trustees under the authority contained in the Declaration.

                  THIRD: These Articles Supplementary have been approved by the Board of Trustees in the manner and by the vote required by law.

                  FOURTH: Each of the undersigned Trustees of the Corporation acknowledges these Articles Supplementary to be the act of the Corporation and, as to all matters or facts required to be verified under oath, each of the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                  IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this ________ of ______________, 199_.

ATTEST:                                   GLIMCHER REALTY TRUST



_____________________________________     By:___________________________(SEAL)
__________________________, Secretary     _________________________, President

                                                                       EXHIBIT 1
                                                                       ---------
                                                                    TO EXHIBIT B
                                                                    ------------


                     SERIES __ CONVERTIBLE PREFERRED SHARES
                             OF BENEFICIAL INTEREST

         SECTION 1. DESIGNATION AND AMOUNT. The shares of the series of preferred shares of beneficial interest established hereunder is "Series __ Convertible Preferred Shares" (the "Series __ Preferred Shares") and the number of shares constituting such series shall be ,000. The date of original issuance of any of the Series __ Preferred Shares is herein called the "ORIGINAL ISSUANCE DATE". [TO BE INCLUDED IF OPTION 1 IS SELECTED IN SECTION 2 BELOW: Except in connection with transfers, exchanges or replacements, no Series __ Preferred Shares shall be issued after the Original Issuance Date.][TO BE INCLUDED IF OPTION 2 IS SELECTED IN SECTION 2 BELOW: From and after the Dividend Rate Change Date (as defined in Section 2), except in connection with transfers, exchanges or replacements, no Series __ Preferred Shares shall be issued at any time on or after the Dividend Rate Change Date.]

         SECTION 2. DIVIDENDS.

              (a) The holders of each Series __ Preferred Shares shall be entitled to receive, if, as and when authorized, out of the net profits of the Corporation, dividends at the annual rate per share of the sum of:

                  (1) [OPTION 1: from the Original Issuance Date through the fourth anniversary of the Original Issuance Date, an amount equal to the product (expressed in dollars and cents rounded upward to the nearest cent) of (x) the Liquidation Preference in effect from time to time multiplied by (y) the sum of (i) .02850 plus (ii) _____% [NOTE: a percentage, expressed as a decimal, and rounded upward to the nearest hundred thousandth, equal to the yield to maturity of actively traded (on a basis consistent with other U.S. Treasury fixed rate securities) marketable U.S. Treasury fixed rate securities (as quoted on the Cantor-Fitzgerald Treasury Screen) having a remaining maturity of as close to, but not less than, four years after the second Business Day prior to the Original Issuance Date.], and, from and after such date, the Applicable Dividend Amount] [OPTION 2: the Applicable Dividend Amount (provided, however, that such amount shall change on the Dividend Rate Change Date, if any, to the amount set forth in the Dividend Rate Change Notice), plus

                  (2) during any Deferral Period (as defined below), including any portion of a Deferral Period in effect prior to termination thereof, Five Dollars ($5.00) per annum, plus

                  (3) for any portion of a Quarterly Dividend Payment Period during which a Default shall exist, Forty Dollars ($40.00) per annum (the "DEFAULT DIVIDEND AMOUNT").

Dividends shall be payable in quarterly installments on each March 31, June 30, September 30 and December 31 (or if any such date is not a Business Day, on the next succeeding Business Day, such date being herein called a "QUARTERLY PAYMENT DATE"), commencing on the first such date after the Original Issuance Date. [TO BE INCLUDED IF OPTION 2 IS SELECTED: The term "DIVIDEND RATE CHANGE DATE" shall mean the date set forth in a written notice from the Corporation to each Holder of Series __ Preferred Shares, which notice shall (i) be irrevocable, (ii) set forth the Dividend Rate Change Date (which date shall be at least fifteen days after the date of such notice and which Dividend Rate Change Date shall not be later than the earlier of the date of the final issuance of shares of Series __ Preferred Shares and the date which is the first anniversary of the Original Issuance Date) on and after which the dividend rate per annum per share of Series _ Preferred Shares shall be equal to the sum of:

                  (1) an amount equal to the product (expressed in dollars and cents rounded upward to the nearest cent) of (x) the Liquidation Preference in effect from time to time multiplied by (y) the sum of (i) .02850 plus (ii) _____% [NOTE: a percentage, expressed as a decimal, and rounded upward to the nearest hundred thousandth, equal to the yield to maturity of actively traded (on a basis consistent with other U.S. Treasury fixed rate securities) marketable U.S. Treasury fixed rate securities (as quoted on the Cantor-Fitzgerald Treasury Screen) having a remaining maturity of as close to, but not less than, four years after the second Business Day prior to the Dividend Rate Change Date, plus

                  (2) during any Deferral Period, including any portion of a Deferral Period in effect prior to termination thereof, Five Dollars ($5.00) per annum, plus

                  (3) for any portion of a Quarterly Dividend Payment Period during which a Default shall exist, Forty Dollars ($40.00) per annum.

Promptly (and in any event within two (2) Business Days after the Dividend Rate Change Date), the Corporation shall notify each Holder of Series ___ Preferred Shares in writing of the dividend rate per share. Such dividends shall be paid before any dividends shall be set apart for or paid upon the Common Shares or any other preferred shares ranking on liquidation junior to the Series __ Preferred Shares (the "JUNIOR PREFERRED SHARES" and together with the Common Shares, the "JUNIOR SHARES") in any year. All dividends authorized upon Series
__ Preferred Shares shall be authorized pro rata per share. Dividends payable on the Series __ Preferred Shares for any period less than a Quarterly Dividend Payment Period, and for the period beginning on the date of Original Issuance through the commencement of the first Quarterly Dividend Payment Period thereafter shall be computed on the basis of the actual number of days elapsed over a year of 360 days. The Corporation shall not be required to pay dividends during any Deferral Period (as defined below) except that, the Default Dividend Amount, if any, accrued during any Quarterly Dividend Payment Period shall be payable on the related Quarterly Payment Date.

                  The term "APPLICABLE DIVIDEND AMOUNT" means an amount equal to the product (expressed in dollar and cents and rounded upward to the nearest cent) of (x) the Liquidation Preference times (y) the sum of .02850 plus LIBOR (expressed as a decimal rounded upwards to the nearest hundred thousandth (.00000)) and shall be determined on the applicable Dividend Determination Date for each Quarterly Dividend Payment Period.

                  The term "BUSINESS DAY" shall mean any day (other than a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City.

                  The term "DEBT" of any Person means indebtedness of such Person for borrowed money outstanding (including (i) obligations under capitalized leases, (ii) obligations for the deferred purchase price of property (other than trade payables), (iii) liabilities evidenced by notes, bonds or similar instruments, (iv) guarantees by such Person of any of the foregoing incurred by any other person, and (v) any of the foregoing obligations for which such Person is otherwise liable in any other manner such as liability resulting from such Person being a general partner of the partnership incurring the foregoing obligation).

                  The term "DEFAULT" shall mean the existence of any of the following events:

                            The failure of the Corporation to maintain at the end of each fiscal quarter, commencing the end of the first fiscal quarter following the date of Original Issuance, a ratio of Consolidated Debt of the Corporation and its consolidated subsidiaries to Consolidated Total Assets of the Corporation and its consolidated subsidiaries of no more than .70 to 1.00 and such failure shall have continued for a period of 120 consecutive days. The term "CONSOLIDATED DEBT" of any Person shall mean, as of any date of determination, without duplication, the total consolidated Debt of such Person and its consolidated subsidiaries, determined in accordance with generally accepted accounting principles ("GAAP") except as otherwise provided herein. The term "CONSOLIDATED TOTAL ASSETS" of any Person shall mean, as of any date of determination, the sum, without duplication, of (i) the cash and cash equivalents (excluding any cash held in escrow) of the Corporation and its consolidated subsidiaries, (ii) the cost of all Recently Developed Real Properties included in the consolidated balance sheet of the Corporation in accordance with GAAP, (iii) the cost of all Recently Acquired Operating Real Properties included in the consolidated balance sheet of the Corporation in accordance with GAAP plus (iv) the aggregate value of all real properties (other than Recently Developed Real Properties and Recently Acquired Operating Real Properties) owned by the such Person and its consolidated subsidiaries, determined in accordance with GAAP, except that the value of such real properties shall be determined by applying a 9.50% capitalization rate to the Adjusted Net Income of such Person and its consolidated Subsidiaries. The term "ADJUSTED NET INCOME" as of the end of any fiscal quarter of any Person shall mean the net income of such Person and its consolidated subsidiaries for the twelve months then ended computed in accordance with GAAP, but it shall be computed by (x) excluding from the computation thereof all income and expense items related to Recently Acquired Operating Real Properties and Recently Developed Real Properties, general and administrative expenses, minority interests, interest expenses, depreciation and amortization expenses, income taxes and items of gain and loss resulting from sales and/or extraordinary events and (y) including in the computation thereof an assumed management fee equal to 4% of total revenues. The term "RECENTLY ACQUIRED

         OPERATING REAL PROPERTY" shall mean each operating real property acquired by the Corporation and its consolidated subsidiaries until such property shall have been owned by the Corporation or a consolidated subsidiary for at least four (4) fiscal quarters, and the term "RECENTLY ACQUIRED DEVELOPMENT PROPERTY" shall mean any operating real property under development by the Corporation or any of its consolidated subsidiaries until the earliest of (i) the date which is 12 months after the date 85% of the total gross leaseable area of such property has been leased to tenants that are open for business on the property and paying rent, (ii) 30 months after the issuance of a permanent certificate of occupancy for any material portion of such property and (iii) 48 months after the commencement of construction in connection with the development of such property.

                        (ii) The failure of the Corporation to maintain at the end of each fiscal quarter, commencing at the end of the first fiscal quarter following the date of Original Issuance, a ratio of Adjusted Consolidated Debt to Adjusted Consolidated Total Assets of no more than .80 to 1.00 and such failure shall have continued for a period of 120 consecutive days. For purposes of this calculation (a) the term "ADJUSTED CONSOLIDATED DEBT" shall mean Consolidated Debt of the Corporation and its consolidated subsidiaries plus, with respect to any Debt of any unconsolidated entity, the sum, without duplication, of (x) the Corporation and its consolidated subsidiaries' pro rata share of such unconsolidated entity's consolidated Debt which is not Debt of the Corporation or any of its consolidated subsidiaries, (but the amount included pursuant to this clause (x) with respect to any unconsolidated entity shall not exceed the amount of the Corporation and its consolidated subsidiaries' pro rata share of the consolidated assets of such unconsolidated entity using the method of computation set forth in the definition of Consolidated Total Assets) plus (y) without duplication, to the extent in excess of the amount included in the foregoing clause (x), the aggregate amount of the Corporation and its consolidated subsidiaries' Debt relative to such unconsolidated entity 's Consolidated Debt; and (b) the term "ADJUSTED CONSOLIDATED TOTAL ASSETS" shall mean Consolidated Total Assets of the Corporation and its consolidated subsidiaries plus, with respect to any consolidated assets of an unconsolidated entity, the Corporation and its consolidated subsidiaries' pro rata share of the consolidated assets of such unconsolidated entity using the method of computation set forth in the definition of Consolidated Total Assets.

                           (iii) The indebtedness in the aggregate principal amount of $181,000,000 incurred under the Amended and Restated Loan Agreement dated as of March 15, 1994 among Nomura Asset Capital Corporation, Glimcher Holdings Limited Partnership, Glimcher Centers Limited Partnership and Grand Central Limited Partnership shall have been refinanced in whole or in part without the prior written consent of Nomura Asset Capital Corporation.

                           (iv) The Corporation shall have issued any Shares in violation of Section 4(b) hereof.

                   (v) Dividends on any shares of Series __ Preferred Shares shall be in arrears for two or more Quarterly Dividend Payment Periods (except as a result of a Deferral Period being in effect).

                  The term "DEFERRAL PERIOD" shall mean a period specified in writing by the Corporation to the holders of the Series __ Preferred Shares during which the development project to be developed directly or indirectly from the proceeds of the issuance of the Series __ Preferred Shares is under construction and that the proviso hereto has been satisfied; provided, however, that (i) no such period may be less than a fiscal quarter and may not extend beyond the fourth full fiscal quarter ending after the Original Issuance Date,
(ii) no such period shall commence during, and any existing period shall terminate immediately upon (but without affecting the dividend rate in effect prior to such termination), any Default.

                  The term "DIVIDEND DETERMINATION DATE" shall mean (i) with respect to the first Quarterly Dividend Payment Period, the date which is two
(2) Business Days prior to the Original Issuance Date and (ii) with respect to all other Quarterly Dividend Payment Periods, the date which is two (2) Business Days prior to the first day of such Quarterly Dividend Payment Period.

                  The term "LIBOR" shall mean, with respect to any Quarterly Dividend Period, the 3 month London Interbank Offered Rate for United States dollar deposits as of 11:00 a.m. (London time) on the Dividend Determination Date as quoted on Telerate page 3750 or on such replacement system as is then customarily used to quote LIBOR. If two or more such rates appear on Telerate page 3750 or associated pages, LIBOR in respect of such Quarterly Dividend Payment Period shall be the arithmetic mean of such offered rates. If two such rates do not appear on Telerate Page 3750 as of 11:00 a.m., London time, on the applicable Dividend Determination Date, LIBOR will be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. Dollars for a 3 month period that appear on the Reuters Screen LIBO Page (as defined below) as of 11:00 a.m., London time, on such Dividend Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such Dividend Determination Date, the Corporation will request the principal London office of any four major reference banks in the London interbank market selected by the Corporation in good faith to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. Dollars for a three month period as of 11:00 a.m., London time, on such Dividend Determination Date for amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Corporation will request any three major banks in New York City selected by the Corporation in good faith to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. Dollars to leading European banks for a three month period as of approximately 11:00 a.m., New York City time, on the applicable Dividend Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR will be the arithmetic mean of such rates. If fewer than two rates are so provided, then LIBOR will be LIBOR in effect on the preceding Dividend Determination Date.

                  The term "LIQUIDATION PREFERENCE" shall mean, as of any date of determination, (x) if such date is prior to the later of the commencement of the Conversion Period (without regard to the application of Section 5(g))and the Conversion Termination Date (as defined in Section 5(g)), $1,000, and (y) at all times thereafter, the quotient of $1,000 divided by the Applicable Conversion Percentage as of the date of determination. Every change in the Applicable Conversion Percentage on or after the later of (x) the commencement of the Conversion Period (without regard to the application of Section 5(g)) or (y) the Conversion Termination Date shall effect a change in the Liquidation Preference as of the date of each such change.

                  The term "QUARTERLY DIVIDEND PAYMENT PERIOD" shall mean the period beginning on and including the last day of each March, June, September and December of each year and ending on the second to last day of the first to occur of the next June, September, December and March, respectively, except that the initial Quarterly Dividend Payment Period shall be the period beginning on the Original Issuance Date and ending on the next March 30, June 29, September 29, or December 30.

                  (b) Dividends on the Series __ Preferred Shares shall be cumulative, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series __ Preferred Shares, unpaid dividends shall accumulate as against the holders of the Junior Shares. Dividends on the Series
__ Preferred Shares shall accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized. Accrued but unpaid dividends on the Series __ Preferred Shares will accumulate as of the Quarterly Payment Date on which they first become payable. Each dividend, to the extent not paid on an applicable Quarterly Payment Date, shall accrue (whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized) on a daily basis additional cumulative dividends at the then applicable dividend rate for the Series __ Preferred Shares. Any dividend payment made on the Series __ Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due which remains payable.

                  (c) For so long as the Series __ Preferred Shares remain outstanding, the Corporation shall not pay any dividend upon the Junior Shares, whether in cash or other property (other than shares of Junior Shares), or purchase, redeem or otherwise acquire any such Junior Shares unless, in addition to the payment of the dividend to the holders of the Series __ Preferred Shares as described above, the Corporation has redeemed all shares of Series ___ Preferred Shares which it would theretofore have been required to redeem under
Section 7 hereof. Notwithstanding the provisions of this Section 2(c), without authorizing or paying dividends on the Series __ Preferred Shares, the Corporation may, (1) subject to applicable law, repurchase or redeem shares of Common Shares of the Corporation from current or former officers or employees of the Corporation pursuant to the terms of repurchase or similar agreements in effect from time to time, provided that such agreements have been approved by the Board of Trustees of the Corporation and the terms of such agreements provide for a repurchase or redemption price not in excess of the price per share paid by such employee for such share, (2) set aside, authorize or pay dividends on the Common Shares of the Corporation to the extent required in order to maintain the status of the Corporation as a real estate investment trust under the provisions of Sections 856 through 858 of the Internal Revenue Code of 1986, as amended, but only to the extent that the foregoing cannot be achieved through the payment of dividends on the Series __ Preferred Shares except that, on only one dividend payment date with respect to the Common Shares, the amount of such dividends payable on the Common Shares may be computed based on the assumption that the foregoing cannot be achieved through the payment of dividends on the Series __ Preferred Shares, and (3) redeem Shares pursuant to Section 6.6 of the Declaration.

                  (d) Promptly (and in any event within three Business Days) after each Dividend Determination Date, including any date relating to a Quarterly Dividend Payment Period during a Deferral Period, the Corporation shall forthwith file at each office designated for the conversion of Series __ Preferred Shares, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Corporation, setting forth the Applicable Dividend Amount (including LIBOR) for the following Quarterly Dividend Payment Period. The Corporation shall also cause a notice setting forth such information to be sent by mail, first class, postage prepaid, to each record holder of Series __ Preferred Shares at his or its address appearing on the Preferred Shares register except that such notice need not be sent, unless requested by a holder of Preferred Shares, if such information has not changed from the prior Dividend Determination Date.

         SECTION 3. LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series __ Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its Shareholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other Preferred Shares of the Corporation ranking on liquidation prior and in preference to the Series __ Preferred Shares (such Preferred Shares being referred to hereinafter as "SENIOR PREFERRED SHARES") upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Junior Shares, an amount equal to the Liquidation Preference per share plus any accrued dividends thereon (whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized) (subject to adjustment in the event of any dividend, split, distribution or combination with respect to such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for the distribution to its Shareholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Shares shall be insufficient to pay the holders of shares of Series __ Preferred Shares the full amount to which they shall be entitled, the holders of shares of Series ___ Preferred Shares, and any class of Shares ranking on liquidation on a parity with the Series __ Preferred Shares, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                  (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Shares and Series __ Preferred Shares and any other series of Preferred Shares upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Shares then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its Shareholders.

                  (c) Any merger or consolidation of the Corporation into or with another corporation, any merger or consolidation of any other corporation into or with the Corporation, or any sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 3 unless approved pursuant to Section 4 (or approval is not required as set forth in clause (b)(iii)(b) thereof).

                  (d) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Preferred Shares whose preferential rights upon dissolution are superior to those receiving the distribution shall not be added to the Corporation's total liabilities.

         SECTION 4. VOTING

                  (a) Whenever dividends on any shares of Series __ Preferred Shares shall be in arrears for two or more Quarterly Dividend Payment Period (except as a result of a Deferral Period being in effect) or a Default shall have occurred and be continuing (either event being herein called a "PREFERRED DEFAULT"), the number of members of the Board of Trustees of the Corporation shall be increased by two and the holders of Series __ Preferred Shares shall have the exclusive right, voting separately as a class together with the holders of other shares of convertible preferred shares issued from time to time pursuant to the Securities Purchase Agreement dated as of November __, 1996 between GRT, GPLP and Partnership Acquisition Trust II, a Delaware business trust, (collectively, the "PARI PASSU SHARES"), to elect two Trustees (herein referred to as the "SERIES TRUSTEES"). All such Series __ Trustees shall be elected by the affirmative vote of the holders of record of a majority of the outstanding Pari Passu Shares either at meetings of Shareholders at which Trustees are elected, a special meeting of holders of Pari Passu Shares or by unanimous written consent without a meeting in accordance with the Corporations and Associations Article of the Annotated Code of Maryland, and at each subsequent meeting until all dividends accumulated on such shares of Series __ Preferred Shares for the past Quarterly Dividend Payment Periods and the dividend for the then current Quarterly Dividend Payment Period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment and there shall not exist any Default. Each Series __ Trustee so elected shall serve for a term of one year and until his successor is elected and qualified. Any vacancy in the position of a Series __ Trustee may be filled only by the holders of the Pari Passu Shares. Each Series __ Trustee may, during his term of office, be removed at any time, with or without cause, by and only by the affirmative vote, at a special meeting of holders of Pari Passu Shares called for such purpose, or the written consent, of the holders of record of a majority of the outstanding shares of Pari Passu Shares. Any vacancy created by such removal may also be filled at such meeting or by such consent. If and when all accumulated dividends and the dividend for the then current dividend period on the Series __ Preferred Shares shall have been paid in full or set aside for payment in full and there shall exist no Default, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or set aside for payment in full on all Pari Passu Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Series __ Trustee shall terminate forthwith.

                  (b) In addition to any other rights provided by law, so long as any Series __ Preferred Shares are outstanding, the Corporation shall not, without first obtaining the affirmative vote or, if permitted by applicable law, the written consent of the holders of a majority of the Series __ Preferred
Shares:

                    (i) amend or repeal any provision of the Declaration or
               Bylaws which would have a dilutive effect on the Series __ Preferred Shares, increase the number of members of the Board of Trustees of the Corporation or otherwise materially adversely affect the economic rights of the Series __ Preferred Shares, including permitting the provisions of Subtitle 7 of Title 3 of the Maryland General Corporation Law, similar provisions and so-called "poison pills" to apply to any holder of the Series __ Preferred Shares as a result of owning such shares or common shares upon conversion of any or all of such shares;

                    (ii) issue any Senior Preferred Shares unless all Series ___
               Preferred Shares are redeemed with the proceeds thereof or issue any Preferred Shares (other than Pari Passu Shares) unless all the net proceeds are used to redeem the Series ___ Preferred Shares and the Pari Passu Shares;

                    (iii) authorize or effect (a) any sale, lease, transfer or other disposition of all or substantially all the assets of the Corporation; (b) any merger or consolidation or other reorganization of the Corporation with or into another entity, except any such event if, after giving effect thereto the Corporation shall be in compliance with the ratios set forth in clauses (i) and (ii) of the definition of Default or (c) a liquidation, winding up, dissolution or adoption of any plan for the same; or

                    (iv) enter into any transaction, other than employment
               agreements on a basis consistent with past practice, with any officer, director, trustee or beneficial owner of five percent (5%) or more of the Common Shares of the Corporation or any Affiliate of any of the foregoing unless such transaction is on terms no less favorable to the Corporation or such subsidiary than those that could be obtained in a comparable arm's length transaction with a person that is not such officer, director, trustee, owner or Affiliate.

                  (c) The Corporation shall not amend, alter or repeal the preferences, conversion or other rights or powers, restrictions, limitations as to dividends or the rights, limitations, qualifications or terms or conditions of redemption of the Series __ Preferred Shares so as to affect adversely the Series __ Preferred Shares, without the written consent or affirmative vote or, if permitted by applicable law, the written consent, of the holders of at least 66-2/3% of the then outstanding aggregate number of shares of such adversely affected Series __ Preferred Shares, or consenting (as the case may be) separately as a class.

                  (d) For all provisions of the Declaration requiring the approval of the holders of shares of Series __ Preferred Shares, all Preferred Shares owned by the Corporation or any person in which the Corporation has directly or indirectly a 10% or more equity interest shall be disregarded and shall not be deemed to be outstanding.

         SECTION 5. CONVERSION. (a) Each share of Series __ Preferred Shares may be converted at any time during the Conversion Period (as defined below), at the option of the holder thereof, into the number of fully-paid and nonassessable shares of Common Shares obtained by dividing the then applicable Liquidation Preference by the Conversion Price (as defined below) then in effect. The right of conversion given during the Conversion Period shall not be affected by any notice of redemption. Holders of Series __ Preferred Shares at the close of business on a record date (which shall be the Business Day next preceding the Quarterly Payment Date) for a corresponding Quarterly Payment Date will be entitled to receive the dividend payable on such Series __ Preferred Shares on such Quarterly Payment Date notwithstanding the conversion of Series __ Preferred Shares following such record date. Except as provided in the immediately preceding sentence, the Corporation will make no payment or allowance for dividends which accrued on the converted Series __ Preferred Shares since the last Quarterly Payment Date prior to conversion. Holders of Common Shares which are issuable upon conversion made prior to or on a record date for any dividend or distribution on such shares shall be entitled to receive the same dividend or distribution as other holders of record of Common Shares. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the notice of conversion was received by the Corporation. The "CONVERSION PRICE" per share shall be equal to the product of (i) the average of Market Price (rounded to the nearest $0.01) per share over the 30 trading days prior to the date of conversion times (ii) the Applicable Conversion Percentage. As used herein, the term "MARKET PRICE" as of any trading day, subject to adjustment pursuant to Section 6, means (i) if the Common Shares are listed on any national securities exchange, the last sales price of the Common Shares on such exchange (or the quoted closing bid price if there shall have been no sales) on such trading day, or (ii) if the Common Shares shall not be listed, the mean between the closing bid and asked prices on such trading day for the Common Shares on the date of conversion as reported by NASDAQ, or its successor, and if there are not such closing bid and asked prices, on the basis of the fair market value per share on such trading day as determined by an appraiser mutually satisfactory to the Board of Trustees of the Corporation and the holders of a majority of the outstanding shares of Series __ Preferred Shares who have given notice of conversion. Any change in the Market Price due to an adjustment pursuant to Section 6 shall take effect on the date of any Triggering Event (as defined in Section 6).

                  As used herein, the term "APPLICABLE CONVERSION PERCENTAGE" means (i) at all times during the occurrence and continuance of a Default, the lesser of 0.80 and the decimal which would otherwise be in effect in clause (ii) of this definition in the absence of a Default, and (ii) so long as a Default has not occurred and is continuing (w) at all times after the Original Issuance Date to but not including the sixth anniversary of the Original Issuance Date, 0.90, (x) at all times from and including the sixth anniversary of the Original Issuance Date to but not including the seventh anniversary of the Original Issuance Date, 0.85, (y) at all times from and including the seventh anniversary of the Original Issuance Date to but not including the eighth anniversary of the Original Issuance Date, 0.80 and (z) at all times from and after the ninth anniversary of the Original Issuance Date, 0.70.

                  As used herein, the term "CONVERSION PERIOD" means the period
(a) commencing on the earliest of (i) the date of a Default (it being understood that an event included in clause (i) or (ii) of the definition of the term "Default" does not constitute a Default until the 120 day period referred to therein has lapsed and such event remains) whether or not such Default is subsequently cured, (ii) the fifth anniversary of the date when ________________ [INSERT 80% OF TOTAL AUTHORIZED AMOUNT OF THE SERIES __ PREFERRED SHARES] shares of Series __ Preferred Shares have been issued, (iii) the fifth anniversary of the date on which a permanent certificate of occupancy is issued in connection with the ___________ mall, and (iv) the sixth anniversary of the Original Issuance Date and (b) ending on the close of business on the Business Day next preceding the date fixed for redemption or for the payment of any amounts distributable on liquidation to the holders of the Series ___ Preferred Shares.

                  (b) The Corporation shall not issue fractions of shares of Common Shares upon conversion of Series __ Preferred Shares or scrip in lieu thereof. If any fraction of a share of Common Shares would, except for the provisions of this Section (b), be issuable upon conversion of any Series __ Preferred Shares, the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed (i) if the Common Shares are listed on any national securities exchange on the basis of the last sales price of the Common Shares on such exchange (or the quoted closing bid price if there shall have been no sales) on the date of conversion, or (ii) if the Common Shares shall not be listed, on the basis of the mean between the closing bid and asked prices for the Common Shares on the date of conversion as reported by NASDAQ, or its successor, and if there are not such closing bid and asked prices, on the basis of the fair market value per share on the date of conversion as determined by an appraiser mutually satisfactory to the Board of Trustees of the Corporation and the holders of a majority of the outstanding shares of Series __ Preferred Shares who have given notice of conversion.

                  (c) Whenever the Conversion Price shall be adjusted as provided in Section 6 hereof, the Corporation shall forthwith file at each office designated for the conversion of Series __ Preferred Shares, a statement, signed by the Chairman of the Board, the President, any Vice President or the Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment and the Conversion Price that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of Series __ Preferred Shares at his or its address appearing on the Shares register. If such notice relates to an adjustment resulting from an event referred to in Section 6(g), such notice shall be included as part of the notice required to be mailed and published under the provisions of Section 6(g) hereof.

                  (d) In order to exercise the conversion privilege, the holder of any Series __ Preferred Shares to be converted shall surrender his or its certificate or certificates therefor to the transfer agent for the Series __ Preferred Shares at the principal office of the transfer agent (or if no transfer agent be at the time appointed, to the Corporation at its principal office), and shall give written or facsimile notice (which may be given on the date of conversion) to the transfer agent, if any, and to the Corporation at such office that the holder elects to convert the Series __ Preferred Shares represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Shares which shall be issuable on such conversion shall be issued, subject to any restrictions on transfer relating to shares of the Series
__ Preferred Shares or shares of Common Shares upon conversion thereof. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly authorized in writing. The date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the certificates and notice shall be the conversion date. As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for Series __ Preferred Shares as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Shares issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 5(b) in respect of any fraction of a share of Common Shares otherwise issuable upon such conversion.

                  (e) The Corporation shall at all times when the Series __ Preferred Shares shall be outstanding reserve and keep available out of its authorized but unissued Common Shares, for the purposes of effecting the conversion of the Series __ Preferred Shares, such number of its duly authorized shares of Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series __ Preferred Shares. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Shares issuable upon conversion of the Series __ Preferred Shares, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Shares at such adjusted conversion price.

                  (f) All shares of Series __ Preferred Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Shares in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Series __ Preferred Shares so converted shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the number of authorized Series __ Preferred Shares accordingly, including the filing of articles supplementary.

                  (g) Notwithstanding anything to the contrary herein contained, unless and until approval ("SHAREHOLDER APPROVAL") of the holders of the Common Shares shall have been obtained in compliance with the rules and policies of the New York Stock Exchange, no holder of Series ___ Preferred Shares shall have the right to convert such Series ___ Preferred Shares into Common Shares if, as a result of such conversion and all prior or concurrent conversions of Pari Passu Shares, (1) all Common Shares issued as a result of such conversions would have voting power equal to or in excess of 20 percent of the voting power of the Common Shares outstanding (excluding Treasury Shares, shares held by a subsidiary and shares reserved for issuance upon conversion or exercise of options or warrants) on the Original Issuance Date, or (2) the number of Common Shares issued as a result of such conversions would be equal to or in excess of 20 percent of the number of Common Shares outstanding on the Original Issuance Date. The date on and after which conversion shall no longer be permitted as a result of the operation of this Section 5(g) is herein called the "CONVERSION TERMINATION DATE", it being understood that if Shareholder Approval is obtained or if any Pari Passu Shares which are convertible without Shareholder Approval have not been converted, no Conversion Termination Date shall occur. Promptly, and in any event within three (3) Business Days, after the Conversion Termination Date, the Corporation shall forthwith file, at each office designated for the conversion of Series __ Preferred Shares, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Corporation, stating that the Conversion Termination Date has occurred and setting forth the reason therefor. The Corporation shall also cause a notice setting forth such information to be sent by mail, first class, postage prepaid, to each record holder of Series __ Preferred Shares at his or its address appearing on the Preferred Shares register.

         SECTION 6. ANTI-DILUTION PROVISIONS.

                  (a) The provisions of this Section 6 shall not be applicable except in connection with a conversion pursuant to Section 5. In order to prevent dilution of the right granted hereunder, the Market Price on any date shall be subject to adjustment from time to time in accordance with this Section 6(a). For purposes of this Section 6, the term "NUMBER OF COMMON SHARES DEEMED OUTSTANDING" at any given time shall mean the sum of (x) the number of shares of the Corporation's Common Shares outstanding at such time, (y) the number of shares of the Corporation's Common Shares issuable assuming conversion at such time of the Corporation's Series _ Convertible Preferred Shares and the Pari Passu Shares and (z) the number of shares of the Corporation's Common Shares deemed to be outstanding under Sections 6(b)(1) to (9), inclusive, at such time.

                  Except as provided in Section 6(c) or 6(f) below, if and whenever on or after the Original Issuance Date, the Corporation shall issue or sell, or shall in accordance with Sections 6(b)(1) to (9), inclusive, be deemed to have issued or sold, any shares of its Common Shares for a consideration per share less than the Market Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale (the "TRIGGERING TRANSACTION"), the Market Price for all trading days prior to such Triggering Transaction shall, subject to Sections 6(b)(1) to 6(b)(9), be reduced to the Market Price (calculated to the nearest tenth of a cent) determined by dividing
(x) an amount equal to the sum of (1) the product derived by multiplying the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction by the Market Price then in effect, plus (2) the consideration, if any, received by the Company upon consummation of such Triggering Transaction, by (y) an amount equal to the sum of (1) the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction plus (2) the number of shares of Common Shares issued (or deemed to be issued in accordance with Sections 6(b)(1) to 6(b)(9)) in connection with the Triggering Transaction.

                  (a) This Section 6(b) shall apply only in connection with events referred to in Sections 6(b)(1) through 6(b)(9) which occur within the 30 days immediately preceding a notice of conversion and only with respect to the specific shares of Series __ Preferred Shares which are the subject of the notice of conversion and are in fact converted. For purposes of determining the adjusted Conversion Price under this Section 6(b), the following Sections 6(b)(1) to 6(b)(9), inclusive, shall be applicable:

                    (1) In case the Corporation at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Shares or any Preferred Shares (other than the Series __ Shares and the Pari Passu Shares) or other securities convertible into or exchangeable for Common Shares (such rights or options being herein called "OPTIONS" and such convertible or exchangeable Shares or securities being herein called "CONVERTIBLE SECURITIES"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Shares is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Shares issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Market Price in effect immediately prior to the time of the granting of such Option, then the total maximum amount of Common Shares issuable upon the exercise of such Options or, in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Market Price shall be made upon the actual issue of such shares of Common Shares or such Convertible Securities upon the exercise of such Options, except as otherwise provided in Section 6(b)(3) below.

                    (2) In case the Corporation at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Shares are issuable upon such conversion or exchange (determined by dividing
               (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Market Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Shares issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Market Price shall be made upon the actual issue of such Common Shares upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in Section 6(b)(3) below.

                    (3) If the purchase price provided for in any Options
               referred to in Section 6(b)(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 6(b)(1) or 6(b)(2), or the rate at which any Convertible Securities referred to in Section 6(b)(1) or 6(b)(2) are convertible into or exchangeable for Common Shares shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in Sections 6(b) or 6(d)), the Market Price in effect at the time of such change shall forthwith be readjusted to the Market Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in Section 6(b)(1) or the rate at which any Convertible Securities referred to in Sections 6(b)(1) or 6(b)(2) are convertible into or exchangeable for Common Shares shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Shares upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Market Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Shares and had adjustments been made upon the issuance of the shares of Common Shares delivered as aforesaid, but only if as a result of such adjustment the Market Price then in effect hereunder is hereby reduced.

                    (4) On the expiration of any Option or the termination of
               any right to convert or exchange any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                    (5) In case any Options shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for an amount equal to the fair market value thereof, determined by allocating to the other securities the market price thereof.

                    (6) In case any shares of Common Shares, Options or
               Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. In case any shares of Common Shares, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined in good faith by the Board of Trustees of the Corporation. In case any shares of Common Shares, Options or Convertible Securities shall be issued in connection with any merger in which the

               Corporation is the surviving Corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving Corporation as shall be attributable to such Common Shares, Options or Convertible Securities, as the case may be.

                    (7) The number of shares of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition (but not redemption or retirement) of any shares so owned or held shall be considered an issue or sale of Common Shares for the purpose of this Section 6(b).

                    (8) In case the Corporation shall declare a dividend or make any other distribution upon the Shares of the Corporation payable in Options or Convertible Securities, then in such case any Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                    (9) For purposes of this Section 6(b), in case the
               Corporation shall take a record of the holders of its Common Shares for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Shares, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

              (c) In the event that within the thirty days immediately prior to the date of conversion of Series __ Preferred Shares the Board of Trustees shall authorize a dividend upon the Common Shares (other than a dividend payable in Common Shares) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "LIQUIDATING DIVIDENDS"), then, as soon as possible after the conversion of any Series __ Preferred Shares, the Corporation shall pay to the person converting such Series __ Preferred Shares an amount equal to the Pro Rata Share of the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Shares which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Shares by reason of share splits, share dividends, mergers or reorganizations, or for any other reason). The Pro Rata Share shall be a fraction, the numerator of which is the number of days within such thirty day period that are before the record date and the denominator of which is thirty. For the purposes of this
Section 6(c), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Trustees of the Corporation.

          (d) In case the Corporation shall at any time (i) subdivide the outstanding Common Shares or (ii) pay a dividend on its outstanding Common Shares in shares of beneficial interests of the Corporation, the number of shares of Common Shares issuable upon conversion of the Series __ Preferred Shares shall be proportionately increased by the same ratio as the subdivision or dividend (with appropriate adjustments to the Conversion Price in effect immediately prior to such subdivision or dividend). In case the Corporation shall at any time combine its outstanding Common Shares, the number of shares issuable upon conversion of the Series __ Preferred Shares immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate adjustments to the Conversion Price in effect immediately prior to such combination).

          (e) If any capital reorganization or reclassification of the shares of beneficial interest of the Corporation, or consolidation or merger of the Corporation with another entity, or the sale of all or substantially all of its assets to another entity shall be effected in such a way that holders of Common Shares shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series __ Preferred Shares shall have the right to acquire and receive upon conversion of the Series
__ Preferred Shares, which right shall be prior to the rights of the holders of Junior Shares (but after and subject to the rights of holders of Senior Preferred Shares, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Corporation's Common Shares as would have been received upon conversion of the Series __ Preferred Shares at the Conversion Price then in effect. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor entity (if other than the Corporation) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Series __ Preferred Shares at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of Shares, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding Common Shares of the Corporation, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holders of the Series __ Preferred Shares shall have been given a reasonable opportunity to then elect to receive upon the conversion of the Series __ Preferred Shares either the stock, securities or assets then issuable with respect to the Common Shares of the Corporation or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Shares in accordance with such offer. For purposes hereof, the term "AFFILIATE" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

          (f) The provisions of this Section 6 shall not apply to any Common Shares issued, issuable or deemed outstanding under Sections 6(b)(1) to (9) inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees or Trustees of the Corporation or its subsidiaries in effect on the Original Issuance Date or thereafter adopted by the Board of Trustees of the Corporation and a majority of the Series __ Trustees, (ii) pursuant to options, warrants and conversion rights in existence on the Original Issuance Date, or
(iii) on the conversion of the Series __ Preferred Shares or the sale or conversion of the Pari Passu Shares.

          (g) In the event that during any time when the Series __ Preferred Shares are subject to conversion rights:

               (1) the Corporation shall authorize any extraordinary cash dividend upon its Common Shares, or

               (2) the Corporation shall authorize any dividend upon its Common Shares payable in Shares or make any special dividend or other distribution to the holders of its Common Shares, or

               (3) the Corporation shall offer for subscription pro rata to the holders of its Common Shares any additional shares of any class or other rights, or

               (4) there shall be any capital reorganization or reclassification of the shares of beneficial interest of the Corporation, including any subdivision or combination of its outstanding shares of Common Shares, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another entity, or

               (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in connection with such event, the Corporation shall give to the holders of the Series __ Preferred Shares:

          (i) at least five (5) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

          (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (i) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Series __ Preferred Shares at the address of each such holder as shown on the books of the Corporation.

          (h) If at any time or from time to time on or after the Original Issuance Date, the Corporation shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "PURCHASE RIGHTS") pro rata to the record holders of Common Shares of the Corporation and such grants, issuances or sales do not result in an adjustment of the Conversion Price under Section 6(b) hereof, then each holder of Series __ Preferred Shares shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under Section 6(g)) upon the terms applicable to such Purchase Rights either:

          (i) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Shares acquirable upon conversion of the Series __ Preferred Shares immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Shares without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Series __ Preferred Shares as soon as possible after such exercise and it shall not be necessary for the exercising holder of the Series __ Preferred Shares specifically to request delivery of such rights; or

          (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Shares or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

         SECTION 7. REDEMPTION.

          (a) The Corporation (i) shall on each date (a "MANDATORY REDEMPTION DATE") on which Net Proceeds (as defined below) are received by the Development LLC (as defined below), whether or not such Net Proceeds are made available to the Corporation and (ii) may on any date (an "OPTIONAL REDEMPTION DATE" and each Mandatory Redemption Date and Optional Redemption Date are herein called a "REDEMPTION DATE") (unless notice of conversion shall have been previously given) redeem (to the extent that such redemption shall not violate any applicable provisions of the laws of the State of Maryland or result in a failure of the Corporation to qualify as a real estate investment trust under the provisions of Sections 856 through 858 of the Internal Revenue Code of 1986, as amended (after taking into account the ability of the Corporation to borrow funds or raise capital to effect the redemption)) at a price equal to the Liquidation Preference per share (subject to adjustment in the event of any share dividend, share split, share distribution or combination with respect to such shares), plus an amount equal to any dividends accrued but unpaid thereon (such amount is hereinafter referred to as the "REDEMPTION PRICE"), (x) in the case of clause (i) above, such maximum number of whole shares of Series __ Preferred Shares as may be redeemed at the Redemption Price with the Net Proceeds and (y) in the case of clause (ii) above, such number of whole shares of Series __ Preferred Shares as determined by the Board of Trustees. If the Corporation is unable at any Redemption Date to redeem any shares of the Series ___ Preferred Shares then required to be redeemed because such redemption would violate the applicable laws of the State of Maryland or result in such failure to qualify as a real estate investment trust as aforesaid, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws.

          As used herein, the terms:

          (1) "DEVELOPMENT LLC" means ________________, a Delaware limited liability company and its successors and assigns; and

          (2) "NET PROCEEDS" means the cash proceeds from any Capital Transaction (as such term is defined in the Operating Agreement) which are available to be distributed to members pursuant to Section 8.2 of such Operating Agreement.

          (3) "OPERATING AGREEMENT" means the Operating Agreement of the Development LLC, as such agreement is in effect on the Original Issuance Date.

          (b) In the event of any redemption of only a part of the then outstanding Series __ Preferred Shares, the Corporation shall effect such redemption pro rata among the holders thereof (based on the number of shares of Series __ Preferred Shares held on the date of notice of redemption).

          (c) At least thirty (30) days prior to each Optional Redemption Date, written notice shall be mailed, postage prepaid, to each holder of record of Series __ Preferred Shares to be redeemed, at his or its post office address last shown on the records of the Corporation, notifying such holder of the number of shares so to be redeemed, specifying the Redemption Date and the date on which such holder's conversion rights (pursuant to Section 5 hereof) as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as a "REDEMPTION NOTICE"). On or prior to each Redemption Date, each holder of Series __ Preferred Shares to be redeemed shall surrender his or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series __ Preferred Shares designated for redemption in the Redemption Notice as holders of Series __ Preferred Shares of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

          (d) Except as provided in Section (a) above, the Corporation shall have no right to redeem the shares of Series __ Preferred Shares. Any shares of Series __ Preferred Shares so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Series __ Preferred Shares accordingly, including the filing of articles supplementary. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series
__ Preferred Shares at such price or prices as the Corporation may determine, subject to the provisions of applicable law.

         SECTION 8. NO RECOURSE TO SHAREHOLDERS, TRUSTEES, OFFICERS OR AGENTS.

          It is a condition of the Preferred Shares that any obligations of the Corporation hereunder shall bind only the Corporation as provided in Section 8.1 of the Declaration and no shareholder, trustee, officer or agent of the Corporation shall be bound or held to any personal liability in connection herewith.

         SECTION 9. NO PREEMPTIVE OR APPRAISAL RIGHTS.

          The Preferred Shares shall not be entitled to any preemptive rights or, except as specifically required by applicable statute, appraisal rights.

                                   EXHIBIT B-2
                                   -----------

                                                                  EXECUTION COPY
                                                                  --------------

                              GLIMCHER REALTY TRUST

                             ARTICLES SUPPLEMENTARY
                        CLARIFYING AND DESIGNATING 40,000
                     SHARES OF BENEFICIAL INTEREST AS 40,000
          SHARES OF SERIES A CONVERTIBLE PREFERRED BENEFICIAL INTEREST


                        See Exhibit 4.1 of this Form 8-K

                                    EXHIBIT C


                              GLIMCHER REALTY TRUST

                    AMENDED AND RESTATED DECLARATION OF TRUST
                          Dated As of November 1, 1996

Incorporated by reference to GRT's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Securities and Exchange Commission on March 21, 1995.

                                    EXHIBIT D


                              GLIMCHER REALTY TRUST
                              ---------------------

                                     BYLAWS
                                     ------

                                    ARTICLE I

                                     OFFICES

Incorporated by reference to GRT's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Securities and Exchange Commission on March 21, 1995.

                                                                       Exhibit E

                                   LAW OFFICES
                                BRICKER & ECKLER
                             100 SOUTH THIRD STREET
                            COLUMBUS, OHIO 43215-4291
                            TELEPHONE (614) 227-2300
                               FAX (614) 227-2390
                           EMAIL: INFO@BE.BRICKER.COM
                   INTERNET HOME PAGE: HTTP://WWW.BRICKER.COM

                                 -------------


                                  IN CLEVELAND
                               800 BANK ONE CENTER
                            600 SUPERIOR AVENUE EAST
                           CLEVELAND, OHIO 44114-2611
                            TELEPHONE (216) 771-0720
                               FAX (216) 771-7702

                               -----------------


                           WRITER'S DIRECT DIAL NUMBER

                                 (614) 227-2337

                                November 26, 1996


   JOHN W. BRICKER (1893-1986)
   JOHN ECKLER (1913-1994)

   CHARLES F. GLANDER      JAMES A. RUTLEDGE        ANNE MARIE SFERRA       ELIZABETH A. PRESTON
   JAMES J. HUGHES         DAVID C. SPIALTER        CATHERINE M. BALLARD    T. EARL LeVERE
   JAMES S. MONAHAN        RANDALL E. MOORE         GORDON F. LITT          SUSAN B. GREENBERGER
   ELBERT J. KRAM          JOHN W. COOK III         L. BRENT MILLER         LAWRENCE E. PLISKIN
   RICHARD D. ROGOVIN      CHARLES H. McCREARY III  SCOTT W. TAEBEL         FAITH M. WILLIAMS
   EDWARD A. MATTO         JAMES P. BURNES          SUE WYSKIVER YOUNT      JENNIFER BIBART DUNSIZER
   MICHAEL F. SULLIVAN     ELISABETH A. SQUEGLIA    JAMES J. HUGHES III     STEPHEN INTIHAR
   THOMAS E. WORKMAN       KENNETH C. JOHNSON       ANDREW A. FOLKERTH      LAURIE A. BRIGGS
   SALLY W. BLOOMFIELD     MARK A. ENGEL            FRANK L. MERRILL        KIMBERLY J. BROWN
   STEPHEN K. YODER        MICHAEL E. FLOWERS       KURTIS A. TUNNELL       LISA E. HANGER
   NICHOLAS A. PITTNER     DAVID K. CONRAD          BETSY A. SWIFT          MARCELO N. CORPUZ III
   RICHARD F. KANE         RICHARD S. LOVERING        --------              MARY W. LESLIE
   JOHN F. BIRATH, JR.     DIANE M. SIGNORACCI      JACK ROSATI, JR.        KEVIN D. RHODES
   MICHAEL S. HOLMAN       REBECCA C. PRINCEHORN    SUSAN E. GEARY          WARREN I. GRODY
   RICHARD C. SIMPSON      PERCY SQUIRE             SYLVIA LYNN GILLIS      PATRICK  J. SCHMITZ
   JOHN P. BEAVERS         MARTHA POST BAXTER       LUTHER L. LIGGETT, JR.
   DAVID G. BAKER          GRETCHEN A. McBEATH      HARRY WRIGHT IV         SPECIAL COUNSEL
   JOHN C. ROSENBERGER     CRAIG A. HADDOX          JAMES F. FLYNN            THOMAS D. LAMBROS
   JERRY E. NATHAN         SUSAN O. SCHEUTZOW       PRICE D. FINLEY
   MARSHALL L. LERNER      MARK J. PALMER           DREW H. CAMPBELL        OF COUNSEL
   RANDOLPH C. WISEMAN     CHARLES D. SMITH         THOMAS R. BROWNLEE, JR.   JOSEPH S. GILL
   DONALD R. KELLER        MARY W. CHRISTENSEN      WENDI R. HUNTLEY          EDGAR L. LINDLEY
   KAREN MUELLER MOORE     WILLIAM T. CONARD II     MICHAEL D. SMITH          MICHAEL R. RANKIN
   STEVEN R. KERBER        ROBERT C. RAFFERTY       SARAH J. DeBRUIN
   CHARLES H. WALKER       TIMOTHY J. OWENS         MARTHA E. HORVITZ       RETIRED
   GORDON W. JOHNSTON      JERRY ORMES ALLEN        LARALYN M. SASAKI         BRUCE G. LYNN
   DAVID A. ROGERS         QUINTIN F. LINDSMITH     DAVID A. MARTIN           CLAYTON C. HOSKINS
   CHARLES H. WATERMAN III JOYCE B. LINK            MARIANNE K. MITCHELL      RICHARD C. PICKETT
   MICHAEL K. GIRE         H. RANDY BANK            AMY L. BOSTIC             WILLIAM H. LEIGHNER




Partnership Acquisition Trust II
2 World Financial Center
Building B
New York, New York  10281-1198

         Re:      Securities Purchase Agreement

Gentlemen and Ladies:

         We have acted as special counsel to Glimcher Realty Trust, a Maryland real estate investment trust ("GRT"), to Glimcher Properties Limited Partnership, a Delaware limited partnership ("GPLP"), to Great Plains MetroMall LLC, a Delaware limited liability company ("Property Level LLC"), to Olathe Mall LLC, a Colorado limited liability company ("GRT LLC"), and to Glimcher Properties Corporation, a Delaware corporation ("GPC"), in connection with transactions contemplated by that certain Securities Purchase Agreement dated as of November 26, 1996 (the "Agreement") by and among Partnership Acquisition Trust II (the "Purchaser"), GPLP and GRT relating to the sale and issuance of 34,000 (the "Purchased Shares") of Series A Convertible Preferred Shares of Beneficial Interest of GRT (the "Series A Preferred Shares"). This letter is being delivered to you pursuant to Section 6.2(a) of the Agreement. We have been requested by GRT, GPLP, Property Level LLC, GRT LLC and GPC to advise you as follows with respect to the matters set forth herein. Capitalized terms not otherwise defined herein shall have the same meaning as defined in the Agreement. GRT, GPLP, Property Level LLC, GRT LLC and GPC are sometimes hereinafter collectively referred to as the "GRT Transaction Parties."

Partnership Acquisition Trust II
November 26, 1996
Page 2

     In this connection, we have examined the following:

     (i) Copies of (a) the Amended and Restated Declaration of Trust dated as of November 1, 1993 of GRT as amended and in effect as of November 22, 1996 as filed with and certified by the Secretary of State of Maryland and (b) a certificate issued by the State Department of Assessments and Taxation of Maryland on November 25, 1996 to the effect that GRT is in good standing as a real estate investment trust in the State of Maryland;

     (ii) A copy of the bylaws of GRT as in effect as of the date hereof as certified by the Secretary of GRT;

     (iii) A copy of the report filed by GRT with the Secretary of State of Ohio pursuant to Section 1747.03, Ohio Revised Code, and a certificate of the Secretary of State of Ohio dated November 22, 1996 to the effect that GRT is duly authorized to conduct business in the State of Ohio as a foreign real estate investment trust pursuant thereto;

     (iv) Copies of (a) the Certificate of Formation of Property Level LLC as amended and in effect as of November 21, 1996 as filed with and certified by the Secretary of State of Delaware and (b) a certificate issued by the Secretary of State of Delaware on November 21, 1996 to the effect that Property Level LLC is in good standing as a limited liability company in the State of Delaware;

     (v) Copies of (a) the Articles of Organization of GRT LLC as amended and in effect as of November 14, 1996 as filed with and certified by the Secretary of State of Colorado and (b) a certificate issued by the Secretary of State of Colorado on November 15, 1996 to the effect that GRT LLC is in good standing as a limited liability company in the State of Colorado;

     (vi) A copy of the Operating Agreement of Property Level LLC as amended and in effect as of the date hereof, as certified by GRT LLC, a member thereof;

     (vii) A copy of the Operating Agreement of GRT LLC as amended and in effect as of the date hereof, as certified by GPLP, a member thereof;

     (viii) A copy of GPC's certificate of incorporation as certified by the Secretary of State of Delaware as on file with that office on November 21, 1996;

Partnership Acquisition Trust II
November 26, 1996
Page 3

     (ix) A copy of the bylaws of GPC as amended and restated and in effect as of the date hereof as certified by the Secretary of GPC;

     (x) A certificate of the Secretary of State of Delaware dated November 21, 1996 to the effect that GPC is in good standing on the records of such Secretary of State;

     (xi) Copies of (a) GPLP's Limited Partnership Agreement as amended and in effect, as certified by the President of GPC, GPLP's managing general partner; (b) GPLP's registration as a limited partnership as filed with the Secretary of State of Delaware; (c) a certificate issued by the Secretary of State of Delaware on November 21, 1996 to the effect that GPLP is in good standing as a limited partnership in the State of Delaware; (d) GPLP's application for registration as a foreign limited partnership transacting business in the State of Ohio as filed with the Secretary of State of Ohio; and (e) a certificate issued by the Secretary of State of Ohio on November 22, 1996 to the effect that GPLP's registration as a foreign limited partnership remains in full force and effect;

     (xii) A copy of the certificate of registration of fictitious name filed by GPLP with the Secretary of State of Ohio pursuant to Section 1329.01, Ohio Revised Code;

     (xiii) A certificate of the Secretary of State of Ohio dated as of November 22, 1996, to the effect that GPC is qualified to do business in the State of Ohio and remains in good standing on the records of such Secretary of State as of such date;

     (xiv) An executed copy of the Agreement and certain additional documents and agreements executed by the parties pursuant to the Agreement which are described on Exhibit A attached hereto (the "Transaction Documents"), including without limitation the Pledge Agreement referred to in the Agreement;

     (xv) Certified resolutions adopted by GRT's board of trustees on November 22, 1996 authorizing GRT's execution, delivery and performance of the Agreement and the Transaction Documents to which it is a party as well as the reservation of common shares of beneficial interest to be issued upon conversion of the Purchased Shares (the "Conversion Shares") pursuant to the terms thereof; certified resolutions adopted by GPC's board of directors acting in GPC's capacity as managing general partner of GPLP, on November 22, 1996 authorizing GPLP's execution, delivery and performance of the Agreement and the Transaction Documents to which it is a party; and authorizing the execution, delivery and performance by GRT LLC of the Transaction Documents to which it is a party;

Partnership Acquisition Trust II
November 26, 1996
Page 4

     (xvi) A certificate of the President and of the Secretary and General Counsel of GRT and of the President and Secretary of GPC acting in its capacity as the managing general partner of GPLP (a) certifying that no action, suit or other proceeding is pending or (to their knowledge) threatened against GRT or GPLP or any affiliate of either of them, whether at law or in equity, whether criminal or civil in nature, before any court or governmental agency which questions the validity of the Agreement, the Transaction Documents, or the Articles Supplementary relating to the Series A Preferred Shares, or any action taken or required to be taken thereby pursuant to the Agreement or the Transaction Documents; (b) generally describing the business conducted by each of GRT, GPLP, the Property Level LLC and GRT LLC; (c) certifying that neither GRT, GPLP, nor any "affiliate" of either of them (within the meaning of federal securities laws), nor anyone acting on behalf of GRT, GPLP or any such affiliate, has, directly or indirectly, offered or sold, or attempted to offer or sell, any of the Preferred Shares or the member interests in Property Level LLC to, or solicited offers to buy any of such securities from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser other than the Purchaser (solely with respect to the Preferred Shares) or Partnership Acquisition Trust III (solely with respect to the member interests in Property Level LLC); (d) certifying that no one person or entity owns 50% or more, directly or indirectly, of GRT, and that GRT and its related entities do not have $15 million or more of assets that are non-real estate related (i.e. "non exempt" assets) within the meaning of
     Section 802.4 of the Hart-Scott-Rodino Premerger Notification Rules;

     (xvii) A copy of the tax matters certificate (the "Tax Matters Certificate") dated as of the date hereof executed by the Chief Financial Officer of GRT and the Chief Financial Officer of GPC, acting both in its capacity as the managing general partner of GPLP and on its own behalf, a copy of which is attached hereto as Exhibit B;

     (xviii) A copy of the legal opinion of Messrs. Ballard, Spahr, Andrews & Ingersoll, dated as of the date hereof and delivered concurrently to the Purchaser as of the date hereof;

     (xix) A copy of the legal opinion of George Schmidt, Esq., Secretary and General Counsel of GRT and GPLP, dated as of the date hereof and delivered concurrently to the Purchaser as of the date hereof;

     (xx) A copy of the Waiver and Excepted Person Designation Certificate executed by Partnership Acquisition Trust II and a copy of the Waiver of Ownership Limit executed by GRT; and

     (xxi) Such (a) written statutes of the State of Ohio, Delaware, Maryland and Colorado and of the United States of America and such written regulations thereunder, and such

Partnership Acquisition Trust II
November 26, 1996
Page 5

     reported orders, judgments or decrees of courts or governmental agencies thereof, as we deemed necessary for purposes of this letter, and (b) other qualification certificates and certificates of good standing with respect to GRT, GPLP, Property Level LLC and GRT LLC as we deemed necessary for the purposes of the Schedules attached hereto.

     All references in this letter to the "UCC" refer to the Uniform Commercial Code as adopted by The American Law Institute and the National Conference of Commissioners on Uniform State Laws. References to the "Ohio UCC" refer to the UCC as adopted in the State of Ohio, references to the "Delaware UCC" refer to the UCC as adopted in the State of Delaware, and references to the "Maryland UCC" refer to the UCC as adopted in the State of Maryland.

     Please be advised, however, that we have relied upon representations made in the foregoing documents as to various questions of fact material to the matters set forth below, and we have not assumed any responsibility for making any independent investigation or verification of any factual matter stated in or represented by any of the foregoing documents or any other factual matter, except to obtain where we deemed appropriate written representations or certificates of the GRT Transaction Parties' officers or appropriate public officials, and telephonic updates of information received from appropriate governmental officials.

     We have also assumed, with your consent, that with respect to the transactions contemplated by the Agreement and the Transaction Documents (i) there has been no mutual mistake of fact and there exists no fraud or duress,
(ii) the transactions contemplated thereby comply with any test of good faith or fairness/conscionability required by applicable law, and (iii) there are no other agreements or understandings among the parties that would materially modify the terms thereof or the respective rights or obligations of the parties thereunder.

     In issuing this letter, we have acted only as members of the bar in the State of Ohio. We have undertaken no investigation of and express no opinion as to the laws of any other jurisdiction other than the laws of the State of Ohio and the federal laws of the United States of America, except that we have reviewed the written statutes of the State of Colorado pertaining to the organization of limited liability companies under the laws of such state, the written statutes of the State of Delaware pertaining to the organization of corporations, limited partnerships and limited liability companies under the laws of such state, the Delaware UCC, and the Maryland UCC. We have also assumed, for purposes of issuing this letter, that insofar as the laws of any other jurisdiction are applicable to the matters set forth below, other than the limited liability company laws of the State of Colorado, the general corporation laws, limited partnership laws and limited liability company laws of the State of Delaware, the Delaware UCC, and the Maryland UCC, each as set forth in the preceding sentence, such laws (including applicable conflict of laws provisions) are identical to and will be interpreted in all respects in the same manner as the laws of the State of Ohio.

Partnership Acquisition Trust II
November 26, 1996
Page 6

     Please be further advised that our familiarity with the GRT Transaction Parties and their operations is limited by reason that our engagement by them is limited to specific matters as to which we have been requested by one or more of them to render services as special counsel.

     Please be further advised that we have assumed, with your consent, the conformity to originals of all documents transmitted to this office, the genuineness of all signatures thereon of, the due execution and delivery pursuant to due authorization thereof by, the validity and binding effect thereof on, and the legal competence of each person other than the GRT Transaction Parties which is a party thereto. We have also assumed the due enactment of all statutes and the due promulgation of all regulations.

     Please be further advised that we have assumed, with your consent, that the issuance of the Series A Preferred Shares pursuant to the Agreement and the Transaction Documents will not result in GRT being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code of 1986, as amended (the "Code"), which would violate Section 6.6(d)(iii) of GRT's Amended and Restated Declaration of Trust. In addition, with respect to the opinions set forth in paragraph 19 below, please be advised that such opinions are given in reliance upon the accuracy of the facts set forth in the Tax Matters Certificate, which we have assumed (without any independent investigation) are true, correct and complete.

     With respect to the opinions expressed below in paragraphs 1, 7, 8, 9 (the first sentence only), 10, 12(a) and 16 as to GRT, with your consent we have relied solely upon the opinions of Messrs. Ballard, Spahr, Andrews & Ingersoll, as to the matters set forth in their opinion letter addressed to this firm and to the Purchaser and dated as of the date hereof, and in rendering our opinions in paragraphs 1, 7, 8, 9 (the first sentence only), 10, 12(a) and 16 as to GRT we have undertaken no further investigation of the matters addressed by the opinions contained therein.

     With respect to the opinions expressed below in paragraphs 9 (the second sentence only), 12(b) and 12(d), we have relied solely upon the opinions of George Schmidt, Esq., Secretary and General Counsel to GRT and GPLP, as to such matters as set forth in his opinion letter addressed to this firm and to the Purchaser and dated as of the date hereof, which opinion letter, among other things, (i) identifies each agreement known to him which GRT has filed or is required to file with the Securities and Exchange Commission as an exhibit to an annual report on Form 10-K under the applicable provisions of Regulation S-K as promulgated by the Securities and Exchange Commission (the "Material Agreements"), (ii) lists each order, judgment or decree of any court or governmental agency (of other than general application) known to him to which GRT is a party or its property is subject (the "Orders"), and (iii) sets forth certain legal opinions with respect thereto and with respect to certain other matters referred to therein, and in rending the opinions to our Knowledge in paragraphs 9 (the second sentence only), 12(b) and 12(d)

Partnership Acquisition Trust II
November 26, 1996
Page 7

below, we have undertaken no further factual or legal investigation of the matters addressed by such opinions.

     With respect to the representations set forth in paragraph 14 below, with your consent we have made no investigation or inquiry of the litigation dockets of any courts or governmental offices of competent jurisdiction, and our only examination with respect to the matters set forth in paragraph 14 has been to review the certificate executed by the President of GRT and by the Secretary and General Counsel of GRT and GPLP referred to in the second paragraph of this letter.

     With respect to the opinions set forth in paragraph 17 below, we have assumed that (i) the Secured Party (as defined in paragraph 17 below) has and will continue to maintain exclusive possession of the certificates representing the Collateral (as defined in paragraph 17 below), (ii) the Secured Party has complied with all applicable laws with which it is required to comply in connection with the execution, delivery and performance of the Credit Agreement,
(iii) the Secured Party has obtained the security interest in the Collateral in good faith and is acting without notice of any adverse claim (as such term is defined in Section 8-302 of the Uniform Commercial Code as adopted and in effect in the State of Ohio) to the Collateral, and (iv) the Secured Party has not been a party to any fraud or illegality affecting the Collateral.

     With respect to the opinions set forth in paragraph 18 below, we have assumed that (i) the Purchaser has and will continue to maintain exclusive possession of the certificates representing the Series A Preferred Shares, (ii) no additional restrictive legends will be placed upon the certificates representing the Series A Preferred Shares (other than those required pursuant to the Securities Act of 1933, as amended), (iii) the Purchaser has complied with all applicable laws with which it is required to comply in connection with the execution, delivery and performance of the Agreement and the Transaction Documents, (iv) the Purchaser has acquired the Series A Preferred Shares in good faith and is acting without notice of any adverse claim (as such term is defined in Section 8-302 of the Maryland UCC), and (v) the Purchaser has not been a party to any fraud or illegality affecting the Series A Preferred Shares.

     Finally, please be advised that when used in this letter the terms and phrases "Knowledge," "Known to" and terms or phrases having equivalent wording, when used to refer to our firm, relate only to the conscious awareness of information of the lawyers in this office who have had active involvement in the negotiation, review or preparation of the Agreement and the Transaction Documents and the transactions contemplated thereby, or who have given substantive legal attention to representation of the GRT Transaction Parties in connection therewith or in connection with rendering this letter (the "Primary Lawyer Group"). Such terms and phrases expressly exclude any information contained in the general client files of this firm (which we have not independently reviewed in connection with the preparation and delivery of

Partnership Acquisition Trust II
November 26, 1996
Page 8

this letter) not already Known to the Primary Lawyer Group. In addition, please be advised that we have not undertaken to perform any independent review of the files of the GRT Transaction Parties or to make specific inquiries of their officers in order to obtain such Knowledge except to obtain the certificates referenced in item (xvi) and item (xvii) of the second paragraph of this letter.

     Based upon and subject to the foregoing, and subject to the exceptions and limitations set forth below, we advise you as follows:

     1. We are of the opinion that GRT is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland. We are of the opinion that GRT has the trust power to own its properties and to carry on its business substantially as described in the certificate referenced in item (xvi) of the second paragraph of this letter. We are of the opinion that GRT has the trust power to execute and deliver the Agreement and the Transaction Documents to which it is a party and to perform its obligations thereunder.

     2. We are of the opinion that GPLP is validly existing as a limited partnership under the laws of the State of Delaware, is in good standing on the records of the Secretary of State of Delaware, and has all requisite partnership power and authority to own its properties and carry on its business as now conducted, and has all requisite partnership power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder.

     3. We are of the opinion that Property Level LLC is validly existing as a limited liability company under the laws of the State of Delaware, in good standing on the records of the Secretary of State of Delaware, has all requisite limited liability company power and authority to own its properties and carry on its business as now conducted, and has all requisite limited liability company power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. We are of the opinion that GRT LLC is validly existing as a limited liability company under the laws of the State of Colorado, in good standing on the records of the Secretary of State of Colorado, has all requisite limited liability company power and authority to own its properties and carry on its business as now conducted, and has all requisite limited liability company power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder.

     4. We are of the opinion that GRT is qualified as a foreign real estate investment trust in each of the jurisdictions identified on Schedule A attached hereto.

Partnership Acquisition Trust II
November 26, 1996
Page 9

     5. We are of the opinion that GPLP is qualified as a foreign limited partnership in each of the jurisdictions identified on Schedule B attached hereto.

     6. We are of the opinion that each of Property Level LLC and GRT LLC is qualified as a foreign limited liability company in each of the jurisdictions identified on Schedule C attached hereto.

     7. We are of the opinion that GRT has duly reserved for issuance 4,377,786 Conversion Shares.

     8. We are of the opinion that the execution and delivery of, and the performance by GRT of its obligations under, the Agreement and the Transaction Documents to which it is a party, have been duly authorized by all requisite trust action by GRT. We are of the opinion that the Agreement and each of the Transaction Documents to which it is a party, has been duly executed and delivered by GRT. We are of the opinion that no other trust action of GRT is necessary to authorize such execution, delivery and performance under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, the Amended and Restated Declaration of Trust of GRT or the Bylaws of GRT. We are of the opinion that the execution and delivery by each of GPLP, GPC, Property Level LLC and GRT LLC of, and the performance of its obligations under, the Agreement and each of the Transaction Documents to which it is a party, are duly authorized by all necessary partnership, limited liability company or corporate action (as the case may be) of such party, and that the Agreement and each Transaction Document to which it is a party has been duly authorized, executed and delivered thereby. We are of the opinion that no other partnership, limited liability company or corporate action of GPLP, GPC, Property Level LLC or GRT LLC is necessary to authorize such execution, delivery and performance.

     9. We are of the opinion that no shareholder of GRT is entitled to any statutory preemptive right to subscribe for Shares in connection with the sale and issuance of the Purchased Shares. Except for the conversion rights which attach to the Preferred Shares, the various warrants, options and convertible securities listed on the Disclosure Schedule to the Agreement, and except as provided for in the Transaction Documents, to our Knowledge (i) there are no Common Shares issuable upon conversion of any security of GRT or GPLP nor are there any rights, options or warrants outstanding or other agreements to acquire Common Shares from GRT nor is GRT contractually obligated to purchase, redeem or otherwise acquire any of its outstanding Common Shares, and (ii) no shareholder of GRT is entitled to any similar rights to subscribe for shares of capital Shares of GRT.

     10. We are of the opinion that the Series A Preferred Shares have been duly authorized and, when issued in accordance with the Agreement and the resolutions adopted by

Partnership Acquisition Trust II
November 26, 1996
Page 10

GRT's Board of Trustees referenced in item (xv) of the second paragraph of this letter, will be validly issued, fully paid and nonassessable. We are of the opinion that the holders of the Purchased Shares are not entitled to any statutory preemptive rights by reason of their status as holders of Purchased Shares. We are of the opinion that the Conversion Shares have been duly authorized and will be (assuming that the sum of (i) any Shares issued between the date hereof and the date on which the Conversion Shares are actually issued (not including any Conversion Shares), (ii) all Shares issued as of the date hereof and (iii) the Conversion Shares, will not exceed the total number of Shares that GRT is authorized to issue) validly issued, fully paid and nonassessable. We are of the opinion that the holders of the Conversion Shares will not be entitled to any statutory preemptive rights by reason of their status as holders of Conversion Shares.

     11. We are of the opinion that each of the Agreement and the Transaction Documents constitutes a legal, valid and binding obligation of each GRT Transaction Party which is a party thereto, enforceable against it in accordance with its terms except as provided below.

     12. We are of the opinion that the execution and delivery of the Agreement and the Transaction Documents by each GRT Transaction Party does not and, if each GRT Transaction Party were now to perform its obligations thereunder, such performance would not: (a) violate any provision of the charter or other organization documents of such GRT Transaction Party, as amended; (b) violate any order, judgment or decree of any court or governmental agency in effect and Known by us to which any GRT Transaction Party is party; (c) violate any law of the United States or of the State of Ohio or any regulation thereunder, or the general corporation, limited partnership, or limited liability company laws of the State of Delaware, which is presently in effect and to which any GRT Transaction Party is subject; or (d) result in breach of or constitute a default under any Material Agreement or any Order.

     13. We are of the opinion that no authorization or approval of, or filing with, any governmental agency of the United States or of the State of Ohio, or any governmental agency of the State of Delaware responsible for administering the general corporation laws, the limited partnership laws, or the limited liability company laws of the State of Delaware, which has not been obtained or made is necessary for the execution and delivery of, and performance of its obligations at the Closing under, the Agreement and the Transaction Documents by any GRT Transaction Party which is a party thereto.

     14. We have no Knowledge of any suit, action, claim or other legal proceeding pending or threatened before any court or governmental agency of competent jurisdiction against any GRT Transaction Party or any properties thereof which questions the validity of the Agreement, the Transaction Documents or the Articles Supplementary relating to the Series A

Partnership Acquisition Trust II
November 26, 1996
Page 11

Preferred Shares, or any action taken or required to be taken thereby pursuant to the Agreement or the Transaction Documents.

     15. Based upon the representations and warranties made by the Purchaser in the Agreement and the Transaction Documents and the representations and warranties made by the members of Property LLC in the organizational documents thereof, and assuming such representations and warranties were when made and continue to be true, correct and complete, we are of the opinion that the issuance and sale of the Series A Preferred Shares, the issuance of the Common Shares upon conversion of the Series A Preferred Shares and the issuance of the member interests in Property Level LLC to Partnership Acquisition Trust III under the circumstances contemplated by the Agreement do not require registration under Section 5 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     16. We are of the opinion that the Waiver of Ownership Limit has been duly authorized by all necessary trust action of GRT.

     17. Section 1308.05, Ohio Revised Code (Section 8-106 of the Ohio UCC), provides that the law (including the conflict of laws rules) of the jurisdiction of organization of the issuer governs the validity of a security and the registration of transfer of (including transfer of a security interest in) a certificated security. Section 1308.28(A)(1), Ohio Revised Code (Section 8-313(1)(a) of the Ohio UCC), further provides that transfer of a security interest in a certificated security occurs only at the time the secured party or a person designated by him acquires possession thereof. Finally, Section 1308.36(A), Ohio Revised Code (Section 8-321(1) of the Ohio UCC), provides that a security interest is enforceable and can attach only if transferred to the secured party or a person designated by him.

     In light of the foregoing, we are of the opinion that insofar as the laws of the State of Ohio are concerned the Pledge Agreement is effective to create a security interest in the Collateral (as defined therein) in favor of the secured party thereunder (the "Secured Party"), and that the Collateral is a "certificated security" within the meaning of Article 8 of the Ohio UCC. We are of the opinion that the law (including the conflict of laws rules) of the State of Delaware, the jurisdiction of GPLP's organization, governs the transfer of a security interest in the Collateral to the Secured Party. Assuming that the Delaware UCC (the jurisdiction of GPLP's organization) is interpreted in the same manner as the Ohio UCC, and that the assumptions set forth elsewhere in this letter with respect to the Secured Party are and will remain true, correct and complete, we are of the opinion that (i) the security interest in the Collateral is perfected under the Delaware UCC, as provided in Sections 8-321(1) and 8-313(1)(A) of the Delaware UCC, and (ii) the security interest created in the Collateral under the Pledge Agreement is free of any adverse claim as such term is defined in Section 8-302 of the Delaware UCC.

Partnership Acquisition Trust II
November 26, 1996
Page 12

     18. We are of the opinion that delivery of the certificates for the Series A Preferred Shares will transfer valid and marketable title thereto to the Purchaser free of any adverse claim (as such term is defined in Section 8-302 of the Maryland UCC). The foregoing opinion is based upon the assumptions, which we have not independently verified, that the Maryland UCC (the jurisdiction of GRT's organization) will be interpreted in the same manner as the Ohio UCC, and that the assumptions set forth elsewhere in this letter with respect to the Purchaser are and will remain true, correct and complete.

     19. We are of the opinion that each of GPLP, Property Level LLC and GRT/LLC is properly treated as a partnership for federal income tax purposes under the Code and not as a "publicly traded partnership" under Section 7704 of the Code. We are of the opinion that, commencing with its taxable year ended December 31, 1994, GRT is organized in conformity with the requirements for qualification as a real estate investment trust within the meaning of Section 856 of the Code, and its method of operation enabled it to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

          Please be advised that each of the foregoing opinions is expressly subject to:

          (a) Applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer or conveyance, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights in general, whether heretofore or hereafter enacted to the extent constitutionally applicable;

          (b) The effect of general principles of equity and rules of law regarding specific performance, injunctive relief and other equitable remedies on the enforceability of obligations (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the possibility that courts may not enforce obligations with respect to indemnification because of considerations of public policy;

          (c) Some Ohio courts may not enforce provisions requiring payment of attorneys' fees, court costs, or expenses of consultations, litigation or preparation therefor;

          (d) Because of considerations of public policy and for other reasons, some Ohio courts may not enforce provisions by which (i) a party purports to waive one or more of its statutory or other rights or purports to disclaim one or more of its statutory or other obligations or liabilities,
     (ii) a party submits or consents to the personal jurisdiction of a particular state or other jurisdiction or a particular court in such state or other jurisdiction, agrees to certain methods of service of process,

Partnership Acquisition Trust II
November 26, 1996
Page 13

     or agrees to waive trial by jury, or (iii) a party is required to appoint an agent to receive service of process in a manner other than as prescribed by applicable law;

          (e) We have not been requested to render, and with your permission we do not express, any opinion as to the applicability to the Agreement or any of the Transaction Documents of Section 548 of the Bankruptcy Code or any other fraudulent conveyance or transfer laws;

          (f) Except as set forth in paragraph 17 above, we express no opinion as to the priority of any security interest;

          (g) We express no opinion as to any security interests relating to collateral in which security interests cannot be granted under the UCC;

          (h) Some Ohio courts may not enforce provisions which require a party to present claims within a specified time limit or be barred from pursuing the claims or which prohibit a party from recovering costs without prior written authorization to incur such costs;

          (i) Ohio courts will enforce liquidated damages provisions but only to the extent that such provisions express a reasonable pre-estimate of the damages which would be incurred;

          (j) Some Ohio courts may not enforce indemnification provisions to the extent the indemnity attempts to indemnify a party for its own negligence or misconduct;

          (k) Some Ohio courts may not enforce provisions requiring that amendments or modifications of agreements only be by written instrument signed by the parties to the agreement; and

          (l) The opinions and representations set forth in this letter specifically do not address (i) Federal Reserve Board margin regulations,
     (ii) pension and employee benefit laws and regulations, (iii) federal and state antitrust and unfair competition laws and regulations, (iv) federal and state laws and regulations concerning filing and notice requirements (e.g., Exon-Florio), other than requirements applicable to filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other than filings of charter-related documents such as a certificate of merger, each of which is addressed by the opinions set forth herein, (v) compliance with fiduciary duty requirements, (vi) federal and state environmental

Partnership Acquisition Trust II
November 26, 1996
Page 14

     laws and regulations, (vii) federal and state racketeering laws and regulations (e.g., RICO), (viii) federal and state health and safety laws and regulations (e.g., OSHA), (ix) federal and state labor laws and regulations, (x) federal and state laws, regulations and policies concerning national emergency, possible judicial deference to acts of sovereign states and criminal and civil forfeiture laws, and (xi) other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes).

     Our opinions and representations contained herein are rendered only as of the date hereof, and we undertake no obligation to update this letter or the opinions and representations contained herein after the date hereof. This opinions and representations contained in this letter only constitute our professional judgment as to the consequences of, and the applicability of certain laws to, the Agreement and the Transaction Documents, and should not be considered to be a guarantee of any particular result.

     This letter is intended for the information solely of the party to whom it is addressed and solely in connection with the consummation of the transactions contemplated by the Agreement and the Transaction Documents, and is not to be distributed to or relied upon by any other person or for any other purpose without the prior written consent of this firm.

                                        Very truly yours,

                                        Bricker & Eckler


                                        By ___________________________
                                             Michael F. Sullivan
                                             A Partner

                                    EXHIBIT A
                        TO BRICKER & ECKLER LEGAL OPINION
                 ---------------------------------------------

The term "Transaction Documents" shall include only the following:

1. Environmental Indemnity dated November 26, 1996 made by Glimcher Properties Limited Partnership ("GPLP") and Glimcher Realty Trust ("GRT") in favor of Nomura Asset Capital Corporation ("NACC") and Partnership Acquisition Trust II ("PAT II")

2. Collateral Assignment of Preferred Partnership Interests dated November 26, 1996 made by GRT in favor of PAT II

3. Ownership Limit Waiver dated November 26, 1996 entered into by GRT in favor of PAT II and NACC and their affiliates

4.   Olathe Mall LLC Operating Agreement, as amended

5.   Great Plains MetroMall LLC Operating Agreement

6. Articles Supplementary - Clarifying and Designating 40,000 Shares of Beneficial Interest as Shares of Series A Convertible Preferred Beneficial Interests

                                    EXHIBIT B

                              GLIMCHER REALTY TRUST

                             TAX MATTERS CERTIFICATE
                             -----------------------


     I, Terry Schreiner, do hereby certify as follows:

     1. That I am the Chief Financial Officer of Glimcher Realty Trust, a Maryland real estate investment trust ("GRT"), and the Chief Financial Officer of Glimcher Properties Corporation, a Delaware corporation ("GPC");

     2. That in such capacity, I have access to relevant information regarding each of the factual matters set forth below;

     3. That in such capacity, I have rewponsibility over appropriate internal accounting procedures to assure satisfaction of the applicable tests for qualification as a real estate investment trust.

     4. For purposes of this Certificate, the term "GRT Transaction Parties" (i) includes GRT, Glimcher Properties Limited Partnership, a Delaware limited partnership ("GPLP"), Property Level LLC, GRT LLC, and GPC and entities directly or indirectly owned or controlled by GRT, and (ii) takes into account, to the extent appropriate, the assets and items of income, gain, loss and deductions of each of those entities as they relate to the qualification of GRT as a real estate investment trust;

     5. That I have consulted with other employees and officers of the GRT Transaction Parties regarding the factual matters set forth below and such persons have agreed in all respects with the representations made below;

     6. That GRT has timely filed an election to be taxed as a real estate investment trust with its tax return for the period ended December 31, 1994 and GRT will not take any action to terminate such election; that I have no reason to believe that GRT has not taken and will take any action to revoke or terminate such election for any period thereafter; and that GRT has received no notification formally or informally from the Internal Revenue Service or any other person that such election will not be valid in any respect.;

     7. That I am familiar with the requirements for qualification as a real estate investment trust (the "REIT Provisions") under applicable provisions of the Internal Revenue Code of 1986, as amended ("Code") and that all such requirements have been satisfied for all periods during the taxable years ended December 31, 1994, December 31, 1995 and through the date hereof (the "Relevant Period"); I have no reason to believe that such requirements will not continue to be satisfied in the period ending December 31,

1996; I have exercised ordinary business care and prudence to attempt to satisfy such requirements; and I have advised Bricker & Eckler of any matter of which I am aware that could cause concern as to whether those qualifications have been or will be satisfied;

     8. That I am familiar with the transactions provided and the investments and operations contemplated in the Securities Purchase Agreement dated November __, 1996 among Partnership Acquisition Trust II, a Delaware business trust, GRT, and Nomura Asset Capital Corporation, including the Exhibits thereto (the "SPA") and that based on my review of such proposed investments and operations of GRT I have no reason to believe that that the REIT Provisions will not be satisfied for all periods relevant to the transactions contemplated by the SPA, and that I have advised Bricker & Eckler of any matter of which I am aware that could cause concern as to whether those qualifications will be satisfied

     9. That GRT is managed by one or more trustees, who have continuing and exclusive authority over management of GRT and the disposition of assets of GRT;

     10. That beneficial ownership interests in GRT are evidenced by transferable shares;

     11. That GRT has an objective to carry on a profit-making business and divide the gains therefrom among its shareholders and is not simply an arrangement to protect or conserve the property of GRT for its shareholders;

     12. That GRT is not a financial institution or an insurance company within the meaning of Section 856(a)(4) of the Code.

     13. That GRT has qualified under the 95%, 75%, and 30% income tests (within the meaning of Code Sections 856(c) (2), (3) and (4)) and the 75%, 25%, 10% and 5% asset tests (within the meaning of Code Section 856(c) (5)) for each quarter of the Relevant Period; and I have no reason to believe that such tests will not continue to be met for each quarter of taxable year 1996;

     14. That GRT's interest income is in such amounts and derived from such sources so as to not cause GRT to fail the 75% income tests;

     15. That with respect to properties the GRT Transaction Parties own directly or indirectly and lease;

     (a) In no event is more than 15% of the total rent received or accrued under any individual lease attributable to personal property;

     (b) The GRT Transaction Parties do not provide services to any tenant under any of its leases other than services that would be considered customarily furnished or rendered in connection with the rental of real property, such as the furnishing of water, heat, lights, trash collection and maintenance of common areas and other than services rendered through independent contractors (within the meaning of Code
Section 856(d) (3)) from whom the GRT Transaction Parties themselves do not derive or receive any income;

     (c) No amount of rent received under any lease is based on the income or profits of the tenant or any subtenant except for rents based on a fixed percentage or percentages of receipts or sales (within the meaning of Code
Section 856(d) (2) (A));

     (d) No amount of rental is received from: (i) any person which is a corporation in which the GRT Transaction Parties directly or indirectly own 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total number of shares of all classes of stock of such person, or (ii) any person which is not a corporation in which the GRT Transaction Parties directly or indirectly own an interest of 10% or more in the assets or net profits of such person;

     16. That GRT has not failed the 30% income test (within the meaning of Code
Section 856(c)(4)) during the taxable years ended December 31, 1994, December 31, 1995, or at any time through the date hereof, by reason of recognizing income related to the sale or disposition of the following:

     (a) Stock or securities held for less than one (1) year;

     (b) Real property held for less than four (4) years; or

     (c) Property that would be considered inventory of the GRT Transaction Parties or property held primarily for sale to customers, or that otherwise would be considered involved in a prohibited transaction under Section 856(c)(4)(B) of the Code;

     17. That at all times during the Relevant Period (and specifically on each record date for the payment of dividends during such period): (a) beneficial ownership of GRT has been held by more than 100 shareholders; and (b) assuming the accuracy of the Waiver and Excepted Person Designation Certificate of PAT II, management has received no indication (whether as a result of any filing of a Schedule 13D or 13G under the Securities Exchange Act of 1934, as amended, or otherwise) that the actual ownership of shares of GRT was or is such as to prevent GRT from satisfying the applicable requirements of Code Section 856(h);

     18. That for all periods during the Relevant Period, the GRT Transaction Parties have complied with the requirements of Code Section 859 and have adopted a calendar year accounting period;

     19. That the GRT Transaction Parties have filed timely tax returns in each year of its existence and have not and will not include any information in such returns due to fraud with an intent to evade taxes; and

     20. For GRT's taxable years ended December 31, 1994 and December 31, 1995, the deduction for dividends paid by GRT (as defined in section 561 of the Code, but without regard to capital gain dividends, as defined in section 857(b)(3)(C) of the Code) equaled or exceeded (i) the sum of (A) 95% of GRT's real estate investment trust taxable income (as defined in section 857(b)(2) of the Code, but without regard to the deduction for dividends paid and excluding any net capital gain) and (B) 95% of the excess of its net income from foreclosure property over the tax imposed on such income by section 857(b) (4) (A) of the Code, minus (ii) any excess noncash income (as defined in section 857(e) of the Code).

     21. The dividends paid by GRT during the calendar years ended December 31, 1994, December 31, 1995, and through the date hereof were made pro rata, with no preference to any share as compared with other shares of the same class.

     22. That the description of the GRT Transaction Parties, their properties and their method of operation contained in GRT's Annual Reports on Forms 10-K for all the years in the Relevant Period and Quarterly Reports on Forms 10-Q for all the quarters in the Relevant Period, all as timely filed with the Securities and Exchange Commission, are accurate and complete in all material respects; and

     23. I have advised you of any matter the GRT Transaction Parties have been advised by independent legal or accounting advisors or of which the GRT Transaction Parties or its employees are aware that could, if adversely decided, adversely affect GRT's ability to satisfy the requirement for continued taxation as a real estate investment trust under section 856 of the Code.

     24. With respect to GPLP, that, GPC, the general partner of GPLP, has, during the Relevant Period, and will maintain: (a) except for any temporary allocation required under Section 704(b) or 704(c) of the Internal Revenue Code of 1986, as amended, or corresponding Income Tax Regulations, as required pursuant to Section 1.704-1(b) of the Treasury Regulations, as a general partner interest in each material item of GPLP's income, gain, loss, deduction or credit of at least one percent; and , (b) a minimum capital account balance in GPLP equal to one percent of the total positive capital account balances for all partners of GPLP;

     25. That GPC intends and will exercise its best efforts to assure that GPLP will, at all times during the term of its existence, be operated strictly in accordance with the terms of (i) GPLP's agreement of limited partnership, (ii) the Delaware Revised Limited Partnership Act, (iii) and all other applicable law;

     26. That GPC intends and will exercise its best efforts to assure that GPLP will, at all times during the term of its existence, carry on and conduct its business as an activity engaged in for profit;

     27. That GPC does not now intend or anticipate that any creditor of GPLP that has made or may make a nonrecourse loan to GPLP will have or acquire at any time, as a result of the making of such loan, any direct or indirect interest in the profits, capital or property of GPLP, other than as a secured creditor of GPLP;

     28. That GPC reasonably believes that the compensation to be paid GPC and its Affiliates represents reasonable compensation for each of the services to be provided to or for the benefit of GPLP.

     29. That the interests in GPLP are not: (a) traded on an established securities market within the meaning of Section 7704(b)(1) of the Code, and (b) readily tradable on a secondary market (or the substantial equivalent thereto) within the meaning of Section 7704(b)(2) of the Code.

     30. That GRT intends and will exercise its best efforts to assure that Property Level LLC will, at all times during the term of its existence, be operated strictly in accordance with the terms of (i) Property Level LLC 's operating agreement, (ii) the Delaware Limited Liability Company Act, (iii) and all other applicable law;

     31. That GRT intends and will exercise its best efforts to assure that Property Level LLC will, at all times during the term of its existence, carry on and conduct its business as an activity engaged in for profit;

     32. That GRT does not now intend or anticipate that any creditor of Property Level LLC that has made or may make a nonrecourse loan to Property Level LLC will have or acquire at any time, as a result of the making of such loan, any direct or indirect interest in the profits, capital or property of Property Level LLC, other than as a secured creditor of Property Level LLC;

     33. That GRT reasonably believes that any compensation to be paid GRT and its Affiliates represents reasonable compensation for each of the services that may be provided to or for the benefit of Property Level LLC.

     34. That the interests in Property Level LLC are not: (a) traded on an established securities market within the meaning of Section 7704(b)(1) of the Code, and (b) readily tradable on a secondary market (or the substantial equivalent thereto) within the meaning of Section 7704(b)(2) of the Code.

     35. With respect to GRT LLC, that, GPLP, the manager of GRT LLC, has, during the Relevant Period, and will maintain: (a) except for any temporary allocation required under Section 704(b) or 704(c) of the Internal Revenue Code of 1986, as amended, or corresponding Income Tax Regulations, as required pursuant to Section 1.704-1(b) of the Treasury Regulations, a member interest in each material item of GRT LLC 's income, gain, loss, deduction or credit of at least one percent; and , (b) a minimum capital account balance in GRT LLC equal to one percent of the total positive capital account balances for all members of GRT LLC;

     36. That GRT intends and will exercise its best efforts to assure that GRT LLC will, at all times during the term of its existence, be operated strictly in accordance with the terms of (i) GRT LLC 's operating agreement, (ii) the Colorado Limited Liability Company Act, (iii) and all other applicable law;

     37. That GRT intends and will exercise its best efforts to assure that GRT LLC will, at all times during the term of its existence, carry on and conduct its business as an activity engaged in for profit;

     38. That GRT does not now intend or anticipate that any creditor of GRT LLC that has made or may make a nonrecourse loan to GRT LLC will have or acquire at any time, as a result of the making of such loan, any direct or indirect interest in the profits, capital or property of GRT LLC, other than as a secured creditor of GRT LLC;

     39. That GRT reasonably believes that any compensation to be paid GRT and its Affiliates represents reasonable compensation for anyof the services to be provided to or for the benefit of GRT LLC.

     40. That the interests in GRT LLC are not: (a) traded on an established securities market within the meaning of Section 7704(b)(1) of the Code, and (b) readily tradable on a secondary market (or the substantial equivalent thereto) within the meaning of Section 7704(b)(2) of the Code.

     In Witness Whereof, the undersigned being the Chief Financial Officer of GRT, the Chief Financial Officer of GPC, acting both in its capacity as the managing general partner of GPLP and on its own behalf, has executed this certificate effective as of this ___ day of November, 1996.


                                        /s/ Terry Schreiner
                                        -------------------
                                        Terry Schreiner

                                   SCHEDULE A
                        TO BRICKER & ECKLER LEGAL OPINION

               -------------------------------------------------

         Glimcher Realty Trust is qualified as a foreign real estate investment trust in each of the jurisdictions identified below:


                                    o Arizona

                                    o Florida

                                    o Indiana

                                    o Kansas

                                    o Maryland

                                    o Massachusetts

                                    o Michigan

                                    o Ohio

                                    o Tennessee

                                   SCHEDULE B
                        TO BRICKER & ECKLER LEGAL OPINION

               -------------------------------------------------

         Glimcher Properties Limited Partnership is qualified as a foreign limited partnership in each of the jurisdictions identified below:


                                    o Delaware

                                    o Indiana

                                    o Kansas

                                    o Missouri

                                    o New York

                                    o Ohio

                                    o Pennsylvania

                                    o Tennessee

                                   SCHEDULE C
                        TO BRICKER & ECKLER LEGAL OPINION

               --------------------------------------------------

         Great Plains MetroMall LLC is qualified as a foreign limited liability company in the following jurisdictions:

                                    o Delaware

                                    o Kansas




         Olathe Mall LLC is qualified as a foreign limited liability company in the following jurisdictions:

                                    o Colorado

                                    o Kansas

                                    o Ohio

                                                                       EXHIBIT F



                               OPERATING AGREEMENT

                                       OF

                           GREAT PLAINS METROMALL LLC






                         DATED: As of November 26, 1996

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----


Article 1.  DEFINITIONS.............................................................1

Article 2.  FORMATION, NAME AND APPLICABLE LAW.....................................15
               2.1.  Formation.....................................................15
               2.2.  Members.......................................................15
               2.3.  Name  15
               2.4.  Acts of the Members...........................................15
               2.5.  Limited Authority.............................................16
               2.6.  Ownership.....................................................16

Article 3.  BUSINESS PURPOSE.......................................................16
               3.1.  Purposes......................................................16
               3.2.  No Individual Authority.......................................16
               3.3.  No Restrictions...............................................16
               3.4.  PAT III as Lender.............................................18

Article 4.  PRINCIPAL OFFICE, REGISTERED AGENT.....................................18

Article 5.  PERCENTAGE INTERESTS, CAPITAL CONTRIBUTIONS............................18
               5.1.  Percentage Interests..........................................18
               5.2.  Preferred Contribution; Preferred Return......................18
               5.3.  Initial Capital Accounts......................................19
               5.4.  No Liability for Return of Capital............................19
               5.5.  No Additional Contributions...................................19
               5.6.  No Interest on Contributions..................................19
               5.7.  No Withdrawal of Contributions................................19
               5.8.  No Interest on Contributions..................................19

Article 6.  CONSTRUCTION OF THE IMPROVEMENTS.......................................20
               6.1.  Construction..................................................20
               6.2.  Performance under Other Agreements............................21
               6.3.  No Encroachments..............................................21

Article 7.  COVENANTS OF GLIMCHER AND ITS AFFILIATES...............................21
               7.1.  Modifications.................................................21
               7.2.  Transfers.....................................................21
               7.3.  Cooperation...................................................21
               7.4.  Member Funded Debt............................................22

                                      (i)

Article 8.  DISTRIBUTIONS, CAPITAL ACCOUNTS, PROFITS, LOSSES AND ALLOCATIONS.......22
               8.1.  Distributions of Net Cash Flow from Operations................22
               8.2.  Distributions of Proceeds from Capital Transactions...........22
               8.3.  Capital Accounts..............................................23
               8.4.  Profits and Losses............................................24

Article 9.  MANAGEMENT OF THE COMPANY..............................................28
               9.1.  Management....................................................28
               9.2.  Annual Operating Budgets; Leasing Program.....................30
               9.3.  Member Names..................................................32
               9.4.  Bank Accounts.................................................32
               9.5.  Transactions with Glimcher Affiliates.........................33
               9.6.  Fidelity Bonds................................................33
               9.7.  Member Meetings...............................................33
               9.8.  Limitation on Liability of the Members; Indemnification.......33
               9.9.  Access34
               9.10.  Defaults.....................................................34
               9.11.  Certain Notices..............................................34
               9.12.  Plan Changes.................................................35
               9.13.  Insurance....................................................35
               9.14.  Environmental Matters........................................37
               9.15.  Deeds, Mortgages etc.........................................38

Article 10.  WITHDRAWAL, TRANSFERS AND REFINANCING.................................38
               10.1.  Events and Effects of Withdrawal of a Member.................38
               10.2.  Limitations on Transferability...............................40
               10.3.  Transfers of Interests in the Company........................40
               10.4.  Sale of Property.............................................41
               10.5.  Refinance....................................................42
               10.6.  Option in Favor of Glimcher..................................42
               10.7.  Transfers by PAT III.........................................44
               10.8.  Release of Phase II..........................................44

Article 11.  BUY-SELL 45
               11.1.  Buy-Sell Procedure...........................................45
               11.2.  Closing Date.................................................46
               11.3.  Closing Deliveries...........................................46
               11.4.  Treatment of Liabilities.....................................46
               11.5.  Cash Flow Prior to Sale......................................47
               11.6.  Default......................................................47
               11.7.  Continuous Operation.........................................47
               11.8.  Payment in Shares............................................47
               11.9.  Redemption of Shares.........................................47

                                      (ii)

Article 12.  DISSOLUTION...........................................................48
               12.1.  Events of Dissolution........................................48
               12.2.  Winding Up by Members........................................48
               12.3.  Winding Up by Liquidating Trustee............................48
               12.4.  Distributions of Net Cash Flow...............................48
               12.5.  Distribution of Proceeds of Liquidation......................48
               12.6.  Capital Account Balances.....................................49
               12.7.  Orderly Liquidation..........................................49
               12.8.  Financial Statements.........................................49

Article 13.  RECORDS, ACCOUNTS, AUDITING, INCOME TAX RETURNS, TAX ELECTIONS........49
               13.1.  Maintenance of Books.........................................49
               13.2.  Independent Auditors.........................................50
               13.3.  Accounting Policies..........................................50
               13.4.  Certain Tax Reporting Policies...............................50
               13.5.  Tax Matters Member...........................................50
               13.6.  Withholding..................................................50

Article 14.  FISCAL YEAR...........................................................51
               14.1.  Fiscal Year..................................................51

Article 15.  DISPOSITIONS OF DOCUMENTS AND RECORDS.................................51
               15.1.  Disposition on Dissolution...................................51

Article 16.  NOTICES  51
               16.1.  Notice Form..................................................51

Article 17.  VALUATION AND DISPUTE RESOLUTION......................................52
               17.1.  Fair Market Value............................................52
               17.2.  Dispute Resolution...........................................53

Article 18.  MISCELLANEOUS.........................................................54
               18.1.  Further Assurances...........................................54
               18.2.  Estoppel Certificates........................................54
               18.3.  Entire Agreement.............................................55
               18.4.  References to this Agreement.................................55
               18.5.  Headings.....................................................55
               18.6.  Binding Effect...............................................55
               18.7.  Counterparts.................................................55
               18.8.  Amendments...................................................55
               18.9.  Third Parties................................................55
               18.10.  Severability................................................55
               18.11.  Applicable Laws.............................................55
               18.12.  Waiver......................................................55

                                     (iii)

               18.13.  Gender......................................................56
               18.14.  Non-Exclusive Remedies......................................56
               18.15.  Exhibits....................................................56
               18.16.  Publicity...................................................56
               18.17.  General Representations.....................................56
               18.18.  Jury Trial..................................................57
               18.19.  Language....................................................57

Exhibits
--------
Exhibit A           The Land
Exhibit B           Forms of Affiliate Agreements
Exhibit C           Phase II Land


                                      (iv)

                OPERATING AGREEMENT OF GREAT PLAINS METROMALL LLC
                -------------------------------------------------

                  THIS AGREEMENT dated as of the 26th day of November, 1996, by and between PARTNERSHIP ACQUISITION TRUST III, a Delaware business trust, having an office c/o Nomura Asset Capital Corporation, 2 World Financial Center, Building B, New York, New York 10281-1198, Attention: Stuart B. Silberberg (together with its successors and assigns, "PAT III") and OLATHE MALL LLC, a Colorado limited liability company, having an address c/o Glimcher Properties Limited Partnership, 20 South Third Street, Columbus, Ohio 43215, Attention:
General Counsel (together with its permitted successors and assigns, "GLIMCHER").


                                   WITNESSETH:
                                   -----------


                  WHEREAS, simultaneously herewith, Glimcher Realty Trust ("GRT"), Glimcher Properties Limited Partnership ("GPLP") and Partnership Acquisition Trust II (together with its successors and assigns, "PURCHASER") have entered into a certain Securities Purchase Agreement (the "SPA"); and

                  WHEREAS, pursuant to, and subject to the terms and conditions of, the SPA, among other things, (i) Purchaser is to purchase the Preferred Shares, (ii) GRT is to contribute the gross proceeds received from such sale to GPLP (iii) GPLP is to contribute such proceeds to Glimcher, (iv) Glimcher is to contribute such proceeds or property having an agreed upon value net of liabilities equal to such proceeds to the Company, (v) Glimcher is to have a 55.00% membership interest in the Company and PAT III is to have a 45.00% membership interest in the Company and (vi) the Interest of PAT III is being issued to PAT III for the convenience of Purchaser, GPLP and GRT.

                  NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the Members agree as follows:


                                   Article 1.
                                   ----------

                                  DEFINITIONS
                                  -----------

                  As used in this Agreement, the following terms shall have the meanings indicated:

                  1.1. "ACT" means the Delaware Limited Liability Company Act, as the same may have been and may hereafter be amended.

                  1.2. "ADJUSTED NOI" shall mean NOI as set forth in the Company's audited financial statements for the 12-month period ending on and including the last day of the last full calendar month (the "NOI Period") prior to the day on which Glimcher shall exercise the Call Option plus an amount equal to the sum of all Below Market Rent Factors and Bankrupt Anchor Adjustments; provided, however, if NOI for the NOI Period is more than 5% less than the NOI for the 12-month period prior to the NOI Period, Adjusted NOI shall be calculated by using the NOI for such prior 12-month period.

                  1.3. "AFFILIATE" shall mean, with reference to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person. For the purposes of this definition, "control" shall mean (i) the ownership of fifty percent (50%) or more of the beneficial interest in the Person referred to, without regard to preferences or priorities in distribution of cash, or (ii) the power to direct or cause the direction of the management policies of the Person in question. Without limiting the foregoing, Glimcher, Manager, GRT and GPLP are Affiliates of each other.

                  1.4. "AFFILIATE AGREEMENTS" means the Management Agreement, the Development Agreement, the Leasing Agreement and the Legal Services Agreement.

                  1.5. "AIREA" is defined in SECTION 17.1.

                  1.6. "ANNUAL OPERATING BUDGET" is defined in SECTION 9.2(A).

                  1.7. "APPLICABLE DIVIDEND AMOUNT" has the meaning ascribed thereto in the Articles Supplementary.

                  1.8. "ARCHITECT" shall mean any licensed architect or architects as may be engaged from time to time in connection with the construction of the Improvements.

                  1.9. "ARCHITECT'S AGREEMENT" shall mean each agreement entered into by an Architect which provides for such Architect to provide architectural services in connection with the construction of the Improvements, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

                  1.10. "BELOW MARKET LEASE" shall mean any Lease in effect (or which would have been in effect but for the early termination thereof within the prior 12-month period unless PAT III shall have consented to such termination, which consent shall not be unreasonably withheld) on the last day of the NOI Period having a remaining term as of such day of five (5) years or less pursuant to which the Tenant thereunder is obligated to pay on an annual basis, rent, additional rent, percentage rent and other charges and reimbursements (collectively, "Rent") less than the then Fair Market Rent for the premises demised. Rent shall be determined in accordance with GAAP on the accrual basis of accounting.

                  1.11. "BELOW MARKET RENT FACTOR" shall mean an amount equal to the present value as of the last day of the NOI Period of an amount equal to the difference between the annual Fair Market Rent for each portion of the Property that is subject to a Below Market Lease and the annual Rent reserved under such Below Market Lease. Such present value shall be determined by using an annual discount factor equal to 11% as though such amount were to be received on the last day of the term of such Below Market Lease.

                                      (2)

                  1.12. "BANKRUPT ANCHOR ADJUSTMENT" shall mean an amount equal to the Rent which would have been paid or payable by a Tenant under a Major Lease for the NOI Period but for such Tenant being subject to bankruptcy, insolvency or other similar proceeding or having made an assignment for the benefit of creditors, dissolved, liquidated or commenced winding up. For purposes of determining such Rent, each such Tenant shall be presumed to have had sales at or from the Property equal to such sales during the last consecutive 12-month period that such Tenant was open for business at the Property.

                  1.13. "ARTICLES SUPPLEMENTARY" shall mean the Articles Supplementary of GRT which authorize and govern the Preferred Shares as the same are in effect on the date hereof.

                  1.14. "BOOK VALUE" shall mean, with respect to any Company asset at any time, the adjusted tax basis of such asset, except that the initial Book Value of any asset contributed by a Member to the Company shall be an amount equal to the fair market value of such asset as provided in this Agreement or otherwise as determined by the Members, and Book Value shall thereafter be adjusted in a manner consistent with Section 1.704-1(b)(2)(iv)(g) of the Regulations (i) for the Depreciation taken into account with respect to such asset in computing Profits and Losses and (ii) in connection with adjustments to Members' Capital Accounts.

                  1.15.  "BUY/SELL DEMAND NOTICE" is defined in SECTION 11.1.

                  1.16. "BUY/SELL PERIOD" shall mean any period (a) after the Trigger Date, (b) during which the Members are unable to agree upon any Major Act (or while there is a material dispute between the Members or between PAT III and either of GPLP or GRT, in all cases, with respect to this Agreement) after having made reasonable good faith efforts to resolve such matter pursuant to
SECTION 17.2 or (c) while there is a dispute between the Members regarding whether PAT III has unreasonably withheld its consent to any matter which PAT III has agreed not to unreasonably withhold its consent after the parties shall have made reasonable good faith efforts to resolve such dispute pursuant to
SECTION 17.2. Either Member may grant its consent to any matter for which its consent is required hereunder under protest, in which case, for purposes of this
SECTION 1.16 and ARTICLE 11, the parties shall be deemed not to have agreed upon such matter.

                  1.17.  "BUYER" is defined in SECTION 11.3.

                  1.18. "CALL OPTION" shall mean Glimcher's option under SECTION 10.6.

                  1.19. "CAPITAL ACCOUNT" shall mean a separate account maintained for each Member as part of the books and records of the Company, as set forth in SECTION 8.3.

                  1.20. "CAPITAL CONTRIBUTION" shall mean the aggregate amount a Member shall have contributed in cash or other property from time to time to the capital of the Company. For purposes of crediting a Member's Capital Account with respect to a contribution of property other than cash, consistent with
Section 1.704-1(b)(2)(iv)(b) of the Regulations such Capital Account shall be credited with the fair market value of such property (net of liabilities secured by



                                      (3)
such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), as determined by the Members or as provided in this Agreement.

                  1.21. "CAPITAL TRANSACTION" shall mean (i) a sale or other disposition of the whole or any portion of the Property, (ii) an insurance recovery (other than for business interruption or similar claim) or condemnation award, (iii) a mortgage, deed of trust, sale and leaseback or other financing or refinancing of all or any portion of the Property, and (iv) any other event which, under generally accepted accounting principles, would be classified as of a capital nature.

                  1.22.  "CERTIFICATE" is defined in ARTICLE 4.

                  1.23. "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  1.24. "COMMITMENT LETTER" has the meaning ascribed thereto in the SPA.

                  1.25. "COMPANY" means Great Plains MetroMall LLC, a Delaware limited liability company, as such limited liability company may from time to time be constituted.

                  1.26. "COMPLETION DATE" shall mean December 31, 1997, subject to extensions of up to 365 days in the aggregate by the period of any Force Majeure Delay.

                  1.27. "CONSTRUCTION AGREEMENT" shall mean each of the agreements entered into by a Contractor which provides for the Contractor to construct the Improvements, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

                  1.28. "CONSTRUCTION BUDGET" shall mean the Budget (as defined in EXHIBIT I to the SPA) for the Property, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

                  1.29. "CONSTRUCTION DOCUMENTS" is a collective reference to the Architect's Agreements, the Construction Agreements, the Plans, the Construction Budget and the Permits.

                  1.30. "CONSTRUCTION LENDER" shall mean any lender or lenders who shall have agreed from time to time to provide construction loan financing (a "CONSTRUCTION LOAN") to pay a portion of acquiring, constructing and equipping the Property pursuant to a Construction Loan Agreement.

                  1.31. "CONSTRUCTION LOAN AGREEMENT" shall mean each of the agreements entered into by a Construction Lender pursuant to which a Construction Lender agrees to make a Construction Loan, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

                  1.32. "CONTRACTOR" shall mean any general contractor as may be engaged from time to time to construct the Improvements.

                                      (4)

                  1.33. "CONTRACTUAL OBLIGATION" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                  1.34. "DEPRECIATION" shall mean all deductions attributable to depreciation or cost recovery with respect to any asset of the Company, including any improvements made thereto and any tangible personal property located therein or thereon, or amortization of the cost of any intangible property or other assets acquired by the Company, which have a useful life exceeding one year, PROVIDED, HOWEVER, that with respect to any asset of the Company whose tax basis differs from its Book Value, Depreciation shall be an amount which bears the same ratio to such Book Value as the depreciation, amortization or other cost recovery deduction for such period with respect to such asset for federal income tax purposes bears to its adjusted tax basis as of the beginning of such year.

                  1.35. "DEVELOPMENT AGREEMENT" shall mean the Development Agreement between Glimcher Development Corporation and the Company in the form included in EXHIBIT B, as such agreement may be modified, amended or otherwise altered in accordance with the terms of this Agreement.

                  1.36. "DEFAULT" shall mean either (a) the material failure on the part of Glimcher, Manager, GRT, GPLP or Glimcher Properties Corporation to fully and faithfully observe and perform all of the terms of this Agreement to be observed by any of them and which failure continues for a period of ten days after notice, which ten-day period shall be extended in the case of a failure which does not involve a payment obligation and which is susceptible to cure but which reasonably requires more than ten days to cure for a reasonable period so long as Glimcher is at all times during such extension diligently prosecuting such cure or (b) the existence of an event or circumstances which entitles the Company to terminate any Affiliate Agreement which continues after the giving of any applicable notice and the expiration of any applicable grace period.

                  1.37. "DISCLOSURE SCHEDULE" shall mean the Disclosure Schedule (as defined in the SPA) with respect to the Company and the Property.

                  1.38. "DIVIDEND RATE" shall mean a rate equal to the annual dividends payable on each Preferred Share under the Articles Supplementary (without giving any effect to a Default thereunder or any of the provisions relating to situations when all or some of the Preferred Shares are not convertible into Common Shares of GRT) divided by $1,000. The Dividend Rate shall be calculated on an annual basis from time to time as such dividends may change from time to time.

                  1.39. "ENVIRONMENTAL REGULATIONS" shall mean the provisions and/or requirements of common law, all permits and licenses and all statutes, laws, ordinances, rules, requirements, resolutions and regulations of the governmental and quasi-governmental bodies and authorities, local, state or federal having jurisdiction over the Company or the Property or any part thereof and judicial or other governmental or quasi-governmental interpretations thereof now or hereafter



                                      (5)
applicable to, or bearing on pollution, protection of the environment or health matters relating to Hazardous Substances, including, without limitation, (a) those relating to (i) emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) and (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances and (b) those specifically identified in the definition of Hazardous Substances below.

                  1.40. "FAIR MARKET RENT" means the fair market rent determined in accordance with the terms of SECTION 17.1.

                  1.41. "FAIR MARKET VALUE" means the fair market value specified in SECTION 8.2(B) or determined in accordance with the terms of
SECTION 17.1.

                  1.42. "FISCAL YEAR" is defined in SECTION 14.1.

                  1.43. "FORCE MAJEURE DELAY" shall mean any delay to completing the construction of the Improvements caused by an event beyond the reasonable control of Glimcher and its Affiliates.

                  1.44. "GAAP" shall mean generally accepted accounting principles in the United States of America consistently applied on a year-to-year basis.

                  1.45. "GOVERNMENTAL AUTHORITY" shall mean the United States of America, any state and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality or any of them, now existing or subsequently created.

                  1.46.  "GPLP" is defined in the first recital paragraph above.

                  1.47. "GROUND LEASE" shall mean any agreement entered into by, or assigned to, the Company pursuant to which the Company leases, as lessee, all or any part of the Property, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

                  1.48.  "GRT" is defined in the first recital paragraph above.

                  1.49. "HAZARDOUS SUBSTANCES" shall mean all materials and substances now or hereafter subject to any Environmental Regulation, including, without limitation, (i) all substances which are designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act, ("FWPCA"), 33 U.S.C.
section 1251 ET SEQ., (ii) any element, compound, mixture, solution, or substance which is designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. section
9601 ET SEQ., (iii) any hazardous waste having the characteristics which are identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. section 6901 ET SEQ., (iv) any toxic pollutant listed under Section 307(a) of FWPCA, (v) any hazardous air pollutant which is



                                      (6)
listed under Section 112 of the Clean Air Act, 42 U.S.C. section 7401 ET SEQ.,
(vi) any imminently hazardous chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substances Control Act, 15 U.S.C. section 2601 ET SEQ., (vii) "hazardous materials" within the meaning of the Hazardous Materials Transportation Act, 49 U.S.C. section 1802 ET SEQ., (viii) petroleum or petroleum by-products, (ix) asbestos and any asbestos containing materials, (x) any radioactive material or substance, (xi) all toxic wastes, hazardous wastes and hazardous substances as defined by, used in, controlled by, or subject to all implementing regulations adopted and governmental or quasi-governmental publications promulgated pursuant to the foregoing statutes, and (xii) any other hazardous or toxic substance or pollutant identified in or regulated under any other applicable federal, state or local Environmental Regulations.

                  1.50. "HAZARDOUS SUBSTANCE AT THE PROPERTY" means a Hazardous Substance at, in, on, over, under, from or suspected to be migrating onto the Property or any part thereof whether or not disclosed to any Member by any environmental report or otherwise.

                  1.51. "IMPROVEMENTS" means the 1,070,000 foot shopping mall (Phase I) built or to be built on the Land pursuant to the Plans and all other improvements made or to be made on or off the Land in connection therewith.

                  1.52. "INDEMNIFIED PARTY" means any of (i) Nomura Asset Capital Corporation, Purchaser, GPLP, GRT and the Members, (ii) the directors, officers, agents, servants, employees and shareholders (in their capacity as such) of the Indemnified Parties and (iii) the heirs, legal representatives, successors and assigns of the Persons described in clauses (i) and (ii) of this definition in their capacity as such.

                  1.53. "INTEREST" of any Member shall mean the entire interest of such Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement.

                  1.54.  "INTERESTED PARTY" is defined in SECTION 3.3.

                  1.55. "INTEREST RATE" shall mean, until the grand opening of the Property to the general shopping public, 10% per annum and, thereafter, 11% per annum. The Interest Rate shall be calculated on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed.

                  1.56. "LAND" shall mean the real property more particularly described in EXHIBIT A.

                  1.57. "LEASING AGREEMENT" shall mean the Master Leasing Agreement between the Company and GPLP in the form included in Exhibit B, as such agreement may be modified, amended or otherwise altered in accordance with the terms of this Agreement.

                  1.58. "LEASES" shall mean all leases, subleases, tenancies, licenses and other rights of occupancy or use for all or any portion of the Property.

                                      (7)

                  1.59.  "LEASING PROGRAM" is defined in SECTION 9.2(C).

                  1.60. "LEGAL REQUIREMENTS" shall mean all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements of every Governmental Authority having jurisdiction over any part of the Property or the Company, and all covenants, restrictions and conditions now or in the future applicable to any part of the Property.

                  1.61. "LEGAL SERVICES AGREEMENT" shall mean the Agreement for Legal Services between the Company and Glimcher Development Corporation in the form included in EXHIBIT B, as such agreement may be modified, amended or otherwise altered in accordance with the terms of this Agreement.

                  1.62. "LIQUIDATING TRUSTEE" shall mean the Person(s) designated as such pursuant to ARTICLE 12 of this Agreement.

                  1.63.  "LOSSES" is defined in SECTION 8.4.

                  1.64. "MAJORITY IN INTEREST OF MEMBERS" shall mean, at any point in time, Members holding in excess of 50% of the aggregate percentage interest of all Members. In determining whether or not a Majority in Interest of Members has consented to any act or thing to be done by the Company, each Member shall be entitled to designate the portion of its Percentage Interest which is consenting or not consenting including, without limitation, as provided in
SECTION 9.1(C).

                  1.65. "MANAGEMENT AGREEMENT" shall mean the management agreement between the Company and GPLP in the form included in as EXHIBIT B, as such agreement may be modified, amended or otherwise altered in accordance with the terms of this Agreement.

                  1.66. "MAJOR ACT" shall mean any decision of the Company (or any Person owned or controlled by the Company) to:

                  a) sell, exchange, or otherwise dispose of, grant any purchase rights, rights of first refusal to purchase or to approve any offer to purchase or exchange the Property or any material portion thereof or to lease all or substantially all of the Property in a single transaction;

                  b) admit any new or additional members or partners;

                  c) amend this Agreement or the Certificate;

                  d) mortgage, pledge or otherwise encumber all or any material part of or interest in the Property other than pursuant to Leases entered into in accordance with the approved Leasing Program;

                  e) merge or consolidate with any other Person;

                                      (8)

                  f) engage in any other business other than as set forth in
SECTION 3.1;

                  g) dissolve and wind-up its affairs;

                  h) file for protection under the United States Bankruptcy Code or any similar state statute;

                  i) assign its property in trust for creditors;

                  j) borrow any money except as expressly provided in this Agreement or in accordance with the applicable Construction Budget or Annual Operating Budget;

                  k) either (i) amend, modify, alter or change any Lease such that the Lease as so amended, modified, altered or changed, does not comply in any material respect with the requirements for leases contained in the applicable Annual Operating Budget or approved Leasing Program except that a Majority In Interest of the Members may modify Non-Major Leases provided that the Non-Major Leases so modified in any one-year period cover less than 10% of the area of the Property leased pursuant to all Non-Major Leases, (ii) amend, modify, alter or change in any manner which, when taken together with prior amendments, modifications, alterations and changes not expressly consented to by PAT III, is material any guaranty that may be delivered to the Company in connection with any Lease except that a Majority In Interest of Members may modify guaranties with respect to Non-Major Leases or (iii) enter into a Lease which does not substantially comply with the requirements for Leases contained in the applicable approved Leasing Program;

                  l) fail to perform its obligations, or enforce its rights, under a Material Development Agreement which failure would, or is reasonably likely to, result in a Material Adverse Effect;

                  m) make any repairs, capital improvements, alterations, demolition, renovations, or reconstruction of the Property other than substantially in accordance with the applicable Construction Budget or Annual Operating Budget or as permitted in SECTION 9.2;

                  n) acquire any material additional real property or any material development rights appurtenant to any real property;

                  o) amend the Annual Operating Budget, subject to the terms of
SECTION 9.2;

                  p) amend the Construction Budget except as expressly permitted in SECTION 9.2;

                  q) settle or compromise any insurance claim or legal proceedings brought by or against the Company, the Property or other property of the Company where the settlement amount shall exceed the greater of (1) $250,000 or (2) the amount, if any, that shall be provided in the applicable Annual Operating Budget;

                                      (9)

                  r) confess a judgment against itself, its assets or any portion thereof except as provided in a Material Development Agreement entered into in accordance with this Agreement;

                  s) extend over $10,000 in the aggregate of credit (except in accordance with the applicable Annual Operating Budget, approved Leasing Program or the Construction Budget) or bind the Company as guarantor or surety for any Person;

                  t) except for Leases entered into in accordance with the approved Leasing Program and other agreements or contracts set forth under the applicable Annual Operating Budget and Construction Budget, enter into or sign agreements and/or contracts material to the Company with a term longer than one
(1) year unless such agreements and/or contracts may be terminated on notice of sixty (60) days or less by the Company with or without cause and without premium or penalty;

                  u) change the name of the Company except for trade name or other fictitious name with respect to the Property;

                  v) change the manager of the Property;

                  w) voluntarily prepay the outstanding principal balance of any mortgage encumbering the Property or any other debt (other than trade debt paid in the ordinary course of business) of the Company except as otherwise expressly provided herein;

                  x) amend, supplement or otherwise modify the Plans for the Property or any Material Development Agreement, in each case, in any manner which, when taken together with all prior amendments, supplements and modifications which have not been expressly consented to by PAT III, is material;

                  y) do any act or thing (by act or omission) which would materially violate, be in material breach of or result in a material default under this Agreement or the SPA;

                  z) make a material tax election other than as provided in this Agreement or select or modify accounting methods;

                  aa) waive any of its rights against Glimcher, GRT or GPLP or any of their Affiliates;

                  bb) commit to, or engage in, a material Capital Transaction except as expressly provided in this Agreement;

                  cc) do, or fail to do, any act or thing requiring the consent, approval or agreement of PAT III pursuant to this Agreement;

                  dd) enter into, become bound by, or permit the Property to be or become bound by or subject to, any Material Development Agreement which has not been approved by PAT III as of the date hereof;

                                      (10)

                  ee) make any distribution to the Members other than as expressly provided in this Agreement; or

                  ff) amend, modify or otherwise alter in any respect which, when taken together with all prior amendments, modifications and alterations not expressly consented to by PAT III, is material any mortgage, deed of trust, any lease executed in connection with a sale leaseback or any other material financing arrangement.

                  1.67. "MAJOR LEASE" shall mean all Leases other than Non-Major Leases.

                  1.68. "MANAGER" shall mean the Manager under the Management Agreement.

                  1.69. "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, properties, prospects, profits or condition (financial or otherwise) of the Company or the Property taken as a whole (b) the value of the Property taken as a whole or (c) the ability to use the Property for its intended purposes.

                  1.70. "MATERIAL DEVELOPMENT AGREEMENTS" shall mean, collectively, the Major Leases, the Purchase Agreements, the Ground Leases, the REAs, the Construction Agreements, the Architect's Agreements, the Construction Loan Agreements.

                  1.71. "MEMBER" means Glimcher, PAT III and any Person who may be admitted into the Company as a member thereof.

                  1.72. "MEMBER-FUNDED DEBT" shall mean any nonrecourse indebtedness of the Company which is loaned or guaranteed by any Member and/or is treated as "partner nonrecourse debt" under Section 1.704-2(b)(4) of the Regulations.

                  1.73. "MINIMUM GAIN" shall mean an amount equal to the excess of the principal amount of debt, for which no Member is liable ("NON-RECOURSE DEBT"), secured by the Property, over the adjusted basis of the Property which represents the minimum taxable gain which would be recognized by the Company if the non-recourse debt were foreclosed upon and the Property was transferred to the creditor in satisfaction thereof, and which is referred to as "MINIMUM GAIN" in Section 1.704-1(b)(4)(iv) of the Regulations. A Member's share of Minimum Gain shall be determined pursuant to the above-cited Regulations.

                  1.74. "MINIMUM REFINANCING PROCEEDS" shall mean (a) an amount equal to the amount necessary to pay all amounts due on the Construction Loan and to purchase all of the Preferred Shares for the purchase price specified in
SECTION 8.2(a)(i), if the refinancing in question is consummated before the second anniversary of the Opening Date, or (b) if such refinancing is consummated on or after such second anniversary an amount equal to the lesser of
(i) the foregoing amount and (ii) 90% of the budgeted construction cost set forth in the Construction Budget (excluding any portion thereof paid for by a Person other than the Company or its Affiliate).

                                      (11)

                  1.75. "NET CASH FLOW" shall mean Proceeds from Capital Transactions plus Net Cash Flow from Operations.

                  1.76. "NET CASH FLOW FROM OPERATIONS" shall mean all cash owned and held by the Company (other than tenant security deposits until forfeited by any particular tenant, and other amounts payable to others) other than (i) cash derived from Capital Transactions and (ii) cash reasonably necessary, in accordance with the then Annual Operating Budget and Construction Budget (after taking into account deviations therefrom and changes thereto made in accordance with the terms of this Agreement), to be applied or reserved to repay loans (including, without limitation, any mortgage loans), to pay other Company obligations, or for the construction management, operation, repair, maintenance or restoration of, or improvements to, the Property and capital improvements thereto, or for fixtures, furniture and equipment.

                  1.77. "NOI " shall mean, for any period, the excess of all operating income of the Company including all amounts payable by Tenants under their Leases for such period, business interruption insurance proceeds with respect to such period and all other amounts which in accordance with GAAP are required to be or are included in the Company's financial statements as operating income over all expenditures by the Company required to be expensed under GAAP during such period excluding depreciation, amortization, other non-cash charges, interest and other payments and expenses relating to indebtedness for borrowed money. NOI shall be calculated on the accrual basis of accounting in accordance with GAAP.

                  1.78. "NON-MAJOR LEASE" means a Lease with a Tenant who leases or otherwise occupies less than 15,000 square feet of space of the Property.

                  1.79. "NONRECOURSE LIABILITY" shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

                  1.80. "OFFEREE" shall mean the Member on whom any Offering Notice is served or deemed served.

                  1.81. "OFFERING NOTICE" shall mean a notice given, or deemed given, by the Offeror to Offeree pursuant to SECTION 11.1 pursuant to which the Offeror shall offer to purchase Offeree's interest in the Company.

                  1.82. "OFFEROR" shall mean the Member who gives, or is deemed to have given, an Offering Notice.

                  1.83. "OPENING DATE" shall mean the date which is the earlier of (i) the grand opening of the Property to the general shopping public and (ii) the issuance of a permanent certificate of occupancy for any material portion of the Property.

                  1.84. "PERCENTAGE INTEREST" shall, with respect to each Member, mean its percentage ownership interest in the Company.

                                      (12)

                  1.85. "PERMITS" shall mean all consents, licenses and building permits required for construction, completion, occupancy and operation of the Property in accordance with all applicable Legal Requirements.

                  1.86. "PERSON" shall mean an individual, partnership, corporation, trust, limited liability company, foundation, unincorporated association or any other entity.

                  1.87. "PHASE II DEVELOPER" is defined in SECTION 10.8.

                  1.88. "PHASE II LAND" shall mean the land more particularly described in Exhibit C.

                  1.89. "PLANS" shall mean the plans and specifications for the construction of the Improvements, including, without limitation, installation of curbs, sidewalks, gutters, landscaping, utility connections (whether located on or off the site thereof) and all fixtures and equipment necessary for construction, operation and occupancy of the Property, prepared or to be prepared by an Architect, and approved in writing by PAT III, as such plans and specifications may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

                  1.90. "PREFERRED CONTRIBUTION" shall mean the Capital Contribution made by Glimcher pursuant to SECTION 5.2(a) to the extent the same has not been returned to Glimcher in accordance with this Agreement.

                  1.91. "PREFERRED RETURN" shall have the meaning set forth in
SECTION 5.2(b).

                  1.92. "PREFERRED SHARES" shall have the meaning ascribed to the term "Series A Preferred Shares" in the SPA.

                  1.93. "PROCEEDS FROM CAPITAL TRANSACTIONS" shall mean the cash derived by the Company from Capital Transactions which is not necessary in the opinion of the Members to be reserved or applied for purposes of the Company including, without limitation, to be applied or reserved to repay loans (including, without limitation, any mortgage loans) to pay other Company obligations, or for the construction management, operation, repair, maintenance or restoration of, or improvements to, the Property and capital improvements thereto, or for fixtures, furniture and equipment.

                  1.94. "PROFITS" is defined in SECTION 8.4.

                  1.95. "PROJECT" is defined in SECTION 11.1.

                  1.96. "PROPERTY" shall mean the Land, the Improvements and all other personal, real, tangible and intangible property used in connection therewith.

                                      (13)

                  1.97. "PURCHASE AGREEMENT" shall mean any purchase agreement, contribution agreement, partnership or joint venture agreement or any other agreement pursuant to which a Person obtained or is to obtain all or any part of or any interest in the Property.

                  1.98. "PURCHASE OFFER" is defined in SECTION 10.4(b).

                  1.99. "PURCHASER" is defined in the first recital paragraph above.

                  1.100. "REA" shall mean any reciprocal easement agreement affecting all or any part of the Property pursuant to which a plan of common ownership or operation of all or part of the Property is implemented, as such agreement may be amended, supplemental or otherwise modified from time to time in accordance with the terms of this Agreement.

                  1.101. "REGULATIONS" shall mean the income tax regulations promulgated by the Treasury Department with respect to the Code.

                  1.102. "RETURN DIFFERENCE" shall mean an amount equal to the excess of the Preferred Return paid or accrued hereunder over the amount that such Preferred Return would have been had the Interest Rate been equal to the Dividend Rate.

                  1.103. "SALE NOTICE" is defined in SECTION 10.4(b).

                  1.104. "SCOPE CHANGE" shall mean (i) a change in the use of Property such that it would not be a super regional value-oriented shopping mall, (ii) a change in the rentable square footage of the Improvements of 100,000 square feet or more, (iii) a material adverse change in the overall quality of the materials and finishes of the Improvements in general, or (iv) a change that results, or is likely to result, in a Material Adverse Effect (other than merely by reason of a change in size of the Improvements).

                  1.105. "SECOND PREFERRED CONTRIBUTION" shall mean the Capital Contribution made by Glimcher pursuant to SECTION 5.2(c) to the extent the same has not been returned to Glimcher in accordance with this Agreement.

                  1.106. "SPA" is defined in the first recital paragraph above.

                  1.107. "SPECIFIED VALUATION AMOUNT" shall mean the amount set forth, or deemed set forth, in the Offering Notice as the amount which Offeror would be willing to pay for the Project.

                  1.108. "STRUCTURING FEE" shall mean an amount equal to 45% of the Return Difference together with interest on the amount thereof at a rate of 10% per annum simple interest.

                  1.109. "SURVIVING MEMBERS" is defined in SECTION 15.1.

                                      (14)

                  1.110. "TENANTS" shall mean each of the tenants, lessees or other occupants under the Leases.

                  1.111. "TMP" shall mean the tax matters partner as defined in
Section 6231(a)(7) of the Code.

                  1.112. "TRIGGER DATE" shall mean the date that is the earlier to occur of (a) the date that is four years and six months after the earliest of
(i) the date on which 80% of the Preferred Shares have been sold pursuant to the SPA, (ii) the date on which a permanent certificate of occupancy with respect to any material portion of the Property is first issued and (iii) the Property is first opened to the shopping public and (b) the date that is five years and six months after the date hereof.

                  1.113. "WITHDRAWING MEMBER" is defined in SECTION 15.1.

                  1.114. "WITHHOLDING AMOUNT" is defined in SECTION 13.6.





                                   Article 2.
                                   ----------

                       FORMATION, NAME AND APPLICABLE LAW
                       ----------------------------------

                  2.1. FORMATION. Pursuant to the Certificate and this Agreement, the Members have formed the Company pursuant to the provisions of the Act.

                  2.2. MEMBERS. The Members are the members of the Company. The addresses of the Members are set forth on the first page of this Agreement.

                  2.3. NAME. The name of the Company is Great Plains MetroMall LLC. The Company shall conduct business in such name or such variations of such name as the Members deem appropriate to comply with the laws of the other jurisdictions in which the Company qualifies to do business.

                  2.4.  ACTS OF THE MEMBERS.

                  (a) Glimcher shall take any and all actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of Delaware. Glimcher shall cause amendments to the Certificate to be filed whenever required by the Act. Such amendments shall be executed jointly by the Members. Glimcher shall cause a certified copy of the Certificate and any amendments thereto to be filed and recorded in the appropriate state or county offices of the state or states in which the Company owns real property.

                  (b) The Members shall jointly execute and cause to be filed original or amended Certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other states or jurisdictions in which the Company engages in business.

                                      (15)

                  (c) Upon the dissolution of the Company, the Liquidating Trustee shall promptly execute and cause to be filed certificates of dissolution in accordance with the Act and the laws of any other states or jurisdictions in which the Company has filed certificates.

                  2.5. LIMITED AUTHORITY. The Company is being formed only for the purposes specified in ARTICLE 3 hereof. This Agreement shall not be deemed to create a joint venture or partnership between the Members, or impose any obligation on the Members, with respect to any other activities whatsoever. No Member shall have any power to bind any other Member or the Company except as specifically provided in this Agreement. No Member nor the Company shall be responsible nor liable for any indebtedness or obligation of any other Member incurred either before or after the execution of this Agreement, except as to those joint responsibilities, liabilities, indebtedness or obligations authorized by this Agreement.

                  2.6. OWNERSHIP. The interest of each Member in the Company shall be personal property for all purposes. All real and other property owned by the Company shall be deemed owned by the Company as Company property, and title to such property shall be held in the name of the Company (or a land trust in which the Company is the beneficiary).


                                   Article 3.
                                   ----------

                                BUSINESS PURPOSE
                                ----------------

                  3.1. PURPOSES. The business and purpose of the Company is to,
(a) own, develop, construct, manage, operate, maintain, lease, finance, mortgage, improve, sell and otherwise deal with the Property and (b) conduct such other activities as may be necessary, advisable or convenient to the promotion or conduct of the business of the Company. The Company shall not engage in any other business without the consent of the Members.

                  3.2. NO INDIVIDUAL AUTHORITY. Each of the Members shall indemnify, defend and protect the other from any loss, liability, damage, cost and expense (including, without limitation, attorneys' reasonable fees and disbursements) incurred by the other by reason of the indemnifying Members' acts or omissions which are not authorized by the provisions of this Agreement and which the indemnifying Member committed or omitted in bad faith and not in a manner reasonably believed to be within the scope of its authority under this Agreement, or which constitute gross negligence, fraud or willful misconduct.

                  3.3.  NO RESTRICTIONS.

                  (a) Except as otherwise provided in this SECTION 3.3, or in any separate agreements between the Members and/or their Affiliates, nothing contained in this Agreement shall be construed so as to prohibit any Member, any Affiliate of a Member, or any present, future or past director, officer, employee, partner, shareholder or other Person related to any of the foregoing (an "INTERESTED PARTY") from owning, operating, or investing in any real estate or real estate development other than the Property, wherever located, whether or not competitive



                                      (16)
with the business of the Company. Except as may be so provided, each Member agrees that the other Member, any Affiliate of such Member or any Interested Party may engage in or possess an interest in other business ventures of any nature and description, whether or not competitive with the business of the Company, independently or with others, including but not limited to the ownership, financing, leasing, operation, management, syndication, brokerage, construction and development of real property, and neither the Company nor the Members shall have any rights by virtue of this Agreement in and to said independent ventures or to the income or profits derived therefrom.

                  (b) Glimcher shall not, and it shall not suffer or permit Manager, GPLP or any of its or their Affiliates to, and PAT III shall not, and it shall not suffer or permit any of its Affiliates to, own any interest in, operate or manage any value-oriented retail mall or super regional mall containing in excess of 500,000 rentable square feet within 10 miles of the Property. Nothing contained herein shall restrict PAT III or its Affiliates from holding (directly or indirectly) any mortgage loans, secured in whole or in part, by one or more properties located within 10 miles of the Property; provided, however, PAT III and its Affiliates shall not provide any construction financing or a forward commitment in connection with a borrower obtaining construction financing for a value-oriented retail mall or super regional mall containing in excess of 500,000 rentable square feet within 10 miles of the Property.

                  (c) Glimcher shall, and shall cause Manager, GPLP and each of its or their Affiliates to, (i) refrain from soliciting any existing Tenant or any Person who was a Tenant during the prior six-month period for occupancy at any retail location within 2 miles of the Property (other than the Property),
(ii) not enter into, and not permit by their affirmative act(s) any other Person to enter into, any lease or other occupancy agreement with any Tenant, any Person who was a Tenant during the prior six-month period or any Affiliate of such Tenant or former Tenant (other than an Affiliate who is engaged in a substantially different line of the retail business than such Tenant or former Tenant) for any space within 2 miles of the Property other than at the Property, and (iii) use its and their reasonable efforts to cause the Property to be fully leased in accordance with the approved Leasing Program.

                  (d) GPLP and Glimcher Properties Corporation (i) shall enforce for the benefit of PAT III and the Company the terms and provisions of SECTIONS
9.11 and 9.12 of the Glimcher Properties Limited Partnership Agreement dated as of November 30, 1993 with respect to Acquisition Projects and Development Projects (as such terms are defined therein) located in the greater metropolitan area of which the Property forms a part and (ii) warrant, represent and covenant to the Company and PAT III that such Sections to the extent pertaining to such Projects within such area are in full force and effect, enforceable in accordance with their terms, have not, and will not be, modified, amended or waived.

                  (e) PAT III and its Affiliates shall not provide any construction financing or a forward commitment in connection with a borrower obtaining construction financing for another retail location within two miles of the Property if a Tenant, any Person who within the past six-month period was a Tenant or an Affiliate of such Tenant or such former Tenant (other than an




                                      (17)

Affiliate who is engaged in a substantially different line of the retail business than such Tenant or former Tenant) is to lease space at such other location.

                  (f) The Members shall have no further obligations under SECTIONS 3.3(b), (c), (d) and (e) from and after the sale of all or substantially all of the Property.

                  3.4. PAT III AS LENDER. Without limiting the generality of
SECTION 3.3(a), if PAT III or its Affiliate shall be the holder of any loan (or interest therein) owed by the Company or secured by a lien on any part of the Property, such holder shall be entitled to exercise any and all of its rights under or with respect to such loan (including, without limitation, foreclosing on any collateral for such loan, exercising any power of sale or any other remedy provided in the documents for such loan or at law or in equity) without regard to this Agreement, or any duty owed by PAT III to the Company or any Member by virtue of PAT III being a member in the Company.


                                   Article 4.
                                   ----------

                       PRINCIPAL OFFICE, REGISTERED AGENT
                       ----------------------------------

                  The principal place of business of the Company shall be c/o Glimcher Properties Limited Partnership, 20 South Third Street, Columbus, Ohio, or such other place or places as the Members, in their reasonable discretion, may from time to time designate by at least thirty (30) days' prior notice. The registered agent of the Company and its address are as set forth in its certificate of formation of the Company to be filed by Glimcher in the Office of the Delaware Secretary of State (the "CERTIFICATE").



                                   Article 5.
                                   ----------

                  PERCENTAGE INTERESTS, CAPITAL CONTRIBUTIONS
                  -------------------------------------------

                  5.1. PERCENTAGE INTERESTS. PAT III's Percentage Interest is 45.00% and Glimcher's Percentage Interest is 55.00%. Except as otherwise expressly provided in this Agreement or by agreement of the Members, the interest of each Member in the assets, liabilities, profits and losses of the Company shall equal its Percentage Interest.

                  5.2.  PREFERRED CONTRIBUTION; PREFERRED RETURN.

                  (a) Simultaneously with the initial sale of the Preferred Shares under the SPA, Glimcher shall contribute the Property (including, without limitation, its interest in and to, under the Leases, the Material Development Agreements and the Construction Documents), free and clear of all liens and claims of GPLP and its Affiliates (except for those contributed to the Company pursuant to SECTION 5.2(c), those arising under the Affiliate Agreements and leasing fees owed to GPLP under the Second Amended and Restated Operating Agreement of Glimcher on account of leases entered into before the date hereof as reflected in the Construction Budget) and shall receive a credit to its Capital Account as set forth in SECTION 5.3.

                                      (18)

                  (b) Glimcher shall be entitled to receive a return on the Preferred Contribution at a rate equal to the higher of the Dividend Rate and the Interest Rate (the "PREFERRED RETURN"). Subject to the terms of SECTIONS 8.2 and 12.5, the Preferred Return shall be due on the days on which pursuant to the Articles Supplementary dividends on the Preferred Shares are due. To the extent that the Preferred Return is not paid when due (or would be due but for the accrual provisions of the Articles Supplementary), the same shall accrue and compound annually at the higher of the Dividend Rate and the Interest Rate. Such accrual and compounding shall otherwise be on the same terms and conditions as dividends on the Preferred Shares accrue and compound under the Articles Supplementary, MUTATIS MUTANDIS, without giving effect to any cancellation of the Preferred Shares or any payment of dividends on the Preferred Shares. For purposes of this Agreement, no effect shall be given to (i) the fact that the Preferred Shares may have been canceled or (ii) any amendment or modification of the Articles Supplementary.

                  (c) Simultaneously herewith, Glimcher shall , and hereby does, contribute to the Company all interest, fees and expenses arising out of or related to advances made by GPLP and/or the Perlmutter Priority Returns under the Second Amended and Restated Operating Agreement of Glimcher.

                  5.3. INITIAL CAPITAL ACCOUNTS. By virtue of the contributions made by the Members on or before the date hereof other than the Preferred Contributions, the Members each have the Capital Accounts equal to $0.00. By virtue of the Preferred Contribution made by Glimcher on the date hereof, Glimcher has a Capital Account equal to $34,000,000. By virtue of the Second Preferred Contribution made by Glimcher on the date hereof, Glimcher's Capital Account shall be credited with $2,365,846.

                  5.4. NO LIABILITY FOR RETURN OF CAPITAL. The Members shall in no event be personally liable for the return of any Capital Contributions made by any of the Members, it being expressly agreed that any return of capital as may be made at any time, or from time to time, shall be made solely from the assets of the Company, and only in accordance with the terms hereof.

                  5.5. NO ADDITIONAL CONTRIBUTIONS. Except as expressly provided by this Agreement, no Member shall have any obligation to make any contribution to the Company nor to advance any funds thereto whether for operating deficits, construction cost overruns or otherwise.

                  5.6. NO INTEREST ON CONTRIBUTIONS. No Member shall receive any interest on its Capital Contributions.

                  5.7. NO WITHDRAWAL OF CONTRIBUTIONS. The capital of the Company shall not be withdrawn except as expressly provided in this Agreement or otherwise agreed to by both of the Members.

                  5.8. STRUCTURING FEE. PAT III shall be entitled to receive the Structuring Fee which shall be paid pursuant to SECTIONS 8.2 and 12.5.


                                      (19)

                                   Article 6.
                                   ----------

                        CONSTRUCTION OF THE IMPROVEMENTS
                        --------------------------------

                   6.1. CONSTRUCTION. In accordance with the Construction Budget, the Company shall pay for, erect and equip the Improvements with due diligence with the highest standards as GRT and GPLP use (or used) to construct super regional value oriented malls owned (directly or indirectly, in whole or in part) by either of them subject to, and substantially in accordance with, the Plans and the Material Development Agreements. Construction of the Improvements shall be completed on or before the Completion Date free and clear of all liens and encumbrances of mechanics, suppliers and materialmen. The Improvements shall be constructed and equipped, and upon their completion, the Property shall be, in full compliance with the Legal Requirements and all requirements of the appropriate Board of Fire Underwriters or other similar body acting in and for the locality in which the Property is situated. No later than one year after the Completion Date, the Company shall deliver to PAT III evidence of the approval of all appropriate Governmental Authorities of the Improvements as being complete as to construction including, without limitation, a permanent certificate of occupancy. The Company shall not expend any sums in excess of those set forth in the Construction Budget with respect to any line item therein except as may be expressly provided in this Agreement. The Improvements shall not be deemed completed for purposes of this SECTION 6.1 until all of the following conditions shall have been satisfied:

                  (a) The Improvements shall have been completed substantially in accordance with the Plans and accepted by the Company and the other parties to the applicable Material Development Agreements to the extent required by such Material Development Agreements.

                  (b) PAT III shall have received the following, in each case in form and substance reasonably satisfactory to PAT III:

                    (i) the certification of the Architect and of the Consulting Professional that the Improvements have been completed substantially in accordance with the Plans free and clear of liens of mechanics, suppliers and materialmen, that direct connection has been made to all appropriate utility facilities and that the Improvements are ready for occupancy; and

                    (ii) a perimeter survey showing all improvements at the
                         Property, all easements on and appurtenant to the Property and the location of access to the Land and all utility and water easements directly affecting the Land, with a certification that such Improvements do not encroach on any property other than the applicable Land, that no buildings, other structures or appurtenances on other property encroach on the applicable Land and that all set-back requirements have been complied with.

                                      (20)

                   6.2. PERFORMANCE UNDER OTHER AGREEMENTS. The Company shall duly perform and observe all of the covenants, agreements and conditions of the Material Development Agreements on its part to be performed and observed in all material respects. Without limiting the generality of the foregoing, the Company shall comply with all "balancing" requirements contained in any Construction Loan Agreement unless the failure to do so does not, and is not reasonably likely to, result in a Material Adverse Effect. The Company shall use diligent efforts to cause all of the other parties to the Material Development Agreements to perform their obligations thereunder except where the failure to do so shall not, and is not reasonably likely to, result in a Material Adverse Effect.

                   6.3. NO ENCROACHMENTS. The Improvements shall be constructed entirely on the Land and shall not encroach upon or overhang any easement or right-of-way or the land of others (unless such encroachment or overhang is consented to in writing by the owner of the affected property). When erected, the Improvements, to the extent required by any Legal Requirement or Contractual Obligation, shall be wholly within any building restriction lines, however established. The Company shall furnish from time to time evidence satisfactory to PAT III of compliance with the foregoing covenant, including, without limitation, a survey prepared by a registered surveyor or engineer.




                                   Article 7.
                                   ----------

                    COVENANTS OF GLIMCHER AND ITS AFFILIATES
                    ----------------------------------------

Each of Glimcher and GPLP covenant, warrant and represent as follows:

                  7.1. MODIFICATIONS The agreements among the members in Glimcher pertaining to Glimcher shall not be modified or amended without, in each instance, the prior written approval of PAT III, which approval shall not be unreasonably conditioned, delayed or withheld provided that no interest in Glimcher shall be transferred by operation of law or otherwise, unless the transferee is in PAT III's good faith judgment of good moral character and reputation.

                  7.2. TRANSFERS. GPLP shall at all times retain control of Glimcher. GPLP shall at all times retain through a direct ownership interest in Glimcher at least a 45% interest in the Company. GPLP's interest in Glimcher shall not be subject or subordinate to any loan or other interest held by any other member or partner, shareholder, joint venturer in Glimcher or beneficiary of Glimcher.

                  7.3. COOPERATION. The Company, Glimcher, GPLP and Manager shall cooperate with PAT III in connection with PAT III's marketing the Property (for sale pursuant to SECTION 10.4 or refinancing pursuant to SECTION 10.5) and effectuating a sale or refinancing thereof pursuant to SECTIONS 10.4 or 10.5. Without limiting the generality of the foregoing, Glimcher and GPLP shall each fully assist, at no out-of-pocket expense to itself, PAT III in obtaining estoppel certificates from the Tenants, each lessor under a Ground Lease, the Company's lenders, parties to the REAs and all other agreements to which the Company or the Property is bound or subject.



                                      (21)

Glimcher and GPLP hereby irrevocably constitute and appoint PAT III their attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver such instruments as may be necessary or appropriate to carry out and enforce the terms of this Agreement to the extent any of them fails to do so within a reasonable period of time after notice.

                  7.4. MEMBER FUNDED DEBT. Except as may be expressly provided in this Agreement, Glimcher and its Affiliates shall not guarantee any non-recourse indebtedness of the Company or otherwise suffer or permit there to be Member-Funded Debt without PAT III's prior written consent.


                                   Article 8.
                                   ----------

        DISTRIBUTIONS, CAPITAL ACCOUNTS, PROFITS, LOSSES AND ALLOCATIONS
        ----------------------------------------------------------------

                  8.1.  DISTRIBUTIONS OF NET CASH FLOW FROM OPERATIONS.

                  (a) The Company shall distribute Net Cash Flow from Operations in the following order of priority:

                    (i) first, to the payment of any amounts due and owing on account of the Preferred Return;

                    (ii) second, to the payment of amounts owed under SECTION
                         9.14(d), to the Persons entitled to such payments in proportion to the amounts owed; and

                    (iii) third, any balance remaining shall be distributed to the Members in accordance with their Percentage Interests.

                  (b) Distributions of Net Cash Flow from Operations under
SECTION 8.1(a) shall be made on the dates when the Preferred Return is due or would be due but for the return of the Preferred Contribution.

                  8.2. DISTRIBUTIONS OF PROCEEDS FROM CAPITAL TRANSACTIONS

                  (a) Proceeds from Capital Transactions (other than a Capital Transaction in connection with, or that results in, a dissolution and liquidation or termination of the Company pursuant to ARTICLE 12) shall be distributed when the aggregate amounts thereof received by the Company and not previously distributed equal or exceed $50,000 in the following order of priority:

                    (i) first, to purchase the Preferred Shares (to the extent outstanding) from the then holder(s) thereof (other than Glimcher and its Affiliates) designated by Purchaser at a price per share equal to its Liquidation Preference (as defined in Articles Supplementary) plus all accrued and unpaid dividends thereon;

                                      (22)

                    (ii) second, to the return of the Second Preferred
                         Contribution together with a return thereon at a rate of 10% per annum simple interest to Glimcher;

                   (iii) third, to pay the Structuring Fee to PAT III;

                    (iv) fourth, to the return of the Preferred Contribution
                         together with any unpaid Preferred Return accrued on the Preferred Contribution being returned;

                    (v) fifth, to the payment of amounts owned under SECTION 9.14(d), to the Persons entitled to such payments in proportion to the amounts owed; and

                    (vi) sixth, any proceeds remaining shall be distributed to the Members in accordance with their Percentage Interests.

                  (b) If the Company purchases Preferred Shares pursuant to the foregoing or SECTION 12.5, the Company shall apply such Shares to the return of the Preferred Contribution together with unpaid Preferred Return accrued on the Preferred Contribution being returned. Such application shall be deemed for all purposes to be made pursuant to SECTION 8.2(a)(iv). Any Preferred Shares not so applied shall be distributed pursuant to SECTIONS 8.2(a)(ii), (iii), (v) AND
(VI); provided, however, if and to the extent that the Company has cash and Preferred Shares all amounts payable or distributable to PAT III, its Affiliates and/or its and their Interested Parties under this SECTION 8.2 or SECTION 12.5 shall be paid in cash and all amounts distributable or payable to Glimcher, its Affiliates and/or its and their Interested Parties shall be paid in Preferred Shares. Each Preferred Share distributed or paid to Glimcher, its Affiliates and/or its and their Interested Parties by the Company pursuant to this Agreement shall be deemed to have a fair market value equal to the purchase price paid by the Company for such share (including amounts attributable to accrued and unpaid dividends) for all purposes.

                  8.3. CAPITAL ACCOUNTS

                  (a) The Company shall maintain a Capital Account for each Member in accordance with federal income tax accounting principles. Each Member's Capital Account as of the date hereof initially will be equal to its original Capital Contribution as set forth in ARTICLE 5.

                  (b) The Capital Account of each Member shall be increased by
(i) the amount of any cash and the Fair Market Value of any property subsequently contributed as a Capital Contribution to the capital of the Company by such Member and (ii) the amount of any Profits allocated to such Member. The Capital Account of each Member shall be decreased by (i) the amount of any Losses allocated to such Member and (ii) the amount of distributions under SECTIONS 8.1(a)(i) and (iii), SECTIONS 8.2(a)(ii), (iii), (iv) and (vi) and
SECTION 12.5 (but only with respect to distributions under SECTIONS 8.2(a)(ii), (iii), (iv) and (vi) as a result thereof) to such Member, which, the case of a distribution in kind, shall equal the Fair Market Value of the property distributed net of any liens encumbering the same. In all respects, the Members' Capital Accounts shall be determined in accordance with the detailed capital accounting rules set forth in



                                      (23)

Section 1.704-1(b)(2)(iv) of the Regulations and shall be adjusted upon the occurrence of certain events as provided in Section 1.704-1(b)(2)(iv)(f) of the Regulations.

                  (c) A transferee of all (or a portion) of an Interest shall succeed to the Capital Account (or portion of the Capital Account) attributable to the transferred Interest.

                  8.4.  PROFITS AND LOSSES

                  (a) The profits and losses of the Company ("PROFITS" and "LOSSES") shall be the net income or net loss (including capital gains and losses, income and gain exempt from tax, and items of loss, deduction or expense not deductible from Company income or capitalizable into the basis of Company property) respectively, of the Company determined for each Fiscal Year in accordance with the accounting method followed for federal income tax purposes except that (i) in computing Profits and Losses, all depreciation and cost recovery deductions shall be deemed equal to Depreciation and (ii) gain or loss on the sale or other disposition of an asset of the Company shall be determined by reference to Book Value.

                  (b) Whenever a proportionate part of the Profits or Losses is allocated to a Member, every item of income, gain, loss, deduction or credit entering into the computation of such Profits or Losses or arising from the transactions with respect to which such Profits or Losses were realized shall be credited or charged, as the case may be, to such Member in the same proportion; provided, however, that "recapture income", if any, shall be allocated to the Members who were allocated the corresponding depreciation deductions.

                  (c) If any Member transfers all or any part of its Interest during any Fiscal Year or its Interest is increased or decreased, Profits and Losses attributable to such Interest for such Fiscal Year shall be apportioned between the transferor and transferee or computed as to such Members on the basis of an interim closing of the books and records of the Company, provided in all events that any apportionment described above shall be permissible under the Code and applicable Regulations thereunder.

                  (d) Profits shall be allocated among all the Members as follows:

                    (i) First, pro rata among all the Members in accordance with the amounts previously allocated pursuant to
                         SECTION 8.4(e)(iv) (and not reversed by this SECTION 8.4(d)(i)) until the amount allocated and previously allocated pursuant to this SECTION 8.4(d)(i) equals all amounts allocated and previously allocated pursuant to
                         SECTION 8.4(e)(iv);

                    (ii) Second, pro rata among all the Members in accordance
                         with the amounts previously allocated pursuant to
                         SECTION 8.4(e)(iii) hereof (and not reversed by this SECTION 8.4(d)(ii)) until the amount allocated and previously allocated pursuant to this SECTION 8.4(d)(ii) equals all amounts allocated and previously allocated pursuant to SECTION 8.4(e)(iii);

                                      (24)

                   (iii) Third, pro rata among the Members until the aggregate amount allocated and previously allocated pursuant to this SECTION 8.4(d)(iii) (and not previously reversed) equals the amounts distributable and previously distributed pursuant to SECTIONS 8.1(a)(i), 8.2(a)(ii) (but only on account of the interest return on the Second Preferred Contribution), 8.2(a)(iii) and 8.2(a)(iv) (but only on account of the Preferred Return); and

                    (iv) Thereafter, pro rata among all the Members in
                         proportion to their respective Percentage Interests.

                  (e) Losses shall be allocated among all the Members as follows:

                    (i) First, pro rata among all the Members in accordance with the amounts previously allocated pursuant to
                         SECTION 8.4(d)(iv) (and not reversed by this Section 8.4(e)(i)), until the amount allocated and previously allocated pursuant to this SECTION 8.4(e)(i) equals all amounts allocated and previously allocated pursuant to
                         SECTION 8.4(d)(iv);

                    (ii) Second, pro rata among all the Members in accordance
                         with the amounts previously allocated pursuant to
                         SECTION 8.4(d)(iii) (and not reversed by this SECTION 8.4(e)(ii)) until the amount allocated and previously allocated pursuant to this SECTION 8.4(e)(ii) equals all amounts allocated and previously allocated pursuant to SECTION 8.4(d)(iii);

                   (iii) Third, pro rata among the Members with positive
                         capital accounts in proportion to such positive balances until such balances have been reduced to zero; and

                    (iv) Thereafter, pro rata among all the Members in
                         proportion to their respective Percentage Interests.

                  (f)  Notwithstanding Sections 8.4(d) and (e) hereof,

                    (i) For federal income tax purposes but not for purposes of crediting or charging Capital Accounts, Depreciation or gain or loss realized by the Company with respect to any property that was contributed to the Company or that was held by the Company at a time when the Book Value of the Company assets was adjusted pursuant to the third sentence of SECTION 8.3(b) shall, in accordance with Section 704(c) of the Code and Section 704-1(b)(2)(iv)(d) and (f) of the Regulations, be allocated among the Members in a manner which takes into account the differences between the adjusted basis for federal income tax purposes to the Company of its interest in such property and the fair market value of such interest at the time of its contribution



                                      (25)
                         or revaluation. For purposes of SECTION 704(c) of the Code, as of the date hereof, PAT III shall be deemed to have a tax capital account equal to $2,380,000 and Glimcher shall be deemed to have a tax capital account (other than on account of the Preferred Contribution and the Second Preferred Contribution) equal to $2,909,000.

                    (ii) If there is a net decrease in the Minimum Gain of the
                         Company during a taxable year (including any Minimum Gain attributable to Member-Funded Debt), each Member at the end of such year shall be allocated, prior to any other allocations required under this ARTICLE 8, items of gross income for such year (and, if necessary, for subsequent years) in the amount and proportions described in Sections 1.704-2(g) and 1.704-2(i)(4) of the Regulations.

                    (iii) Notwithstanding the allocations provided for in
                         SECTIONS 8.4(d) and (e) no allocation of an item of loss or deduction shall be made to a Member to the extent such allocation would cause or increase a deficit balance in such Member's Capital Account as of the end of the taxable year to which such allocation relates. If any Member receives an adjustment, allocation or distribution that causes or increases such a deficit balance, taking into account the rules of Sections 1.704-1(b)(2)(ii)(d) (4), (5) and (6) of the Regulations, such Member shall be allocated (after taking into account any allocations made pursuant to
                         SECTION 8.4(f) (II)), items of income and gain in an amount and manner to eliminate the Member's Capital Account deficit attributable to such adjustment, allocation or distribution as quickly as possible. For purposes of this SECTION 8.4(f) (iii), there shall be excluded from a Member's deficit Capital Account balance at the end of a taxable year of the Company (a) such Member's share, determined in accordance with
                         Section 704(b) of the Code and Section 1.704-2(g) of the Regulations of Minimum Gain (provided that in the case of Minimum Gain attributable to Member-Funded Debt, such Minimum Gain shall be allocated to the Member or Members to whom such debt is attributable pursuant to Section 1.704-2(i) of the Regulations, (b) the amount of loans (other than Member-Funded Debt) for which such Member is personally liable (whether as a result of a guarantee or otherwise) and (c) the amount that such Member is obligated to restore to the Company under Section 1.704-1(b)(2)(ii)(c) of the Regulations.

                    (iv) Notwithstanding the allocations provided for in
                         subsection (i) of this SECTION 8.4(f) and SECTIONS 8.4(d) and (e) if there is a net



                                      (26)
                         increase in Minimum Gain of the Company during a taxable year of the Company that is attributable to (x) nonrecourse debt other than Member-Funded Debt, then any deductions attributable thereto shall be allocated among all the Members in accordance with their Percentage Interest or (y) Member-Funded Debt, then first Depreciation, to the extent the increase in which Minimum Gain is allocable to depreciable property, and then a proportionate part of other deductions and expenditures described in Section 705(a)(2)(b) of the Code, shall be allocated to the lending or guaranteeing Member (and to joint lenders or guarantors in proportion to their relative obligations), provided that the total amount of deductions so allocated for any year shall not exceed the increase in Minimum Gain attributable to such Member-Funded Debt in such year.

                    (v) Any special allocation under SECTIONS 8.4(f)(ii) through (iv) shall be taken into account in computing subsequent allocations of Profits and Losses of any item thereof pursuant to this ARTICLE 8 so that the net amount of any items so allocated and the Profits, Losses and all items thereof allocated to each Member pursuant to this ARTICLE 8 shall, to the extent permissible under Section 704(b) of the Code and the Regulations promulgated thereunder, be equal to the net amount that would have been allocated to each Member pursuant to this ARTICLE 8 if such special allocation had not occurred.

                  (g) Notwithstanding anything to the contrary contained herein, the Profits and Losses attributable to the liquidation of the Company under
ARTICLE 12 shall be allocated among the Members in such a way that each Member's Capital Account immediately prior to the distribution of the net proceeds pursuant to SECTIONS 8.2(a)(ii), (iii), (iv) and (vi), resulting from the liquidation of the Company pursuant to ARTICLE 12 equals the amount to be distributed to such Members pursuant to SECTIONS 8.2(a)(ii), (iii), (iv) and
(vi).

                  (h) The Company will make an election under Section 754 of the Code upon the reasonable request of a permitted transferee of all or a part of a Member's Interest.

                  (i) Pursuant to Section 1.752-3(a)(3) of the Regulations, solely for purposes of determining each Member's proportionate share of the "excess nonrecourse liabilities" of the Company (as defined in Section 1.752-3(a)(3) of the Regulations), the Member's respective interests in the Company profits shall be in accordance with their Percentage Interest.


                                      (27)

                                   Article 9.
                                   ----------

                            MANAGEMENT OF THE COMPANY
                            -------------------------

                  9.1.  MANAGEMENT.

                  (a) Except as otherwise expressly provided in this Agreement, management and control of the Company shall be vested in a Majority in Interest of Members, and the Company shall not do any act or thing without the consent of a Majority in Interest of Members.

                  (b) Without the prior written consent of PAT III, the Company shall not take any action constituting a Major Act except as expressly provided herein; provided, however, notwithstanding anything contained in clauses (a),
(d), (j), (w) or (bb) of the definition of "Major Act" set forth in SECTION 1.66, after completion of the Improvements so long as there are Preferred Shares outstanding, subject to the terms of SECTION 9.15 and the Commitment Letter, a Majority in Interest of Members may cause the Company to sell all or a substantial portion of Property or finance or refinance the Property if (i) the proceeds from such sale, financing or refinancing are used to purchase all Preferred Shares pursuant to SECTION 8.2 or 12.5, (ii) Purchaser shall have no further obligation to purchase any Preferred Shares under the SPA and (c) such sale, financing or refinancing is an arm's-length, BONA FIDE, transaction with a Person or Persons who are not Affiliates of Glimcher or its Affiliates.

                  (c) With respect to any vote, consent or approval to be given by Glimcher in connection with any matter arising under this Agreement to be determined by a Majority in Interest of Members, the members of Glimcher shall be entitled to exercise pro rata voting rights with respect to Glimcher's Percentage Interest hereunder based upon such members' respective percentage interest in Glimcher as determined and exercised pursuant to the Second Amended and Restated Operating Agreement of Glimcher. Such exercise of voting rights shall be evidenced by a certificate executed and delivered by GPLP to PAT III, and PAT III shall be entitled to rely on any such certificate purportedly signed by GPLP without any independent investigation whatsoever.

                  (d) PAT III shall not unreasonably withhold, condition or delay its consent to the Company entering into or modifying any Material Development Agreements provided the same (when taken together with all modifications of Material Development Agreements not expressly consented to by PAT III) does not, and is not reasonably likely to, result in a Scope Change or an increase in the cost to the Company of acquiring, designing, constructing or equipping the Property unless such cost, after such increase, is equal to or less than 105% of the budgeted cost set forth therefore in the Construction Budget as in effect on the date hereof. PAT III shall not unreasonably withhold, condition or delay its consent to a modification to the Plans provided the same (when taken together with all prior modifications to the Plans) does not, and is not reasonably likely to, result in a Scope Change or an increase in the cost to the Company of acquiring, designing, constructing or equipping the Property unless such cost, after such increase, is equal to or less than 105% of the budgeted cost set forth therefore in the Construction Budget as in effect on the date hereof.

                                      (28)

                  (e) Glimcher shall keep PAT III generally apprised of leasing activity of the Property and shall endeavor to give PAT III reasonable prior notice (which may be oral and/or given by telephone) that a Majority in Interest of the Members will be requesting PAT III's approval of a proposed Major Lease. PAT III shall either approve or disapprove each proposed Major Lease submitted to it for its approval by a Majority in Interest of the Members within 2 business days after being requested in writing to do so provided the foregoing and the following are satisfied:

                    (i) Each such request shall be accompanied by (A) a copy of such proposed lease executed and delivered by the tenant thereunder, (B) an abstract of the terms of such lease (including estimates of tenant improvement costs, other costs and allowances and leasing commissions) reasonably satisfactory in form and substance to PAT III and (C) copies of all financial statements in GPLP's or its Affiliates' control or possession with respect to the Tenant and its business. In lieu of delivering a copy of the proposed Lease executed and delivered by the Tenant thereunder as provided in (A) above, a Majority in Interest of the Members may deliver to PAT III a proposed form of lease together with a certificate signed by an officer of Glimcher Properties Corporation that in its good faith judgment and belief such form is substantially in the form which will be executed by the tenant thereunder.

                    (ii) Simultaneously with the making of such request,
                         Glimcher shall deliver copies of such request and the materials included therewith to the following persons at the addresses indicated (and/or to such other individuals and/or at such addresses as PAT III may advise Glimcher from time to time, which advice may be given orally and/or bytelephone):


                         Stuart Silberberg
                         Nomura Asset Capital Corporation
                         2 World Financial Center
                         Building 2
                         New York, New York  10281-1198
                         Tel:   212-662-1429
                         Fax:  212-667-1095

                         -and-

                                      (29)

                         Raymond Anthony
                         Nomura Asset Capital Corporation
                         2 World Financial Center
                         Building 2
                         New York, New York  10281-1198
                         Tel:   212-667-1850
                         Fax:  212-667-1022

                         -and-

                         Lance Haberin
                         Nomura Asset Capital Corporation
                         2 World Financial Center
                         Building 2
                         New York, New York  10281-1198
                         Tel:   212-667-1850
                         Fax:  212-667-1206

                   (iii) Glimcher shall use all reasonable efforts to cause one of the foregoing or such other individuals to actually receive such request and materials as promptly as possible.

                    (iv) The following statement in bold all capital typeface no smaller than the typeface used generally in such request shall be included in such request: "FAILURE TO RESPOND TO THIS REQUEST MAY RESULT IN YOUR BEING DEEMED TO HAVE CONSENTED TO THE REQUESTED MATTER."

                    (v) Glimcher shall as soon as possible provide PAT III with such additional information with respect to such request as PAT III may reasonably request.

                  Provided the foregoing are complied with, if PAT III fails to object (which objection may be given orally) to the Company entering into the proposed Major Lease within such 2 business days, PAT III shall be deemed to have consented to such proposed Major Lease. If PAT III gives notice of its objection orally, PAT III shall give written notice of such objection by facsimile within 3 business days after being so requested to approve such proposed Major Lease.

                  9.2. ANNUAL OPERATING BUDGETS, LEASING PROGRAM, BUSINESS PLAN, OPERATING STATEMENTS AND CONSTRUCTION BUDGETS.

                  (a) Glimcher shall cause to be prepared for each Fiscal Year, a proposed annual operating budget (in such form as PAT III and a Majority in Interest of the Members shall reasonably approve) showing on a cash and accrual basis anticipated receipts and expenditures (capital, operating and other) of the Company and the Property. Not less than forty-five (45)



                                      (30)
days prior to the commencement of such Fiscal Year, Glimcher shall submit the proposed Annual Operating Budget to PAT III for its approval. PAT III promptly shall review the proposed Annual Operating Budget, and, within fifteen (15) days of receipt thereof, approve it, or state in writing in reasonable detail its reasons for not approving such proposed Annual Operating Budget. PAT III shall not unreasonably withhold, condition or delay its approval to a proposed Annual Operating Budget or a proposed change thereto provided the same will not, and is not reasonably likely to, result in a Scope Change or an increase in the cost to the Company of acquiring, designing, constructing or equipping the Property unless such cost, after such increase, is equal to or less than 105% of the budgeted cost set forth therefore in the Construction Budget as in effect on the date hereof. Each proposed Annual Operating Budget, when approved by PAT III and a Majority in Interest of Members, and any revisions thereof approved by PAT III and a Majority in Interest of Members in accordance with the terms hereof, is herein referred to as an "ANNUAL OPERATING BUDGET". Each Annual Operating Budget shall govern until replaced. In the event a proposed Annual Operating Budget is not approved by PAT III and a Majority in Interest of Members prior to the commencement of the Fiscal Year in respect of which the proposed Annual Operating Budget is being prepared, the Annual Operating Budget for the preceding year shall continue to govern, subject to deviations therefrom permitted under SECTION 9.2(d), from year to year until another proposed Annual Operating Budget shall be approved.

                  (b) The first Annual Operating Budget shall apply for the period from the date hereof until December 31, 1997.

                  (c) Glimcher shall prepare and formulate or cause to be prepared and formulated a proposed annual comprehensive leasing program (the "LEASING PROGRAM") for the Property which shall include leasing guidelines, minimum rents per square foot of leasable space, minimum and maximum term of the Leases, range of allowances for tenant improvements to be provided by landlord, and maximum dollar amounts for other tenant incentives such as free rent. Once approved by PAT III and a Majority in Interest of Members, the Leasing Program shall remain in effect until such time as a new Leasing Program shall be approved by the PAT III and a Majority in Interest of the Members. The Leasing Program shall be prepared annually and submitted to PAT III for its approval contemporaneously with the submission of the Annual Operating Budget to PAT III. PAT III shall not unreasonably withhold, condition or delay its consent to a proposed Leasing Program or a proposed change thereto unless the proposed Leasing Program or change, as the case may be, would (or is reasonably likely to) result in a Scope Change or an increase in the cost to the Company of acquiring, designing, constructing or equipping the Property unless such cost, after such increase, is equal to or less than 105% of the budgeted cost set forth therefore in the Construction Budget as in effect on the date hereof. The approved Leasing Program shall govern all leasing activities of the Company. PAT III shall notify Glimcher in writing of all objections to items in the proposed Leasing Program in reasonable detail. In the event that a Leasing Program has not been approved as provided herein prior to the commencement of a Fiscal Year, until a Leasing Program is approved by the Members, the Property shall be operated in accordance with the Leasing Program most recently theretofore approved by the PAT III and a Majority in Interest of the Members.

                                      (31)

                  (d) Glimcher shall implement each Annual Operating Budget and the approved Leasing Program during the periods in respect of which they apply and shall (subject to any express provision herein to the contrary) be authorized to make the expenditures and incur on behalf of the Company the obligations provided for therein during such period; provided, however, Glimcher may exceed with respect to any category specified in the Annual Operating Budget, the limits specified therein with respect to such category by up to 10% provided that the Company shall not incur in any Fiscal Year more than 5% of the aggregate amount of all expenses set forth in such Fiscal Year's Annual Operating Budget without PAT III's prior written consent.

                  (e) Glimcher shall prepare, or cause to be prepared, with respect to the Company and the Property, an annual business plan and projections of operating results, on a monthly basis and a three year business plan and projection of operating results. Glimcher shall deliver such business plans and projections of operating results no later than 30 days prior to the commencement of each Fiscal Year. Glimcher shall provide PAT III within 45 days of the close of each semi-annual fiscal period of the Company with updates to such monthly projections. Such business plans, projections and updates shall contain such substance and detail and shall be in such form as will be reasonably acceptable to PAT III.

                  (f) Within thirty days after the end of each month, Glimcher shall deliver to PAT III operating and other financial statements for the Property and the Company for such month in form reasonably satisfactory to PAT III.

                  (g) A Majority in Interest of the Members may modify the Construction Budget from time to time provided that no such modification (when taken together with all prior modifications not expressly consented to by PAT
III) results in a Scope Change or an increase to in the cost to the Company of acquiring, designing, constructing or equipping the Property unless such cost, after such increase, is equal to or less than 105% of the budgeted cost set forth therefore in the Construction Budget as in effect on the date hereof.

                  9.3. MEMBER NAMES. Neither Member may use the name of the other Members or their Affiliates in paid media advertising or promotions or for any other purpose, without the prior written consent of such other Members; provided, however, that such names may be used to the extent reasonably necessary in the ordinary course of business.

                  9.4. BANK ACCOUNTS. The cash reserves of the Company shall be invested and reinvested from time to time by the Company in interest bearing bank accounts, money market funds, certificates of deposit, U.S. Treasury Bills and similar investments as Glimcher shall reasonably determine. Subject to the foregoing, the Company will maintain separate interest-bearing bank accounts in such banks as a Majority In Interest of the Members may designate, exclusively for the deposit and disbursement of all funds of the Company. All receipts of the Company shall be promptly deposited in such accounts. The funds of the Company may not be commingled with any other funds.

                                      (32)

                  9.5. TRANSACTIONS WITH GLIMCHER AFFILIATES The Company shall enter into the Affiliate Agreements. The Company may enter into other leases, contracts and agreements with Glimcher, its Affiliates or Affiliates of such Affiliates provided PAT III approves the same in writing. Each such lease, agreement and contract shall provide that it is terminable without penalty or damages (as distinct from liability for the payment for goods delivered and services performed) under the circumstances described in SECTION 11.7 or upon a Default. No amendment of modification of any such lease, contract or agreement shall be made without the prior written consent of PAT III. PAT III shall have the exclusive right to enforce the Company's rights under any such lease, contract or agreement and to determine whether to assert on behalf of the Company that Glimcher, its Affiliate or the Affiliate of such Affiliate is in default thereunder, and if so, the action to be taken by the Company with respect thereto. PAT III's rights shall include, without limitation, the prosecution or defense of any proceeding (whether directly required by such lease, contract or agreement or deemed necessary or appropriate by PAT III to enforce the rights of the Company). Without limiting the generality of the foregoing, PAT III acting alone shall make all decisions on behalf of the Company enforcing or pursuing remedies under the Affiliate Agreements.

                  9.6. FIDELITY BONDS. As requested by either Member from time to time, the Company will obtain fidelity bonds in reasonable amounts with reputable surety companies, covering all persons having access to the Company's funds, indemnifying the Company against loss resulting from fraud, theft and dishonesty and other wrongful acts of such persons.

                  9.7. MEMBER MEETINGS. The Members shall meet at the Company's place of business, or by telephone conference, at such intervals as may be determined by the Members but not less often than semi-annually. Dates, times and places of meeting shall be determined by both Members. Each Member shall designate in a writing delivered to the other Member the individual or individuals who may represent such Member at meetings of the Company. Each Member may, from time to time, change the individuals designated by it as representatives upon written notice to the other Member. No meeting of the Company shall be had unless at least one representative of each Member is present. Glimcher shall cause written minutes to be prepared of all actions taken by the Members and shall delivery a copy thereof to PAT III within fifteen
(15) days after the date of the meeting.

                  9.8. LIMITATION ON LIABILITY OF THE MEMBERS; INDEMNIFICATION. No Member shall be liable, responsible or accountable in damages or otherwise to the other Members for any acts performed (or failure to act) by such Member in good faith and reasonably believed to be within the scope of this Agreement. To the fullest extent permitted by law, the Company (but not the Members), to the extent of the Company's assets, shall indemnify and hold harmless each Member (and each partner therein) (an "INDEMNITEE") for any loss, damage, liability, cost or expense (including reasonable attorneys' fees and disbursements) arising out of any act or failure to act by such Indemnitee, if such act or failure to act is in good faith and is reasonably believed to be within the scope of this Agreement, but specifically excluding any such act or failure to act which is attributable to gross negligence, willful malfeasance or fraud. Each of the Members is authorized on behalf of the Company to advance expenses, including legal fees, for which any Indemnitee would be entitled by this Agreement to be indemnified upon receipt of an unsecured



                                      (33)
undertaking by such Indemnitee to repay such advances if it is ultimately determined by a court of competent jurisdiction that indemnification for such expenses is not permitted by law or authorized by this Agreement.

                  9.9. ACCESS. PAT III, its representatives and its designees (including prospective purchasers and mortgagees) shall be entitled, subject to the rights of Tenants, to enter upon, inspect and investigate all or any part of the Property from time to time. The Company shall reimburse PAT III promptly after demand for all reasonable out-of-pocket costs and expenses incurred by PAT III in reviewing matters pertaining to the construction of the Improvements including, without limitation, reviewing the Construction Documents, modifications thereto, draw requests and change orders and inspecting the Improvement during the construction and upon the completion thereof.

                  9.10. DEFAULTS. If a Default shall occur, then, at PAT III's sole election, notwithstanding anything contained herein to the contrary, in addition to the other rights and remedies of PAT III contained herein, at law or in equity, Glimcher shall be deemed an assignee of a Member who has not been admitted into the Company for all purposes, the management and control of the company shall vest solely in PAT III and PAT III may terminate on behalf of the Company any and all agreements, leases and contracts between Glimcher, its Affiliates and/or such Affiliates' on the one hand and the Company on the other (including, without limitation, the Affiliate Agreements) without penalty and without being liable for damages (as distinct from liability for the payment for goods delivered and services performed) whatsoever.

                  9.22. CERTAIN NOTICES. (a) The Company and GPLP shall give notice to PAT III promptly upon the occurrence of:

                    (i) the receipt of any notice given to the Company or Manager that a default has occurred under any Material Development Agreement or any of the Construction Documents;

                    (ii) the Company having knowledge that a material default
                         has occurred under any Material Development Agreement or any of the Construction Documents;

                   (iii) the receipt by the Company or Manager of any notice
                         given to the Company or Manager or with respect to the Property or the giving by the Company of any notice which alleges that any portion of construction or equipping or furnishing of the Property does not comply with any Legal Requirement or Contractual Obligation of the Company; and

                    (iv) any condition which results or is reasonably likely to result in a Force Majeure Delay in completion of the Improvements or a Material Development Agreement or Permit ceasing to be in full force and effect.

                                      (34)

Each notice pursuant to this SECTION 9.11(a) shall be accompanied by a statement of an officer of the general partner of GPLP setting forth details of the occurrence referred to in such notice and stating what action Glimcher proposes to take with respect to such occurrence. Except in cases of willful misconduct or gross negligence, the failure by the Company or GPLP to give any such notice shall not result in any liability to them.

                  (b) PAT III shall give notice to Glimcher promptly upon PAT III having knowledge that a material default has occurred under any Material Development Agreement or that the Property does not comply with any Legal Requirement or Contractual Obligation of the Company; provided, however, PAT III's failure to give such notice shall not result in any liability or prejudice to PAT III or relieve Glimcher from any obligation.

                   9.12.  PLAN CHANGES.

                  (a) The Company shall provide copies of all material change orders, change bulletins and other revisions of the Plans and the Construction Documents to PAT III prior to commencement of any work reflecting such changes or revisions.

                  (b) The Company shall not suffer or permit the Plans to be modified or supplemented in any material respect without the prior written consent of all Governmental Authorities which previously have approved the matters to be changed to the extent such consent is legally required.

                  9.13.  INSURANCE.

                  (a) The Company shall keep the Property insured and obtain and maintain at all times policies of insurance insuring against loss or damage by fire and lightning and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Such insurance shall be in an amount equal to the greater of (i) the then full replacement cost of the Property (excluding foundations), without deduction for physical depreciation, and (ii) such amount that the insurer would not deem the Company a co-insurer under said policies. The policies of insurance carried in accordance with this paragraph shall be paid annually in advance and shall contain a "Replacement Cost Endorsement" with a waiver of depreciation.

                  (b) The Company shall also obtain and maintain at all times the following policies of insurance:

                           (i) Flood insurance if any part of the Property is
located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Program in an amount reasonably satisfactory to each of the Members.

                           (ii) Comprehensive  public  liability insurance,
including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom)



                                      (35)
coverages and containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year.

                           (iii) At least  $60,000,000 excess and/or umbrella
liability insurance shall be obtained and maintained at all times for any and all claims, including all legal liability imposed upon the Company and all court costs and attorneys' fees incurred in connection with the ownership, construction, development, management, operation and maintenance of the Property.

                           (iv) Rental loss and/or business interruption
insurance in an amount equal to the greater of (A) the estimated net operating income for the Property for the next succeeding twelve (12) month period or (B) the projected operating expenses (including debt service) for the maintenance and operation of the Property for the next succeeding twelve (12) month period. The amount of such insurance shall be increased from time to time as and when the estimate of net operating income or projected expenses, as may be applicable, increases.

                           (v) Insurance  against loss or damage from (A)
leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements (without exclusion for explosions), in an amount at least equal to $10,000,000 in the aggregate for the Property.

                           (vi) Worker's compensation insurance with respect to
any employees of the Company, as required by any governmental authority or legal requirement.

                           (vii) During any period of construction, repair or
restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the Property against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as each of the Members may reasonably require, in form and substance reasonably acceptable to each of the Members.

                           (viii) If the Property is or becomes a  "non-
conforming use" under applicable zoning and building ordinances, ordinance or law coverage to compensate for the cost of demolition and the increased cost of construction for the Property.

                           (ix) Such other insurance as may from time to time
be reasonably agreed by the Members in order to protect the Members' and the Company's interests.

                  (c) All policies of insurance required pursuant to this
SECTION 9.13 (i) shall be issued by companies approved by each of the Members and licensed to do business in the state where the Property is located and have a claims paying ability rating of "AA" or better by Standard & Poor's Ratings Group and at least one other nationally recognized statistical rating agency and
(ii) otherwise shall be approved by each Member in the exercise of its reasonable judgment as to amounts, form, risk coverage, deductibles, loss payees and insureds.

                  (d) From time to time, at the request of PAT III, Glimcher shall provide to PAT III evidence, reasonably satisfactory to PAT III, that all insurance policies required to be maintained hereunder are being maintained.

                                      (36)

                  9.14.  ENVIRONMENTAL MATTERS.

                  (a) The Company shall comply with, and cause the Property to comply with, applicable Environmental Regulations. No Member by its act or omission shall cause or permit the Property to violate any applicable Environmental Regulation.

                  (b) The Company shall, promptly upon gaining knowledge of the release of any Hazardous Substances in, on, over, under, to or from the Property or any portion thereof, or onto, over, or under any adjacent real property, notify PAT III of the presence and/or release of such Hazardous Substance and of any request for information, inspection or notice from any Governmental Authority or any Tenant with regard to Hazardous Substances, on, from or affecting the Property. The Company shall immediately notify PAT III in writing and provide PAT III with copies of any such request or notice and any response thereto. The Company shall promptly conduct and complete, or cause to be conducted and completed, all investigations, studies, sampling, and testing, and all remedial, removal, and other actions necessary to clean up, mitigate and/or remove all Hazardous Substances on, from, around or affecting the Property in accordance with all applicable Environmental Regulations and highest standards and practices.

                  (c) The Company shall keep each and every part of the Property free of Hazardous Substances, not permit the Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, bury, transfer, produce or process Hazardous Substances at any time, except for use and storage for use of reasonable amounts of substances customarily used in the operation of super regional malls and, provided such use and/or storage for use is in compliance with the requirements hereof and does not give rise to liability under applicable Environmental Regulation. The Company shall not cause or permit, as a result of any intentional or unintentional act or omission, a release of Hazardous Substances onto the Property or onto any other property.

                  (d) The Company shall, to the fullest extent permitted by applicable law, on demand protect, indemnify, hold harmless and defend the Indemnified Parties from and against any and all claims, demands, judgments, fines, penalties (civil or criminal), damages, actions, causes of action, injuries, settlements, administrative orders, consent agreements and orders, liabilities, costs and expenses of whatever kind or nature whether imposed or incurred within or outside the judicial process (including, without limitation, cleanup costs, reasonable consultants' fees and disbursements and investigations and laboratory fees and reasonable attorneys' fees and expenses) related to or arising directly or indirectly from, out of or by reason of the transactions contemplated by the Securities Purchase Agreement to the extent relating to or arising directly or indirectly from, out of or by reason of any Environmental Regulation or Hazardous Material and pertaining to the Property, including, without limitation, by reason of, relating to or arising directly or indirectly out of any of the following: (i) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threat of release of any Hazardous Substance at the Property; (ii) compliance with any Environmental Regulation governing the Company or its business, operations, property, assets or equipment; (iii) any personal injury (including, without limitation, wrongful death, disease or other health condition) or property damage (real or personal) arising out of or related to any Hazardous Substance at the Property; (iv) any action,



                                      (37)
suit or proceeding brought or threatened by or settlement reached with any Governmental Authority or other Person, or order of any Governmental Authority relating to any Hazardous Substance at the Property; (v) any violation of the provisions, covenants, representations or warranties of this SECTION 9.14 or of any Environmental Regulations which are based on or in any way related to any Hazardous Substance at the Property including, without limitation, the cost of any work performed and materials furnished in order to comply therewith including, without limitation, the cost of assessment, containment and/or removal of any and all Hazardous Substances at the Property, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Substance at the Property to prevent or minimize, in accordance with Environmental Regulations, such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Regulation pertaining to any Hazardous Substance at the Property; and (vi) any act or omission of the Company or its officers, employees, agents, contractors, invitees, licensees, or permitees giving rise to liability under any Environmental Regulation; provided, however, that such indemnification shall not apply to (x) any Indemnified Party with respect to matters to the extent caused by such Indemnified Party's gross negligence (by act or omission) or willful misconduct or (y) any other matter to the extent not (1) pertaining to the Property and (2) arising directly or indirectly from (A) the transactions contemplated by the Securities Purchase Agreement and (B) either (I) Environmental Regulations or (II) Hazardous Materials; provided further, however, that none of the foregoing shall relieve any Person of a breach of the terms of any GRT Transaction Document.

                  9.15. DEEDS, MORTGAGES ETC. No deed, mortgage, lease or other instrument of conveyance, pledge or other transfer of all, substantially all or any substantial portion of the Property (other than a lease of less than all or substantially all of the Property for the actual occupancy of the Tenant thereunder) shall be valid or binding unless executed by both Members or otherwise expressly approved in writing by both Members after the date hereof with a delegation of authority to a Member. The foregoing shall not apply to supplemental instruments executed and delivered by a Member in connection which such Member effectuating a transaction which it is permitted by the terms hereof to effectuate on behalf of the Company.


                                   Article 10.
                                   -----------

                     WITHDRAWAL, TRANSFERS AND REFINANCING
                     -------------------------------------

                  10.1. EVENTS AND EFFECTS OF WITHDRAWAL OF A MEMBER. (a) A Person shall cease to be a Member, shall be deemed to have resigned as a Member and, so long as such Member has not transferred all of its interest in the Company, thereafter be deemed an assignee of a Member's interest without any right to participate in the management of the business and affairs of the Company, upon the happening of any of the following:

                    (i) The resignation from the Company of such Member by written notice to all Members specifying a date of resignation which is



                                      (38)
                         not less than thirty (30) days from the date of mailing of such notice;

                    (ii) Such Member: (A) making an assignment for the benefit of creditors; (B) filing a voluntary petition in bankruptcy; (C) being adjudicated a bankrupt or insolvent; (D) filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation; (E) filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Member in any proceeding of this nature; or (F) seeking, consenting to, or acquiescing in the appointment of a trustee, receiver, or liquidator of such Member or of all or any substantial part of such Member's properties;

                   (iii) One hundred twenty (120) days elapse after the
                         commencement of any proceeding against such Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation, and the proceeding has not been dismissed, or if within ninety
                         (90) days after the appointment without such Member's consent or acquiescence of a trustee, receiver, or liquidator of such Member or of all or any substantial part of a Member's properties, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated;

                    (iv) In the case of such Member who is a natural person: (x)
                         such Member's death; or (y) the entry by a court of competent jurisdiction adjudicating such Member incompetent to manage such Member's person or estate;

                    (v) In the case of a Member who is acting as a Member by virtue of being a trustee of a trust, the termination of the trust, but not merely the substitution of a new trustee;

                    (vi) In the case of a Member that is a limited liability
                         company or a partnership, the dissolution and commencement of a winding up of such limited liability company or partnership;

                   (vii) In the case of a Member that is a corporation, the
                         filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter;

                  (viii) In the case of an estate, the distribution by the
                         fiduciary of the estate's entire interest in the Company; or

                                      (39)

                    (ix) The direct or indirect transfer of all or any portion of the membership interest in the Company held by such Member or any interest (direct or indirect) in any Member, in each case, other than as expressly permitted by the terms of this Agreement unless the other Member shall have given its prior written consent thereto.

                  (b) Notwithstanding the foregoing, the assignment of membership interest shall not constitute an event of resignation if the assignee is admitted as a substitute Member in accordance with the terms of this Agreement.

                  (c) Upon the occurrence of an event of resignation of any Member, the remaining Member, if any, shall within ninety (90) days of such remaining Member having notice of such resignation give written notice to the resigning Member of the dissolution of the Company or of the election to continue the business of the Company.

                  (d) If, following the resignation of a Member, the remaining Member or Members shall elect to continue the business of the Company or the Company is otherwise continued, any Member who shall have resigned in violation of the terms hereof shall, subject to its rights as an assignee, as provided in
SECTION 10.1(a), not be entitled to receive from the Company the fair value of its interest in the Company, anything in the Act, including Section 18-604 thereof, to the contrary notwithstanding.

                  10.2. LIMITATIONS ON TRANSFERABILITY. No Member shall resign from the Company prior to the dissolution and winding up thereof. Glimcher shall not transfer, sell, assign, pledge, hypothecate or otherwise dispose of its interest in the Company or any part thereof. PAT III shall not transfer its interest in the Company other than in its entirety. Any actual, purported or attempted transfer, sale, assignment or other disposition in violation of this Agreement, shall be void and of no effect.

                  10.3.  TRANSFERS OF INTERESTS IN THE COMPANY.

                  (a) Notwithstanding anything to the contrary contained in this
ARTICLE 10, no Member shall be required to accept performance under this Agreement from any trustee of a Member appointed under any bankruptcy or insolvency law.

                  (b) In the event that any Member shall transfer or purport to transfer all or part of its interest in the Company to any Person, no such transfer or purported transfer shall be effective (i) if it is in violation of this Agreement or (ii) unless and until (x) the transferee agrees in writing, in form and substance reasonably satisfactory to the Members, to (1) assume and be bound by all the obligations of the transferor and (2) be subject to all the restrictions to which the transferor is subject under the terms of this Agreement; (y) the transferee executes and acknowledges, if required, an amendment to the Certificate and any other documents or filings required to be made in order to reflect such transfer; and (z) there shall have been delivered to the Company:

                                      (40)

                    (A) evidence reasonably satisfactory to the Members of the authority of the transferor to become a Member and to be bound by all of the terms and conditions of this Agreement;

                    (B) the written agreement of the transferor to continue the business of the Company in accordance with the terms and provisions of this Agreement;

                    (C) such other documents or instruments as may reasonably be required in order to effect the admission of the transferor as a Member under this Agreement; and

                    (D) evidence reasonably satisfactory to the Members that
               such transfer (1) would not violate any Federal and state securities laws and rules and regulations of the Securities and Exchange Commission, state securities commissions, and any other governmental authorities with jurisdiction over such disposition,
               (2) would not materially jeopardize the Company's classification for Federal income tax purposes as a partnership, and (3) would not affect the Company's existence as a limited liability company under the Act. Upon the satisfaction of the foregoing requirements, except as provided in SECTION 10.6, the Members shall consent to the transferee being admitted to the Company as a Member if the transfer to such transferee was not prohibited pursuant to the express terms of this Agreement or consented to by all of the Members. All reasonable costs and expenses incurred by the Company in connection with the transfer of an interest in the Company, including any filing fees, shall be paid by the transferor (or if not paid by the transferor, then by the transferee). Upon any such transfer by a Member of its entire interest in the Company, the transferor shall (I) be released from any covenants or obligations of the transferor to be performed after the date of the transfer under this Agreement and
               (II) shall have no further rights to require performance by the other Member of its obligations to be performed after such date, except, in each case, those obligations expressly stated to survive transfer. Without limiting the generality of the foregoing, the transferor shall not be obligated to perform, and shall not be entitled to require performance by the other Member of, the obligations under SECTIONS 3.3(b), (c), (d) and (e) from and after the date of transfer.

               10.4. SALE OF PROPERTY.

               (a) PAT III may, at any time after the Trigger Date, cause the whole of the Property to the extent owned by the Company to be sold to any Person, subject to a right of first offer in favor of Glimcher as provided in this SECTION 10.4. In connection with any such sale, (i) each of the Members agrees to execute on behalf of the Company all contracts, deeds, assignments, title affidavits and other instruments reasonably required to effect such sale and (ii) PAT III acting alone shall be entitled to terminate on behalf of the Company the Affiliate Agreements and any other agreement between the Company and Glimcher, its Affiliates and Affiliates of such Affiliates without any liability therefor (but without relieving the Company of



                                      (41)
its obligations, if any, to pay for goods delivered or services rendered but no other damages or penalties).

                  (b) PAT III shall give a notice (a "SALE NOTICE") to Glimcher that it desires to have the Company sell the Property. Glimcher shall have the right to within 60 days of such notice to deliver to PAT III an offer (a "PURCHASE OFFER") for Glimcher to buy from the Company the Property, which Purchase Offer shall contain the offered purchase price and all other material terms and conditions to the sale by the Company of the Property to Glimcher. If Glimcher fails to so deliver a Purchase Offer, PAT III shall be free to cause the Company to sell the Property on such terms and conditions as PAT III in good faith shall determine. If Glimcher does so deliver the Purchase Offer, PAT III may within 90 days after its receipt of the Purchase Offer either (i) accept such Purchase Offer or (ii) cause the Company to enter into an agreement to sell the Property for a purchase price and on terms which are in the reasonable good faith judgment of PAT III more favorable to the Company than those contained in the Purchase Offer provided the closing thereunder occurs within 120 days after the expiration of such 90-day period, which 120 days shall be subject to extension to the extent that the closing is delayed by reason of Glimcher's or its Affiliates act or omission. Such agreement may be conditional unless it shall be with an Affiliate of PAT III. If PAT III accepts the Purchase Offer, the Company and Glimcher shall close the transaction no later than the day that is 120 days after PAT III accepts the Purchase Offer, at the offices of Willkie, Farr & Gallagher in New York City, at 10:00 a.m. The terms of this SECTION 10.4 shall be continuing so that if PAT III fails to either accept the Purchase Offer or cause the Company to so enter into an agreement to sell the Property within such ninety-day period or if PAT III rejects the Purchase Offer or causes the Company to so enter into an agreement but the closing thereunder does or will not occur within said 120-day period (as such period may be extended), then the parties shall continue to have all of their rights under this SECTION 10.4 as though the Sale Notice to which such Purchase Offer relates were never given.

                  10.5. REFINANCINGS. At any time after the first anniversary of the Opening Date PAT III shall be entitled to cause the Company to refinance any Construction Loan provided that the proceeds of such refinancing (net of the expenses incurred in connection therewith) equal or exceed the Minimum Refinancing Proceeds. In connection with such refinancing, PAT III shall be entitled to cause the Company to pay closing cost, surveyor and appraisal fees, title insurance search costs and premiums, attorneys' fees and other costs associated with such refinancing. An Affiliate of PAT III may be the refinancing lender provided that the terms of such refinancing are consistent with the terms of the Commitment Letter. In connection with any such refinancing, each of the Members agrees to execute on behalf of the Company all agreements, mortgages, assignments, pledges, deeds of trust, title affidavits and other instruments reasonably required to effect such refinancing.

                  10.6. OPTION IN FAVOR OF GLIMCHER. So long as Glimcher is a Member, provided that there shall be no existing Default or any circumstances which with the giving of notice, the lapse of time or both would constitute a default, Glimcher shall have the option to purchase PAT III's Interest on the following terms and conditions:

                                      (42)

                  (a) The Call Option shall be exercised, if at all, by notice given not earlier than the day that is thirty (30) days after the Trigger Date and before the tenth (10th) anniversary of the date hereof. The Call Option shall not be exercisable at any time after the giving of an Offering Notice, a Buy/Sell Demand Notice or a Sale Notice unless and until it is determined that any such Offering Notice, Buy/Sell Demand Notice or Sale Notice, as the case may be, will not result in a sale under ARTICLE 11 or SECTION 10.4, as the case may be.

                  (b) The closing of such purchase shall take place at 10:00 a.m. on the first business day that is ninety (90) days after the exercise of such option at the principal office of the Company, time being of the essence.




                                      (43)

                  (c) The purchase price payable for PAT III's Interest shall equal the amount PAT III would have been entitled to receive had the Company (i) sold the Project for an amount equal to (x) the Adjusted NOI divided by (y) .09 and (ii) distributed the net proceeds from such sale to the Members in accordance with SECTION 12.5 in satisfaction of their Interests.

                  (d) The Call Option may not be exercised if at any time during the NOI Period there shall have been any material casualty or condemnation affecting any part of the Property which shall have not been fully repaired and/or restored.

                  (e) Prior to the closing of the Call Option or simultaneously therewith, and as a condition to PAT III's obligation to sell its Interest, GRT shall redeem all of the Preferred Shares in accordance with the terms of the Articles Supplementary, as the same may be amended and modified from time to time, or GRT's designee shall purchase all of the Preferred Shares for a purchase price equal to the amount that would be payable by GRT if GRT so redeemed all of the Preferred Shares.

                  (f) The terms of SECTIONS 11.3, 11.4, 11.5 and 11.7 shall apply to such purchase.

                  10.7. TRANSFERS BY PAT III. In the event PAT III shall transfer its Interest, then unless Glimcher shall have approved of the transferee (which approval shall not be unreasonably conditioned, delayed or withheld) clauses (j) through and including (dd) of the definition of "Major Act" set forth in SECTION 1.66 and all of ARTICLE 7, SECTION 9.1(e) and SECTION
9.2 shall be deemed deleted from this Agreement.

                  10.8. RELEASE OF PHASE II. If GRT shall request pursuant to the SPA that Purchaser purchase additional Preferred Shares to fund the cost of acquiring the Phase II Land and developing and constructing thereon certain improvements and Purchaser shall decline to do so, then, subject to the terms of
SECTION 9.15 and the Commitment Letter, Glimcher shall be entitled to convey the Phase II Land to Glimcher or its designee (the "PHASE II DEVELOPER") on the following terms and conditions (all at no cost or expense to the Company or PAT
III):

                  (a) such conveyance (after giving effect to appropriate reinbursements to the Company) shall have no adverse economic or operational effect on the Company or the Property (other than the loss of the value of the Phase II Land as unimproved);

                  (b) prior to such conveyance, at no cost or expense to the Company, the Land shall have been legally and properly subdivided and that portion of the Land not so conveyed shall be an entire separate and distinct conveyable lot for zoning, tax, land use and all other purposes;

                  (c) such conveyance shall not cause any representation or warranty contained in any of the GRT Transaction Documents (as defined in the SPA) to be or become untrue or misleading in any material respect;

                                      (44)

                  (d) an appropriate REA shall be executed to insure the integrated use and operation of the Land. The City of Olathe, Kansas as lessor under the Ground Lease of the Land shall have joined in such REA;

                  (e) the Ground Lease of the Land shall be amended to appropriately sever the Phase II Land from the rest of the Land and the Ground Lease;

                  (f) all agreements and instruments to be delivered pursuant to this Section 10.9 shall be in form and substance reasonably satisfactory to PAT III; and

                  (g) the cost and expense of preparing said agreements and instruments, PAT III's cost and expense (including, reasonable attorneys' fees) of reviewing and negotiating such agreement and instruments, all transfer taxes and all other costs and expenses relating to such conveyance shall be borne by the Phase II Developer, Glimcher or GPLP and not PAT III or the Company.


                                   Article 11.
                                   -----------

                                    BUY-SELL
                                    --------

                  11.1. BUY-SELL PROCEDURE. (a) At any time (i) during the Buy/Sell Period or while management and control of the Company is vested in PAT III pursuant to the terms hereof, PAT III may serve on Glimcher (x) an Offering Notice or (y) a notice (a "BUY/SELL DEMAND NOTICE") demanding that within 60 days of such notice, Glimcher deliver to PAT III an Offering Notice and (ii) during the Buy/Sell Period, Glimcher may serve on PAT III an Offering Notice. Each Offering Notice shall contain a valuation stating the aggregate dollar amount which Offeror would be willing to pay for all of the assets of the Company including, without limitation, cash and reserves (collectively, the "PROJECT") as of the date of such Offering Notice, free and clear of all liabilities. If Glimcher fails to deliver an Offering Notice within 60 days after PAT III gives a Buy/Sell Demand Notice to Glimcher, Glimcher shall be deemed to have given an Offering Notice with a Specified Valuation Amount equal to, at the election of PAT III, either (x) 105% of the Fair Market Value of the Project or (y) 95% of the Fair Market Value of the Project. PAT III shall make such election no later than the date on which the closing of a sale under this
ARTICLE 11 shall occur. If PAT III fails to make such election, PAT III shall be deemed to have elected to have the Specified Valuation Amounts equal 105% of the Fair Market Value of the Property.

                  (b)  Offeree shall have the option either:

                    (i) to sell its entire interest in the Company to Offeror for an amount equal to the amount Offeree would have been entitled to receive if the Company had sold the Project for the Specified Valuation Amount on the date on which such sale of Company interest shall be consummated, the Company had immediately paid all Company liabilities, and distributed the net proceeds to



                                      (45)
                         the Members as provided in SECTION 12.5 in satisfaction of their interests in the Company; or

                    (ii) to purchase the entire interest in the Company of
                         Offeror for an amount equal to the amount Offeror would have been entitled to receive if the Company had sold the Project for the Specified Valuation Amount on the date on which such sale of Company interest is consummated, and the Company had immediately paid all Company liabilities, and distributed the net proceeds to the Members as provided in SECTION 12.5 in satisfaction of their interests in the Company.

Offeree shall have ninety (90) days from the date of receipt, or deemed receipt, of the Offering Notice to exercise either of its options hereunder. Such ninety
(90) period shall be extended, at the election of PAT III, by any delay in the determining of the Fair Market Value of the Project caused by the failure of Glimcher to timely provide, and cause Manager to provide, information concerning the management and operation of the Property in the possession, or under the control, of Glimcher or its Affiliates. If Offeree shall not exercise either of its options within such ninety (90) day period, then, as of the day following the expiration of such period, Offeree shall be conclusively deemed to have elected to sell its entire interest in the Company at the price provided in, and otherwise in accordance with, SECTION 11.1(b)(i).

                  11.2. CLOSING DATE. Except as otherwise specifically provided herein, the Member obligated to purchase under this ARTICLE 11 shall fix a closing date not earlier than twenty days after the notice fixing such closing date is given to the other Member and not later than ninety (90) days following the date of the earlier of the exercise or expiration of the options. The closing shall take place at 10:00 a.m. on such date at the principal office of the Company.

                  11.3. CLOSING DELIVERIES. At the closing under this ARTICLE 11 or SECTION 10.6: (a) the Member selling its interest ("SELLER") shall execute and deliver to the Member purchasing such interest ("BUYER") an assignment of Seller's interests and such other instruments as Buyer may reasonably require, to give it good and marketable title to all of Seller's right, title and interest in the Company (including its interest as the payee of loans made to the Company in accordance with the terms hereof); and (b) the parties shall pay any conveyance taxes in connection therewith in the manner customary in the jurisdiction where such tax is imposed. The Company and Buyer shall indemnify Seller against claims and liabilities of the Company arising after the date of such conveyance.

                  11.4. TREATMENT OF LIABILITIES. At the closing under this
ARTICLE 11 or SECTION 10.6, Buyer shall, at its option, either (i) obtain a release of Seller and its Affiliates from all liability, primary or secondary, by all holders of all Company debts and obligations or claims against the Company in all cases, for which Seller or its Affiliates is personally liable (provided Buyer consented in writing to Seller and such Affiliates becoming so liable), except for any debts, obligations or claims which have not yet accrued or arisen or are covered by the insurance maintained by the Company, or (ii) cause all such debts, obligations or claims to be paid in full at the closing to the extent then outstanding.

                                      (46)

                  11.5. CASH FLOW PRIOR TO SALE. In the event of a contemplated transfer to take place pursuant to this ARTICLE 11 or SECTION 10.6, the Seller shall be entitled to receive distributions of Net Cash Flow for the period ending on the closing date of such transaction. All provisions allocating profits, losses, gains, deductions and credits for tax purposes shall remain in effect through such closing date.

                  11.6. DEFAULT. Upon the default of any Member under this
ARTICLE 11 to close on a sale, the non-defaulting Member may purchase the defaulting Member's interest in the Company for a purchase price equal to 95% of the amount which the defaulting Member would have received had the Company (A) sold the Project for the Specified Valuation Amount, (B) paid all of its liabilities with the proceeds of such sale, and (C) distributed the remaining proceeds to the Members in accordance with the provisions of SECTION 12.5. The non-defaulting Member shall give notice of its election to so purchase the interest of the defaulting Member no later than 90 days after such default. No such defaulting Member shall be the Liquidating Trustee or be a member therein. The non-defaulting Member shall be entitled to such other and additional rights and remedies as are provided elsewhere in this Agreement, at law or in equity including, without limitation, specific performance. Seller hereby irrevocably constitutes and appoints Buyer its attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver such instruments as may be necessary or appropriate to carry out and enforce the provisions of this ARTICLE 11, if the Seller fails to do so within a reasonable period of time after notice. All rights and remedies of the non-defaulting Members shall be cumulative. A failure by GRT to comply with the terms of SECTION 11.9 shall be deemed a default by Glimcher.

                  11.7. CONTINUOUS OPERATION. During the pendency of a sale of interest in the Company under this Agreement, the Company shall conduct its business in the ordinary course in all respects except that if PAT III is Buyer,
(a) PAT III shall be entitled to terminate on behalf of the Company the Affiliate Agreements and any other agreement between the Company and Glimcher, its Affiliates and Affiliates of such Affiliates without any liability therefor (but without relieving the Company of its obligations, if any, to pay for goods delivered or services rendered but no other damages or penalties) and cause the Company to enter into such other agreements in replacement thereof with any Person and (b) the management and control of the Company shall vest solely in Buyer.

                  11.8. PAYMENT IN SHARES. If PAT III is the Buyer, PAT III shall have the right to pay all or any portion of the amounts due to Glimcher for its interest in the Company (including, without limitation, the Preferred Contribution and the Preferred Return) in Preferred Shares. For such purposes, each Preferred Share shall have a value equal to its Fair Market Value.

                  11.9. REDEMPTION OF SHARES. If Glimcher shall be the Buyer, prior to the closing or simultaneously therewith and as a condition to PAT III's obligation to sell its Interest, GRT shall redeem all of the Preferred Shares in accordance with the terms of the Articles Supplementary, as the same may be amended and modified from time to time, or GRT's designee shall purchase all of the Preferred Shares for a purchase price equal to the amount that would be payable by GRT if GRT so redeemed all of the Preferred Shares.


                                      (47)

                                   Article 12.
                                   -----------

                                   DISSOLUTION
                                   -----------

                  12.1. EVENTS OF DISSOLUTION. The Company will be dissolved and its affairs wound up upon the happening of the first to occur of the following:

                  (a) December 31, 2096;

                  (b) At a time specified in the written consent of all the Members;

                  (c) The resignation (as determined pursuant to SECTION 10.1) of the last remaining Member, or upon the occurrence of such other event which shall cause the last remaining Member to cease to be a Member as provided in the Act;

                  (d) The sale or other disposition of all or substantially all of the Company's interest in the Project;

                  (e) Any event causing dissolution under the Act; or

                  (f) The resignation (as determined pursuant to SECTION 10.1) of a Member unless the remaining Member elects to continue the business of the Company within ninety (90) days following notice of such resignation.

                  12.2. WINDING UP BY MEMBERS. Upon dissolution of the Company, the Company's business shall be wound up and all its assets distributed in liquidation. In such dissolution, the remaining Members shall be the "LIQUIDATING TRUSTEE".

                  12.3. WINDING UP BY LIQUIDATING TRUSTEE. In a dissolution pursuant to this ARTICLE 12, the Liquidating Trustee shall have the right to wind up the Company and cause the Company's assets to be sold and the proceeds of sale distributed as provided in SECTION 12.5.

                  12.4. DISTRIBUTIONS OF NET CASH FLOW. Upon the dissolution of the Company for any reason, during the period of liquidation and until termination of the Company, the Members shall continue to receive the Net Cash Flows and to share profits and losses for all tax and other purposes as provided elsewhere in this Agreement.

                  12.5. DISTRIBUTION OF PROCEEDS OF LIQUIDATION. The net proceeds from (a) any transaction resulting in the termination and liquidation of the Company, and (b) the liquidation of any remaining assets, shall be applied and distributed in the following order of priority:

                    (i) to the payment of (x) debts and liabilities of the Company (except debts secured by liens on property sold subject thereto), and (y) expenses of liquidation;

                    (ii) then, to the setting up of any reserves which the
                         Liquidating Trustee may deem necessary for any contingent or unforeseen



                                      (48)
                         liabilities or obligations of the Company or of the Members, arising out of or in connection with the Company. Said reserves may be paid over by the Company to a bank or trust company acceptable to the Liquidating Trustee, as escrow agent, to be held by it or them for the purpose of disbursing such reserves in payment of any of the aforementioned liabilities or obligations, and at the expiration of such period as the Liquidating Trustee shall deem advisable, distributing the balance, if any, thereafter remaining, in a manner hereinafter provided;

                    (iii) then, in accordance with SECTION 8.2.

                  12.6. CAPITAL ACCOUNT BALANCES. For purposes of SECTION 12.5, the balance of each Member's Capital Account shall be determined after allocating all Profits and Losses, resulting in a dissolution of the Company for the Fiscal Year of the Company in which the termination and liquidation of the Company shall occur, and after taking account of all distributions of Net Cash Flow from Operations and Proceeds from Capital Transactions for such Fiscal Year pursuant to SECTIONS 8.2(a)(ii), (iii), (iv) and (vi) and SECTIONS 8.1(a)(i) and
(iii), other than distributions to be made pursuant to SECTIONS 8.2(a)(i) and
(ii) under SECTION 12.5. For the purposes of SECTION 12.5, if any assets are distributed in kind pursuant to SECTION 12.5, then the Capital Accounts of each Member shall be calculated as if the Company had sold such assets for their Fair Market Value, and if such assets are distributed to a Member, as if such Member had received a cash distribution equal to such Fair Market Value. For purposes of SECTION 12.5 and this SECTION 12.6, if liquidating distributions are not made during the Fiscal Year of the Company during which the liquidation of the Company shall occur (or, if later, within 90 days of such liquidation) Capital Accounts shall be revalued pursuant to Sections 1.704-1(b)(2)(ii)(b) and 1.704-1(b)(2)(iv)(f) of the Regulations.

                  12.7. ORDERLY LIQUIDATION. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Members to minimize those losses normally attendant upon a liquidation.

                  12.8. FINANCIAL STATEMENTS. During the period of winding up, the Company's then independent certified public accountants shall prepare and furnish to each of the Members, until complete liquidation is accomplished, all the financial statements provided under this Agreement.


                                   Article 13.
                                   -----------

         RECORDS, ACCOUNTS, AUDITING, INCOME TAX RETURNS, TAX ELECTIONS
         --------------------------------------------------------------

                  13.1. MAINTENANCE OF BOOKS. The Company shall maintain current and complete records of all transactions of the Company. Company records and accounts shall be maintained



                                      (49)

(i) on an accrual basis in accordance with GAAP, and (ii) in the case of reporting and budgeting for management purposes only, on a cash basis.

                  13.2. INDEPENDENT AUDITORS. The independent auditors for the Company shall be Coopers & Lybrand or any other firm of independent certified public accountants of recognized standing selected by a Majority in Interest of Members and approved by PAT III, such approval not to be unreasonably withheld, conditioned or delayed. The independent auditors shall annually (i) audit the records and accounts of the Company and (ii) render their opinion on the annual financial statements described in this SECTION 13.2. Glimcher shall provide to PAT III a complete set of financial statements prepared in accordance with GAAP for the Company within 60 days after the end of each Fiscal Year for such Fiscal Year. Glimcher shall provide to PAT III a complete set of financial statements prepared in accordance with GAAP audited by such independent auditors for the Company within 95 days after the end of each Fiscal Year for such Fiscal Year. Each Member (through its representatives) shall have the right to inspect and examine the books, records, files, securities and other documents of the Company at all reasonable times, upon reasonable prior notice.

                  13.3. ACCOUNTING POLICIES. All material accounting policies and elections for the Company (other than those specifically provided for in other paragraphs of this Article) shall be made by Glimcher, with the consent of the other Member, which consent shall not be unreasonably conditioned, delayed or withheld provided same shall be in accordance with GAAP. Any material interpretations of this Agreement which may be given to the Company's auditors shall be approved by both Members.

                  13.4. CERTAIN TAX REPORTING POLICIES. The Company shall be treated and shall file its tax returns as a partnership for federal, state and local income tax and other tax purposes. Glimcher shall prepare or cause to be prepared, on an accrual basis, all federal, state and local tax returns (including K-1 statements) required to be filed by or for the Company and shall submit the same to each Member for review and approval sixty (60) days after the end of each calendar year which returns shall be accompanied by any State apportionment factor information relating to property, payroll and sales. Such tax returns and State apportionment factors shall be finalized and K-1 statements delivered to each Member not more than seventy-five (75) days after the end of each calendar year.

                  13.5. TAX MATTERS MEMBER. Glimcher is hereby designated as the TMP with respect to operations conducted by the Company. Glimcher shall also be the tax matter partner (or its equivalent) under all applicable state and local laws. The TMP shall comply with the requirements of Sections 6221 through 6232 of the Code and shall have the right, with the approval of the other Member, to settle, compromise or take all actions which it deems necessary or appropriate in furtherance of its obligations hereunder. The TMP may not waive or extend any statute of limitations relating to the Company without obtaining the consent of the other Member.

                  13.6. WITHHOLDING. The Company shall comply with all withholding requirements which may be imposed by the Code at any time. Any amounts of a Member required to be



                                      (50)
withheld shall be withheld from amounts otherwise distributable to such Member hereunder and such amounts shall be treated as having been received by such Member under this Agreement. In the event the Company is required to withhold any amount under the Code with respect to any Member (the "WITHHOLDING AMOUNT") and the amount of cash immediately available for distribution to such Member hereunder is less than the Withholding Amount, such Member shall contribute to the Company, the excess of the Withholding Amount of such Member over the amount of cash otherwise immediately distributable to such Member.


                                   Article 14.
                                   -----------

                                   FISCAL YEAR
                                   -----------

                  14.1. FISCAL YEAR. To the extent permissible under the Code, the "FISCAL YEAR" of the Company shall be the calendar year, unless (subject to obtaining the consent of the Internal Revenue Service) the parties shall hereafter in writing agree otherwise.


                                   Article 15.
                                   -----------

                      DISPOSITIONS OF DOCUMENTS AND RECORDS
                      -------------------------------------

                  15.1. DISPOSITION ON DISSOLUTION. All documents and records of the Company including, without limitation, all financial records, vouchers, canceled checks and bank statements, shall be delivered to Glimcher upon dissolution of the Company; and in such event Glimcher shall maintain the same for a period of not less than seven (7) years from the date of such termination or expiration. In the event any Member (the "WITHDRAWING Member") ceases to be a Member at any time prior to the dissolution of the Company, and the Company is continued without the Withdrawing Member, the remaining Members (the "SURVIVING MEMBERS") agree that such documents and records of the Company, up to the date of the termination of the Withdrawing Member's interest, shall be maintained by the Surviving Member(s), its (their) successors and assigns, for a period of not less than seven (7) years thereafter, and shall be available for inspection, examination and copying by the Withdrawing Member in the same manner during such seven (7) year period. The terms of this Article 15 shall survive each transfer of Interest.


                                   Article 16.
                                   -----------

                                     NOTICES
                                     -------

                  16.1. NOTICE FORM. Except as otherwise expressly provided herein, any notice which may or is required to be given hereunder shall be in writing and shall be personally delivered, or mailed postage prepaid, by registered or certified mail, in the United States mail or sent by a recognized overnight courier service, or sent by facsimile addressed to the Members at their addresses set forth above with copies of all notices to PAT III also being sent to Willkie



                                      (51)

Farr & Gallagher, 153 East 53rd Street, One Citicorp Center, New York, New York 10022, Attention: William E. Hiller and copies of all notices to Glimcher also being sent to Bricker & Eckler, 100 South Third Street, Columbus, Ohio 43215-4291, Attention: David K. Conrad, Esq., or at such other addresses and other Persons as any Member shall have theretofore advised the other Members in writing. All notices shall be deemed to have been given upon receipt thereof (refusal of delivery to constitute receipt).


                                   Article 17.
                                   -----------

                        VALUATION AND DISPUTE RESOLUTION
                        --------------------------------

                  17.1.  FAIR MARKET VALUE.

                  (a) In the event that (i) the Fair Market Value of the Property or the Project, any interest in either of them, any other asset of the Company or any interest in the Company or (ii) any Fair Market Rent, as the case may be, is required to be determined under this Agreement, if the Fair Market Value or Fair Market Rent, as the case may be, is not otherwise specified herein or otherwise agreed upon by the Members, either Member may, by giving notice to the other Member, require that the Fair Market Value or Fair Market Rent, as the case may be, be determined by appraisal in the following manner. Each Member shall, within 10 days after the delivery of such notice, appoint a real estate appraiser who is a member of the American Institute of Real Estate Appraisers, or its successor (the "AIREA"), having at least 10 years' experience in appraising real estate in the vicinities of the Property. However, if the Fair Market Value of the Project is determined for purposes of ARTICLE 11, PAT III alone shall appoint an appraiser so qualified. In the event that either Member does not appoint an appraiser within such time period or if the Fair Market Value is to be determined for purposes of by ARTICLE 11, the sole appointed appraiser shall make the determination as to Fair Market Value or Fair Market Rent, as the case may be. Upon the appointment of the two appraisers, such appraisers shall, within 10 days after the appointment of the second appraiser, appoint in writing a third appraiser (who shall be similarly qualified) and give written notice of such appointment to the Members. If the two appraisers shall fail to appoint or agree upon such third appraiser within 10 days after the appointment of the second appraiser, then either Member on behalf of all Members may request such appointment by the AIREA in New York, New York or by any court of competent jurisdiction. Such appraiser shall be sworn faithfully and fairly to determine the question at issue. The first two appraisers shall, with all possible speed, each make their determination of the Fair Market Value or Fair Market Rent, as the case may be, in writing and shall give notice to the Members of such determination no later than twenty (20) days after the appointment of the second appraiser. The third appraiser shall, within twenty days of his appointment (i) in the case of the determination of Fair Market Value, make his determination of the Fair Market Value and (ii) in the case of the determination of Fair Market Rent, select one of the two other determinations thereof, and give notice of such determination or selection, as the case may be, to the Members. The Fair Market Value shall equal the average of the two closest appraisals, and the Fair Market Rent shall equal the determination thereof selected by the third appraisers. The Fair Market Value or the Fair Market Rent for any portion of the Property as so determined shall



                                      (52)
be binding upon the Members. Subject to the terms of SECTION 10.2 of the SPA, each Member shall pay the fees and expenses of the appraiser appointed by it, and the fees and expenses of the third appraiser shall be divided equally between the Members (or their Affiliates, if applicable). In the event that any appraiser appointed as provided above shall die or become unable or unwilling to act, his or her successor shall be appointed in the same manner provided in this
SECTION 17.1 for the appointment of the appraiser so dying or becoming unable or unwilling to act.

                  (b) The Members acknowledge and agree that time is of the essence with respect to the determination of the Fair Market Values and Fair Market Rents under this SECTION 17.1. Each Member agrees to promptly pay all amounts which are to be paid to the appraisers and to do all other commercially reasonable acts and deeds to expedite such determinations.

                  (c) For purposes of determining the Fair Market Value of the Property, the appraisers shall be directed to adopt the following definition of fair market value: the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

                    (i)  buyer and seller are typically motivated;

                    (ii) both parties are well informed or well advised, and
                         acting in what they consider their best interests;

                   (iii) a reasonable time is allowed for exposure in the open market;

                    (iv) payment is made in terms of cash in United States
                         dollars or in terms of financial arrangements comparable thereto;

                    (v) the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale; and

                    (vi) any applicable provisions relating to prorations.

                  17.2. DISPUTE RESOLUTION. Any dispute or failure to agree arising out of or relating to this Agreement (including if any Member consents to any matter relating to this Agreement under protest) shall be resolved in accordance with the procedures specified in this Section 17.2.

                  (a) NEGOTIATION BETWEEN EXECUTIVES. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between the Members through executives who, if practical, are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 15 days after delivery of the notice, the receiving party shall submit to the other a written



                                      (53)
response. The notice and response shall include (i) a statement of each party's position and a summary of arguments supporting that position and (ii) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within 30 days after delivery of the disputing party's notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored.

                  (b) LITIGATION. If the dispute has not been resolved by negotiation as provided herein within 60 days of the disputing party's notice or if the parties fail to meet within such 30 days, either party may exercise any rights under this Agreement relative to such dispute including, without limitation, any right under ARTICLE 11 and/or initiate and pursue litigation.

                  (c) PROVISIONAL REMEDIES. Notwithstanding the foregoing, a party, without prejudice to the above procedure, may file a complaint (for statute of limitations or venue reasons) or to seek preliminary injunction or other provisional judicial relief, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action the parties will continue to participate in good faith in the procedure specified in this SECTION 17.2.

                  (d) PERFORMANCE TO CONTINUE. Each party is required to continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement.

                                   Article 18.
                                   -----------

                                  MISCELLANEOUS
                                  -------------

                  18.1. FURTHER ASSURANCES. In connection with this Agreement as well as all transactions contemplated by this Agreement, each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be reasonably necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

                  18.2. ESTOPPEL CERTIFICATES. Each Member shall at any time and from time to time upon not less than twenty (20) days' prior written notice from the other Member execute, acknowledge, and send to the other Member a statement in writing certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the Agreement is in full force and effect as modified and stating the modifications) and stating whether any Member is in default in keeping, observing or performing any of the terms contained in this Agreement, and if any Member is in default, specifying each such default (limited, with respect to the other Member's defaults, to those defaults of which the certifying Member has knowledge).

                                      (54)

                  18.3. ENTIRE AGREEMENT. This instrument contains all of the understandings and agreements of every kind and nature existing between the parties hereto with respect to the subject matter of this Agreement and the rights, interests, understandings, agreements and obligations of the respective parties pertaining to the Company, provided that the parties have or will enter into other agreements in connection with the Property.

                  18.4. REFERENCES TO THIS AGREEMENT. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

                  18.5. HEADINGS. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

                  18.6. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective permitted successors and assigns.

                  18.7. COUNTERPARTS. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

                  18.8. AMENDMENTS. This Agreement may not be amended, altered or modified except by a written instrument signed by both parties.

                  18.9. THIRD PARTIES. The provisions of this Agreement are intended to be for the sole benefit of the parties hereto and their respective permitted successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third party except that Purchaser and PAT III Asset Capital Corporation (its successors and assigns) shall each be a third party beneficiary of the terms of this Agreement and none of this SECTION 18.9, SECTION 12.5, SECTION 11.9,
SECTION 10.6(e) and SECTION 8.2 shall be amended, modified or otherwise altered without the prior written consent of both of them.

                  18.10. SEVERABILITY. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to the Person or circumstances other than those in respect of which it is invalid or unenforceable, except those provisions which are made subject to or conditioned upon such invalid or unenforceable provisions, shall not be affected thereby.

                  18.11. APPLICABLE LAWS. This Agreement shall be governed by and construed in accordance with the laws of Delaware.

                  18.12. WAIVER. No consent or waiver, either expressed or implied, by any Member to or of any breach or default by any other Member, in the performance by such other Member of its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same



                                      (55)
or any other obligations of such other Member under this Agreement. Failure on the part of any Member to complain or to pursue complaints with respect to any acts or failure to act of any other Member, or failure on the part of any Member to declare any other Member in default, irrespective of how long such default continues, shall not constitute a waiver by such Member of its rights and remedies under this Agreement or otherwise at law or in equity. No waiver shall be effective unless contained in a writing signed by the Member to be charged thereby.

                  18.13. GENDER. Whenever the context shall so require, all terms herein in any gender shall be deemed to include masculine, feminine, or neuter gender, and all singular words shall include the plural, and all plural words shall include the singular.

                  18.14. NON-EXCLUSIVE REMEDIES. Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every such remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. It is expressly agreed that the remedy at law for breach by any of the parties for its obligations hereunder may be inadequate in view of the complexities and uncertainties in measuring the actual damages which would be sustained by reason of either party's failure to comply fully with each of such obligations. Accordingly, the obligations of each party hereunder are expressly made enforceable by specific performance, except as otherwise specifically provided herein.

                  18.15. EXHIBITS. All exhibits, attachments, annexed instruments and addenda referred to herein shall be considered a part of this Agreement as fully as if and with the same force and effect as if such exhibit, attachment, annex or addendum had been included herein in full.

                  18.16. PUBLICITY. Except as required by law (and/or as required by the Member's and their Affiliates obligations as public companies), no publicity, media communications or other public announcements with respect to this Agreement shall be issued by any Member without the prior written consent of the Members, not to be unreasonably withheld, conditioned or delayed.

                  18.17. GENERAL REPRESENTATIONS. Each of the Members represents and warrants to the other Member that as of the date of this Agreement (a) the execution, delivery and performance of this Agreement and all related documents has been duly and validly authorized by all necessary action, (b) this Agreement is a legal, valid and binding obligation of such Member, enforceable in accordance with its terms and conditions, subject only to bankruptcy, reorganization and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, (c) it is a legal entity duly organized, existing and in good standing under the laws of its jurisdiction of formation, and has all necessary power and authority to own its property and carry on its business as presently conducted (including in the manner contemplated by this Agreement) and is duly qualified to do business and is in good standing in all jurisdictions which the ownership or use of its property or its activities presently make such qualification necessary, (d) all authorizations, approvals and consents, if any, required to be obtained from, and all



                                      (56)
registrations, declarations and filings, if any, required to be made with, all governmental authorities and regulatory bodies and all other persons or entities to permit it to execute and deliver, and to perform its obligations under, this Agreement have been obtained or made and all such authorizations, approvals, consents, registrations, declarations and filings are in full force and effect, and (e) its interest in the Company has not been pledged, hypothecated or otherwise encumbered.

                  18.18. JURY TRIAL. THE PARTIES HERETO EACH WAIVE ITS RIGHTS TO A JURY TRIAL IN ANY AND ALL ACTIONS, SUITS OR OTHER PROCEEDINGS THAT MAY BE BROUGHT BY ANY OF THEM HEREUNDER OR IN CONNECTION HEREWITH.

                  18.19. LANGUAGE. The language used in this Agreement shall be deemed to be the language chosen by the Members to express their mutual intent, and no rule of strict construction shall be applied against any Member.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                           OLATHE MALL LLC


                           By: Glimcher Properties Limited Partnership

                               By: Glimcher Properties Corporation,
                                   its sole general partner

                                   By:
                                      -----------------------------------
                                       Name: George A. Schmidt
                                       Title: Senior Vice President


                                   PARTNERSHIP ACQUISITION TRUST III

                                   By:  Wilmington Trust Company,
                                        as Owner Trustee

                                        By:
                                           ------------------------------
                                           Sheryl McAfee, pursuant to power of
                                           attorney dated   __________



                                      (57)

                  To the extent the foregoing Operating Agreement purports to impose obligations or covenants on or with respect to, or contains representations and warranties relating to, the undersigned, the undersigned represents and warrants that such representations and warranties are true and correct and covenants and agrees that it will comply with such obligations and covenants.

Dated: as of November 26, 1996
                                  GLIMCHER PROPERTIES LIMITED PARTNERSHIP

                                  By: Glimcher Properties Corporation, its sole
                                      general partner


                                      By:
                                         -----------------------------------
                                         Name:  George A. Schmidt
                                         Title: Senior Vice President



                                  GLIMCHER PROPERTIES CORPORATION


                                  By:
                                     -----------------------------------
                                     Name:  George A. Schmidt
                                     Title: Senior Vice President


                  Glimcher Realty Trust hereby covenants and agrees that it will comply with the terms of SECTIONS 10.6(e) and 11.9 of the foregoing Operating Agreement.

Dated: as of November 26, 1996

                                  GLIMCHER REALTY TRUST


                                  By:
                                     -----------------------------------
                                     Name:  George A. Schmidt
                                     Title: Senior Vice President

                  Nomura Asset Capital Corporation hereby covenants and agrees that it will comply with the obligations imposed on it under the terms of
SECTION 3.3 of the foregoing Operating Agreement.

Dated:  as of November 26, 1996           NOMURA ASSET CAPITAL CORPORATION


                                          By:
                                             -----------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT G


================================================================================









                           ---------------------------
                           SECOND AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                                 OLATHE MALL LLC
                           ---------------------------










                            As of September 19, 1996



================================================================================

                 SECOND AMENDED AND RESTATED OPERATING AGREEMENT
                 -----------------------------------------------


                  THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT of Olathe Mall LLC, a Colorado limited liability company, is made effective as of September 19, 1996 by and between J. P. Olathe Corp., The PMBR Family Partnership, Leland Rudofsky, as Trustee of The Albert Rudofsky Family Trust u/a dated September 27, 1977, William J. Morrison, Craig Morrison, as Custodian for Adam Morrison under the "Colorado Uniform Transfer to Minors Act," Ian D. Gardenswartz, as Trustee of the Craig Morrison's Children's Trust u/a dated December 1, 1987, the Morrison Family Partnership, Craig Morrison, as Custodian for Jodi Morrison under the "Colorado Uniform Transfer to Minors Act," Jordon Perlmutter, Vicki Dansky, Jonathan Perlmutter, Sheldon Silverman, as Trustee of the Jordon Perlmutter Grandchildren Trust u/a dated November 10, 1981, Lord Associates G.P.-KC and James Smith, and Glimcher Properties Limited Partnership, a Delaware limited partnership.

                                    RECITALS:

         A. Southpark Plaza, Ltd., a Colorado limited partnership, ("Southpark") was formed on April 19, 1990, by and among J. P. Olathe Corp., The PMBR Family Partnership, The Albert Rudofsky Family Trust, William J. Morrison, Craig Morrison, as Custodian for Adam Morrison under the "Colorado Uniform Transfer to Minors Act, Craig Morrison's Children's Trust, Craig Morrison, as Custodian for "Jodi Morrison under the "Colorado Uniform Transfer to Minors Act," the Morrison Family Partnership, Jordon Perlmutter, Vicki Dansky, Jonathan Perlmutter, and Jordon Perlmutter Grandchildren Trust (the "Original Partners").

         B. From April 19, 1990 to October 5, 1995, Southpark acquired real estate and engaged in the business of developing a shopping mall in Olathe, Kansas (the "Project").

         C. On October 5, 1995, the Articles of Organization of the Company were filed with the Secretary of State of the State of Colorado. Since October 5, 1995, the Company has been engaged in the business of developing the Project.

         D. On December 6, 1995, Southpark was converted by the Original Partners into Olathe Mall LLC, a Colorado limited liability company (the "Company") pursuant to ss.7-80-1001 of the Colorado Limited Liability Company Act and the Internal Revenue Service's Rev. Rul. 95-37.

         E. After the conversion of Southpark into the Company, the Original Partners continued to carry on the business and operations of Southpark in the Company.

         F. The Original Partners admitted Glimcher Properties Limited Partnership as a member of the Company in accordance with the provisions of the Amended and Restated Operating Agreement of the Company dated as of January 11, 1996 (the "Amended and Restated

Operating Agreement").

         G. The undersigned members desire to amend and restate the Amended and Restated Operating Agreement, to reflect (i) changes in the regulation and establishment of the affairs of the Company and the conduct of its business and
(ii) the relationship among the Members (as hereinafter defined).

         NOW THEREFORE, for and in consideration of the premises stated, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree that the Amended and Restated Operating Agreement is amended and restated in its entirety as follows:


                                   ARTICLE 1.
                                   ----------


                                   DEFINITIONS
                                   -----------

         SECTION 1.1. DEFINITIONS. As used herein, the following terms have the following respective meanings:

                  (a) "ACT" means the Colorado Limited Liability Company Act, as amended, and any successor statute.

                  (b) "ACQUISITION OPPORTUNITY" has the meaning given thereto in
Section 10.1(b) hereof.

                  (c) "ADDITIONAL CONSIDERATION" has the meaning given thereto in Section 15.3(a) hereof.

                  (d) "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments: (i) credit to such Capital Account any amounts which such Member is deemed to be obligated to restore to the Company pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), and
(ii) debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). Except as otherwise modified herein, the foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

                  (e) "AFFILIATE" means any Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, another Person.

                  (f) "AGREEMENT" means this Second Amended and Restated Operating Agreement, as amended from time to time.

                  (g) "ANCHOR GLA" means the GLA at the Mall to be occupied by Anchor Tenants.

                  (h) "ANCHOR TENANT" means any tenant which leases 24,500 or more square feet of GLA at the Mall.

                  (i) "APPLICABLE RATE" means, at all times prior to the grand opening of the Mall, 10% and from and after the grand opening of the Mall, 11%.

                  (j) "ARBITRATION NOTICE" has the meaning given thereto in
Section 16.2(b) hereof.

                  (k) "ARTICLES OF ORGANIZATION" means the Articles of Organization of the Company dated October 5, 1995, and filed with the Secretary of State of the State of Colorado on October 5, 1995, as currently in effect.

                  (l) "AVAILABLE CASH" means, for any period, the amount by which (A) the sum of (1) the amount of all cash receipts of the Company during such period including Capital Contributions of the Members but excluding Capital Proceeds, net cash proceeds derived by the Company from any loans the proceeds of which are specifically earmarked in the loan documents for specified uses and any loans made by Glimcher pursuant to Sections 9.4 and 10.2 below and (2) any working capital of the Company exceeds (B) the amount of all negative allowances, tenant security deposits, and all chargeback and reimbursement items relating to work performed or services rendered by the Company to any tenant.

                  (m) "BANKRUPTCY" or "BANKRUPT", with respect to any Person, means:

                           (A) the making of an assignment for the benefit of creditors;

                           (B)      the filing of a voluntary petition in
                                    bankruptcy;

                           (C) becoming the subject of an order for relief or being-declared insolvent in any federal or state bankruptcy or insolvency proceeding (unless such order is dismissed within ninety (90) days following entry);

                           (D) the filing of a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation;

                           (E) the filing of an answer or other pleading admitting or failing to contest the material allegation of a petition filed against it in any proceeding similar in nature to those described in the preceding clause, or otherwise failing to obtain dismissal of such petition within one hundred-twenty
                                    (120) days following its filing; or

                           (F)      the seeking of, consenting to, or
                                    acquiescing in, the appointment of a
                                    trustee, receiver, or liquidator of all or any substantial part of its properties.

                  (n) "CALL OPTION" has the meaning given thereto in Section
15.2 hereof.

                  (o) "CAPITAL ACCOUNT" when used in respect of any Member shall mean the Capital Account maintained for such Member in accordance with Section
5.1 hereof, as said Capital Account may be increased or deceased from time to time pursuant to the terms of Section 5.1 hereof.

                  (p) "CAPITAL ACCOUNT EXCESS" means, with respect to each Member, the excess of (A) such Member's Capital Account balance, over (B) the sum of its Unreturned Capital Contribution plus its Unpaid Preferred Return, if any.

                  (q) "CAPITAL ACCOUNT SHORTFALL" means, with respect to each Member, the excess, if any, of (i) the sum of such Member's Unreturned Capital Contribution plus its Unpaid Preferred Return, if any, over (ii) its Capital Account balance.

                  (r) "CAPITAL CONTRIBUTION" means the total cash and the agreed net value of property other than cash contributed to the Company by each Member pursuant to Sections 4.1 and 4.2 of this Agreement. Any reference to the Capital Contribution of a Member shall include the Capital Contribution made by any predecessor holders of such Member's Interests.

                  (s) "CAPITAL PROCEEDS" means the net cash proceeds derived by the Company from any Capital Transaction.

                  (t) "CAPITAL TRANSACTION" means a financing or refinancing (other than a financing the proceeds of which are specifically earmarked in the loan documents for specified uses and any loans made by Glimcher pursuant to Sections 4.2, 9.4 and 10.2 below), eminent domain taking, insurance recovery or condemnation award (other than for a temporary loss of use), easement sale, outparcel sale, sale, exchange, or other disposition of all or a substantial portion of the assets of the Company, or any other voluntary or involuntary disposition, conversion or loss of Company property the proceeds of which, under normal tax accounting rules, are considered to be capital in nature.

                  (u) "CLAIM" has the meaning given thereto in Section 4.5(e) hereof.

                  (v) "CLAIM NOTICE" has the meaning given thereto in Section 4.5(f) hereof.

                  (w) "CLOSING PRICE" on any day shall mean the average of the daily closing prices per share of the Common Shares for the three trading days immediately preceding such day. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the principal national securities exchange or quotation system on which the Common Shares is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Shares on the over-the-counter market on such day as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any nationally recognized New York Stock Exchange member firm selected from time to time by the Manager in good faith for that purpose.

                  (x) "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute.

                  (y) "COLLATERAL" has the meaning given thereto in Section 4.5(f) hereof.

                  (z) "COMMON SHARES" means the Common Shares of Beneficial Interest, $.01 par value per share, of GRT.

                  (aa) "COMPANY MINIMUM GAIN" means as defined in Treasury Regulations Section 1.704-2(d) (substituting Company for Partnership).

                  (bb) "CONTROL" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  (cc) "CONVERSION DATE" means the date on which the Manager gives written notice to the Perlmutter Group Representative that all of the following events have occurred: (A) the completion of that portion of the Mall, the building construction of which has begun as of the date hereof, in accordance with the Plans and Specifications, (B) the obtaining of all certificates, licenses, authorizations, permits and/or other approvals of governmental authorities necessary for use and occupancy of that portion of the Mall, the building construction of which has begun as of the date hereof, for its intended purpose, (C) fully executed leases for at least 75% of the Non-Anchor GLA at that portion of the Mall, the building construction of which has begun as of the date hereof in accordance with existing Plans and Specifications, which are acceptable to Glimcher in its reasonable discretion (PROVIDED that any lease set forth on SCHEDULE 1.1(B), or signed by Glimcher as the Manager (or, after the Unaffiliated Investor Closing Date, by the Manager, the Unaffiliated Investor, or their respective agents), shall be deemed to be acceptable to Glimcher), have been received and executed by the Company or Southpark (or, after the Unaffiliated Investor Closing Date, by the Company, the Unaffiliated Investor, or their respective agents) and (D) the tenants under such leases are not in default thereunder, have opened for business and have commenced paying rent. With respect to the requirement set forth in clause (C) above, the parties agree that, until such time that leases for at least 200,000 square feet of Non-Anchor GLA have been fully executed, Glimcher may not reject any Pro Forma Lease from a tenant who, in the reasonable discretion of Glimcher, is financially qualified.

                  (dd) "FIRST PRIORITY RETURN" means $1,080,149.

                  (ee) "GAAP" means generally accepted accounting principles, as in effect from time to time.

                  (ff) "GLA" means gross leasable area.

                  (gg) "GLIMCHER" means Glimcher Properties Limited Partnership, a Delaware limited partnership.

                  (hh) "GLIMCHER LOAN" means a loan made by Glimcher to the Company pursuant to Section 9.4 or 10.2 hereof.

                  (ii) "GLIMCHER PRIORITY RETURN" means an amount equal to 10% of the remaining Available Cash distributable after the distribution described in Section 6.1(g) hereof has been made, which shall be payable by the Company to Glimcher in accordance with Section 6.1 hereof. Glimcher shall not be entitled to receive a distribution of the Glimcher Priority Return during such time as Glimcher's Unreturned Capital Contributions equal $0.

                  (jj) "GROSS ASSET VALUE" means with respect to any asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

                           (A) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset at the time of contribution, as determined in good faith by the Manager in its reasonable discretion;

                           (B) The Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined in good faith by the Manager in its reasonable discretion, as of the following times: (1) the acquisition of additional interests in the Company by any new or existing Member in exchange for more than a DE MINIMIS Capital Contribution; (2) the distribution by the Company to a Member of more than a DE MINIMIS amount of property as consideration for interests in the Company; and (3) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii) (g); PROVIDED, HOWEVER, that adjustments pursuant to clauses (1) and
                                    (2) above shall be made only if the Manager determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Member in the Company and shall not be made solely by reason of any contributions to the Company by the Member pursuant to Sections 4.1 and 4.2;

                           (C) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution determined in good faith by the Manager in its reasonable discretion; and

                           (D) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b), or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to this provision, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

                  (kk) "GRT" means Glimcher Realty Trust, a Maryland real estate investment trust.

                  (ll) "INDEMNITEE" has the meaning given to it in Section 4.5(e) hereof.

                  (mm) "INDEMNITOR" has the meaning given to it in Section 4.5(e) hereof.

                  (nn) "INTERESTS" means the entire interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with the terms and conditions of this Agreement.

                  (oo) "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, conditional sale agreement or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest in respect of such asset.

                  (pp) "LIQUIDATOR" means the Manager, or if there is no Manager at the time in question, such other Person who is appointed by agreement of a Member Majority to take all actions related to the winding up of the Company's business and the distribution of the Company's assets.

                  (qq) "MALL" means the mall to be constructed by the Company on the Property in accordance with the Plans and Specifications, containing approximately 1,250,000 square feet of gross building area, and to be known as "The Great Mall of the Great Plains."

                  (rr) "MANAGER" means the Person designated by the Members as the Manager of the Company from time to time in accordance with the provisions of Article 9 hereof. The Manager as of the date hereof is Glimcher.

                  (ss) "MEMBER" means any of those Persons identified as Members on SCHEDULE 1.1(a)(2) hereto, prior to the time of his Resignation or Bankruptcy, and any Substitute or additional Member prior to the time of his Resignation or Bankruptcy, in such Person's capacity as a member of the Company. The Members as of January 11, 1996 are identified on SCHEDULE 1.1(A)(1) hereto.

                  (tt) "MEMBER MAJORITY" means, at any time, any combination of Members holding, in the aggregate, a majority of all Percentage Interests in the Company.

                  (uu) "MEMBER NONRECOURSE DEBT" means as defined in Treasury Regulations Section 1.704-2(b)(4) (substituting Member for Partner).

                  (vv) "MEMBER NONRECOURSE DEBT MINIMUM GAIN" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

                  (ww) "MEMBER NONRECOURSE DEDUCTIONS" means as used in Treasury Regulations Section 1.704-2(i)(2) (substituting Member for Partner).

                  (xx) "NET LOSSES" means, for any period, the net losses of the Company during such period for purposes of maintaining the Capital Accounts of the Members computed in accordance with Federal income tax principles except that depreciation with respect to assets contributed to the Company or revalued by the Company pursuant to the Treasury Regulations promulgated under Sections 704(b) and 704(c) of the Code shall be computed based on the Gross Asset Value of such assets as recorded on the books of the Company.

                  (yy) "NET PROFITS" means, for any period, the net profits (other than Net Profits From Capital Transactions) of the Company during such period for purposes of maintaining the Capital Accounts of the Members computed in accordance with Federal income tax principles except that depreciation with respect to assets contributed to the Company or revalued by the Company pursuant to the Treasury Regulations promulgated under Sections 704(b) and 704(c) of the Code shall be computed based on the Gross Asset Value of such assets as recorded on the books of the Company.

                  (zz) "NET PROFITS FROM CAPITAL TRANSACTIONS" means, for any period, the net profits from Capital Transactions of the Company during such period for purposes of maintaining the Capital Accounts of the Members computed in accordance with Federal income tax principles except that depreciation with respect to assets contributed to the Company or revalued by the Company pursuant to the Treasury Regulations promulgated under Sections 704(b) and 704(c) of the Code shall be computed based on the Gross Asset Value of such assets as recorded on the books of the Company.

                  (aaa) "NOI" for any given date shall be computed as of the last day of the preceding calendar month ("the Date"). "NOI" means the sum of:

                  (a) The total of all minimum rent to be paid by Qualified Tenants during the twelve (12) months following the Date under all signed leases which are, by their terms, to be in effect during those twelve (12) months. For any Qualified Tenant whose lease is to expire during the said twelve (12) month period, the minimum rent payable during the remaining portion of the lease is to be projected over the balance of the said twelve (12) months on the same terms and conditions as were previously existing. For any Qualified Tenant who, pursuant to the terms of its lease, is to open for business within six (6) months after the Date, all minimum rent payable by such tenant during the first twelve (12) months after the tenant is scheduled to open is to be included;

                  (b) 50% of all percentage rents received during the twelve
(12) months preceding the Date;

                  (c) All "recoverable expenses" (including common area maintenance or community charges, taxes, environmental service charges, and insurance) (computed on the same basis as those items are computed as a component of "operating expenses" as set forth in subsection (w) below) to be received from Qualified Tenants under the terms of their leases during the twelve (12) months following the Date. For any Qualified Tenant whose lease is to expire during the said twelve (12) month period, the recoverable expenses payable during the remaining portion of the lease are to be projected over the balance of the said twelve (12) months. For any Qualified Tenant who is to open for business within six (6) months after the Date, all projected recoverable expenses payable by such tenant during the first twelve
(12) months after the tenant is scheduled to open are to be included.

                  (d) The greater of 75% of revenues received from carts during the twelve (12) months preceding the Date or 75% of revenues guaranteed by cart operator(s) for the twelve (12) months following the Date;

                  (e) The greater of 75% of revenues received from billboard and video rentals during the twelve (12) months preceding the Date or 75% of revenues for billboard and video rentals subscribed or guaranteed for the twelve
(12) months following the Date; and

                  (f) 75% of all revenues from temporary kiosks, seasonal tenants, ATM's, vending machines, promotions, telephones and other miscellaneous income received during the twelve (12) months preceding the Date;

less:

                  (w) Operating expenses of the Property, as determined by GAAP for the twelve (12) months following the Date, which shall be computed from the Company's budget(s). The Company's initial budget shall be prepared by Glimcher and shall cover the period from the opening of the Mall through the next December 31. At the end of that period, the initial budget shall be retroactively adjusted to reflect the actual operating expenses, and, if the period was less than a full calendar year, the operating expenses for that year shall be projected in accordance with GAAP for a full year. Each subsequent budget shall cover one year and shall consist of the operating expenses of the Company in the regular course of its business during the preceding calendar year (except that if the first calendar year of operation was less than a full calendar year, the operating expenses for that year should be projected in accordance with GAAP for a full year to compute the operating expenses for the second calendar year) increased by the percentage of increase of the Consumer Price Index (Kansas City-All Urban) between January 1 of the preceding calendar year and January 1 of the year in question, PROVIDED, HOWEVER, that in no event shall the increase be less than 5% nor greater than 7%. Such operating expenses shall not include expenses associated with the grand opening of the Mall or items which would be considered a capital expenditure or a replacement. For any operating expense which is incurred in one year but which is charged to tenants as a part of community charges, over more than one year, only that portion charged to the tenants in a given year shall be includable in the operating expenses for that year.

                  (x) A management fee equal to 5% of those amounts included in items

(a), (b), (d), (e) and (f), above;

                  (y) Credit losses equal to 4% of the amounts included in items
(a), (b), (c), (d), (e) and (f) above, except that there shall be no credit losses for Anchor Tenants or for any amounts guaranteed by the Perlmutter Group as provided in the definition of "Qualified Tenant."

                  (z) A reserve for replacements equal to 20(cent) per square foot of gross building area of the Mall.

                  In the event that the NOI must be assumed (either upward to reflect a projected 85% occupancy or downward to reflect a projected 90% occupancy) pursuant to Section 15.3 hereof, the amounts computed for subsections
(a) and (c) above shall be assumed as if the tenants assumed to be added or subtracted are paying minimum rent and recoverable expenses equal to the average being paid per square foot by existing tenants who are not Anchor Tenants as of the Date. The operating expenses for subsection (w) above shall be adjusted by adding or subtracting, as the case may be, the variable operating costs associated with adding or subtracting the projected tenants.

                  "Qualified Tenant" means any tenant who is open for business at the Property on the Date under a lease with a term that extends for at least 12 months following the Date, except a tenant who, as of the Date, is not current on its payments of minimum rent or recoverable expenses, as referenced in subsections (a) and (c) above, or who is the subject of a Chapter 11 proceeding. Any tenant who is open for business at the Property whose lease is to expire within 12 months after the Date or who is the subject of a Chapter 11 proceeding or who is not current on his payment of minimum rent and other recoverable expenses as referenced in subsections (a) and (c) above, as of the Date, shall be considered a Qualified Tenant provided that the Perlmutter Group elects, in a writing reasonably satisfactory to Glimcher, to guarantee to the Company the minimum rent and recoverable expenses as referenced in subsections
(a) and (c) above, attributable to such tenant's leased space from the date the lease is to expire through the end of twelve (12) months after the Date or, in the case of a Chapter 11 tenant or a tenant which is not current on its payment of minimum rent and other recoverable charges as of the Date, from the Date through the end of twelve (12) months after the Date. If, as to any tenant, the Perlmutter Group fails to make any payment required under such guaranty for ten days after (i) the Company has delivered to the Perlmutter Group Representative an initial written notice and demand for payment and (ii) the Company has delivered to the Perlmutter Group Representative a second written notice and demand for payment after fifteen days of delivery of such initial written notice and demand for payment, then the Perlmutter Group shall repay to the purchaser of the Perlmutter Group's Interests that portion of the purchase price paid to the Perlmutter Group pursuant to Sections 15.2 or 15.3 that is attributable to the balance of all minimum rent and other recoverable expenses guaranteed by the Perlmutter Group with respect to such tenant even though such minimum rent and other recoverable expenses are not yet due and payable by such tenant or the Perlmutter Group and upon such repayment of that portion of the purchase price, the Perlmutter Group's guaranty concerning such tenant shall become void.

                  Any tenant who is party to a signed lease but who has not opened for business at the Property as of the Date shall be a Qualified Tenant if: (i) the tenant is scheduled to open within six (6) months after the Date pursuant to the terms of its lease, and (ii) the Perlmutter Group guarantees in a writing, reasonably satisfactory to Glimcher, the minimum rent and recoverable expenses, as referenced in subsections (a) and (c) above, attributable to the tenant's leased space on the same terms and conditions set forth in its lease for the twelve (12) months following the Date, even though the tenant may not be obligated under its lease to pay minimum rent and recoverable expenses under its lease for the entire twelve (12) month period. To the extent that any portion of a purchase price to be paid to the Perlmutter Group pursuant to Sections 15.2 or
15.3 is attributable to a tenant under a signed lease who is not open for business but who is scheduled to be open within six (6) months after the Date pursuant to the terms of its lease, such portion of the purchase price is to be deposited with a mutually agreeable escrow holder to be kept in an interest bearing account. The terms of the escrow shall be as follows:

                  (1) Payments of assumed minimum rent and recoverable expenses from the tenant for the period from the Date through the date the tenant opens for business shall, to the extent they are not paid by the tenant and even through they are not required to be paid by the tenant under its lease, be withdrawn from the escrow on a monthly basis and shall be paid to the Company and shall be treated as payments by the Perlmutter Group under its guaranty.

                  (2) If the tenant does not open for business within six (6) months after the Date, all remaining funds in the escrow attributable to the tenant are to be delivered to the purchaser of the Perlmutter Group's Interest and the Perlmutter Group's guaranty concerning the tenant shall become void.

                  (3) If the tenant opens for business within six (6) months after the Date, all remaining funds in the escrow attributable to the tenant are to be delivered to the Perlmutter Group.

                  (4) All escrow expenses are to be borne equally by the Perlmutter Group and the Company.

                  Any tenant who has filed a Chapter 7 proceeding shall not be a Qualified Tenant.

                  (bbb) "NON-ANCHOR GLA" means GLA at the Mall to be occupied by tenants who are not Anchor Tenants.

                  (ccc) "NON-PRESENTING MEMBER" means as defined in Section 10.1(b) hereof.

                  (ddd) "NONRECOURSE DEDUCTIONS" means as defined in Treasury

Regulations  Section 1.704-2(b)(1).

                  (eee) "NONRECOURSE LIABILITY" means as defined in Treasury Regulations Section 1.704-2(b)(3).

                  (fff) "NOTICE" means a written notice containing all information which is either desirable, relevant or necessary to satisfy the purposes for which such notice is being delivered.

                  (ggg) "ORIGINAL PARTNERS" means J. P. Olathe Corp., The PMBR Family Partnership, Leland Rudofsky, as Trustee of The Albert Rudofsky Family Trust u/a dated September 27, 1977, William J. Morrison, Craig Morrison, as Custodian for Adam Morrison under the "Colorado Uniform Transfer to Minors Act," Ian D. Gardenswartz, as Trustee of the Craig Morrison's Children's Trust u/a dated December 1, 1987, Craig Morrison, as Custodian for Jodi Morrison under the "Colorado Uniform Transfer to Minors Act," the Morrison Family Partnership, Jordon Perlmutter, Vicki Dansky, Jonathan Perlmutter, and Sheldon Silverman, as Trustee of the Jordon Perlmutter Grandchildren Trust u/a dated November 10, 1981.

                  (hhh) "ORIGINAL PROPERTY" means the real property described on EXHIBIT A hereto.

                  (iii) "OTHER PARTY" has the meaning given thereto in Section 16.2(b) hereof.

                  (jjj) "PERCENTAGE INTEREST" shall mean the percentage interest in the Company for each Member, as adjusted from time to time in accordance with this Agreement. The Percentage Interest for each Member as of January 11, 1996 is set forth in SCHEDULE 1.1(A)(1). The Percentage Interest for each Member as of the date hereof is set forth in SCHEDULE 1.1(A)(2). If the Company shall have paid all of the amounts guaranteed by Glimcher in Section 4.2, (i) the Percentage Interests of the members of the Perlmutter Group shall be reduced, pro rata based on such Members' respective Percentage Interests on the date of such payment, so that such Members collectively hold a ten percent Percentage Interest and (ii) the Percentage Interests of Members who are not members of the Perlmutter Group shall be adjusted, pro rata based upon such Members' respective Percentage Interests on the date of such payment, so that the collective Percentage Interests of all Members will total 100%. The Percentage Interest for each Member as of such date, assuming no additional Members have been admitted and no Transfers have occurred, shall be as set forth in SCHEDULE 1.1(A)(3). Notwithstanding the foregoing, if the Company fails to pay within fifteen (15) days after the date due any of the amounts guaranteed by Glimcher in Section 4.2, then the Percentage Interests of the members of the Perlmutter Group shall not be so reduced.

                  If, at any time, the Company shall contribute all or substantially all of the assets or property of the Company in exchange for an equity interest in an Unaffiliated Investor, then (i) (A) the Percentage Interests of the members of the Perlmutter Group shall be adjusted, pro rata based on such Members' respective Percentage Interests on the Unaffiliated Investor Closing Date, so that such Members hold an indirect ownership interest in the Unaffiliated Investor equal to the Percentage Interest they held in Olathe Mall LLC on the Unaffiliated Investor Closing Date, and (B) the Percentage Interests of Members who are not members of the Perlmutter Group shall be adjusted, pro rata based upon such Members' respective Percentage Interests on the Unaffiliated Investor Closing Date, so that the collective Percentage Interests of all Members will total 100%, and
(ii) the members of the Perlmutter Group will have voting rights with respect to the Unaffiliated Investor pro rata based on their respective indirect ownership interests in the Unaffiliated Investor, which voting rights shall be exercised by the Perlmutter Group Representative in accordance with the terms hereof.

                  (kkk) "PERLMUTTER GROUP" means the Original Partners and any Person(s) substituted as a Member in place of an Original Partner pursuant to
Section 8.2 hereof, except that if Glimcher shall succeed to the Interests of any of the Original Partners, it shall not be a part of the Perlmutter Group.

                  (lll) "PERLMUTTER GROUP REPRESENTATIVE" means the Person designated as such pursuant to Section 10.4 hereof.

                  (mmm) "PERSON" means any natural person, corporation (stock or nonstock), limited liability company, limited partnership, general partnership, joint stock company, joint venture, association (profit or nonprofit), company, estate, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

                  (nnn) "PHASE II CAPITAL CONTRIBUTION" means any additional Capital Contributions made to finance the Company's acquisition, holding, construction, development, subdivision, management, operation, financing, encumbering, leasing as landlord and tenant, selling, exchanging and other disposition of the Phase II Property or the Phase II Improvements. Any reference to the Phase II Capital Contribution of a Member shall include the Phase II Capital Contribution made by any predecessor holders of such Member's Interests.

                  (ooo) "PHASE II IMPROVEMENTS" means that portion of the improvements constructed on the Property contiguous to and becoming part of the Mall in the future in addition to those building improvements currently under construction pursuant to existing Plans and Specifications.

                  (ppp) "PHASE II PROPERTY" means the real property described on EXHIBIT A-1 hereto.

                  (qqq) "PLANS AND SPECIFICATIONS" shall mean the plans and specifications for the construction of the Mall, as such plans and specifications may be modified, amended or supplemented pursuant to the terms of this Agreement.

                  (rrr) "PREFERRED RETURN" means with respect to a Member, a cumulative amount per annum (prorated for periods of less than one year), compounded annually, determined by multiplying the average weighted balance of such Member's Unreturned Capital Contribution from time to time during the period for which the Preferred Return relates by the Applicable Rate per annum, determined on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days in the period for which the Preferred Return is being determined.

                  (sss) "PRESENTING MEMBER" has the meaning given thereto in
Section 10.1(b) hereof.

                  (ttt) "PREVAILING PARTY" has the meaning given thereto in
Section 16.2(b) hereof.

                  (uuu) "PRO FORMA LEASE" means a lease described on SCHEDULE 1.1(B) hereto, or a lease which (i) provides for the payment of minimum base rent per square foot in an amount equal to or greater than the respective amount set forth on SCHEDULE 1.1(B) hereto, (ii) has an initial lease term of five years or greater, (iii) does not contain any provisions (except co-tenancy clauses which require co-tenancies of 65% or less of the Non-Anchor GLA and five or fewer Anchor Tenants) permitting the tenant thereunder to unilaterally terminate the lease or to pay percentage rents only, and (iv) provides for a tenant allowance of a vanilla box and $6.00 or less per square foot leased.

                  (vvv) "PROJECT" means the development and construction of the Property.

                  (www) "PROPERTY" means the real property described on EXHIBIT A-2 hereto.

                  (xxx) "PURCHASE PRICE" has the meaning given thereto in
Section 15.3 hereof.

                  (yyy) "PUT OPTION" has the meaning given thereto in Section
15.1 hereof.

                  (zzz) "PUT OPTION COMMENCEMENT DATE" has the meaning given thereto in Section 15.1 hereof.

                  (aaaa) "PUT OPTION NOTICE" has the meaning given to it in
Section 9.11(a) hereof.

                  (bbbb) "QUALIFIED INDIVIDUAL" has the meaning given thereto in
Section 16.2(b) hereof.

                  (cccc) "RECALCULATED PRICE" has the meaning given thereto in
Section 15.3 hereof.

                  (dddd) "REQUESTING PARTY" has the meaning given thereto in
Section 16.2(b) hereof.

                  (eeee) "RESIGN" or "RESIGNATION", with respect to any Member, means (A) consensual resignation in accordance with Section 7.1 hereof or (B) in the case of a Member that is a legal entity, its dissolution and termination.

                  (ffff) "RESPONDING PARTY" has the meaning given thereto in
Section 16.2(b) hereof.

                  (gggg) "SECOND PRIORITY RETURN" means $5,729,252, which shall be payable by the Company to the Perlmutter Group on or after February 1, 1996 (but in no event later than the earlier to occur of (i) October 31, 1996 or (ii) the Unaffiliated Investor Closing Date) out of Available Cash or Capital Proceeds.

                  (hhhh) "SECURITIES ACT" means the Securities Act of 1933, as amended, and any successor statute, and the rules and regulations promulgated thereunder.

                  (iiii) "SOUTHPARK" means Southpark Plaza, Ltd., a Colorado limited partnership.

                  (jjjj) "STATEMENT OF EXPENSES" means the statement of the operating expenses of the Company for the period from the grand opening of the Mall through December 31 of the calendar year in which the grand opening of the Mall occurs, projected in accordance with GAAP for a full year.

                  (kkkk) "SUBSTITUTE MEMBER" means any Person admitted to the Company as a Member pursuant to Article 8 hereof.

                  (llll) "TAX MATTERS MEMBER" means Glimcher so long as it is a Member.

                  (mmmm)"TERMINATED MEMBER" has the meaning given to it in
Section 7.2(a) hereof.

                  (nnnn) "THIRD PRIORITY RETURN" means $5,000,000 which shall be payable by the Company to the Perlmutter Group on the Third Priority Return Repayment Date out of Available Cash or Capital Proceeds in accordance with Sections 6.1(e) and 6.2(e) and

12.2(a)(vii) hereof.

                  (oooo) "THIRD PRIORITY RETURN REPAYMENT DATE" means the earlier to occur of (i) January 2, 1997 and (ii) the Unaffiliated Investor Closing Date.

                  (pppp) "TRANSFER" means the direct or indirect sale, transfer, assignment, pledge, mortgage, hypothecation, encumbrance, distribution or other disposition of all or any portion of the Interests of a Member in the Company.

                  (qqqq) "TREASURY REGULATIONS" means regulations adopted by the Treasury Department of the United States governing application and enforcement of the Code. Any reference to a section or provision of the Treasury Regulations shall be deemed to refer also to such section or provision as amended or superseded.

                  (rrrr) "UNAFFILIATED INVESTOR" means (i) one or more Persons to which the Company contributes all or substantially all of the assets or property of the Company in exchange for an equity interest in such Persons or
(ii) one or more Persons that acquires at least a 25% Percentage Interest in the Company; PROVIDED, in each case, that such Person(s) is not an Affiliate of Glimcher. A Person shall not be deemed to be an Affiliate of Glimcher for purposes of this definition if such Person becomes or became an Affiliate of Glimcher in preparation for, or upon consummation of, such contribution or acquisition.

                  (ssss) "UNAFFILIATED INVESTOR CLOSING DATE" means the date on which (i) the Company contributes all or substantially all of the assets or property of the Company to an Unaffiliated Investor in exchange for an equity interest in such Unaffiliated Investor or (ii) an Unaffiliated Investor acquires at least a 25% Percentage Interest in the Company.

                  (tttt) "UNALLOCATED PREFERRED RETURN" means, with respect to a Member, the excess, if any of such Member's cumulative Preferred Return through the date of the calculation over the cumulative Net Profits and Net Profits From Capital Transactions allocated to such Member through such date pursuant to Sections 5.2(a)(i) and 5.2(d)(iii).

                  (uuuu) "UNITS" means non-voting limited partnership units of Glimcher.

                  (vvvv) "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code of the State of Colorado, as the same may be in effect from time to time.

                  (wwww) "UNPAID PREFERRED RETURN" means, with respect to a Member, the aggregate of such Member's Preferred Return through the date of the calculation thereof reduced by all distributions to such Member of Available Cash and Capital Proceeds pursuant to Sections 6.1(g) and 6.2(g) hereof through such date.

                  (xxxx) "UNRETURNED CAPITAL CONTRIBUTIONS" means, with respect to a

Member at any time, the aggregate Capital Contributions of such Member through such time reduced from time to time by all prior distributions to such Member pursuant to Sections 6.1(b), (c), (e) and (h) and 6.2(b), (c), (e) and (h) and 12.2(a)(iv), (v), (vii) and (ix) hereof (including all prior distributions of the Second Priority Return and the Third Priority Return in accordance with Sections 4.2(b) and 4.2(c).




                                   ARTICLE 2.
                                   ----------


                            FORMATION OF THE COMPANY
                            ------------------------

         2.1. MEMBERS. The names and addresses of the Members are set forth on
SCHEDULE 1.1(A)(2) hereto.

         2.2. FORMATION AND NAME. The Articles of Organization of the Company have been filed with the Secretary of State of the State of Colorado on October 5, 1995. The name of the Company is Olathe Mall LLC.

         2.3. REGISTERED OFFICE AND REGISTERED AGENT. The address of the registered office of the Company is:

                           The Prentice-Hall Corporation System, Inc.
                           One Civic Center Plaza
                           1560 Broadway
                           Denver, Colorado  80202

and the registered agent at such office is The Prentice-Hall Corporation System, Inc.

         2.4. PRINCIPAL OFFICE. The address of the principal office of the Company is:

                           c/o Glimcher Realty Trust
                           20 South Third Street
                           Columbus, Ohio 43215

         2.5. DURATION. The Company's existence commenced as of October 5, 1995 and shall continue until dissolved in accordance with the Act and this Agreement.

         2.6. MAINTENANCE. The Manager shall file promptly all certificates, amendments or other instruments as required by law to maintain the Company in good standing as a limited liability company in all jurisdictions in which it conducts business, including without limitation, as required to comply with any fictitious name statutes.

         2.7. CHANGES IN REGISTERED OFFICE, ETC. The Manager may make such changes in the registered office, registered agent and principal office as it may deem necessary or advisable, and shall give Notice to all Members promptly following any such change. The Company may maintain such other or additional business offices at such other place or places as the Manager may from time to time deem advisable.


                                   ARTICLE 3.
                                   ----------

                     BUSINESS PURPOSE; AUTHORITY AND POWERS
                     --------------------------------------

         3.1. BUSINESS PURPOSE. The Company is formed and organized to engage in all business activities as may be lawfully conducted by a limited liability company under the laws of the State of Colorado, including, without limitation,
(i) the acquisition, holding, construction, development, subdivision, management, operation, financing, encumbering, leasing as landlord and tenant, selling, exchanging and other disposition of the Property and the Mall, and (ii) the holding of any equity interest in a Person that engages, in whole or in part, in business activities that include, without limitation, those listed in clause (i) of this Section 3.1.

         3.2. AUTHORITY AND POWERS. The Company is authorized and empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to, or convenient for the furtherance and accomplishment of its purposes, and for the protection and benefit of the Company, including, without limitation, all acts and things permitted under the Act and this Agreement.


                                   ARTICLE 4.
                                   ----------

                        CAPITAL CONTRIBUTIONS; PAYMENTS;
                        --------------------------------
           GUARANTEE AND CERTAIN LOANS; REPRESENTATIONS AND WARRANTIES
           -----------------------------------------------------------

         4.1. CAPITAL CONTRIBUTIONS. (a) On January 11, 1996, the date of Glimcher's admission as a Member, the Capital Accounts of the Original Partners were adjusted to reflect the agreed fair market value of the Original Property as set forth on SCHEDULE 1.1(A)(1) hereto. For purposes of the operating provisions of this Agreement, each of the Original Partners' share of the agreed fair market value of the Original Property as set forth on SCHEDULE 1.1(A)(1) hereto was treated as a Capital Contribution. On the date of Glimcher's admission as a Member of the Company, Glimcher made a Capital Contribution of $11,084,150. Prior to the date hereof, Glimcher made a Phase II Capital Contribution of approximately $1,700,000.

         (b) The Manager shall not have the right to require additional capital contributions from the Members in excess of the Capital Contributions previously made, except as agreed in writing by the Manager and the Members making the Capital Contribution.

         SECTION 4.2. PAYMENT, AND GUARANTEE OF PAYMENT, OF CERTAIN FEES, THE SECOND PRIORITY RETURN, 4.2. PAYMENT, AND GUARANTEE OF PAYMENT, OF CERTAIN FEES, THE SECOND PRIORITY RETURN, THE THIRD PRIORITY RETURN, THE UNPAID PREFERRED RETURNS AND UNRETURNED CAPITAL CONTRIBUTIONS; CERTAIN LOANS.

         (a) The Company shall pay, and Glimcher guarantees that the Company shall so pay, on the earlier of (i) the date of the first draw after the date hereof under the construction financing facility of the Company, or (ii) the Unaffiliated Investor Closing Date, (A) all of the amounts payable to Jordon Perlmutter & Co. pursuant to Sections 9.3(b) and 9.3(c) to the extent then owed, and (B) $360,000 of the amounts payable to Lord Associates, Inc. pursuant to the exclusive leasing agreement dated January 1996 between Lord Associates, Inc., as amended, and the Company, in accordance with the letter of assignment from Lord Associates, Inc. to the Company, a copy of which the Company and Glimcher hereby acknowledge receipt.

         (b) The Company shall pay, and Glimcher guarantees that the Company shall so pay, notwithstanding anything contained in Sections 6.1 or 6.2 or 12(a) to the contrary, on the earlier of (i) October 31, 1996 or (ii) the Unaffiliated Investor Closing Date, the theretofore unpaid portion of the Second Priority Return and the Unpaid Preferred Returns of the members of the Perlmutter Group, as of such date, that are attributable to the Second Priority Return. Glimcher may, at its option, loan or contribute to the Company any amounts necessary to permit the Company to pay on such date any Unpaid Preferred Returns as of such date. Any such loans shall bear interest at the rate of 11% per annum.

         (c) The Company shall pay, and Glimcher guarantees that the Company shall so pay, notwithstanding anything contained in Sections 6.1 or 6.2 or 12(a) to the contrary, on the earlier of (i) January 2, 1997 and (ii) the Unaffiliated Investor Closing Date, the theretofore unpaid portion of the Third Priority Return and the Unpaid Preferred Returns of the members of the Perlmutter Group, as of such date, that are attributable to the Third Priority Return. Glimcher may, at its option, loan or contribute to the Company the amounts necessary to permit the Company to pay on such date any Unpaid Preferred Returns as of such date. Any such loans shall bear interest at the rate of 11% per annum.

         (d) Glimcher may, at its option, loan to the Company any amounts necessary to permit the Company to pay, in accordance with this Section 4.2, the unpaid portion of the Second Priority Return and the unpaid portion of the Third Priority Return. Any such loans by Glimcher shall bear interest at the rate of 11% per annum and shall be repaid in accordance with Sections 6.2(h) and 12.2(ix).

         (e) Glimcher may, at its option, loan to the Company or have the Company otherwise borrow any amounts necessary to permit the Company to pay, all or any portion of the Unreturned Capital Contributions. Any such loans by Glimcher shall bear interest at the rate of 11% per annum and shall be repaid in accordance with Sections 6.2(h) and 12.2(ix).

         SECTION 4.3. RETURN OF CAPITAL CONTRIBUTIONS. Except as specifically permitted or required in this Agreement, no Member shall be entitled to demand or receive the return of its Capital Contribution.

         SECTION 4.4. NO INTEREST. The Members shall receive no interest on their Capital Contributions.

         SECTION 4.5 REPRESENTATIONS AND WARRANTIES. (a) The Original Partners hereby, jointly and severally, represent and warrant to Glimcher and the Company, the matters set forth in attached SCHEDULE 4.5(A)(1) hereto. Glimcher hereby represents and warrants to the Company, the matters set forth in attached
SCHEDULE 4.5(A)(2) hereto.

         (b) All representations and warranties contained in attached SCHEDULES 4.5(A)(1) and 4.5(A)(2) hereto shall survive the Transfer of a Member's Interests pursuant to the terms hereof.

         (c) The Original Partners hereby, jointly and severally, indemnify and hold harmless Glimcher and the Company against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) sustained or incurred by Glimcher or the Company as a result of or arising out of any inaccuracy in a representation or warranty made by the Original Partners under this Agreement.

         (d) Glimcher hereby indemnifies and holds harmless the Company and the Original Partners against and from all liability, demands, claims, actions or causes of action, assessments (including, without limitation, reasonable attorneys' and accountants' fees and expenses) sustained or incurred by the Company and the Original Partners as a result of or arising out of any inaccuracy in a representation or warranty made by Glimcher under this Agreement.

         (e) If a claim for indemnification is asserted by the Company or Glimcher against an Original Partner or by the Company or the Original Partners against Glimcher (those seeking indemnification shall hereinafter be referred to as the "Indemnitee"), such indemnifying Original Partner, Glimcher or the Company, as the case may be (the "Indemnitor"), shall have the right, at its own expense, to assume the defense of any claim, action or proceeding ("Claim") asserted against the Indemnitee which resulted in the claim for indemnification, and if such right is exercised, the Indemnitee shall cooperate in the defense of such action or proceeding. No Claim for which indemnification is sought shall be settled or otherwise completed without the prior written consent of the Indemnitor(s) from which indemnification is being sought.

         (f) In connection with the execution and delivery of this Second Amended and Restated Operating Agreement, Glimcher is executing and delivering to the Perlmutter

Group Representative a general release.


                                   ARTICLE 5.
                                   ----------

              CAPITAL ACCOUNTS, PROFITS AND LOSSES AND ALLOCATIONS
              ----------------------------------------------------

         SECTION 5.1. CAPITAL ACCOUNTS.

         The Company shall maintain a Capital Account for each Member in accordance with the provisions of Treasury Regulations Section
1.704-1(b)(2)(iv). Each Member's initial Capital Account balance as of January 11, 1996 was as set forth on SCHEDULE 1.1(A)(1) hereto. The Members agree that such initial Capital Account balances are based on a revaluation of the Original Property at its Gross Asset Value (net of liabilities) in accordance with
Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations.

         SECTION 5.2. NET PROFITS, NET LOSSES AND NET PROFITS FROM CAPITAL TRANSACTIONS.

         (a) NET PROFITS. Subject to Section 5.3, for purposes of maintaining the Capital Accounts of the Members, all Net Profits shall be allocated each calendar year among all the Members as follows:

                  (i) First, to each Member up to an amount equal to such Member's Unallocated Preferred Return for such year in proportion to the Members' respective amounts thereof;

                  (ii) Second, to Glimcher, up to an amount equal to the amount of Glimcher Priority Return distributed or to be distributed to Glimcher with respect to such calendar year pursuant to Section 6.1(h); and

                  (iii) Third, the balance, if any, to the Members in proportion to their respective Percentage Interests.

         (b) NET LOSSES. Subject to Section 5.3, for purposes of maintaining the Capital Accounts of the Members, Net Losses and deductions shall be allocated as follows:

                  (i) First, if any Member has a Capital Account Excess, Net Losses shall be allocated to all such Members up to an amount necessary to eliminate such Capital Account Excesses; PROVIDED, HOWEVER, if Net Losses are insufficient to eliminate such Capital Account Excesses, Net Losses shall be allocated first to bring the ratio of such Capital Account Excesses into the ratio of the Members' respective Percentage Interests and then in the ratio of their Percentage Interests;

                  (ii) Second, to Glimcher, up to an amount, if any, necessary to reduce its positive Capital Account balance to an amount equal to its Unpaid Preferred Return;

                  (iii) Third, to each member of the Perlmutter Group, up to an amount, if any, necessary to reduce such member's positive Capital Account balance to an amount equal to the sum of its share of the unpaid First Priority Return, its share of the unpaid Second Priority Return, its share of the unpaid Third Priority Return and its Unpaid Preferred Return;

                  (iv) Fourth, to each Member, up to an amount, if any, necessary to reduce its positive Capital Account balance to an amount equal to, in the case of each member of the Perlmutter Group, such member's share of the following: the unpaid First Priority Return, the unpaid Second Priority Return, and the unpaid Third Priority Return and in the case of Glimcher, zero, in proportion to their respective necessary amounts;

                  (v) Fifth, to the Members, up to an amount, if any, necessary to reduce their respective positive Capital Account balances to zero, in proportion to their respective necessary amounts; and

                  (vi) Sixth, the balance, if any, shall be allocated among all Members in accordance with their respective Percentage Interests.

         (c) NET LOSS LIMITATION. Notwithstanding Section 5.2(b) above, to the extent any Net Losses otherwise allocable to a Member pursuant to Section 5.2(b) hereof would cause such Member to have an Adjusted Capital Account Deficit at the end of any fiscal year, any such Net Losses shall instead be allocated to the other Members, to the extent allowable.

         (d) NET PROFITS FROM CAPITAL TRANSACTIONS. Subject to Section 5.3, for purposes of maintaining the Capital Accounts of the Members, all Net Profits From Capital Transaction shall be allocated at the end of each calendar year among the Members as follows:

                  (i) First, among all Members having negative balances in their Capital Accounts in proportion to their respective negative balances in their Capital Accounts, up to an amount necessary to bring such Capital Accounts to zero;

                  (ii) Second, to each member of the Perlmutter Group, up to an amount, if any, necessary to bring such member's Capital Account balance up to an amount equal to the sum of its share of the unpaid First Priority Return, plus its share of the unpaid Second Priority Return, plus its share of the unpaid Third Priority Return;

                  (iii) Third, to each Member, up to an amount, if any, necessary to bring its Capital Account balance up to an amount equal to the sum of (A) its Unpaid Preferred Return, plus (B) in the case of each member of the Perlmutter Group, such member's share of the unpaid First Priority Return, plus its share of the unpaid Second Priority Return, plus its share of the unpaid Third Priority Return, and in the case of Glimcher, zero, in proportion to their respective necessary amounts;

                  (iv) Fourth, to each Member, up to an amount, if any, necessary to eliminate such Member's Capital Account Shortfall, in proportion to its respective necessary amounts; and

                  (v) Fifth, the balance, if any, shall be allocated among the Members in accordance with their respective Percentage Interests; PROVIDED, HOWEVER, that if the Members' Capital Account Excesses, if any, are not in the ratio of the Members' respective Percentage Interests, Net Profit From Capital Transactions shall first be allocated to bring the Members' respective Capital Account Excesses into such ratio.

         For the purposes of this Section 5.2(d), allocations of gain for any year shall be made after the Members' Capital Accounts have been adjusted to reflect any distributions to Members made during such year other than distributions of Capital Proceeds arising out of the transactions which created the gain being allocated under this Section 5.2(d).

         5.3. SPECIAL ALLOCATIONS.

         Notwithstanding Section 5.2 above, the following special allocations shall be made in the following order:

         (a) (i) MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Article 5, if there is a net decrease in Company Minimum Gain during any fiscal year, then, except as otherwise provided in Treasury Regulations Section 1.704-2(f), each Member shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, as determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(j)(2) of the Treasury Regulations. This Section 5.3(a)(i) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

                  (ii) MEMBER MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Article 5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year, then, except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member

Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5) shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.3(a)(ii) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

         (b) QUALIFIED INCOME OFFSET. In the event a Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, PROVIDED that an allocation pursuant to this Section 5.3(b) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 5 have been tentatively made as if this Section 5.3(b) were not in the Agreement.

         (c) MEMBER NONRECOURSE DEDUCTIONS. Any Member Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

         (d) SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts as a result of a distribution to a Member in complete liquidation of its Interests, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Treasury Regulations Section 1.704-l(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

         (e) CURATIVE ALLOCATIONS. (i) The allocations set forth in Sections 5.3(a), 5.3(b), 5.3(c), and 5.3(d) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 5.3(e). Therefore, notwithstanding any other provision of this

Section 5 (other than the Regulatory Allocations), the Manager shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 5.1 and 5.2.

                  (ii) If the Capital Account balances of the Members, determined on a tentative basis (after giving effect to all contributions, distributions and allocations for all periods), differ from the amounts that would be distributed to them upon the liquidation of the Company if all distributions in liquidation were governed by the provisions of Article 12, then notwithstanding anything to the contrary herein, items of income, gain, loss and deduction shall be specially allocated among the Members for the fiscal year in which the dissolution of the Company occurs (and, if necessary, the prior fiscal year), in order to reconcile the Capital Account balances of the Members with the amounts that would be distributed to them upon the liquidation of the Company if all distributions in liquidation were governed by the provisions of
Article 12.

         SECTION 5.4. OTHER RULES

         (a) Whenever a proportionate part of the Net Profits From Capital Transactions, Net Profits or Net Losses is allocated to a Member, every item of income, gain, loss, deduction or credit entering into the computation of such Net Profits From Capital Transactions, Net Profits or Net Losses or arising from the transactions with respect to which such Net Profits From Capital Transactions, Net Profits or Net Losses were realized shall be credited or charged, as the case may be, to such Member in the same proportion; PROVIDED, HOWEVER, that "recapture income", if any, shall be allocated to the Members who were allocated the corresponding depreciation deductions.

         (b) If any Member transfers all or any part of his Interests during any fiscal year of the Company, or his Interests is increased or decreased, Net Profits From Capital Transactions, Net Profits and Net Losses attributable to such Interests for such fiscal year shall be apportioned between the transferor and transferee or computed as to such Member, as the case may be in the discretion of the Manager, either (i) on the basis of an interim closing of the books of the Company as of the date of such transfer, (ii) ratably on a daily basis or (iii) on the basis of such other method as the Manager shall determine, PROVIDED in all events that any apportionment described above shall be permissible under the Code and applicable regulations thereunder.

         (c) For purposes of maintaining the Capital Accounts of the Members, computing the Preferred Returns of the Members, and computing the Unreturned Capital Contributions of the Members: (i) all distributions of the First Priority Return, the Second Priority Return and the Third Priority Return shall be deemed distributed among the members of the Perlmutter Group in proportion to their respective amounts of initial shares of Capital

Contributions of the Original Partners set forth on SCHEDULE 1.1(a)(1), and (ii) each member of the Perlmutter Group shall be deemed to have a share of the unpaid First Priority Return, unpaid Second Priority Return and unpaid Third Priority Return based upon the ratio that his amount of the initial shares of Capital Contributions of the Original Partners set forth on SCHEDULE 1.1(a)(1) bears to $11,809,403.

         SECTION 5.5. TAX ALLOCATIONS AND CODE SECTION 704(c).

         (a) Net profits, net losses, gains and losses for income tax purposes shall be allocated in the same manner as Net Profits, Net Losses and Net Profits From Capital Transactions are allocated for purposes of maintaining the Capital Account balances of the Members hereunder, except that appropriate adjustments shall be made to take account of the difference between the amount at which the assets are reflected on the books of the Company and the adjusted basis of such assets for income tax purposes under the principles of Section 704(c) of the Code and the Treasury Regulations thereunder, as further explained in the Treasury Regulations promulgated under Section 704(b) and Section 704(c) of the Code.

         (b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for Federal income tax purposes and its initial Gross Asset Value.

         In the event the Gross Asset Value of any Company asset is adjusted pursuant to any provision of this Agreement in accordance with the definition of Gross Asset Value, including without limitation the revaluation of the Original Property at its Gross Asset Value pursuant to Section 5.1 hereof, subsequent allocations of income, gain, loss and deduction with respect to such Company asset shall take into account any variation between the adjusted basis of such Company asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder. The Company shall use the traditional method, as described in Treasury Regulations Section 1.704-3(b), to eliminate disparities between book and tax items as set forth in Regulations Sections 1.704-3(a).

         (c) Any elections or other decisions relating to such allocations shall be made by the Manager in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.5 are solely for purposes of Federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Profits From Capital Transactions, Net Profits, Net Losses, gains or other items, or distributions pursuant to any provision of this Agreement.

                                   ARTICLE 6.
                                   ----------

                           DISTRIBUTIONS OF AVAILABLE
                           --------------------------
                            CASH AND CAPITAL PROCEEDS
                            -------------------------

         SECTION 6.1. OPERATIONS. Applications and distributions of Available Cash shall be made by the Manager in the following order and priority:

         (a) [intentionally omitted]

         (b) First, to the Perlmutter Group, on or after the time it is due, an amount equal to the First Priority Return, all of which has been paid;

         (c) Second, to the Perlmutter Group, at the time it is due, an amount equal to any unpaid portion of the Second Priority Return;

         (d) Third, to the payment of expenses and currently due indebtedness of the Company and interest thereon, in each case when due, including any outstanding Glimcher Loan;

         (e) Fourth, to the Perlmutter Group, at the time when due, an amount equal to the unpaid portion of the Third Priority Return;

         (f) Fifth, to the establishment of reasonable reserves, as determined by the Manager in its reasonable discretion;

         (g) Sixth, to the Members, up to an amount equal to their Unpaid Preferred Returns, if any, in proportion to their respective amounts thereof;

         (h) Seventh, to Glimcher, an amount equal to the Glimcher Priority Return; and

         (i) The balance, to the Members in proportion to their respective Percentage Interests.

         The parties agree that (A) with respect to subsections 6.1(d), (f),
(g), (h) and (i), distributions of Available Cash shall be made at least quarterly commencing with the first calendar year after the grand opening of the Mall, and may be made prior thereto in the discretion of the Manager, and (B) with respect to subsections 6.1(b), (c) and (e), distributions of Available Cash shall be made immediately upon receipt of such Available Cash.

         SECTION 6.2. CAPITAL TRANSACTIONS. Notwithstanding anything to the contrary herein contained, Capital Proceeds shall be distributed by the Manager as promptly as practicable in the following order of priority:

         (a) [intentionally omitted]

         (b) First, to the Perlmutter Group, on or after the time it is due, in an amount equal to the First Priority Return, all of which has been paid;

         (c) Second, to the Perlmutter Group, at the time it is due, an amount equal to any unpaid portion of the Second Priority Return;

         (d) Third, to the payment of expenses and currently due indebtedness of the Company, in each case when due, including any outstanding Glimcher Loan;

         (e) Fourth, to the Perlmutter Group, at the time when it is due, an amount equal to the unpaid portion of the Third Priority Return;

         (f) Fifth, to the establishment of reasonable reserves, as determined by the Manager in its reasonable discretion;

         (g) Sixth, to the Members, up to an amount equal to their Unpaid Preferred Returns, if any, in proportion to their respective amounts thereof;

         (h) Seventh, to the Members, an amount equal to their Unreturned Capital Contributions, if any, in proportion to their respective amounts thereof, and to Glimcher, an amount equal to the principal amount of all loans made by Glimcher pursuant to Section 4.2 hereof; and

         (i) The balance, to the Members in proportion to their respective Percentage Interests.

         SECTION 6.3. LIQUIDATION. In the event of the sale or other disposition of all or substantially all of the Company's assets or property (other than the contribution of all or substantially all of the Company's properties or assets to an Unaffiliated Investor in exchange for an equity interest in such Unaffiliated Investor), the Company shall be dissolved and the proceeds of such sale or other disposition shall be distributed to the Members in liquidation as provided in Article 12.

                                   ARTICLE 7.
                                   ----------

                      RESIGNATION OR BANKRUPTCY OF A MEMBER
                      -------------------------------------

         SECTION 7.1. VOLUNTARY RESIGNATION. A Member may not voluntarily Resign from the Company without the written consent of all other Members.

         SECTION 7.2. RESIGNATION OR BANKRUPTCY OF A MEMBER; CONTINUATION OF THE COMPANY. (a) In the event of a Member's Resignation or Bankruptcy (such Member to be referred to herein as a "Terminated Member"), such Member (including the successors in interests of such Member) shall give the Manager and other Members Notice of such Resignation or Bankruptcy. The Terminated Member shall be treated in the same manner as would be an assignee of such Terminated Member's Interests, commencing upon the event of Resignation or Bankruptcy, as applicable, and continuing until (i) the successor in interests to such Terminated Member's Interests in the Company is admitted as a Substitute Member in accordance with Article 8 hereof, (ii) such Terminated Member's Interests in the Company is purchased in accordance with Section 7.3 below, or (iii) the Company is dissolved and liquidated.

         (b) Within one hundred-eighty (180) days following such Terminated Member's Resignation or within ninety (90) days following such Terminated Member's Bankruptcy, as applicable, the Company shall dissolve unless, within such applicable period, a "majority in interest" (as that term is used in Section 301.7701-2(b)(1) of the Treasury Regulations or any successor provisions thereto) of the remaining Members elect in writing to continue the Company on such terms as they may agree in writing. If an election to continue the Company is made pursuant to this Section 7.2(b), the Manager shall deliver a Notice of such election to all other Members.

         (c) If an election to continue the Company is made in accordance with subsection (b) above, then the Company shall continue in existence until the end of the term for which it has been formed, or until a subsequent Resignation, Bankruptcy or other event of dissolution occurs.

         SECTION 7.3. RIGHT TO PURCHASE RESIGNED OR BANKRUPT MEMBER'S INTERESTS.
(a) For a period of thirty (30) days following the receipt of a Notice of an election, in accordance with Section 7.2(b), to continue the Company made after the Resignation or Bankruptcy of a Member, the remaining Members shall have the right, but not the obligation, to elect, by delivering a Notice of such election to the Terminated Member, the Company and the other remaining Members, to purchase such Terminated Member's Interests in the Company at a purchase price, payable in cash, equal to (I) the product of (i) (A) the NOI as of the date of such Resignation or Bankruptcy divided by 11%, less (B) the aggregate of all accrued and Unpaid Preferred Returns for all Members to the date of such purchase, less (C) the aggregate of all of the Members' Unreturned Capital Contributions, as of the date of such purchase, less (D) the principal amount of all loans made by Glimcher pursuant to Section 4.2 hereof, less (E) the net liabilities of the Company as of the last day of the month immediately preceding the date of such Resignation or Bankruptcy, and (ii) the Percentage Interest of such Terminated Member, plus (II) (w) the accrued and Unpaid Preferred Returns for such Terminated Member to the date of such purchase, plus (x) the Unreturned Capital Contributions of such Terminated Member as of the date of such purchase, plus (y) if such Terminated Member is Glimcher, the principal amount of all loans made by Glimcher pursuant to Section 4.2 hereof plus (z) the amount of any Available Cash and Capital Proceeds which would otherwise be distributable to such Terminated Member pursuant to Section 6.1(i) or 6.2(i), as the case may be, and on the terms and conditions set forth in this Section 7.3. Unless otherwise agreed, each of the remaining Members shall have the right to purchase a portion of the Terminated Member's Interests in the same proportion as such Member's Interests bear to the total of all other remaining Members' Interests, excluding the Terminated Member's Interests and to the extent any of the Terminated Member's Interests is not purchased by a remaining Member, the remaining Members electing to purchase such Interests may also purchase that portion not purchased by such Member, pro rata based on the purchasing Members' respective Percentage Interests. If all of the Terminated Member's Interests in the Company are not purchased by the remaining Members, then the Company, or any designee of the Company approved by all of the remaining Members, shall have an additional thirty (30) days to elect, by delivering a Notice of such election to the Terminated Member and the remaining Members, to purchase, at the same purchase price and on the same terms and conditions as the remaining Members, such portion of the Terminated Member's Interests as remains unsubscribed for by the remaining Members. No election made by the Members or by the Company or its designee to purchase the Terminated Member's Interests shall be effective unless elections have been made to purchase, in the aggregate, all of the Terminated Member's Interests. The closing of the sale and purchase of a Terminated Member's Interests pursuant to this Section 7.3 shall take place at the Company's principal place of business no later than 60 days after the expiration of the Company's option to purchase such Interests described above. The Terminated Member will represent and warrant at the closing that it is transferring its Interests free and clear of all Liens except for any lien in favor of Glimcher as provided in this Agreement. In addition, the Terminated Party agrees that it will execute and deliver such documents and do such other acts and things as may be required in order fully to effect the sale of his, her or its Interests pursuant to this Section 7.3.

                                   ARTICLE 8.
                                   ----------

                   RESTRICTIONS ON THE TRANSFER OF INTERESTS;
                   ------------------------------------------
                 ADMISSION OF SUBSTITUTE AND ADDITIONAL MEMBERS
                 ----------------------------------------------

         SECTION 8.1. RESTRICTIONS ON THE TRANSFER OF INTERESTS. Except for (a) Transfers by Glimcher to one or more of its Affiliates, and (b) Transfers by the members of the Perlmutter Group to Lord Associates G.P.-KC and James Smith of not more than 1.5% Percentage Interests of all Percentage Interests held by the Perlmutter Group, no Member shall Transfer or permit a Transfer unless the prior written consent of non-transferring Members holding, in the aggregate, a majority of all Percentage Interests held by such non-transferring Members. Any purported Transfer in violation of this Article 8 shall be void AB INITIO, shall not bind the Company, and the Member making such purported Transfer shall indemnify and hold the Company and the other Members harmless from and against any and all liability they may incur as a result of such Transfer, including Federal, state or local income taxes, or transfer taxes arising as a result of, or caused directly or indirectly by, such purposed Transfer.

         SECTION 8.2. ADMISSION OF TRANSFEREE AS A MEMBER. Notwithstanding anything in this Agreement to the contrary, no transferee of all or any part of a Member's Interests, not already a Member, shall have the right to be substituted as a Member in place of the transferring Member to the extent of the Interests transferred unless:

         (a) The transferor states its desire to have the transferee substituted in its place as a Member to the extent of the Interests transferred in an instrument of transfer delivered to the Manager, in form and substance satisfactory to the Manager;

         (b) Non-transferring Members holding, in the aggregate, a majority of all Percentage Interests held by such non-transferring Members give written consent to such substitution, which consent may be given or withheld for any or no reason; PROVIDED, HOWEVER, if any members of the Perlmutter Group shall transfer any portion of their Interests to Lord Associates G.P.-KC or James Smith, such consent shall not be required as a precondition to such individuals becoming Substituted Members;

         (c) The transferor and transferee execute and acknowledge such other instruments as the Manager reasonably deems necessary or appropriate to effectuate the transferee's admission;

         (d) The transferee ratifies and assumes in writing all of the terms of this Agreement, except that, in no event shall Glimcher be permitted to assign its obligations to make the Capital Contributions required to be made by it under Section 4.2 above;

         (e) If the transferee is a transferee of the Interests of a member of the Perlmutter Group, such transferee ratifies and agrees in a writing satisfactory to the Manager to the appointment of the Perlmutter Group Representative as his or its true and lawful attorney-in-fact and its designee as provided in Section 10.4 hereof;

         (f) The transferee pays all costs reasonably incurred by the Company incidental to its admission, including without limitation, attorneys' fees for evaluation of the proposed transfer for conformance with this Agreement, the Act and other applicable law, and preparation of appropriate documentation; and

         (g) Such admission will not constitute a violation of any applicable registration provisions of the Securities Act or any other applicable state or federal securities laws.

         SECTION 8.3. ADMISSION OF PERSONS AS ADDITIONAL MEMBERS. No Person may be admitted as an additional Member unless the Manager consents, in writing, thereto; PROVIDED, that, without the consent of all of the Members, no Person may be admitted as an additional Member if such Person, immediately following his admission, would hold more than an 80% Percentage Interest in the Company. Notwithstanding the foregoing, no Person shall be admitted as an additional Member unless such Person first:

                  (i) executes and acknowledges such instruments as the Manager deems necessary or appropriate to effectuate such Person's admission;

                  (ii) ratifies and assumes in writing all of the terms of this Agreement; and

                  (iii) pays all costs incurred by the Company incidental to such Person's admission, including without limitation, attorneys' fees for evaluation of the proposed admission for conformance with this Agreement, the Act and other applicable law, and preparation of appropriate documentation.

         No Person shall be admitted as an additional Member if such admission will constitute a violation of any applicable registration provisions of the Securities Act or any other applicable state or federal securities laws. The admission of any additional Member shall not reduce the respective Percentage Interests of the members of the Perlmutter Group.


                                   ARTICLE 9.
                                   ----------

              MANAGEMENT OF COMPANY BUSINESS; POWERS OF THE MANAGER
              -----------------------------------------------------

         SECTION 9.1. MANAGEMENT AND CONTROL. Glimcher is, as of the date hereof, and shall be until its Resignation, the sole Manager. The Manager may not be removed as the manager of the Company by the Members. The Manager shall have the exclusive right and power to conduct the business and affairs of the Company and to do all things necessary to carry on the business of the Company, and is hereby authorized to take any action of any kind and to do anything and everything the Manager deems necessary or appropriate in accordance with the provisions of this Agreement and applicable law. The Manager shall exercise its best efforts to promote and protect the interests of the Company, and shall devote such time and attention as is reasonably necessary and appropriate to discharge such obligations. Without limiting the foregoing, the Manager is hereby authorized without the consent of the Members and empowered on behalf of the Company:

         (a) to incur expenditures;

         (b) to employ and dismiss from employment all employees, agents, consultants, independent contractors, attorneys and accountants of the Company;

         (c) to sell, transfer, assign, convey or otherwise dispose of or lease, as landlord or tenant, all or substantially all of the Company's assets or properties, including, without limitation, subject to Section 9.2(f), to contribute all or substantially all of the Company's assets or property to an Unaffiliated Investor in exchange for an equity interest in such Unaffiliated Investor;

         (d) to place or refinance any mortgage on the Property;

         (e) to cause the Company to create any indebtedness;

         (f) to commence a case under title 11 of the United States Code, as the same may be amended from time to time, to make an assignment for the benefit of creditors and to file for dissolution in accordance with the terms of this Agreement pursuant to the laws of the State of Colorado as the same may be amended from time to time, to consent to or acquiesce in the filing of any of the foregoing by any Person other than the Manager or to take any action in furtherance of any of the foregoing;

         (g) to terminate construction of or, from and after the issuance the site and foundation permits and approvals necessary to commence construction of the Mall, enlarge or reconfigure the Mall or modify the Plans and Specifications;

         (h) to transfer any of the Company's properties including, without limitation, the Property in complete or partial satisfaction of a creditor's claims including, without limitation, the holder of a mortgage or other lien on the Company's properties, by executing and delivering a deed in lieu of foreclosure, bill of sale or otherwise;

         (i) to confess a judgment;

         (j) not to contest any foreclosure action commenced with respect to the

Company's properties or any other action claiming a default under any mortgage or other lien on the properties.

         (k) to admit additional Members upon the terms and conditions set forth in Article 8 of this Agreement;

         (l) to deposit the funds of the Company in the Company's name in any bank or trust company as the Manager shall determine, with withdrawals to be made on such signature or signatures as the Manager shall determine, in its reasonable discretion, and to invest the funds designated for reserves of the Company in the Company's name in such manner as the Manager deems appropriate in the exercise of its reasonable business judgment;

         (m) subject to Section 9.2 hereof, to enter into, make and perform all contracts, agreements, documents, certifications, and other instruments and undertakings as the Manager, in the exercise of its reasonable business judgment, deems necessary, advisable or incidental to the carrying out of the business of the Company;

         (n) to qualify or register the Company under the laws of any jurisdiction in which the Company is doing business or owns property;

         (o) to prepare or have prepared all necessary Federal, state and local income, franchise, unincorporated business or similar tax returns; to make consents and elections on behalf of the Company permitted under the Code or the tax statutes of any state or subdivision thereof and to effect the termination, revocation or cancellation of any such consent or election; to pay from Company funds all income, franchise, unincorporated business or similar taxes, charges or assessments that may be levied, assessed or imposed upon the Company or any assets of the Company;

         (p) to purchase, at the expense of the Company, liability, hazard and such other insurance as the Manager deems desirable in its reasonable discretion;

         (q) to borrow money from (i) the Members themselves or (ii) others (including Affiliates of Members), including any Person who is to provide construction or permanent financing to the Project, and, in each case, to issue evidences of indebtedness necessary, convenient or incidental to the accomplishment of the purposes of the Partnership and to secure the same by mortgage, pledge or lien on the assets of the Company;

         (r) to prepay in whole or in part, or fix or hedge the interests rate on any debt, and recast, modify or extend any mortgage debt affecting or encumbering any of the Company's properties and in connection therewith to execute any extensions, consolidations, modifications or renewals of mortgages on any assets of the Company;

         (s) to enter into leases, as landlord, with actual and prospective tenants for any portion of the Property, and in connection therewith, to take back or "recapture" space in the Mall and/or to enter into take-over and other agreements with respect to any such tenant(s);

         (t) to deal with, or otherwise engage in business with, any Person who has provided or may in the future provide any services, lend money or sell property to or purchase property from the Members or any Affiliates of the Members; and

         (u) to purchase industrial revenue and similar bonds and instruments in connection with the construction or permanent financing of the Project, and to execute and deliver all documents and certificates necessary, convenient or incidental in connection therewith.

         Notwithstanding the foregoing, the Manager shall be required to take the actions described in Subsections 9.1(l), (n) and (o) above.

         SECTION 9.2. RESTRICTIONS ON AUTHORITY OF THE MANAGER. Without the consent of the Perlmutter Group, the Manager shall not:

         (a) do any act in contravention of this Agreement; or

         (b) change or reorganize the Company into any other legal form or expand the business of the Company beyond the business purpose set forth in
Section 3.1 or any other business incidental to and in furtherance of such business; or

         (c) require any Member to contribute to the capital of the Company except as expressly provided in this Agreement; or

         (d) enter into any contracts or arrangements, other than those described on SCHEDULE 9.2 hereto, which Glimcher represents shall be on a market rate basis, with any related or affiliated party, unless such party is qualified or the contract or arrangement is on a market rate basis; or

         (e) enter into any sale or sale-leaseback transaction of any assets or property of the Company unless it is an arm's-length transaction with an Unaffiliated Investor and it is not a part of a transaction also involving a sale of property which is not property of the Company; or

         (f) if the Company shall have failed to pay any of the amounts guaranteed by Glimcher in Section 4.2, sell or contribute all or substantially all of the Company's assets or property to an Unaffiliated Investor in exchange for an equity interest in such Unaffiliated Investor.

         SECTION 9.3. FEES AND EXPENSES.

         (a) The Manager shall be entitled to the reimbursement of all out-of-pocket expenses incurred by it in the course of the Company's business, the development of the Mall or the operation of the Company and its properties.

         (b) In addition, Glimcher and Jordon Perlmutter & Co. shall each be entitled to (i) a development fee in an amount equal to $250,000, which fee shall be paid by the Company in approximately equal monthly amounts during the construction and development of the Mall and within 10 days after each monthly borrowing under its construction financing facility, to the extent that the Company may borrow additional amounts for such payments under its construction financing facility for such purpose, with any portion of such fees which are not paid out of such construction financing to be payable out of Available Cash or short-term financing, and (ii) a leasing fee in an amount equal to $.30 per square foot of Non-Anchor GLA and Anchor GLA leased, which leasing fee shall be paid by the Company as follows: (A) if the Company may borrow additional amounts under its construction financing facility to pay such leasing fees (1) 50% of such fee shall be paid within ten days after the date of the first borrowing to be made by the Company under its construction financing facility following the date that such fee has accrued and (2) 50% of such fee shall be paid within ten days after the date of the first borrowing to be made by the Company under its construction facility following the date upon which the tenant under the relevant lease occupies the subject premises, with any portion of such fees which are not paid out of construction financing to be payable out of Available Cash, and (B) if the Company has borrowed all amounts available under its construction financing facility (1) 50% of such fee shall be paid within ten days after the date that the leasing fee accrues and (2) 50% of such fee shall be paid within ten days after the date upon which the tenant under the relevant lease occupies the subject premises. Except with respect to the leases entered into with Rue 21 and Footlocker, all leasing fees payable pursuant to this
Section 9.3 shall accrue on the date that all parties have executed and delivered the relevant lease, whether prior to, on or subsequent to the date hereof. With respect to the leases entered into with Rue 21 and Footlocker, for each such lease, a leasing fee payable pursuant to this Section 9.3 shall accrue on the date of the execution and delivery of an amendment, in form and substance satisfactory to Glimcher, amending the provision in such lease that permits the tenant to terminate the lease if construction of the Project has not commenced by a date certain.

         (c) Jordon Perlmutter & Co. agrees to use its best efforts to lease outparcels at the Property. Except as provided in the following two sentences, for each outparcel lease which is signed, Jordon Perlmutter & Co. shall be entitled to receive from the Company a leasing fee equal to 4% of the minimum rent payable by the outparcel tenant for the first ten years of its lease. If a cooperating broker or agent on an outparcel lease requires payment of a commission or leasing fee, the Company shall pay a total leasing fee equal to 5% of the minimum rent payable by the outparcel tenant for the first ten years of its lease, with the Company to pay to the cooperating broker or agent its commission or leasing fee out of said 5%, and the balance of said 5% to Jordon Perlmutter & Co. If Glimcher shall participate in the procurement of an outparcel tenant, the fees otherwise payable to Jordon Perlmutter & Co. pursuant to this subsection (c) shall be divided equally between Jordon Perlmutter & Co. and Glimcher, except that the leasing fee shall equal 5%, and not 4%, of the minimum rent payable by the outparcel tenant for the first ten years of its lease, in each instance. All fees payable to Jordon Perlmutter & Co. and to Glimcher pursuant to this subsection (c) shall be paid on the same schedule as set forth in subsection 9.3(b), above, for the payment of fees for the leasing of Anchor GLA and Non-Anchor GLA. The terms of this subparagraph (c) shall expire when no member of the Perlmutter Group remains a Member of the Company. The foregoing sentence notwithstanding, the Perlmutter Group shall also be entitled to receive from the Company a leasing fee pursuant to this subsection (c) for any outparcel lease signed by a tenant within 180 days following the expiration date of this subsection (c), PROVIDED that Jordon Perlmutter & Co. was in active negotiation with that tenant at that time.

         (d) The Company shall enter into a management agreement in form and substance reasonably satisfactory to the Perlmutter Group Representative, with Glimcher pursuant to which Glimcher or one of its Affiliates shall act as the managing agent for the Property so long as Glimcher or one of its Affiliates is a Member and as such shall be entitled to a five percent (5%) management fee from the Company.

         SECTION 9.4. FINANCING POLICY. The Perlmutter Group agrees that, notwithstanding the existence of construction financing obtained by the Company, Glimcher may, without the prior consent of the Perlmutter Group and in lieu of the Company borrowing under such construction financing, elect to lend to the Company all or a portion of the funds which may be borrowed under such construction financing for the purposes permitted under such construction financing, PROVIDED, that the terms and conditions of such loan are consistent with such construction financing and such loan is nonrecourse to the members of the Perlmutter Group. As security for the payment of any Glimcher Loan made pursuant to this paragraph, the Company shall pledge and grant to Glimcher a lien upon and continuing security interest in and to such properties and assets as the Company may have subjected to any lien or security interest pursuant to any construction financing facility of the Company. The Company shall execute and deliver to Glimcher such documents and do such other acts and things as Glimcher may reasonably request in order fully to effect such pledge and grant in favor of Glimcher.

         In the event a construction loan has not been obtained prior to the commencement of construction of the Mall or, in the event that funds for the payment of development fees under Section 9.3(b) are not available, Glimcher shall cause short-term financing for the payment of such development fees, and construction expenses, and the payment of ongoing engineering, architecture, legal, surveying, title insurance and similar expenses (other than any leasing fees payable pursuant to Sections 9.3(b) or 9.3(c)) related to the construction of the Mall, to be provided on such terms and conditions it reasonably deems appropriate or, at its option, may provide such short-term financing to the Company itself. Any short-term financing provided by Glimcher shall bear interest at a rate per annum equal to the greater of 11% or 1% in excess of the rate of interest publicly announced from time to time by The Huntington National Bank as its prime rate. Such short-term financing shall be repaid, at the option of the Manager, out of the construction loan proceeds. As security for the payment of any Glimcher Loan made pursuant to this paragraph, the Company shall pledge and grant to Glimcher a lien upon and continuing security interest in and to such properties and assets as the Company would have subjected to any lien or security interest pursuant to a construction financing facility. The Company shall execute and deliver to Glimcher such documents and do such other acts and things as Glimcher may reasonably request in order fully to effect such pledge and grant in favor of Glimcher.

         SECTION 9.5. LEASING. The Company has initially retained Lord Associates, Inc. as leasing agent for the Mall in accordance with the terms and conditions of an exclusive leasing agreement dated January 1996 between Lord Associates, Inc. and the Company, as amended or modified from time to time.

         SECTION 9.6. RESIGNATION OF THE MANAGER OR CO-MANAGER.

         A Manager may resign as Manager upon not less than thirty (30) days' Notice to the Company and the Members.

         SECTION 9.7. LIMITATION OF THE MANAGER'S LIABILITY. The Manager shall not be personally liable to the Company or any Member for damages for any breach of duty in such capacity except as otherwise provided in the Act.

         SECTION 9.8. ACTS OF THE COMPANY. All decisions made for and on behalf of the Company by the Manager shall be binding upon the Company. No Person dealing with the Manager shall be required to determine its authority to enter into any undertaking on behalf of the Company, nor to determine any fact or circumstance bearing upon the existence of such authority; PROVIDED, HOWEVER, that nothing herein shall extinguish, limit or condition the liability of the Manager to the other Members to discharge its obligations in accordance with this Agreement and the Act.

         SECTION 9.9. MEETINGS OF MEMBERS. Upon the written request of any Member or Members holding at least 25% of all Percentage Interests, but in no event more frequently than quarterly, a meeting shall be held of the Members and the Manager at such time and place as shall be agreed upon by the Members and the Manager.

         SECTION 9.10. DELEGATION OF THE MANAGER'S AUTHORITY. The Manager may delegate to any Person all or any of its authorities, powers, rights and obligations hereunder, other than discretionary authorities, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Company, which Person may perform such acts or services for the Company as such Manager may approve; PROVIDED, HOWEVER, that in all events such Person shall be subject to the supervision and control of the Manager. Such Persons shall be given such titles and authority as is expressly approved by the Manager.

         SECTION 9.11. OTHER DUTIES OF THE MANAGER. (a) The Manager shall, promptly after all the events described in Section 1.1(ac) hereof have occurred, deliver to the Perlmutter Group Representative a Notice stating that all such events have occurred. If the Conversion Date occurs in or after the first calendar year after the grand opening of the Mall, such Notice shall also set forth (i) a preliminary calculation of NOI as of the Conversion Date and (ii) a preliminary calculation of the Purchase Price for the Interests of the members of the Perlmutter Group which may be purchased upon an exercise of the Put Option pursuant to Section 15.1. If the Conversion Date occurs in the calendar year of the grand opening of the Mall, within 10 days after the delivery to the Perlmutter Group Representative of the Statement of Expenses, the Manager shall deliver to the Perlmutter Group Representative a Notice (the "Put Option Notice") setting forth (i) a preliminary calculation of NOI as of the last day of the calendar year of the grand opening of the Mall and (ii) a preliminary calculation of the Purchase Price for the Interests of the members of the Perlmutter Group which may be purchased upon an exercise of the Put Option pursuant to Section 15.1.

         (b) No later than 15 days after the expiration of each calendar month, the Company shall deliver to the Perlmutter Group Representative a report, certified by Glimcher, setting forth the status of the leasing of the Mall as of the expiration of the immediately preceding calendar month.

         (c) No later than four months prior to the grand opening of the Mall, the Company shall prepare a budget for the Company for the remainder of the calendar year and, promptly after the preparation thereof, deliver a copy of such budget to the Perlmutter Group Representative.

         (d) No later than December 31st of each year commencing with the year in which the grand opening of the Mall occurs, the Manager shall prepare an annual budget for the Company for the next calendar year and, promptly after the preparation thereof, deliver a copy of such budget to the Perlmutter Group Representative.

                                   ARTICLE 10.
                                   -----------

                             RELATED PARTY DEALINGS
                             ----------------------

         SECTION 10.1. OUTSIDE BUSINESS INTERESTS; BUSINESS OPPORTUNITY.

         (a) The Manager and each Member and each of its respective family members, officers, directors, employees, partners, consultants, agents or Affiliates may each engage in or possess interests in other business ventures of every kind and description, including those competitive with the Company or its properties, for its own account, including without limitation, serving as a member, partner or shareholder of other entities which own, either directly or through interests in other entities, properties similar to the Property or other assets of the Company, and neither the Company nor any of the Members shall have any rights by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom, or to any business opportunities as may become available to the Manager or any Member, whether or not similar in nature to the Company's then existing business activities.

         (b) Notwithstanding the foregoing, if any member of the Perlmutter Group or Glimcher or any of their respective Affiliates (the "Presenting Member") is presented with an opportunity (an "Acquisition Opportunity") to acquire or develop any real property within the parcel(s) of land shaded in yellow on SCHEDULE 10.1 hereto for any retail use which the Presenting Member desires to accept, then the Presenting Member shall notify, in writing, Glimcher or the Perlmutter Group, as the case may be (the "Non-presenting Members"), of the Acquisition Opportunity and all of the terms and conditions thereof, and providing copies of any agreements or documentation existing with respect thereto. The Non-presenting Member shall have the right, within 20 days after having been notified of the Acquisition Opportunity in writing, to elect to participate in the Acquisition Opportunity on the terms set forth below. If the Non-presenting Member declines to participate in the Acquisition Opportunity on the terms set forth below, the Presenting Member shall be free to proceed with, acquire or invest in the Acquisition Opportunity itself or with any other Person. Failure of the Non-presenting Member to respond, in writing, within such 20-day period shall constitute a rejection by the Non-presenting Member of the Acquisition Opportunity. If the Non-presenting Member elects to participate in the Acquisition Opportunity, in writing, within such 20-day period, the Presenting Member and the Non-presenting Member shall promptly prepare and execute such definitive agreements as may be necessary to form the joint venture or other business entity which will engage in the Acquisition Opportunity. Such definitive agreements shall (i) provide that the entity formed will be owned 65% by Glimcher or its designee and 35% by the members of the Perlmutter Group or its designee; (ii) require that Glimcher cause to be provided to such entity all capital and financing which the parties agree is expected to be necessary for the acquisition and development of the Acquisition Opportunity, which financing shall be nonrecourse to the participants in the Acquisition Opportunity; and
(iii) contain other terms and conditions substantially similar to those terms and conditions set forth in this Agreement or as otherwise agreed to by the parties thereto.

         (c) Notwithstanding the foregoing, neither Glimcher nor any member of the Perlmutter Group, or any person or entity affiliated with Glimcher or any member of the Perlmutter Group, may engage in, directly or indirectly, the development or ownership of any value-oriented retail property or factory outlet center located within 100-mile radius of the Project (exclusive of the parcels of land shaded in yellow on SCHEDULE 10.1 hereto and the 18-acre parcel adjacent to Property known as the "Option Ground").

         SECTION 10.2. MEMBER LOANS.

         (a) The parties acknowledge that the estimated total amount required for the complete development and construction of the Project is approximately $101,000,000 (excluding the Phase II Property and the Phase II Improvements). If the proceeds of the construction financing obtained by the Company together with the aggregate amount of the Capital Contributions made, or required to be made, by Glimcher are less than $101,000,000 (other than Phase II Capital Contributions), Glimcher may, at its option, make a Glimcher Loan in an amount equal to the amount by which $101,000,000 exceeds (i) the amount of the proceeds of such construction financing and (ii) the aggregate amount of the Capital Contributions (other than the Phase II Capital Contributions) made, or required to be made, by Glimcher. The terms and conditions (including, without limitation, the term of such loan and the payment terms thereof but excluding the rate of interest payable) of such loan from Glimcher shall be consistent with the terms and conditions of the construction financing obtained by the Company. Any such loan provided by Glimcher shall bear interest at a rate per annum equal to the greater of 11% or 1% in excess of the rate of interest publicly announced from time to time by The Huntington National Bank, as its prime rate. Any such loan from Glimcher made pursuant to this Section 10.2(a) shall provide for Glimcher to lend an amount equal to any interest payable under such loan by the Company, and the amounts of such interest so lent shall be added to the principal amount then outstanding under such loan.

         (b) If the Company requires additional funds in excess of $101,000,000, or such other amount as agreed to by the Perlmutter Group and Glimcher, to complete development and construction of the Project (excluding the Phase II Property and the Phase II Improvements), including, without limitation, to pay for any leasing fees, travel expenses, marketing expenses, design fees and attorneys fees, and Glimcher has determined that the Company should proceed with the development of the Project (excluding the Phase II Property and the Phase II Improvements), Glimcher may, at its option, lend to the Company the required funds. Such Glimcher Loan shall (i) bear interest at a rate per annum equal to the greater of 11% or 1% in excess of the rate of interest publicly announced from time to time by The Huntington National Bank, as its prime rate, (ii) be due and payable (including interest thereon) on the 20th anniversary of the making thereof and (iii) be prepayable from Available Cash and Capital Proceeds as provided in Sections 6.1 and 6.2 hereof. In addition, the parties agree that to the extent Glimcher is required to make any payment under any guaranty issued by Glimcher of any obligation of the Company, then the amount of such payment shall also be deemed a Glimcher Loan for the purpose of this Agreement. Any such loan from Glimcher made pursuant to this Section 10.2(b) shall provide for Glimcher to lend an amount equal to any interest payable under such loan by the Company, and the amounts of such interest so lent shall be added to the principal amount then outstanding under such loan.

         As security for the payment of any Glimcher Loan made pursuant to
Section 10.2(a) or 10.2(b), the Company shall pledge and grant to Glimcher a lien upon and continuing security interest in and to such properties and assets as the Company may have subjected to any lien or security interest pursuant to any construction financing facility of the Company. The Company shall execute and deliver to Glimcher such documents and do such other acts and things as Glimcher may reasonably request in order fully to effect such pledge and grant in favor of Glimcher.

         (c) If the Company requires additional funds for any other Company purpose, including without limitation, to satisfy any of its obligations, expenses, costs or expenditures (including operating deficits), it may borrow needed funds from any Member or other Person for such period of time and on such terms as the Manager and the lender may agree and at the then prevailing rate of interest for comparable loans.

         (d) The Perlmutter Group acknowledges that, notwithstanding anything to the contrary contained in this Agreement, Glimcher has no obligation to, but may at its option, make any loans or Capital Contributions to the Company to finance the construction or development of the Phase II Improvements. If the Manager has determined that the Company shall proceed with the construction or development of the Phase II Improvements, the Manager shall attempt to borrow from a Person other than Glimcher, consistent with terms and conditions then prevailing for loans of its kind, the maximum amount available on commercially prudent terms, as determined by the Manager, to finance the acquisition, construction and development of the Phase II Property. Any loans made by Glimcher pursuant to this Section 10.2(d) shall be on the terms and conditions then prevailing for loans of its kind.

         SECTION 10.3. DEALING WITH MEMBERS. Subject to Section 9.2(d), the fact that the Manager or a Member, a member of the family of any of them or any officer, director, employee, partner, consultant, agent or other Affiliate of any of them, is directly or indirectly interested in or connected with any person, firm or corporation employed by the Company to render or perform a service, or from or to whom the Company may buy or sell any property or have other business dealings, shall not prohibit the Manager from employing such person, firm or corporation or from dealing with him or it on customary terms and at competitive rates of compensation, and neither the Company nor any of the Members shall have any rights in or to any income or profits derived therefrom.

         SECTION 10.4. PERLMUTTER GROUP REPRESENTATIVE. Each Member of the Perlmutter Group, by executing this Agreement, hereby irrevocably constitutes and appoints the Perlmutter Group Representative (as defined below), with full powers of substitution, as his, her or its true and lawful attorney-in-fact, and empowers and authorizes such attorney, in his, her or its name, place and stead, with respect to all matters involved in or concerning the Company and such Member's Interests, including, without limitation, taking any action, making any decision and granting any consent, or to authorize any action, decision or consent, which the members of the Perlmutter Group are authorized or required to take, make or grant under the provisions of this Agreement. The foregoing power of attorney shall be deemed to be a power coupled with an interest and shall survive the bankruptcy, death, adjudication of incompetence or insanity of the grantor thereof and shall survive the delivery of an assignment by any member of the Perlmutter Group of the whole or any portion of his, her or its Interests. In addition, each Member of the Perlmutter Group hereby agrees that whenever, under the terms of this Agreement, (a) matters require the consent, action, decision or approval of one or more members of the Perlmutter Group, the same shall be satisfied by the consent, action, decision or approval of the Perlmutter Group Representative, and any action taken by the Perlmutter Group Representative shall be fully binding on all of the members of the Perlmutter Group, (b) notice is required to be delivered to one or more members of the Perlmutter Group, the same shall be satisfied by a notice delivered only to the Perlmutter Group Representative, and (c) payment is required to be made to all members or any members of the Perlmutter Group, the same shall be satisfied by a payment to the Perlmutter Group Representative who shall distribute the payment to the members of the Perlmutter Group in accordance with the Perlmutter Group allocation agreement, a true and correct copy of which has been provided to Glimcher. In no event shall the Company be liable for the failure by the Perlmutter Group Representative to distribute, or the manner in which he makes such distribution of, any payment received by him on behalf of the members of the Perlmutter Group.

         The initial Perlmutter Group Representative shall be Jordon Perlmutter. In the event that Jordon Perlmutter is no longer willing and able to serve as the Perlmutter Group Representative, Jay Perlmutter shall become the Perlmutter Group Representative and a notice of such change in the Perlmutter Group Representative shall be promptly delivered to the Manager. In the event Jay Perlmutter is no longer willing and able to serve as the Perlmutter Group Representative, the members of the Perlmutter Group shall, within 30 days after Jay Perlmutter ceases to be the Perlmutter Group Representative, designate in writing, a copy of which shall be delivered to the Manager, a successor Perlmutter Group Representative who shall be a member of the Perlmutter Group. Any appointment of the Perlmutter Group Representative made hereunder shall remain effective until rescinded in a writing delivered to the Manager and the Manager shall have the right and authority to rely (and shall be fully protected in so doing) on the actions taken and directions given by such Perlmutter Group Representative without any further evidence of his authority or further action by the members of the Perlmutter Group.


                                   ARTICLE 11.
                                   -----------

           MEMBER LIABILITY; INDEMNIFICATION AND LIABILITY LIMITATION
           ----------------------------------------------------------

         SECTION 11.1. LIABILITY OF MEMBERS; ENFORCEMENT OF OBLIGATIONS; FIDUCIARY DUTY OF MANAGER. Except to the extent ER otherwise expressly stated in this Agreement or prescribed under the Act, (i) the Members shall have no fiduciary relationship between or among themselves solely by reason of their status as Members, and (ii) the rights of each of the Members and the Company to sue for matters and claims arising out of or pertaining to this Agreement shall not be dependent upon the dissolution, winding-up or termination of the Company. The Manager shall have fiduciary obligations to the Members in accordance with the Act.

         SECTION 11.2. INDEMNIFICATION OF MEMBERS AND MANAGER. Except as provided in Section 11.3, every Person who was or is a party, or who is threatened to be made a party, to any pending, completed or impending action, suit or proceeding of any kind, whether civil, criminal, administrative, arbitrative or investigative (whether or not by or in the right of the

Company) by reason of (i) being or having been a Manager, Member or officer of the Company, (ii) being or having been a member, manager, partner, officer or director of any other entity at the request of the Company, or (iii) serving or having served in a representative capacity for the Company in connection with any partnership, joint venture, committee, trust, employee benefit plan or other enterprise, in each case on or after the date hereof, shall be indemnified by the Company against all expenses (including reasonable attorneys' fees and expenses), judgments, fines, penalties, awards, costs, amounts paid in settlement and liabilities of all kinds, actually incurred by such Person incidental to or resulting from such action, suit or proceeding to the fullest extent permitted under the Act, without limiting any other indemnification rights to which such Person otherwise may be entitled. The Company may, but shall not be required to, purchase insurance on behalf of such Person against liability asserted against or incurred by such Person in its capacity as a Manager, Member or officer of the Company, or arising from such Person's status as a Manager, Member or officer of the Company, whether or not the Company would have authority to indemnify such Person against the same liability under the provisions of this Section 11.2 or the Act.

         SECTION 11.3. QUALIFICATION OF INDEMNIFICATION AND LIABILITY LIMITATION. The indemnification rights set forth in Section 11.2 shall not apply to claims based upon any willful misconduct or intentional breach of the terms of this Agreement or knowing violation of criminal law or any federal or state securities law nor shall such indemnification rights and limitations on liabilities preclude the Company or any Member from recovery for any loss or damage otherwise covered under any insurance policy or fidelity bonding. Nothing herein shall be deemed to prohibit or limit the Company's right to pay, or obtain insurance covering, the costs (including reasonable attorneys' fees and expenses) to defend an indemnitee, Member or Manager against any such claims, subject to a full reservation of rights to reimbursement in the event of a final adjudication adverse to such indemnitee, Member or Manager.


                                   ARTICLE 12.
                                   -----------

                   DISSOLUTION AND LIQUIDATION OF THE COMPANY
                   ------------------------------------------

         SECTION 12.1. DISSOLUTION OF THE COMPANY. The Company shall be dissolved upon the earliest of:

         (a) The Resignation or Bankruptcy of a Member unless the Company is continued pursuant to Section 7.2(b);

         (b) The expiration of thirty (30) days following the sale or other disposition of all or substantially all of the Company's assets or property and the reduction to cash of all consideration received from such sale or other disposition PROVIDED, that the Manager shall have no obligation to reduce such consideration to cash;

         (c) The election by Members, after giving due regard to their fiduciary obligations to the other Members, holding, in the aggregate, Interests representing at least eighty percent (80%) of all Percentage Interests; or

         (d) [Intentionally omitted].

         (e) Except as provided above, no event identified in the Act as a dissolution event will cause a dissolution of the Company.

         SECTION 12.2. WINDING-UP AND DISTRIBUTION OF THE COMPANY.

         (a) Upon the dissolution of the Company pursuant to Section 12.1, the Company's business shall be wound up and its assets liquidated by the Liquidator as provided in this Section 12.2, and the net proceeds of such liquidation shall be applied and distributed in the following order of priority:

                  (i) To the payment of expenses of the liquidation;

                  (ii) To the payment of debts and liabilities of the Company, in order of priority as provided by law. The parties acknowledge that the indebtedness of the Company set forth on SCHEDULE 15.5 hereto, in the original aggregate amount of $10,004,000, has been paid by the Company;

                  (iii) To the setting up of any reserves that the Manager shall determine are reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company or the Members;

                  (iv) To the Perlmutter Group, an amount equal to the First Priority Return, all of which has been paid;

                  (v) To the Perlmutter Group, but only if otherwise due at the time of dissolution, an amount equal to any unpaid portion of the Second Priority Return;

                  (vi) Pro rata, to the payment of debts and liabilities of the Company owed to Members;

                  (vii) To the Perlmutter Group when and if due, an amount equal to the unpaid portion of the Third Priority Return;

                  (viii) To the Members, up to an amount equal to their Unpaid Preferred Returns, if any, in proportion to their respective amounts thereof;

                  (ix) To the Members, an amount equal to their Unreturned

Capital Contributions, if any, in proportion to their respective amounts thereof, and to Glimcher, an amount equal to the principal amount of all loans made by Glimcher pursuant to Sections 4.2(d) and 4.2(e) hereof; and

                  (x) The balance, to the Members in proportion to their respective Percentage Interests.

                  Except as otherwise provided in this Section 12.2, liquidating distributions shall be made within the time and manner provided in Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2).

         (b) The Liquidator shall file all certificates and notices of the Company's dissolution required by law. The Liquidator shall sell and otherwise liquidate the Company's assets without unnecessary delay; PROVIDED, HOWEVER, that to the extent undue loss to the Members would result from immediate sale of any Company assets, the Liquidator may defer liquidation of such assets for a reasonable time, unless prohibited by the Act. Upon the complete liquidation of the Company's assets and distribution to the Members, they shall cease to be Members of the Company, and the Liquidator shall execute, acknowledge and cause to be filed all certificates and notices required by law to terminate the existence of the Company.

         (c) Promptly following the Company's dissolution pursuant to Section 12.1, the Company's accountants shall prepare, and the Liquidator shall furnish to each Member, a statement setting forth the assets and liabilities of the Company. Promptly following the complete liquidation and distribution of the Company's assets, the Company's accountants shall prepare, and the Liquidator shall furnish to each Member, a statement of account for the liquidation and distribution of the Company's assets.


                                   ARTICLE 13.
                                   -----------

            BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS; FISCAL YEAR
            ---------------------------------------------------------

         SECTION 13.1. BOOKS AND RECORDS. The books and records of the Company shall be maintained in accordance with GAAP. The Company shall also maintain books and records on a tax accounting basis. All records of the Company, including without limitation, information fairly disclosing the status of the Property and a list of the names and addresses of all Members, shall be kept at the principal office of the Company and shall be available for examination by any Member, or such Member's duly authorized representatives, at all reasonable times.

         SECTION 13.2. BANK ACCOUNTS. All funds of the Company not otherwise invested shall be deposited in one or more accounts maintained in such federally insured financial institutions as the Manager may deem appropriate, and withdrawals shall be made only in the regular course of Company business on such signature or signatures as the Manager may deem appropriate.

         SECTION 13.3. ACCOUNTANTS; TAX FILINGS AND FINANCIAL STATEMENTS. The Manager shall engage, on behalf of the Company, a reputable independent certified public accounting firm of recognized standing to perform accounting services for the Company. Such accounting firm shall prepare all Company tax returns and shall prepare annual financial statements for the Company in accordance with Section 13.5(b). The Manager shall provide copies of all such tax returns and financial statements to each Member promptly upon their filing or completion but in no event later than April 20th of each year. In addition, the Company shall provide each Member, prior to March 31st of each fiscal year of the Company, a copy of Schedule K-1 of Form 1065 of the Company or other similar document setting forth the information called for in Schedule K-1.

         SECTION 13.4. FISCAL YEAR. The fiscal year of the Company shall be the calendar year.

         SECTION 13.5. FINANCIAL REPORTS. The Company shall promptly deliver to each Member the following:

         (a) Within 50 days after the end of each quarterly fiscal period, an unaudited financial report of the Company which shall include the following:

                  (i) a profit and loss statement for such fiscal period, together with a cumulative profit and loss statement from the first day of the current year to the last day of such fiscal period;

                  (ii) a balance sheet as at the last day of such fiscal period; and

                  (iii) a cash flow analysis for such fiscal period on a cumulative basis for the fiscal year to date.

         (b) As soon as available, but not later than 95 days after the end of each fiscal year of the Company, audited financial statements of the Company which shall include the items set forth in clause (a) above and a statement of cash flows and statement of operations for such fiscal year, each prepared in accordance with GAAP, consistently applied, and accompanied by the report of the independent certified public accounting firm selected in accordance with Section 13.3.

         SECTION 13.6. TAX MATTERS MEMBER. Glimcher is hereby designated the "Tax Matters Member" pursuant to Section 6231 of the Code. The determination by Glimcher with respect to the treatment of any item or its allocation for Federal, state or local tax purposes shall be binding upon all of the Members, so long as such determination is reasonable and will not be inconsistent with any express terms hereof. No cause of action shall accrue to any Member under this Section 13.6 if Glimcher acted in good faith to comply with its obligations hereunder.

         SECTION 13.7. TAX ELECTIONS. Glimcher may, in its sole discretion, in any tax year to cause the Company to make an election under Section 754 of the Code and such other tax elections as it may from time to time deem necessary or appropriate.


                                   ARTICLE 14.
                                   -----------

                                   AMENDMENTS
                                   ----------

         SECTION 14.1. ADOPTION OF AMENDMENTS GENERALLY. Amendments to this Agreement to reflect the substitution or addition of a Member or the Resignation of a Member shall be made by written instrument executed by the Manager. Any other amendments to this Agreement may be made by a written instrument executed by Members holding, in the aggregate, Interests representing at least a percent of all Percentage Interests equal to (i) one hundred and three percent (103%) less (ii) the aggregate percent held by the members of the Perlmutter Group of all Percentage Interests; PROVIDED, HOWEVER, without the written consent of each Member adversely affected thereby, no amendment to this Agreement shall be made that:

         (a) increases the obligations of any Member to make capital contributions;

         (b) alters the allocation for tax purposes of any items of income, gain, loss, deduction or credit;

         (c) alters the priority of payment of distributions to any Member; or

         (d) allows the obligation of a Member to make a capital contribution to be compromised by consent of less than all the Members.

                                   ARTICLE 15.
                                   -----------

             ADDITIONAL RIGHTS OF THE PERLMUTTER GROUP AND GLIMCHER
             ------------------------------------------------------

         SECTION 15.1. PUT OPTION. At any time during the 20-day period commencing on the later to occur of (i) the Conversion Date and (ii) the date of the delivery of the Put Option Notice (the "Put Option Commencement Date"), the members of the Perlmutter Group shall have the right, at their option (the "Put Option"), to elect to collectively sell to the Company or Glimcher, as determined by the two of them, all of their Interests, and the Company, Glimcher or their respective designee(s) shall be obligated to purchase from the members of the Perlmutter Group all such Interests, at the Purchase Price determined in accordance with Section 15.3 below. The exercise of the Put Option shall be by delivery, within 20 days after the Put Option Commencement Date, to the Company and Glimcher of a Notice setting forth the Perlmutter Group's election to exercise the Put Option and the form of the Purchase Price that it would like to receive. The Company shall, within thirty (30) days after receipt by it of the Perlmutter Group's Notice, deliver to the Perlmutter Group a Notice, which Notice shall set forth the computation of the Purchase Price, the form of the Purchase Price and the date, time and location for the closing of the purchase of all of the Interests of the members of the Perlmutter Group hereunder, which date shall not be more than 45 days from the date of delivery of the Company's Notice. Each member of the Perlmutter Group will represent and warrant at the closing that it is transferring its Interests free and clear of all Liens except for all liens in favor of Glimcher granted pursuant to this Agreement. In addition, the Perlmutter Group agrees that it will execute and deliver such further documents and do such other acts and things as may be required in order to fully effect the purchase of its Interests pursuant to this Section 15.1.


         SECTION 15.2. CALL OPTION. At any time during the 20-day period following the last day of each of the 42nd, 54th and 66th month from the grand opening of the Mall, the Company, Glimcher and/or their respective designee(s) shall have the right, at their option (the "Call Option"), to elect to purchase from the members of the Perlmutter Group all of such members' Interests, and the members of the Perlmutter Group shall be obligated to sell to the Company, Glimcher or their respective designee(s) such Interests, at the Purchase Price determined in accordance with Section 15.3 below. The exercise of the Call Option shall be by delivery to the Perlmutter Group of a Notice setting forth Glimcher's and/or its designee's election to exercise the Call Option, the computation of the Purchase Price and the form of the Purchase Price to be paid and the date, time and location for completion of the purchase of the Perlmutter Group's Interests hereunder, which date shall not be more than 45 days from the date of delivery of the Glimcher's or its designee's Notice. Each member of the Perlmutter Group will represent and warrant at the closing that it is transferring its Interests free and clear of all Liens except for all liens in favor of Glimcher granted pursuant to this Agreement. In addition, the Perlmutter Group agrees that it will execute and deliver such further documents and do such other acts and things as may be required in order to fully effect the purchase of its Interests pursuant to this Section 15.2.

         SECTION 15.3. CALCULATION AND PAYMENT OF THE PURCHASE PRICE. (a) The aggregate purchase price (the "Purchase Price") for the Interests of the members of the Perlmutter Group purchased pursuant to Section 15.1 or 15.2 above shall be in an amount equal to (I) the product of (i) (A) the NOI as of the date the Put or Call Option is exercised divided by 10.25%, with respect to the Put Option, and 9.5%, with respect to the Call Option, less (B) the aggregate of all accrued and Unpaid Preferred Returns for all Members to the date of such purchase, less (C) the aggregate of all of the Members' Unreturned Capital Contributions as of the date of such purchase, less (D) the principal amount of all loans made by Glimcher pursuant to Section 4.2 hereof, less (E) the net liabilities of the Company as of the date of such purchase, and (ii) the aggregate Percentage Interests of all members of the Perlmutter Group, plus (II)
(w) the accrued and Unpaid Preferred Returns of all members of the Perlmutter Group to the date of such purchase, plus (x) the Unreturned Capital Contributions of all members of the Perlmutter Group as of the date of such purchase, plus (y) the principal amount of all loans made by Glimcher pursuant to Section 4.2 hereof, plus (z) the amount of any Available Cash and Capital Proceeds which would otherwise be distributable to all members of the Perlmutter Group pursuant to Section 6.1(i) or 6.2(i), as the case may be. With respect to a purchase pursuant to Section 15.1 only, the parties agree that within 30 days after the third anniversary of the Conversion Date, the Company shall recalculate the Purchase Price (the "Recalculated Price") on the basis set forth above except that NOI as of the third anniversary of the Conversion Date shall be calculated assuming an occupancy rate for tenants that are not Anchor Tenants equal to the greater of (x) a Non Anchor GLA occupancy rate of 85% and (y) the actual occupancy of the Mall by tenants that are not Anchor Tenants on the last day of the month immediately preceding the third anniversary of the Conversion Date but not to exceed a Non Anchor GLA occupancy rate of 90%, and shall deliver to the Perlmutter Group a Notice setting forth such recalculation. If the Recalculated Price is greater than the Purchase Price, the purchaser of the Interests shall within 30 days after the determination of the Recalculated Price, pay to the Perlmutter Group additional consideration (the "Additional Consideration") equal to the difference between the Recalculated Price and the Purchase Price. If the purchaser of the Interests is not the Company or Glimcher and such purchaser fails to pay the purchase price or such Additional Consideration in a timely manner, Glimcher shall pay to the Perlmutter Group the purchase price or such Additional Consideration within fifteen (15) business days after its receipt of a written notice that the same has not been paid by the purchaser. Upon payment of the purchase price or such Additional Consideration by Glimcher, Glimcher shall be entitled to be subrogated to any and all of the rights of the Perlmutter Group against the purchaser in respect of the Interests purchased and the Perlmutter Group shall cooperate with Glimcher in proceeding against such purchaser.

         (b) The Purchase Price and Additional Consideration, if any, shall be paid (i) in cash or (ii) with the Perlmutter Group's prior consent, by delivery of such number of Units equal to (A) the Purchase Price or the Additional Consideration, as the case may be, multiplied by 88%, divided by (B) the Closing Price as of, with respect to a purchase under Section 15.1, the Conversion Date or, with respect to a purchase under Section 15.2, the last day of the 42nd, 54th or 66th month from the grand opening of the Mall, whichever applies. As a condition to the delivery of Units to the Perlmutter Group hereunder, each member of the Perlmutter Group shall execute and deliver to Glimcher a Representation Letter in the form of EXHIBIT B hereto.



                                   ARTICLE 16.
                                   -----------

                               GENERAL PROVISIONS.
                               -------------------

         SECTION 16.1. NOTICES. All Notices, requests, consents and other communications hereunder to the Company or to any Member shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         (a) if to the Company, to its principal office set forth in Section 2.4, as such office may be changed in accordance with Section 2.7.

         (b) if to any Member, to such Member's address as set forth on SCHEDULE 1.1(a)(2) hereof.

         Any Member may, at any time and from time to time, designate for itself a substitute address or addresses for the delivery of Notices by delivering a Notice to the Company and to each other Member in the manner set forth in this Section. All such Notices, requests, consents and other communications shall be deemed to have been delivered (i) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (ii) in the case of delivery by nationally-recognized overnight courier, on the date of such delivery, and (iii) in the case of mailing in the manner set forth in this Section, on the third business day after the posting thereof.

         SECTION 16.2. ARBITRATION OF DISPUTES. (a) Notwithstanding anything to the contrary contained in this Agreement, all claims, disputes and controversies between the parties hereto arising out of or in connection with a breach of the representations and warranties set forth on SCHEDULES 4.5(a)(1) or 4.5(a)(2) hereto, shall be resolved by binding arbitration in Kansas City, Kansas in accordance with this Section 16.2 and, to the extent not inconsistent herewith, the Expedited Procedures and Commercial Arbitration Rules of the American Arbitration Association.

         (b) Any arbitration called for by this Section 16.2 shall be conducted in accordance with the following procedures:

                  (i) The Company or any Member (the "Requesting Party") may demand arbitration pursuant to Section 16.2 hereof at any time by giving written notice of such demand (the "Demand Notice") to all other Members and (if the Requesting Party is not the Company) to the Company which Demand Notice shall described in reasonable detail the nature of the claim, dispute or controversy.

                  (ii) Within ten (10) days after the giving of a Demand Notice, the Requesting Party, on the one hand, and each of the other Members and/or the Company against whom the claim has been made or with respect to which a dispute has arisen (collectively, the "Responding Party"), on the other hand, shall select and designate in writing to the other party one reputable, disinterested individual (a "Qualified Individual") willing to act as an arbitrator of the claim, dispute or controversy in question. Each of the Requesting Party and the Responding Party shall select a present or former partner of one of the 25 largest accounting firms in the United States (other than a "Big 6" accounting firm) whose practice is or was focused primarily on real estate clients who develop, own and operate shopping centers, but who has no affiliation with any of the parties as their respective Qualified Individual to act as an arbitrator. Within fifteen (15) days after the foregoing selections have been made, the arbitrators so selected shall jointly select a present or former partner of one of the 25 largest accounting firms in the United States (other than a "Big 6" accounting firm) whose practice is or was focused primarily on real estate clients who develop, own and operate shopping centers, but who has no affiliation with any of the parties or the arbitrators as the third Qualified Individual willing to act as an arbitrator of the claim, dispute or controversy in question. In the event that the two arbitrators initially selected are unable to agree on a third arbitrator within the second fifteen (15) day period referred to above, then, on the application of either party, the American Arbitration Association shall promptly select and appoint a present or former partner of one of the 25 largest accounting firms in the United States (other than a "Big 6" accounting firm) whose practice is or was focused primarily on real estate clients who develop, own and operate shopping centers, but who has no affiliation with any of the parties as the Qualified Individual to act as the third arbitrator. The three arbitrators selected pursuant to this subsection (ii) shall constitute the arbitration panel for the arbitration in question.

                  (iii) The presentations of the parties hereto in the arbitration proceeding shall be commenced and completed within forty-five (45) days after the selection of the arbitration panel pursuant to subsection (b) above, and the arbitration panel shall render its decision in writing within fifteen (15) days after the completion of such presentations. Any decision concurred in by any two
         (2) of the arbitrators shall constitute the binding decision of the arbitration panel, and unanimity shall not be required.

                  (iv) The arbitration panel shall have the discretion to include in its decision a direction that all or part of the attorneys' fees and costs of any party or parties and/or the costs of such arbitration be paid by any other party or parties. On the application of a party before or after the initial decision of the arbitration panel, and proof of its attorneys' fees and costs, the arbitration panel shall order the other party to make any payments directed pursuant to the preceding sentence.

                  (v) The parties hereto agree that until such dispute or controversy has been so resolved, the Company shall deposit into an interest-bearing account any distributions of Available Cash or Capital Proceeds otherwise distributable to the Responding Party PROVIDED, that the amount so deposited shall not exceed the aggregate amount of the claim, dispute or controversy in question. In addition to any other rights or remedies afforded to the prevailing party (the "Prevailing Party") by the arbitrators or under any and all applicable law, the Prevailing Party shall be entitled to receive all distributions (and interest thereon) so deposited and otherwise payable to the other party or parties to the dispute (the "Other Party") under Article 6 hereof to the extent of the award, and each party hereto authorizes and directs the Manager to deliver to the Prevailing Party such distributions from and after the determination of the award by the arbitrator(s). Any and all amounts delivered to the Prevailing Party pursuant to the preceding sentence shall be deemed to have been first allocated and distributed to the Other Party for purposes of Articles 5 and 6 hereof and then paid by the Other Party to the Prevailing Party towards satisfaction of the judgment.

                  (c) Any decision rendered by the arbitration panel pursuant to this Section 16.2 shall be final and binding on the parties hereto, and the award thereof may be entered by any state or federal court of competent jurisdiction.

                  (d) Arbitration shall be the exclusive method available for resolution of claims, disputes and controversies described in Section 16.2 hereof, and the Company and its Members stipulate that the provisions hereof shall be a complete defense to any suit, action, or proceeding in any court or before any administrative or arbitration tribunal with respect to any such claim, controversy or dispute. The provisions of this Section 16.2 shall survive the dissolution of the Partnership.

                  (e) Nothing contained herein shall be deemed to give the arbitrators any authority, power or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.

                  SECTION 16.3. PENDING APPLICATION FOR RELIEF FROM A TAX GRIEVANCE. Notwithstanding anything to the contrary contained in this Agreement,
(i) the Company shall be entitled to the prompt reimbursement by the Perlmutter Group Representative of all out-of-pocket expenses and any other costs incurred by it in connection with the Application for Relief from a Tax Grievance (the "Application for Relief") pending on the date hereof before the State Board of Tax Appeals of the State of Kansas and (ii) the Perlmutter Group Representative shall be entitled to the prompt payment, net of any amounts to which the Company is then entitled pursuant to clause (i) above, by the Company of any money received by the Company from the State of Kansas in connection with the Application for Relief. The Manager shall take such actions in connection with the Application for Relief as may from time to time be reasonably requested by the Perlmutter Group Representative PROVIDED, that such actions are otherwise in accordance with this Agreement.

         SECTION 16.4. BURDEN AND BENEFIT. This Agreement shall be binding upon, and shall inure to the benefit of, the Members, and their respective heirs, executors, administrators, successors and assigns.

         SECTION 16.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one Agreement binding on all parties hereto, notwithstanding that not all parties shall have signed the same counterpart.

         SECTION 16.6. SEVERABILITY OF PROVISIONS. If any term or provision of this Agreement or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law.

         SECTION 16.7. ENTIRE AGREEMENT. This Agreement sets forth all (and is intended by the Members to be an integration of all) of the promises, agreements and understandings among the Members with respect to the Company, its business operations and management, the Property and all other Company assets, and there are no promises, agreements, or understandings, oral or written, express or implied, among them other than as set forth or incorporated herein.

         SECTION 16.8. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         SECTION 16.9. PRONOUNS AND PLURALS. Whenever the context may require, any pronouns used herein shall be deemed to refer to the masculine, feminine, or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural, and vice versa.

         SECTION 16.10. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado.

         SECTION 16.11. NO PARTITION. The Members hereby agree that no Member or any successor in interests of a Member shall have the right to have the property of the Company partitioned or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned.

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Operating Agreement as of the date first above written.

                                      GLIMCHER PROPERTIES
                                      LIMITED PARTNERSHIP

                                      By: Glimcher Properties
                                                   Corporation

                                      By: /s/ David J. Glimcher
                                          -------------------------
                                          Name: David J. Glimcher
                                          Title: President



                                       /s/ Jordon Perlmutter
                                       ----------------------------
                                       Jordon Perlmutter, for himself and as the
                                       Perlmutter Group Representative, as
                                       attorney-in-fact and as authorized
                                       representative for each other member of
                                       the Perlmutter Group

                                                             SCHEDULE 1.1(a)(1)
                                                             ------------------

MEMBERS; PERCENTAGE INTERESTS; CAPITAL ACCOUNTS; CAPITAL CONTRIBUTIONS; ORIGINAL
--------------------------------------------------------------------------------
PARTNERS' SHARE OF FAIR MARKET VALUE OF ORIGINAL PROPERTY
----------------------------------------------------------
(AS OF JANUARY 11, 1996)
------------------------


Names of Members
----------------

Glimcher Properties Limited Partnership
J. P. Olathe Corp.
The PMBR Family Partnership
Leland Rudofsky, as Trustee of the Albert
   Rudofsky Family Trust u/a dated
   September 27, 1977
William J. Morrison
Craig Morrison, as Custodian for Adam Morrison
   Under the "Colorado Uniform Transfers
   to Minors Act"
Ian D. Gardenswartz, as Trustee
   of the Craig Morrison's Children's
   Trust u/a dated December 1, 1987
The Morrison Family Partnership
Craig Morrison, as Custodian For
   Jodi Morrison Under the "Colorado
   Uniform Transfers To Minors Act"
Jordon Perlmutter
Vicki Dansky
Jonathan Perlmutter
Sheldon Silverman, as Trustee of the Jordon
    Perlmutter Grandchildren Trust u/a dated
    November 10, 1981

Percentage Interests
--------------------
GLIMCHER                                                                                              65.0000
J. P. OLATHE CORP.                                                                                    19.2500
THE PMBR FAMILY PARTNERSHIP                                                                            5.4044
LELAND RUDOFSKY, AS TRUSTEE OF THE ALBERT
   RUDOFSKY FAMILY TRUST U/A DATED SEPTEMBER 27, 1977                                                  1.8530
WILLIAM J. MORRISON                                                                                    1.0423
CRAIG MORRISON, AS CUSTODIAN FOR ADAM MORRISON
   UNDER THE "COLORADO UNIFORM TRANSFERS TO MINORS ACT"                                                 .1544
IAN D. GARDENSWARTZ, AS TRUSTEE
   OF THE CRAIG MORRISON'S CHILDREN'S
   TRUST U/A DATED DECEMBER 1, 1987                                                                     .1029
THE MORRISON FAMILY PARTNERSHIP                                                                        2.8952
CRAIG MORRISON, AS CUSTODIAN FOR
   JODI MORRISON UNDER THE "COLORADO UNIFORM
   TRANSFERS TO MINORS ACT"                                                                             .0515
JORDON PERLMUTTER                                                                                      2.7022
VICKI DANSKY                                                                                            .6176
JONATHAN PERLMUTTER                                                                                     .7721
SHELDON SILVERMAN, AS TRUSTEE OF THE JORDON
    PERLMUTTER GRANDCHILDREN TRUST U/A DATED
    NOVEMBER 10, 1981                                                                                   .1544
                                                                                                        -----

                                                                                                     100.0000%

Agreed Gross Asset Value of the Company's                                                    $21,813,403
Original Property (The Company's Original Property consists
of non-depreciable land with an agreed
value of $21,813,403)

           Loans owed by the Company                                                        ($10,004,000)
                                                                                            ------------

Net fair market value of the Original Property                                               $11,809,403

Initial Capital Contributions and Capital Accounts; Original Partners' Shares of
--------------------------------------------------------------------------------
Fair Market Value of the Original Property
------------------------------------------

J. P. OLATHE CORP.                                                                         $           0
THE PMBR FAMILY PARTNERSHIP                                                                    4,052,255
LELAND RUDOFSKY, AS TRUSTEE OF THE ALBERT
   RUDOFSKY FAMILY TRUST U/A DATED
   SEPTEMBER 27, 1977                                                                          1,389,352
WILLIAM J. MORRISON                                                                              781,499
CRAIG MORRISON, AS CUSTODIAN FOR ADAM MORRISON
   UNDER THE "COLORADO UNIFORM TRANSFERS
   TO MINORS ACT"                                                                                115,779

IAN D. GARDENSWARTZ, AS TRUSTEE
   OF THE CRAIG MORRISON'S CHILDREN'S
   TRUST U/A DATED DECEMBER 1, 1987                                                               77,163
THE MORRISON FAMILY PARTNERSHIP                                                                2,170,852
CRAIG MORRISON, AS CUSTODIAN FOR
   JODI MORRISON UNDER THE "COLORADO UNIFORM
   TRANSFERS TO MINORS ACT"                                                                       38,593
JORDON PERLMUTTER                                                                              2,026,116
VICKI DANSKY                                                                                     463,118
JONATHAN PERLMUTTER                                                                              578,897
SHELDON SILVERMAN, AS TRUSTEE OF THE JORDON
    PERLMUTTER GRANDCHILDREN TRUST U/A DATED
    NOVEMBER 10, 1981                                                                            115,779

Initial Capital Contribution
and Capital Account of Glimcher                                                            $  11,084,150

                                                             SCHEDULE 1.1(a)(2)
                                                             ------------------
MEMBERS; ADDRESSES; PERCENTAGE INTERESTS
----------------------------------------

=======================================================================================================================
                                                        Members
                                                   Name and Address
                                                   ----------------
=======================================================================================================================
Glimcher Properties
Limited Partnership
c/o Glimcher Realty Trust
20 South Third Street
Columbus, Ohio 43215
-----------------------------------------------------------------------------------------------------------------------
J. P. Olathe Corp.
1601 Blake Street, #600
Denver, Colorado  80202
-----------------------------------------------------------------------------------------------------------------------
The PMBR Family Partnership
1601 Blake Street, #600
Denver, Colorado  80202
-----------------------------------------------------------------------------------------------------------------------
Leland Rudofsky, as Trustee of the Albert
   Rudofsky Family Trust u/a dated
   September 27, 1977
555 Williams
Denver, Colorado  80218
-----------------------------------------------------------------------------------------------------------------------
William J. Morrison
39 Hyde Park Circle
Denver, Colorado  80209
-----------------------------------------------------------------------------------------------------------------------
Craig Morrison, as Custodian for Adam Morrison
   Under the "Colorado Uniform Transfers
   to Minors Act"
8101 E. Dartmouth, Unit 20
Denver, Colorado  80231
-----------------------------------------------------------------------------------------------------------------------
Ian D. Gardenswartz, as Trustee
   of the Craig Morrison's Children's
   Trust u/a dated December 1, 1987
Ian D. Gardenswartz & Associates, P.C.
6825 E. Tennessee Avenue
Building 1, Suite 235
Denver, Colorado  80224
=======================================================================================================================

=======================================================================================================================
                                                        Members
                                                   Name and Address
                                                   ----------------
=======================================================================================================================
The Morrison Family Partnership
c/o William J. Morrison
39 Hyde Park Circle
Denver, Colorado  80209
-----------------------------------------------------------------------------------------------------------------------
Craig Morrison, as Custodian For
Jodi Morrison Under the "Colorado
Uniform Transfers To Minors Act"
8101 E. Dartmouth, Unit 20
Denver, Colorado  82031
-----------------------------------------------------------------------------------------------------------------------
Jordon Perlmutter
28 Hyde Park Circle
Denver, Colorado  80209
-----------------------------------------------------------------------------------------------------------------------
Vicki Dansky
445 Garfield Street
Denver, Colorado  80206
-----------------------------------------------------------------------------------------------------------------------
Jonathan Perlmutter
234 S. Madison Street, Unit G
Denver, Colorado  80209-3010
-----------------------------------------------------------------------------------------------------------------------
Sheldon Silverman, as Trustee of the Jordon
    Perlmutter Grandchildren Trust u/a dated
    November 10, 1981
1601 Blake Street, #600
Denver, Colorado  80202
-----------------------------------------------------------------------------------------------------------------------
Lord Associates G.P.-KC
115 South Union Street, Suite 205
Alexandria, Virginia  22314
-----------------------------------------------------------------------------------------------------------------------
James Smith
c/o Jordon Perlmutter & Co.
1601 Blake Street, #600
Denver, Colorado  80202
=======================================================================================================================

Percentage Interests
--------------------
GLIMCHER                                                                                              65.0000
J. P. OLATHE CORP.                                                                                    17.2500
THE PMBR FAMILY PARTNERSHIP                                                                            5.4044
LELAND RUDOFSKY, AS TRUSTEE OF THE ALBERT
   RUDOFSKY FAMILY TRUST U/A DATED SEPTEMBER 27, 1977                                                  1.8530
WILLIAM J. MORRISON                                                                                    1.0423
CRAIG MORRISON, AS CUSTODIAN FOR ADAM MORRISON
   UNDER THE "COLORADO UNIFORM TRANSFERS TO MINORS ACT"                                                 .1544
IAN D. GARDENSWARTZ, AS TRUSTEE
   OF THE CRAIG MORRISON'S CHILDREN'S
   TRUST U/A DATED DECEMBER 1, 1987                                                                     .1029
THE MORRISON FAMILY PARTNERSHIP                                                                        2.8952
CRAIG MORRISON, AS CUSTODIAN FOR
   JODI MORRISON UNDER THE "COLORADO UNIFORM
   TRANSFERS TO MINORS ACT"                                                                             .0515
JORDON PERLMUTTER                                                                                      2.7022
VICKI DANSKY                                                                                            .6176
JONATHAN PERLMUTTER                                                                                     .7721
SHELDON SILVERMAN, AS TRUSTEE OF THE JORDON
    PERLMUTTER GRANDCHILDREN TRUST U/A DATED
    NOVEMBER 10, 1981                                                                                   .1544
LORD ASSOCIATES G.P.-KC                                                                                1.0000
JAMES SMITH                                                                                            1.0000
                                                                                                       ------

                                                                                                     100.0000%

                                                             SCHEDULE 1.1(a)(3)
                                                             ------------------

PERCENTAGE INTERESTS (AS OF UNAFFILIATED INVESTOR CLOSING DATE)
---------------------------------------------------------------


GLIMCHER                                                                                              90.0000
J. P. OLATHE CORP.                                                                                     4.9285
THE PMBR FAMILY PARTNERSHIP                                                                            1.5441
LELAND RUDOFSKY, AS TRUSTEE OF THE ALBERT
   RUDOFSKY FAMILY TRUST U/A DATED SEPTEMBER 27, 1977                                                   .5294
WILLIAM J. MORRISON                                                                                     .2978
CRAIG MORRISON, AS CUSTODIAN FOR ADAM MORRISON
   UNDER THE "COLORADO UNIFORM TRANSFERS TO MINORS ACT"                                                 .0442
IAN D. GARDENSWARTZ, AS TRUSTEE
   OF THE CRAIG MORRISON'S CHILDREN'S
   TRUST U/A DATED DECEMBER 1, 1987                                                                     .0295
THE MORRISON FAMILY PARTNERSHIP                                                                         .8272
CRAIG MORRISON, AS CUSTODIAN FOR
   JODI MORRISON UNDER THE "COLORADO UNIFORM
   TRANSFERS TO MINORS ACT"                                                                             .0147
JORDON PERLMUTTER                                                                                       .7720
VICKI DANSKY                                                                                            .1765
JONATHAN PERLMUTTER                                                                                     .2206
SHELDON SILVERMAN, AS TRUSTEE OF THE JORDON
    PERLMUTTER GRANDCHILDREN TRUST U/A DATED
    NOVEMBER 10, 1981                                                                                   .0441
LORD ASSOCIATES G.P.-KC                                                                                 .2857
JAMES E. SMITH                                                                                          .2857
                                                                                                        -----

                                                                                                     100.0000%

                                                                SCHEDULE 1.1(b)
                                                                ---------------
                      Pro Forma Leases; Minimum Base Rents
                      ------------------------------------

                             Pro Forma Rent Schedule

     Size of Space                                  Annual Minimum Rent
     (Square Feet)                                    Per Square Foot
     -------------                                  -------------------

     Food Court                                        $       69.50
     Kiosks                                            $      168.44
           0      -       750                          $       42.00
         751      -      1,250                         $       34.00
       1,251      -      2,000                         $       26.00
       2,001      -      3,000                         $       22.00
       3,001      -      4,000                         $       17.00
       4,001      -      5,000                         $       16.00
       5,001      -      6,000                         $       15.00
       6,001      -      7,500                         $       14.00
       7,501      -     10,000                         $       13.00
      10,001      -     15,000                         $       12.00

Glimcher has approved the following leases and pending lease requests:

Signed Mall Tenant Leases:
--------------------------
Bible Factory
Cajun & Grill
Chinese Cafe
Cinnabon
Claire's Boutique
Dress Barn/Woman
Electronic Boutique
Factory Brand Shoes
Famous Footwear
Fashion Factory, Inc.
Flamora
Foot Locker Outlet
Gap Old Navy
General Nutrition Center
Great American Cookie Co.
Great Steak & Potato Co.
Mastercuts
Pizza USA
Regis Express
Rue 21 Outlet
Sunglass Hut
Sunglass Hut (II)

Surf City Squeeze
Topsy's Popcorn & Icecream
Toy Works
Tropik Sun Fruit & Nut
Wetzel Pretzel


Signed Anchor Tenant Leases:
----------------------------
Burlington Coat Factory
Dickinson Theaters
Fun Factory Linens `N Things
Marshall's Reading China and Glass
Supersport USA


Signed Pad Site Leases:
-----------------------
Burger King
Red Lobster (General Mills)

                                                              SCHEDULE 4.5(a)(1)
                                                              ------------------


                REPRESENTATION AND WARRANTY OF ORIGINAL PARTNERS
                ------------------------------------------------


         Each Original Partner hereby jointly and severally represents and warrants to Glimcher as follows:

         As of January 11, 1996, except as set forth in the environmental and engineering reports and test results with respect to the Original Property or any part thereof set forth below, to the best knowledge of the Original Members,
(a) no hazardous substances have been treated, stored or disposed of, or otherwise deposited in or on the Original Property, including without limitation of the generality of the foregoing, the surface waters and subsurface waters of the Original Property, in a manner in violation of applicable law, (b) there are no substances or conditions in or on the Original Property which may affect the Original Property or use thereof or which may support a claim or cause of action under any federal, state or local environmental statues, regulation, ordinance or other environmental regulatory requirement(s), (c) no portion of the Original Property constitutes "wetlands", (d) no portion of the Original Property is located in a floodplain and (e) there are no underground or above ground storage tanks located in or on the Original Property. True and correct copies of all environmental and engineering reports and tests results obtained by the Company or its agents with respect to the Original Property or any part thereof have been delivered to Glimcher.


                          ENVIRONMENTAL AND ENGINEERING
                          -----------------------------
                            REPORTS AND TEST RESULTS
                            ------------------------

         1. Environmental Site Assessment, Southpark Mall, Olathe, Kansas, GeoSystems Engineering, Inc. under date of June 27, 1989 (70 acre site).

         2. Environmental Assessment, Proposed Southpark Shopping Mall, Olathe, Kansas, GeoSystems Engineering, Inc. under date of August 29, 1990 (18.2 acre site).

         3. Regulatory Agency Review, Proposed Great Mall of the Great Plains, Olathe, Kansas, GeoSystems Engineering, Inc. under date December 1, 1992.

         4. Final Subsurface Exploration and Engineering Evaluation, Proposed Great Mall of the Great Plains, GeoSystems Engineering, Inc. under date of August 30, 1994.

         5. Report Concerning Soil Sampling and Analyses, Great Mall of the Great Plains Proposed 34 Acre Expansion, GeoSystems Engineering, Inc. under date of March 17, 1993.

Capitalized terms contained in this Schedule shall have the meanings assigned in the Amended and Restated Operating Agreement.

                                                              SCHEDULE 4.5(a)(2)
                                                              ------------------


                   REPRESENTATIONS AND WARRANTIES OF GLIMCHER
                   ------------------------------------------


                  Glimcher hereby represents and warrants to the Original Partners, in each case as of January 11, 1996, as follows:

         1. No representation or warranty by Glimcher contained in this Agreement, and no instrument furnished or to be furnished to the Company pursuant to this Agreement or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading.

         2. No bankruptcy, insolvency, rearrangement or similar action involving Glimcher, whether voluntary or involuntary, is pending or to the best of Glimcher's knowledge, threatened.

         3. Glimcher has the full and absolute power and capacity to enter into this Agreement and to carry out the transactions contemplated thereby without the consent or approval of any other persons or entities, other than those consents or approvals which have been obtained, the performance by Glimcher of its obligations under this Agreement will not (A) result in a violation of (A) any securities laws or regulations applicable to Glimcher, (B) the Operating Partnership Agreement, dated as of November 30, 1993, of Glimcher, as amended, or (C) the Amended and Restated Declaration of Trust, dated as of November 1, 1993, of Glimcher Realty Trust, as amended, or the By-laws of Glimcher Realty Trust, and this Agreement constitutes a valid and binding obligation of Glimcher, enforceable against it in accordance with its terms, except (A) as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (B) as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4. Glimcher has received and reviewed the Tenant Leases, the Performance Agreement, the Option Agreement, the Norwest Agreement, the Plat, the Petition, and the Consulting Agreements. Glimcher has been afforded access to all information and other materials relating to the Company and the Property which Glimcher or its representatives have requested.

Capitalized terms contained in this Schedule shall have the meanings assigned in the Amended and Restated Operating Agreement.

                                                                    SCHEDULE 9.2
                                                                    ------------

          PERMITTED GLIMCHER CONTRACTS OR ARRANGEMENTS WITH AFFILIATES
          ------------------------------------------------------------


1. An entity Affiliated with Glimcher will be a limited partner in a limited partnership known as Enron Energy Concepts, L.P. ("EEC") which will provide heating, cooling, lighting and other energy requirements to, among others, properties owned by Glimcher or an entity Affiliated with it, pursuant to Energy Service Contracts to be entered into by such owners, including Glimcher or an entity Affiliated with it, and EEC. The Company may enter into contracts or arrangements with EEC to provide energy requirements.

2. Start Marketing, Inc., a company wholly owned by Herbert Glimcher, provides certain marketing and other services with respect to the malls owned by Glimcher. Such services, if rendered by GRT, may result in the receipt of non-qualified rental income by GRT, and, thus, may jeopardize GRT's status as a REIT. The Company may enter into a contract with Start Marketing, Inc. to provide such services with respect to the Mall.

                                                                   SCHEDULE 10.1
                                                                   -------------

         Map showing the "Acquisition Opportunity" as described in Schedule 10.1

                                                                   SCHEDULE 15.5
                                                                   -------------

                           Description of Indebtedness
                           ---------------------------


William J. Morrison                                           $   911,500.00
Jordon Perlmutter                                             $ 9,092,500.00

                                                               Order No.: 087359

                                   EXHIBIT "A"
                                   -----------

LOT 1, SOUTHPARK PHASE IV, AND A PART OF LOT 2, SOUTHPARK PHASE IV AND LOT 16, SOUTHPARK PHASE II, SUBDIVISIONS IN THE CITY OF OLATHE, JOHNSON COUNTY, KANSAS, MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE EAST LINE OF SAID LOT 2, SAID POINT BEING 674.91 FEET NORTH OF THE SOUTHEAST CORNER OF SAID LOT 2, AS MEASURED ALONG SAID EAST LINE; THENCE NORTHWESTERLY ALONG A CURVE TO THE LEFT WITH AN INITIAL TANGENT BEARING OF NORTH 00o06'33" EAST, AND A RADIUS OF 440.00 FEET AN ARC DISTANCE OF 246.30 FEET; THENCE NORTHERLY AND EASTERLY ALONG A CURVE TO THE RIGHT WITH AN INITIAL TANGENT BEARING OF NORTH 32o5'37" WEST AND A RADIUS OF 560.00 FEET AN ARC DISTANCE OF 1,147.37 FEET; THENCE NORTHEASTERLY ALONG A CURVE TO THE LEFT WITH AN INITIAL TANGENT BEARING OF NORTH 85o17'56" EAST AND A RADIUS OF 440.00 FEET AN ARC DISTANCE OF 396.95 FEET; THENCE SOUTHWESTERLY ALONG A CURVE TO THE RIGHT WITH AN INITIAL TANGENT BEARING OF SOUTH 33o63'32" WEST, AND A RADIUS OF 1,030.00 FEET AN ARC DISTANCE OF 524.62 FEET; THENCE SOUTHWESTERLY ALONG A CURVE TO THE LEFT WITH AN INITIAL TANGENT BEARING OF SOUTH 62o47'30" WEST AND A RADIUS OF 560.00 FEET AN ARC DISTANCE OF
612.65 FEET; THENCE SOUTH 0o06'33" WEST, A DISTANCE OF 442.36 FEET TO THE POINT OF BEGINNING.

                                  EXHIBIT "A-1"

LOT 2, EXCEPT THAT PART REPLATTED, SOUTHPARK PHASE IV, A SUBDIVISION IN THE CITY OF OLATHE, JOHNSON COUNTY, KANSAS, AND EXCEPT A PART OF LOT 2, SOUTHPARK PHASE IV, A SUBDIVISION IN THE CITY OF OLATHE, JOHNSON COUNTY, KANSAS, MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHWEST CORNER OF SAID LOT 2; THENCE NORTH 76o19;20" EAST ALONG THE NORTHERLY LINE OF SAID LOT 2 A DISTANCE OF 470.20 FEET; THENCE CONTINUING ALONG SAID NORTHERLY LINE NORTH 32o40'80" EAST, A DISTANCE OF 311.24 FEET; THENCE CONTINUING ALONG SAID NORTHERLY LINE NORTH 40o15'25" EAST A DISTANCE OF 262.11 FEET; THENCE SOUTHWESTERLY ON A CURVE TO THE RIGHT WITH AN INITIAL TANGENT BEARING OF SOUTH 31o36'40" WEST AND A RADIUS OF 440.00 FEET AN ARC DISTANCE OF 66.40 FEET; THENCE SOUTH 40o15'25" WEST, A DISTANCE OF 158.50 FEET; THENCE ON A CURVE TO THE LEFT WITH A RADIUS OF
560.00 FEET AN ARC DISTANCE OF 74.17 FEET; THENCE SOUTH 32o40'08" WEST A DISTANCE OF 263.29 FEET; THENCE ON A CURVE TO THE RIGHT WITH A RADIUS OF 440.00 FEET AN ARC DISTANCE OF 237.68 FEET; THENCE ON A CURVE TO THE LEFT WITH A RADIUS OF 560.00 FEET AN ARC DISTANCE OF 241.06 FEET; THENCE NORTHWESTERLY ON A CURVE TO THE RIGHT WITH AN INITIAL TANGENT BEARING OF NORTH 53o40'50" WEST AND A RADIUS OF 260.00 FEET AN ARC DISTANCE OF 223.05 FEET TO THE POINT OF BEGINNING.

                                                               Order No.: 087359

                                  EXHIBIT "A-2"

LOT 1, SOUTHPARK PHASE IV, AND A PART OF LOT 2, SOUTHPARK PHASE IV AND LOT 16, SOUTHPARK PHASE II, SUBDIVISIONS IN THE CITY OF OLATHE, JOHNSON COUNTY, KANSAS, MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE EAST LINE OF SAID LOT 2, SAID POINT BEING 674.91 FEET NORTH OF THE SOUTHEAST CORNER OF SAID LOT 2, AS MEASURED ALONG SAID EAST LINE; THENCE NORTHWESTERLY ALONG A CURVE TO THE LEFT WITH AN INITIAL TANGENT BEARING OF NORTH 00o06'33" EAST, AND A RADIUS OF 440.00 FEET AN ARC DISTANCE OF 247.30 FEET; THENCE NORTHERLY AND EASTERLY ALONG A CURVE TO THE RIGHT WITH AN INITIAL TANGENT BEARING OF NORTH 32o05'37" WEST AND A RADIUS OF 560.00 FEET AN ARC DISTANCE OF 1,147.37 FEET; THENCE NORTHEASTERLY ALONG A CURVE TO THE LEFT WITH AN INITIAL TANGENT BEARING OF NORTH 85o17'56" EAST AND A RADIUS OF 440.00 FEET AN ARC DISTANCE OF 396.95 FEET; THENCE SOUTHWESTERLY ALONG A CURVE TO THE RIGHT WITH AN INITIAL TANGENT BEARING OF SOUTH 33o36'32" WEST, AND A RADIUS OF 1,030.00 FEET AN ARC DISTANCE OF 524.62 FEET; THENCE SOUTHWESTERLY ALONG A CURVE TO THE LEFT WITH AN INITIAL TANGENT BEARING OF SOUTH 62o47'30" WEST AND A RADIUS OF 560.00 FEET AN ARC DISTANCE OF
612.65 FEET; THENCE SOUTH 0o06'33" WEST, A DISTANCE OF 442.36 FEET TO THE POINT OF BEGINNING.

         and

LOT 2, EXCEPT THAT PART REPLATTED, SOUTHPARK PHASE IV, A SUBDIVISION IN THE CITY OF OLATHE, JOHNSON COUNTY, KANSAS, AND EXCEPT A PART OF LOT 2, SOUTHPARK PHASE IV, A SUBDIVISION IN THE CITY OF OLATHE, JOHNSON COUNTY, KANSAS, MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHWEST CORNER OF SAID LOT 2; THENCE NORTH 76o19;20" EAST ALONG THE NORTHERLY LINE OF SAID LOT 2 A DISTANCE OF 470.20 FEET; THENCE CONTINUING ALONG SAID NORTHERLY LINE NORTH 32o40'08" EAST, A DISTANCE OF 311.24 FEET; THENCE CONTINUING ALONG SAID NORTHERLY LINE NORTH 40o15'25" EAST A DISTANCE OF 262.11 FEET; THENCE SOUTHWESTERLY ON A CURVE TO THE RIGHT WITH AN INITIAL TANGENT BEARING OF SOUTH 31o36'40" WEST AND A RADIUS OF 440.00 FEET AN ARC DISTANCE OF 66.40 FEET; THENCE SOUTH 4Oo15'25" WEST, A DISTANCE OF 158.50 FEET; THENCE ON A CURVE TO THE LEFT WITH A RADIUS OF
560.00 FEET AN ARC DISTANCE OF 74.17 FEET; THENCE SOUTH 32o40'08" WEST A DISTANCE OF 263.29 FEET; THENCE ON A CURVE TO THE RIGHT WITH A RADIUS OF 440.00 FEET AN ARC DISTANCE OF 237.68 FEET; THENCE ON A CURVE TO THE LEFT WITH A RADIUS OF 560.00 FEET AN ARC DISTANCE OF 241.06 FEET; THENCE NORTHWESTERLY ON A CURVE TO THE RIGHT WITH AN INITIAL TANGENT BEARING OF NORTH 53o40'50" WEST AND A RADIUS OF 260.00 FEET AN ARC DISTANCE OF 223.05 FEET TO THE POINT OF BEGINNING.

                                                                       EXHIBIT B
                                                                       ---------


         THE PERLMUTTER GROUP MEMBERS' INVESTMENT REPRESENTATION LETTER
         --------------------------------------------------------------



                                            _______________, 199_

Glimcher Properties Limited Partnership
20 South Third Street
Columbus, Ohio  43215

Gentlemen:

                  In connection with the acquisition by the undersigned of limited partnership interests in Glimcher Properties Limited Partnership (the "Company") which may be redeemed for common shares of beneficial interests, par value $.01 per share ("Common Shares") of Glimcher Realty Trust ("GRT") in accordance with the terms and conditions of the Limited Partnership Agreement of the Company dated November 30, 1993, as amended (the "Partnership Agreement"), the undersigned hereby represents, warrants and covenants as follows:

                  1. The undersigned hereby covenants and agrees that neither the Units nor the Common Shares, nor any portion thereof, may be pledged, encumbered, sold, transferred or otherwise disposed of for a period of two years after the issuance of the Units, and thereafter only (a) in accordance with the terms and conditions of the Partnership Agreement, (b) pursuant to an effective registration statement or an exemption from such registration pursuant to the Act, (c) in compliance with state securities and blue sky laws, and (d) pursuant to an opinion of counsel to the effect of (b) and (c) above which opinion shall be in form and substance satisfactory to the Company. The undersigned agrees that any pledge, encumbrance, sale, transfer or other disposition of the Units or Common Shares in violation of this agreement or the Partnership Agreement will be null and void and the certificates representing the Units and Common Shares will bear an appropriate restrictive legend.

                  2.  The undersigned acknowledges and understands that:

                  (a) The undersigned and the investor representative(s), if any, have been furnished and have carefully reviewed the documents and information set forth on ANNEX A attached hereto (the "Information").

                  (b) The undersigned and the investor representative(s), if any, of the undersigned have been afforded full and complete access to all information and other materials relating to the Company and its affiliates, including without limitation, GRT and the business, properties and financial condition of the foregoing, and any other matters relating to the Units or

Common Shares which the undersigned or such representative(s) have requested, or deemed necessary in evaluating the merits and risks of acquiring Units and Common Shares, and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Information.

                  (c) The undersigned and the investor representative(s), if any, of the undersigned have had the opportunity to have answered any questions concerning the business, financial condition and properties and other information with respect to the Company and its affiliates, including without limitation, GRT, and with respect to the merits and risks of an acquisition of Units and Common Shares, and the undersigned has received complete and satisfactory answers to all such questions.

                  (d) The undersigned and the investor representative(s), if any, have not relied upon any information or representation not contained in the Information. Neither the Company nor any of its agents nor anyone purporting to act on their behalf have made any representation to the undersigned with respect to any tax or economic benefits to be derived from an investment in the Units and Common Shares. The undersigned is relying solely upon its own knowledge and upon the advice of his personal advisors with respect to the tax, economic and other aspects of an investment in Units and Common Shares.

                  (e) The undersigned and the investor representative(s), if any, have carefully reviewed and understand the risks of, and other considerations relating to, the acquisition of Units and Common Shares and an investment in the Company and GRT.

                  (f) An owner of Units and Common Shares must bear the economic risk of ownership of Units and Common Shares for an indefinite period of time since the acquisition of Units and Common Shares involves the acquisition of securities that have not been registered under the Securities Act of 1933, as amended, and therefore cannot be pledged, encumbered, sold, transferred or otherwise disposed of unless either such Units or Common Shares are subsequently registered under said Act or an exemption from such registration is available and then only in compliance with state securities and blue sky law. No exemption from registration may be available.

                  (g) No Federal or state agency has passed upon the Units or Common Shares or made any finding or determination as to the fairness of an investment in Units or Common Shares.

         3.       The undersigned represents and warrants to the Company that:

                  (a) It is a _____ formed under the laws of the state of __________, has adequate means of providing for its current needs and contingencies and has no need for liquidity of an investment in the Units or Common Shares.

                  (b) It is able to bear the economic risk of the acquisition of Units and Common Shares.

                  (c) It is an "accredited investor" as defined in Regulation D promulgated under the Act.

                  (d) It has been furnished and has carefully read the Information, and has furnished a copy thereof to the investor representative(s), if any. The investor representative(s), if any, has confirmed to the undersigned in writing the extent and nature of any relationship between such investor representative(s) or any affiliates of such investor representative(s), and the Company and any of its trustees, employees or affiliates that has existed, now exists or is contemplated. If the undersigned has no investor representative, the undersigned alone has such knowledge and experience in financial, business, securities and real estate matters that he is capable of evaluating the merits and risks of the acquisition Units and Common Shares and of making an informed investment decision. If the undersigned has one or more investor representatives, then the undersigned and such investor representative(s) together have such knowledge and experience in financial, business, securities and real estate matters that the undersigned together with his investor representative(s) are capable of evaluating the merits and risks of the acquisition of Units and Common Shares and of making an informed investment decision.

                  (e) The undersigned is acquiring Units and Common Shares for its own account, as principal, for investment and not with a view to a pledge, encumbrance, sale, transfer, resale or other distribution thereof.


                                                 _______________________________

                                     ANNEX A


1.       Prospectus of Glimcher Realty Trust dated January 19, 1994.

2. Annual Report to Shareholders of Glimcher Realty Trust for the year ended December 31, 1994.

3.       Form 10-K of Glimcher Realty Trust for the year ended December 31,
         1994.

4. Form 10-Q of Glimcher Realty Trust for the first, second and third quarters of calendar year 1995.

5. Prospectus Supplement of Glimcher Realty Trust dated June 22, 1995 and Prospectus of Glimcher Realty Trust dated May 22, 1995 accompanying the foregoing Prospectus Supplement.

6. Limited Partnership Agreement of Glimcher Properties Limited Partnership dated November 30, 1993, as amended.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE 1.

                                                     DEFINITIONS................................................-2-
        SECTION 1.1.  Definitions...............................................................................-2-

ARTICLE 2.

                                              FORMATION OF THE COMPANY.........................................-19-
        SECTION 2.1.  Members..................................................................................-19-
        SECTION 2.2.  Formation and Name.......................................................................-19-
        SECTION 2.3.  Registered Office and Registered Agent...................................................-19-
        SECTION 2.4.  Principal Office.........................................................................-19-
        SECTION 2.5.  Duration.................................................................................-20-
        SECTION 2.6.  Maintenance..............................................................................-20-
        SECTION 2.7.  Changes in Registered Office, Etc........................................................-20-

ARTICLE 3.

                                       BUSINESS PURPOSE; AUTHORITY AND POWERS..................................-20-
        SECTION 3.1.  Business Purpose.........................................................................-20-
        SECTION 3.2.  Authority and Powers.....................................................................-20-

ARTICLE 4.

                                          CAPITAL CONTRIBUTIONS; PAYMENTS;
                             GUARANTEE AND CERTAIN LOANS; REPRESENTATIONS AND WARRANTIES.......................-20-
        SECTION 4.1.  Capital Contributions....................................................................-20-
        SECTION 4.2.  Payment, and Guarantee of Payment, of Certain Fees, the Second
                       Priority Return, the Third Priority Return, theUnpaid Preferred Returns.................-21-
        SECTION 4.3.  Return of Capital Contributions..........................................................-22-
        SECTION 4.4.  No Interest..............................................................................-22-
        SECTION 4.5   Representations and Warranties...........................................................-22-

ARTICLE 5.

                                CAPITAL ACCOUNTS, PROFITS AND LOSSES AND ALLOCATIONS...........................-23-
        SECTION 5.1.  Capital Accounts.........................................................................-23-
        SECTION 5.2.  Net Profits, Net Losses and Net Profits From Capital Transactions........................-23-
        SECTION 5.3.  Special Allocations......................................................................-26-

                          -----------------------------

                                                                                                               PAGE
                                                                                                               ----
        SECTION 5.4.  Other Rules..............................................................................-28-
        SECTION 5.5.  Tax Allocations and Code Section 704(c)..................................................-29-

ARTICLE 6.

                                             DISTRIBUTIONS OF AVAILABLE
                                              CASH AND CAPITAL PROCEEDS........................................-30-
        SECTION 6.1.  Operations...............................................................................-30-
        SECTION 6.2.  Capital Transactions.....................................................................-31-
        SECTION 6.3.  Liquidation..............................................................................-31-

ARTICLE 7.

                                        RESIGNATION OR BANKRUPTCY OF A MEMBER..................................-32-
        SECTION 7.1.  Voluntary Resignation....................................................................-32-
        SECTION 7.2.  Resignation or Bankruptcy of a Member; Continuation of the
                  Company......................................................................................-32-
        SECTION 7.3.  Right to Purchase Resigned or Bankrupt Member's Interests................................-32-

ARTICLE 8.

                                     RESTRICTIONS ON THE TRANSFER OF INTERESTS;
                                   ADMISSION OF SUBSTITUTE AND ADDITIONAL MEMBERS..............................-34-
        SECTION 8.1.  Restrictions on the Transfer of Interests................................................-34-
        SECTION 8.2.  Admission of Transferee as a Member......................................................-34-
        SECTION 8.3.  Admission of Persons as Additional Members...............................................-35-

ARTICLE 9.

                                MANAGEMENT OF COMPANY BUSINESS; POWERS OF THE MANAGER..........................-36-
        SECTION 9.1.  Management and Control...................................................................-36-
        SECTION 9.2.  Restrictions on Authority of the Manager.................................................-38-
        SECTION 9.3.  Fees and Expenses........................................................................-39-
        SECTION 9.4.  Financing Policy.........................................................................-41-
        SECTION 9.5.  Leasing..................................................................................-42-
        SECTION 9.6.  Resignation of the Manager or Co-Manager.................................................-42-
        SECTION 9.7.  Limitation of the Manager's Liability....................................................-42-
        SECTION 9.8.  Acts of the Company......................................................................-42-
        SECTION 9.9.  Meetings of Members......................................................................-42-

                          -----------------------------

                                                                                                               PAGE
                                                                                                               ----
        SECTION 9.10. Delegation of the Manager's Authority....................................................-42-
        SECTION 9.11. Other Duties of the Manager..............................................................-43-

ARTICLE 10.

                                               RELATED PARTY DEALINGS..........................................-43-
        SECTION 10.1. Outside Business Interests; Business Opportunity.........................................-43-
        SECTION 10.2. Member Loans.............................................................................-45-
        SECTION 10.3. Dealing with Members.....................................................................-46-
        SECTION 10.4. Perlmutter Group Representative..........................................................-47-

ARTICLE 11.

                             MEMBER LIABILITY; INDEMNIFICATION AND LIABILITY LIMITATION........................-48-
        SECTION 11.1. Liability of Members; Enforcement of  Obligations; Fiduciary Duty
                  of Manager...................................................................................-48-
        SECTION 11.2. Indemnification of Members and Manager...................................................-48-
        SECTION 11.3. Qualification of Indemnification and Liability Limitation................................-49-

ARTICLE 12.

                                     DISSOLUTION AND LIQUIDATION OF THE COMPANY................................-49-
        SECTION 12.1. Dissolution of the Company...............................................................-49-
        SECTION 12.2. Winding-up and Distribution of the Company...............................................-50-

ARTICLE 13.

                              BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS; FISCAL YEAR........................-51-
        SECTION 13.1. Books and Records........................................................................-51-
        SECTION 13.2. Bank Accounts............................................................................-51-
        SECTION 13.3. Accountants; Tax Filings and Financial Statements........................................-52-
        SECTION 13.4. Fiscal Year..............................................................................-52-
        SECTION 13.5. Financial Reports........................................................................-52-
        SECTION 13.6. Tax Matters Member.......................................................................-52-
        SECTION 13.7. Tax Elections............................................................................-53-

ARTICLE 14.

                                                     AMENDMENTS................................................-53-

                          -----------------------------

                                                                                                               PAGE
                                                                                                               ----
        SECTION 14.1. Adoption of Amendments Generally.........................................................-53-

ARTICLE 15.

                               ADDITIONAL RIGHTS OF THE PERLMUTTER GROUP AND GLIMCHER..........................-53-
        SECTION 15.1.  Put Option..............................................................................-53-
        SECTION 15.2.  Call Option.............................................................................-54-
        SECTION 15.3.  Calculation and Payment of the Purchase Price...........................................-55-

ARTICLE 16.

                                                  GENERAL PROVISIONS...........................................-56-
        SECTION 16.1.  Notices.................................................................................-56-
        SECTION 16.2.  Arbitration of Disputes.................................................................-56-
        SECTION 16.3.  Pending Application for Relief From a Tax Grievance.....................................-59-
        SECTION 16.4.  Burden and Benefit......................................................................-59-
        SECTION 16.5.  Counterparts............................................................................-59-
        SECTION 16.6.  Severability of Provisions..............................................................-59-
        SECTION 16.7.  Entire Agreement........................................................................-60-
        SECTION 16.8.  Headings................................................................................-60-
        SECTION 16.9.  Pronouns and Plurals....................................................................-60-
        SECTION 16.10. Governing Law...........................................................................-60-
        SECTION 16.11. No Partition............................................................................-60-


                                   ATTACHMENTS

SCHEDULES:
----------
Schedule 1.1(a)(1)              -                    Members; Percentage Interests; Capital Accounts; Capital
                                                     Contributions; Original Partners' Share of Fair Market Value of
                                                     Original Property (As of January 11, 1996)
Schedule 1.1(a)(2)              -                    Members; Addresses; Percentage Interests
Schedule 1.1(a)(3)              -                    Percentage Interests (As of Unaffiliated Investor Closing Date)
Schedule 1.1(b)                 -                    Pro Forma Leases; Minimum Base Rents
Schedule 4.5(a)(1)              -                    Representations and Warranties of Original Partners
Schedule 4.5(a)(2)              -                    Representations and Warranties of Glimcher

Schedule 9.2                    -                    Permitted Glimcher Contracts or Arrangements With Affiliates
Schedule 10.1                   -                    Parcels of Land Subject to Section 10.1
Schedule 15.5                   -                    Description of Indebtedness


EXHIBITS:
---------
Exhibit A         -        Description of the Original Property
Exhibit A-1       -        Description of New Parcel
Exhibit A-2       -        Description of the Property
Exhibit B         -        The Perlmutter Group Members' Investment Representation Letter
ANNEX A to Exhibit B

                                                                       EXHIBIT H
                                                                       ---------
                                                                              TO
                                                                              --
                                                   SECURITIES PURCHASE AGREEMENT
                                                   -----------------------------


                               FORM OF SUPPLEMENT
                               ------------------



                  SUPPLEMENT NO. __ dated as of _________, 199_ to the SECURITIES PURCHASE AGREEMENT dated as of November 26, 1996, as supplemented (as modified, supplemented or amended from time to time, the "SECURITIES PURCHASE AGREEMENT"), among Partnership Acquisition Trust II, a Delaware business trust (together with its successors and assigns, the "PURCHASER"), GRT Realty Trust, a Maryland real estate trust (together with its permitted successors and assigns, "GRT"), and Glimcher Properties Limited Partnership, a Delaware limited partnership (together with its successors and assigns, "GPLP"). Capitalized terms not otherwise defined in this Supplement have the meanings given to them in the Securities Purchase Agreement.

RECITALS

                  GRT, GPLP and the Purchaser have previously entered into the Securities Purchase Agreement [which has been supplemented pursuant to the Supplement[s] dated as of ______, 199_], providing for the purchase from time to time of Preferred Shares.

                  The Securities Purchase Agreement requires, as a condition to the purchase of the initial shares of any series of Preferred Shares (other than the Series A Preferred Shares) that GRT, GPLP and the Purchaser execute and deliver a Supplement providing for certain terms and conditions.

                  The parties hereto have determined to purchase and sell pursuant to the Securities Purchase Agreement ______ shares of Series __ Convertible Preferred Shares of Beneficial Interest (the "Series __ Preferred Shares") of GRT in order to finance a portion of the cost of construction of [insert name of mall] to be located in ______________ (the "Series __ Mall").

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  Section 1. DEFINITIONS.

                  For purposes of this Supplement and the Securities Purchase Agreement, the following terms shall have the meanings specified below:

                  (a) "GRT LLC" shall include ___________, a Delaware limited liability company.

                  (b) "GRT LLC OPERATING AGREEMENT" shall include the Operating Agreement, dated ______________, of GRT LLC between GPLP and the Third Parties, a copy of which is attached hereto as EXHIBIT A.

                  (c) "KNOWLEDGE" shall include, with respect to the Series __ Preferred Shares, the following individuals in clause (b) of the definition of "knowledge" in the Securities Purchase Agreement; _______________.

                  (d)  "MALL" shall include the Series __ Mall.

                  (e) "NACC MEMBER" with respect to Property Level LLC shall mean ___________________, a Delaware business trust.

                  (f) "PROPERTY LEVEL LLC" shall include _____________, a Delaware limited liability company.

                  (g) "PROPERTY LEVEL LLC OPERATING AGREEMENT" shall include the Operating Agreement, dated __________, of Property Level LLC, between GRT LLC and the NACC Member, a copy of which is attached hereto as Exhibit B.

                  (h) "Third Party Members" with respect to GR LLC shall mean: _______________________ (identify each Person having an interest in GRT
LLC).

                  Section 2.  CERTAIN INFORMATION.

                  (a) The members and their respective member interests in GRT LLC shall be as follows:

                           (1)  GPLP:  ____%

                           (2) Third Party Members: ___% (identify for each Third Party Member)

                  (b) The members and their respective member interests in Property Level LLC shall be as follows:

                           (1)  NACC Member:  ___%

                           (2)  GRT LLC:   ___%

                  (c) The dividend rate option contained in the Articles Supplementary with respect to the Series __ Preferred Shares shall be: ____ Option 1 (if so, specify the rate for the first four years} or ____ Option 2 set forth in Section 2(a) of Exhibit A to the Articles Supplementary.

                  (d) The Disclosure Schedule with respect to the Series __ Preferred Shares is attached hereto as EXHIBIt C.

                  (e) The closing conditions with respect to subsequent and initial purchases, if other than as set forth in Section 6 of the Securities Purchase Agreement, are as set forth on EXHIBIT D hereto.

                  (f) The representations and warranties set forth in EXHIBIT E hereto are incorporated herein.

                  Section 3. MISCELLANEOUS. Except as expressly set forth above, nothing in this Supplement shall modify or amend the Securities Purchase Agreement. This Supplement shall be governed by and construed in accordance with the laws of the State of New York. This Supplement may be executed in one or more counterparts.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplement to the Securities Purchase Agreement to be executed and delivered by their duly authorized officers.



                                       GLIMCHER REALTY TRUST

                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:


                                       GLIMCHER PROPERTIES LIMITED PARTNERSHIP

                                       By Glimcher Properties Corporation, its
                                       sole general partner

                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:

                                       PARTNERSHIP ACQUISITION TRUST II

                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:

EXHIBITS TO SUPPLEMENT
----------------------

Exhibit A                  Form of GRT LLC Operating Agreement
Exhibit B                  Form of Property Level LLC Operating Agreement
Exhibit C                  Disclosure Schedule
Exhibit D                  Closing Conditions
Exhibit E                  Representations and Warranties

GUARANTEE


                  The undersigned does hereby unconditionally guarantee the full and prompt performance of Partnership Acquisition Trust II under the foregoing Supplement to the Securities Purchase Agreement.


                                       NOMURA ASSET CAPITAL CORPORATION


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:

AGREEMENT TO BE BOUND


                  To the extent the foregoing Supplement or the Securities Purchase Agreement relating to the foregoing Supplement purports to impose obligations or covenants on, or contains representations and warranties relating to, the undersigned, as "Property Level LLC", a "GRT Transaction Party", an "Applicable Property Level LLC" (including the purchase obligations under
Section 9 of the Securities Purchase Agreement), or otherwise, the undersigned represents and warrants that such representations and warranties are true and correct and covenants and agrees that it will comply with such obligations and covenants.


     Dated:  ______________, 199_

                                       [NAME OF PROPERTY LEVEL LLC]

                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT I
                                    ---------






                        DEVELOPMENT PROPERTIES PROVISIONS

                                TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                             ----



ARTICLE I.  DEFINITIONS...........................................................................................1

ARTICLE II. REPRESENTATIONS AND WARRANTIES........................................................................3

   SECTION 2.1.  MATERIAL DEVELOPMENT AGREEMENTS AND CONSTRUCTION DOCUMENTS.......................................3

   SECTION 2.2.  COMPLIANCE WITH BUILDING CODES, ZONING LAWS, ETC.................................................4

   SECTION 2.3.  AVAILABILITY OF UTILITIES........................................................................4

   SECTION 2.4.  PERMITS ETC......................................................................................4

   SECTION 2.5.  TAX LOTS.........................................................................................4

   SECTION 2.6.  BUDGETS..........................................................................................5

   SECTION 2.7.  TAX BILLS........................................................................................5

   SECTION 2.8.  PRO FORMAS.......................................................................................5

   SECTION 2.9.  RENT ROLL........................................................................................5

   SECTION 2.10. AGREEMENTS TO SELL OR LEASE......................................................................6

   SECTION 2.11. CONDEMNATION.....................................................................................6

   SECTION 2.12. HAZARDOUS MATERIALS..............................................................................6

   SECTION 2.13. THIRD PARTY MEMBERS..............................................................................7

   SECTION 2.14. TITLE............................................................................................7

   SECTION 2.15. TITLE POLICIES...................................................................................7

   SECTION 2.16. CONSTRUCTION LOAN................................................................................7

   SECTION 2.17. TAXES............................................................................................8

   SECTION 2.18. INVESTIGATION....................................................................................8


ARTICLE III.  CONDITIONS TO INITIAL CLOSING OF A SERIES...........................................................8


   SECTION 3.1.  TITLE POLICIES...................................................................................8

   SECTION 3.2.  PAYMENT OF TITLE INSURANCE PREMIUM...............................................................8

   SECTION 3.3.  DEVELOPMENT DOCUMENTS............................................................................8

   SECTION 3.4.  SURVEY ..........................................................................................9

   SECTION 3.5.  AVAILABILITY OF UTILITIES........................................................................9

   SECTION 3.6.  CERTIFICATES.....................................................................................9

   SECTION 3.7.  INSURANCE .......................................................................................9

   SECTION 3.8.  SOILS AND GEOLOGICAL REPORT......................................................................9

   SECTION 3.9.  PRO FORMAS ......................................................................................9

   SECTION 3.10. COST BREAKDOWN..................................................................................10

   SECTION 3.11. LEGAL REQUIREMENTS..............................................................................10

   SECTION 3.12. SUBSEQUENT SALES................................................................................10


ARTICLE IV.  CONDITIONS PRECEDENT TO SUBSEQUENT PURCHASES........................................................10

   SECTION 4.1.  RETAINAGE. .....................................................................................10

   SECTION 4.2.  PERMITS, ETC....................................................................................10

   SECTION 4.3.  BALANCING ......................................................................................10

   SECTION 4.4.  TITLE ..........................................................................................11

   SECTION 4.5.  MATERIAL DEVELOPMENT AGREEMENTS.................................................................11

   SECTION 4.6.  NO OTHER SECURITY INTERESTS.....................................................................11

   SECTION 4.7.  STATEMENT OF EXPENDITURES.......................................................................11

   SECTION 4.8.  CONSTRUCTION PROGRESS...........................................................................11

   SECTION 4.9.  SOFT COSTS .....................................................................................12

   SECTION 4.10. EVIDENCE OF COMPLIANCE..........................................................................12

   SECTION 4.11. DAMAGE OR INJURY................................................................................12


   SECTION 4.12. TAXES ..........................................................................................12

   SECTION 4.13. WAIVED CONDITIONS...............................................................................12


ARTICLE V.  MISCELLANEOUS........................................................................................12


SECTION 5.1.  CONSENTS ..........................................................................................12

                                   Article I.
                                   DEFINITIONS
                                   -----------


                  In addition to the other terms defined elsewhere in this Agreement, as used herein the following terms shall have the meanings indicated:

                  ARCHITECT: Any licensed architect or architects as may be engaged by a Property Level LLC from time to time in connection with the construction of a Mall.

                  ARCHITECT'S AGREEMENT: Each agreement entered into or assumed by, or assigned to, a Property Level LLC with an Architect which provides for such Architect to provide architectural services in connection with the construction of a Mall, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the GRT Transaction Documents.

                  BUDGET: Each of the budgets for the cost of acquiring and constructing a Mall, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the GRT Transaction Documents.

                  CONSENT DECREE: Any judicial decree to which a Property Level LLC consents or agrees to be bound by, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the GRT Transaction Documents.

                  CONSULTING PROFESSIONAL: A construction manager or consultant experienced in the business of constructing super regional malls, engaged by Purchaser from time to time at the expense of the applicable Property Level LLC.

                  CONTRACTOR: Any general contractor as may be engaged by a Property Level LLC from time to time to construct a Mall.

                  CONSTRUCTION AGREEMENT: Each of the agreements entered into or assumed by, or assigned to, a Property Level LLC with a Contractor which provides for the Contractor to construct an Existing Mall, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the GRT Transaction Documents.

                  CONSTRUCTION DOCUMENTS: A collective reference with respect to each Mall to the applicable Architect's Agreements, Construction Agreements, Plans, Budgets, Permits and other documents specified as such pursuant to the Disclosure Schedule and/or any applicable Supplement.

                  CONSTRUCTION LENDER: Any lender or lenders who shall have agreed from time to time to provide construction loan financing (a "CONSTRUCTION LOAN") to a Property Level LLC to pay a portion of acquiring, constructing and equipping an Existing Mall pursuant to a Construction Loan Agreement.

                  CONSTRUCTION LOAN AGREEMENT: Each of the agreements entered into or assumed by, or assigned to, a Property Level LLC with a Construction Lender pursuant to which a Construction Lender agrees to make a Construction Loan, as it may be amended, supplemental or otherwise modified from time to time in accordance with the terms of the GRT Transaction Documents.

                  ENVIRONMENTAL CONSULTANT: an environmental engineer or other professional experienced in environmental matters engaged by Purchaser from time to time at the expense of the applicable Property Level LLC.

                  GROUND LEASE: Any agreement entered into or assumed by, or assigned to, a Property Level LLC pursuant to which such Property Level LLC leases, as lessee, all or any part of the Land on which its Mall is located, or is to be constructed, as such agreement may be amended, supplemental or otherwise modified from time to time in accordance with the terms of the GRT Transaction Documents.

                  LAND: The land forming part of a Mall and on which a Mall is or is to be located.

                  LEASE:  Any of the Leases.

                  LEASES:  Is defined in SECTION 2.9 of this Exhibit I.

                  MATERIAL DEVELOPMENT AGREEMENTS: With respect to any Mall, the applicable Material Leases, Purchase Agreements, Consent Decrees, Ground Leases, REAs, Construction Agreements, Architects Agreements, Construction Loan Agreements, any guaranty of any other Material Development Agreement and such other agreements as may be identified as such in the Disclosure Schedule and/or pursuant to a Supplement.

                  MATERIAL LEASE: Each Lease with a Tenant who (together with its affiliates) leases or otherwise occupies (or agrees to occupy) 15,000 rentable square feet of space or more at the applicable Mall.

                  PERMITTED EXCEPTIONS: Is defined in SECTION 2.14 of this Exhibit.

                  PERMITS: All consents, licenses and building permits required for construction, completion, occupancy and operation of the applicable Mall in accordance with all applicable legal requirements.

                  PLANS: The plans and specifications for the construction of the applicable Mall, including, without limitation, installation of curbs, sidewalks, gutters, landscaping, utility connections (whether located on or off the site thereof) and all fixtures and equipment necessary for construction, operation and occupancy of a Mall, prepared or to be prepared an Architect, as such plans and specifications may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the GRT Transaction Documents.

                  PURCHASE AGREEMENT: Any purchase agreement, contribution agreement, partnership or joint venture agreement or any other agreement pursuant to which any GRT Transaction Party or any member in the GRT LLC (or their affiliates) is to acquire or acquired any interest in, or part of, the applicable Mall or applicable Land.

                  REA: Any reciprocal easement agreement affecting all or any part of the applicable Land or any other part of the applicable Mall pursuant to which a plan of common ownership or operation of all or part of such Mall is implemented, as such agreement may be amended, supplemental or otherwise modified from time to time in accordance with the terms of the GRT Transaction Documents.

                  RENT ROLL:  Is defined in SECTION 2.9 of this Exhibit I.

                  RENTS:  Is defined in SECTION 2.9 of this Exhibit I.

                  TENANT:  Is defined in SECTION 2.9 of this Exhibit I.

                  TITLE POLICY:  Is defined in SECTION 2.15 of this Exhibit I.

                                  Article II.
                         REPRESENTATIONS AND WARRANTIES.
                         -------------------------------


                  GPLP represents and warrants to NACC, the applicable NACC Member and the Purchaser that:

                  Section 2.1. MATERIAL DEVELOPMENT AGREEMENTS AND CONSTRUCTION DOCUMENTS. (a) The Disclosure Schedule contains a list of all Material Development Agreements, Construction Documents and all material amendments and modifications thereof pertaining to the applicable Mall. GPLP has provided to Purchaser true, complete and accurate copies of such Material Development Agreements, Construction Documents and material modifications and amendments.

                  (b) To the knowledge of GPLP, subject to exceptions which in the aggregate will not have a Material Adverse Effect:

                  (i) each party to such Material Development Agreements has all requisite power and authority to consummate the transactions contemplated in such Material Development Agreements;

                  (ii) The consummation of the transactions contemplated in such Material Development Agreements and the performance or observance of the obligations thereunder of each of the parties thereto have been duly authorized by all necessary action on the part of each such party;

                  (iii) Such Material Development Agreements have been duly executed and delivered, constitute the legal, valid and binding obligations of the parties to such agreements, have not been amended, modified or terminated and are in full force and effect;

                  (iv) There exists no default of any party under any such Material Development Agreement and no event has occurred and is continuing which with notice or the passage of time or both would constitute such a default;

                  (v) No consent, approval, order or authorization of or registration, declaration or filing with any governmental authority is required in connection with the valid execution and delivery of such Material Development Agreements or the carrying out or performance of any of the transactions required or contemplated thereby or, if required, such consent, approval, order or authorization has been obtained (or will be obtained in the ordinary course of constructing or operating the applicable Mall) or such registration, declaration or filing has been accomplished;

                  (vi) The execution, delivery and performance of such Material Development Agreements, will not violate any legal requirement affecting or any contractual obligation of any party thereto and will not result in, or require, the creation or imposition of any lien on any properties or revenues of the parties thereto pursuant to any legal requirement or contractual obligation; and

                  (vii) None of the parties to such Material Development Agreements is subject to any bankruptcy, insolvency, liquidation, dissolution or other similar proceeding.

                  Section 2.2. COMPLIANCE WITH BUILDING CODES, ZONING LAWS, ETC. To the knowledge of GPLP, subject to exceptions which in the aggregate will not have a Material Adverse Effect, provided the applicable Mall is built substantially in accordance with its Plans, there is no existing, probable or potential violations of any legal or contractual requirement affecting any of the Mall, the Land or the construction, use or occupancy of a Mall.

                  Section 2.3 AVAILABILITY OF UTILITIES.. To the knowledge of GPLP, subject to exceptions which in the aggregate will not have a Material Adverse Effect, all utility services and facilities necessary for the construction of the applicable Mall without impediment or delay (including, without limitation, gas, electrical, water and sewage services and facilities) will be available at the boundaries of the applicable Land upon the commencement of and during construction and all utility services necessary for the operation of such Mall for its intended purposes will be available at or within the boundaries of the applicable Land when needed.

                  Section 2.4. PERMITS ETC. To the knowledge of GPLP and subject to exceptions which in the aggregate will not have a Material Adverse Effect, all Permits for the construction of the applicable Mall required to the date that this representation is being made or reaffirmed have been obtained and are in full force and effect.

                  Section 2.5. TAX LOTS. To the knowledge of GPLP, subject to exceptions which in the aggregate will not have a Material Adverse Effect, the applicable Land is comprised of one or more separate tax lots, none of which tax lots include any other property.

                  Section 2.6. BUDGETS. The Disclosure Schedule contains true, complete and accurate copies of the Budget for the applicable Mall. To the knowledge of GPLP, such Budget truly and accurately reflects GPLP's best estimate of the cost of acquiring, financing, constructing and equipping such Mall in a first class manner and otherwise in conformity with the terms of this Agreement, the other GRT Transaction Documents and the Material Development Agreements. The foregoing estimate is based, in part, on the applicable Construction Agreements.

                  Section 2.7. TAX BILLS. To the knowledge of GPLP, subject to exceptions which in the aggregate will not have a Material Adverse Effect, the copies of the real property tax bills for the applicable Mall and Land for the current tax year furnished to Purchaser or other reasonably satisfactory evidence of the real estate taxes for the applicable Mall and Land are true and correct and complete, and there are no pending proceedings for the correction or reduction of the assessed valuation of such Mall and/or the applicable Land for the current or prior tax years.

                  Section 2.8 PRO FORMAS. The Disclosure Schedule contains pro forma operating statements for the applicable Mall for its first year of operation on a monthly basis and each year, on a yearly basis, during the period ending on the date that is 3 years after the anticipated opening of such Mall.

                  Section 2.9. RENT ROLL. The Disclosure Schedule contains a true, correct and complete list (such list being called a "RENT ROLL") of all leases, subleases, tenancies, licenses and other rights of occupancy or use for all or any portion of the applicable Mall and all guarantees and other agreements in respect thereof, all as amended, renewed and extended to the date this representation is being made or reaffirmed, whether oral or written (the "LEASES") except that the Rent Roll may fail to list Leases covering up to 10,000 rentable square feet in the aggregate. To the knowledge of GPLP, no such failure exists. GPLP has delivered to Purchaser true, correct and complete copies of the Leases listed on the Rent Roll and summaries of each of such Leases which summaries when read together with the Rent Roll, to the knowledge of GPLP, subject to exception which in the aggregate will not have a Material Adverse Effect, specify truly, correctly and completely the following as to each
Lease:

          (a) a description (by rentable square feet and location) of the leased space;

          (b) the name of the original and current tenant or any other occupant of the space (the "TENANT");

          (c) the commencement and expiration dates of the original and any renewal terms thereof;

          (d) the basic, and additional and percentage rents, all pass-throughs of taxes, expenses or other items, and all other sums payable by the Tenant to the lessor (including, without limitation, utility charges) during the original and any renewal terms thereof (collectively, "RENTS"), and a specification of the dates on which each payment thereof is due and through which each has been paid and the extent of any delinquencies thereof;

          (e)  all Rents prepaid by the Tenant;

          (f) all concessions, allowances, credits and abatements to which the Tenant is entitled;

          (g) all options which the Tenant has, including without limitation options to terminate, to expand or change space, to extend or renew the term or to purchase;

          (h) the security deposit given by the Tenant and interest accrued thereon;

          (i)  the identity of any guarantor of any Lease;

          (j) any unpaid obligation for the brokerage or other commission thereon, whether fixed or contingent; and

          (k) any tenant improvements which are incomplete or the cost of which are not paid in full, whether pursuant to construction contracts or otherwise.

          (l) any right of a Tenant to not (i) be open for business at the Mall on or before the grand opening of the applicable Mall or (ii) continuously operate a retail establishment in its space during the normal business hours of the applicable Mall.

                  Section 2.10. AGREEMENTS TO SELL OR LEASE. To the knowledge of GPLP, subject to exceptions which in the aggregate will not have a Material Adverse Effect, none of the applicable Mall, the applicable Land or any parts thereof are subject to any contracts for the sale or (other than the Leases set forth in the Rent Roll) leasing, nor do there exist any rights of first refusal or options to purchase or lease all or any portion of the applicable Mall or the applicable Land except for options to renew or extend leases as disclosed in the Rent Roll or summaries of the Leases delivered to Purchaser.

                  Section 2.11. CONDEMNATION. To the knowledge of GPLP, subject to exceptions which in the aggregate will not have a Material Adverse Effect, there is no pending or threatened eminent domain proceeding affecting the applicable Mall or the applicable Land or any part thereof or affecting the sidewalks or any streets or public ways in front of or adjoining the same.

                  Section 2.12. HAZARDOUS MATERIALS. To the knowledge of GPLP, subject to exceptions which in the aggregate will not have a Material Adverse Effect, and subject to the matters disclosed in the environmental report(s) listed in the Disclosure Schedule: there are no Hazardous Materials at, under, on or above the applicable Land or the applicable Mall, and there are no Hazardous Materials at, under, on or above the areas surrounding the applicable Land which are, or are likely to, migrate onto the Land; there are no claims, litigation administrative or other proceedings, whether actual or threatened, or judgments or orders, regarding any Hazardous Materials or otherwise relating in any way to the applicable Land or the applicable Mall; and the applicable Land and the applicable Mall are in compliance with all laws, regulations, statutes and rules of common law relating to Hazardous Materials or otherwise pertaining to the environment and/or health matters relating to Hazardous Materials.

                  Section 2.13. THIRD PARTY MEMBERS. GRT has delivered to Purchaser true, complete and accurate copies of all material agreements to which any GRT Transaction Party is a party pertaining to the applicable GRT LLC, a complete list of which agreements is included in the Disclosure Schedule.

                  Section 2.14. TITLE. (a) The applicable Property Level LLC owns (and/or leases pursuant to one or more Ground Leases) the applicable Land.

                  (a)(b) To the knowledge of GPLP, subject to exceptions which in the aggregate will not have a Material Adverse Effect, the applicable Land and the applicable Property Level LLC's interest therein is free and clear of all liens, claims and encumbrances other than those matters that are disclosed in the Disclosure Schedule and which have been approved by Purchaser (collectively, the "PERMITTED EXCEPTIONS"). To the knowledge of GRT and GPLP, subject to exceptions which in the aggregate will not have a Material Adverse Effect, the applicable Property Level LLC has good and marketable fee title to all improvements located on such Land and all of its personal property subject only to such Permitted Exceptions. Except for the Permitted Exceptions, none of GRT, GPLP and the applicable Property Level LLC has caused, suffered or permitted there to be any lien, claim or encumbrance on or affecting the applicable Land or Mall.

                  Section 2.15. TITLE POLICIES. Other than with respect to the Kansas Mall and the Kansas LLC, one or more nationally recognized title insurance companies selected by Purchaser have issued to the applicable Property Level LLC one or more owner's title insurance policies insuring that the applicable Property Level LLC has good and marketable fee (and/or leasehold) title to such Land and fee title to the improvements thereon subject only to such Permitted Exceptions (collectively, the "TITLE POLICY"). Such Title Policy is in an aggregate amount not less than the cost of acquiring, designing, constructing and equipping such Mall as set forth on the applicable Budget. Counsel for Purchasers has been furnished with copies of all documents that appear as exceptions in the Title Policy.

                  Section 2.16. CONSTRUCTION LOAN. The Property Level LLC has entered into a Construction Loan Agreement and is entitled to borrow thereunder subject only to conditions which, to the knowledge of GPLP, subject to exceptions which in the aggregate will not have a Material Adverse Effect, will be satisfied in the ordinary course of constructing the applicable Mall. To the knowledge of GPLP, subject to exceptions which in the aggregate will not have a Material Adverse Effect, the amount to be so advanced under such Construction Loan Agreement when added to the aggregate purchase price for all of the series of Preferred Shares pertaining to the applicable Mall and the other funding sources set forth in the applicable Budget shall be sufficient to pay the cost of acquiring, designing, constructing and equipping such Mall as set forth in the applicable Budget. To the knowledge of GRT and GPLP, subject to exceptions which in the aggregate will not have a Material Adverse Effect, all of the representations and warranties made by the applicable Property Level LLC under the Construction Loan Agreement are true.

                  Section 2.17. TAXES. To the knowledge of GPLP, subject to exceptions which in the aggregate will not have a Material Adverse Effect, all past and current (if then due and payable) taxes and assessments applicable to such Land or Mall or payable by such Property Level LLC have been paid.

                  Section 2.18. INVESTIGATION. GPLP has fully investigated and taken other acts with respect to the acquisition, development, leasing operation and management of the applicable Land and Mall consistent with such standards as GPLP (and the entities to which GPLP succeeded to in connection with the formation of GPLP and the initial public offering for GRT) use and used in conjunction with their investigation, developing, operating, managing and acquiring land for use as a super regional, value oriented mall and/or other malls. To the knowledge of GPLP, subject to such exceptions which in the aggregate would not have a Material Adverse Effect, such investigations and other acts have not disclosed or resulted in any reason for NACC not to engage through Purchaser and the applicable NACC Member in the within transactions except as has been expressly disclosed to NACC in writing and except for risks generally associated with leasing, constructing, acquiring, developing, operating and owning value-oriented super regional shopping centers. To the knowledge of GPLP and subject to exceptions which in the aggregate would not result in a Material Adverse Effect, all reports, statements, certificates, all other written data furnished by or on behalf of GRT or GPLP in connection with the within transaction and all representations and warrantees made herein are true and correct (as of their respective dates) and do not omit to state facts or circumstances necessary to make the statements contained therein not misleading with respect to the applicable Mall and Land as of the date this representation and warranty is being made or reaffirmed.

                                   Article III.
                   CONDITIONS TO INITIAL CLOSING OF A SERIES.
                   ------------------------------------------


                  Section 3.1. TITLE POLICIES. Purchaser shall have received a copy of the Title Policy for the applicable Mall. Such Title Policy shall be in form and substance satisfactory to Purchaser, contain such endorsements and affirmative coverage as Purchaser may reasonably require and provide for co-insurance and reinsurance with other insurers as Purchaser may reasonably determine.

                  Section 3.2. PAYMENT OF TITLE INSURANCE PREMIUM. Purchaser shall have received evidence satisfactory to Purchaser that all premiums in respect of the Title Policy have been paid.

                  Section 3.3. DEVELOPMENT DOCUMENTS. All of the Leases, Material Development Agreements, agreements pertaining to the GRT LLC and the Construction Documents shall each be in form and substance satisfactory to Purchaser, and Purchaser shall have received evidence satisfactory to it that all such Leases, Material Development Agreements and agreements pertaining to the GRT LLC are in full force and effect and enforceable in accordance with their respective terms.

                  Section 3.4 SURVEY. Purchaser shall have received, at the expense of the applicable Property Level LLC, and approved an as-built survey of its Land (current to within 30 days of the date of initial closing of the applicable series of Preferred Shares), certified to Purchaser by an independent professional licensed land surveyor satisfactory to the Purchaser, which survey shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Title Association and the American Congress on Surveying and Mapping in 1992. Without limiting the generality of the foregoing, there shall be surveyed and shown on such survey the following: (i) the locations of all buildings and other structures, if any, on such Land and the established building setback lines;
(ii) the lines and the width of streets abutting such Land; (iii) all access and other easements appurtenant to or necessary or desirable to the use of such Land; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting such Land, whether recorded, apparent from a physical inspection of such Land or otherwise known to the surveyor; (v) any party walls with structures on adjoining property; (vi) any encroachments on any adjoining property by the building structures and improvements on such Land; and (vii) if such Land is described by reference to a filed map, a legend relating the survey to such map.

                  Section 3.5. AVAILABILITY OF UTILITIES Purchaser shall have received letters from local utility companies or governmental authorities stating, or such other evidence satisfactory to Purchaser, showing that gas, electric power, sanitary and storm sewers, water and all other utilities (i) that are necessary and required during the construction period have been completed and will be available in such a manner as to assure Purchaser that construction will not be impeded by a lack of utilities and (ii) that are necessary for operation and occupancy of the applicable Mall will be completed in such a manner and at such a time as will assure the opening and operation of the applicable Mall on or before the completion date therefor contained in the Operating Agreement of the applicable Property Level LLC.

                  Section 3.6. CERTIFICATES. Purchaser shall have received certificates with respect to such Mall, each in form and substance satisfactory to Purchaser, from each of the Construction Lender for such Mall, the Architects for such Mall, the Environmental Consultant, the Contractor for such Mall, the Tenants under Material Leases at such Mall and any lessor under a Ground Lease.

                  Section 3.7. INSURANCE. Purchaser shall have received evidence satisfactory to it that the applicable Property Level LLC has insurance satisfactory to Purchaser including payment and performance bonds and flood insurance.

                  Section 3.8. SOILS AND GEOLOGICAL REPORT. Purchaser shall have received and approved a soils and geological report of such Land, including a summary of soils test borings, issued by a professional engineer satisfactory to Purchaser.

                  Section 3.9. PRO FORMAS. Purchaser shall have received current pro forma operating statements for the applicable Mall as of a date not earlier than 30 days prior to the initial purchase of the applicable series of Preferred Shares in form and substance satisfactory to Purchaser.

                  Section 3.10. COST BREAKDOWN. A cost breakdown and schedule for construction of the applicable Mall setting forth all items of costs and expenses and estimating the construction trade schedules required to complete the construction and equipping of such Mall satisfactory to Purchaser.

                  Section 3.11. LEGAL REQUIREMENTS. Purchaser shall have received evidence reasonably satisfactory to it that the construction, use and operation of the applicable Mall will not violate any legal requirement and that all Permits and approvals of governmental authorities necessary for the construction, use and operation of such Mall have been obtained and are in full force and effect other than those that will be obtained in the ordinary course upon completion of the construction and equipping of such Mall. Without limiting the generality of the foregoing, other than with respect to the initial purchase of Series A Preferred Shares, Purchaser shall have received either one or more favorable opinions of counsel in form and substance reasonably satisfactory to Purchaser with respect to the zoning and similar land-use requirements for the applicable Mall or an agreement from all appropriate governmental authorities (or certified copies of the effective ordinances with respect to the applicable
Land) in form and substance reasonably satisfactory to the Purchaser to the effect that the use and construction of the applicable Mall complies with all applicable zoning and similar land-use requirements.

                  Section 3.12. SUBSEQUENT SALES. To the extent not duplicative of the foregoing, the conditions applicable to subsequent purchases of series of Preferred Shares for such Mall shall be satisfied in connection with the initial purchase thereof even if all of a series of Preferred Shares is to be purchased at the initial closing for such series.

                                  Article IV.
                  CONDITIONS PRECEDENT TO SUBSEQUENT PURCHASES.
                  ---------------------------------------------


                  Section 4.1. RETAINAGE. The applicable Contractor's Agreement shall have customary and usual provisions regarding retainages, and the applicable Property Level LLC shall not have paid such retainages other than as required by the applicable Contractor's Agreement.

                  Section 4.2. PERMITS, ETC. Purchaser shall have received evidence reasonably satisfactory to it that the applicable Property Level LLC has all material Permits for its Mall, the construction and use thereof required to the date of a purchase of Preferred Shares pertaining thereto and same are in full force and effect.

                  Section 4.3. BALANCING. Purchaser shall have received evidence reasonably satisfactory to it that the cost of designing, constructing and equipping the applicable Mall shall not exceed the amount set forth therefore in the Budget.

                  Section 4.4. TITLE. Purchaser shall have been furnished with a notice of title continuation or a copy of an endorsement to the title insurance policy issued to the applicable Property Level LLC, which continuation or endorsement shall state that since the last sales of the applicable series of Preferred Shares there have been no material adverse changes in the state of title to the applicable Land or Mall and that there are no material adverse additional survey exceptions.

                  Section 4.5 MATERIAL DEVELOPMENT AGREEMENTS. The Material Development Agreements listed on the Disclosure Schedule or entered into prior to any other purchase of such series of Preferred Shares pertaining to such Mall shall be in full force and effect. There shall be no material default or other event which with the giving of notice, the passage of time or both would constitute a material default thereunder other than an event which is curable within any applicable grace period and for which a cure is being diligently prosecuted. Subject to exceptions which in the aggregate will not have a Material Adverse Effect, there shall have been no material adverse change in the financial condition or business prospects of the parties under such Material Development Agreement since the next prior purchase of the applicable series of Preferred Shares under this Agreement, and no such party shall be subject to any bankruptcy, insolvency, liquidation, dissolution or other similar proceeding. The applicable Property Level LLC shall not have entered into or became bound by any Material Development Agreement, and the Material Development Agreements and the Construction Documents shall not have been amended or modified, in each case, except in accordance with the terms of the GRT Transaction Documents.

                  Section 4.6. NO SECURITY INTERESTS. All material fixtures and materials incorporated in the construction of such Mall shall have been purchased so that their absolute ownership, subject only to the applicable Permitted Exceptions, shall have vested in the applicable Property Level LLC immediately upon delivery to the applicable Land, and the applicable Property Level LLC shall have produced and furnished the contracts, bills of sale or other agreements under which title to such materials and fixtures is claimed.

                  Section 4.7. STATEMENT OF EXPENDITURES. Purchaser shall have received a statement signed GPLP and the Contractor for the applicable Mall, in form and substance reasonably satisfactory to Purchaser, setting forth the names, addresses and amounts due or to become due to contractors, subcontractors, suppliers and materialmen as well as the amounts previously paid to each of them.

                  Section 4.8. CONSTRUCTION PROGRESS. In the case of a purchase of Shares to pay costs of constructing and equipping of a Mall, Purchaser shall have received and reasonably approved (i) an inspection report of the Consulting Professional and the Architect covering the progress of construction, conformity of the work with the Plans for such Mall, quality of work completed and percentage of work completed, (ii) a draw request signed by the Contractor for such Mall, satisfactory in form and substance to Purchaser, with appropriate insertions, accompanied by true copies of unpaid invoices, receipted bills and lien waivers, and such other supporting information as Purchaser may reasonably request.

                  Section 4.9. SOFT COSTS. In the case of purchases of Shares to pay the costs included in the Budget that are not among the costs described in the preceding paragraph, Purchaser shall have received such evidence as it may reasonably require that such costs have been properly incurred and are due and payable.

                  Section 4.10. EVIDENCE OF COMPLIANCE. All instruments relating to each purchase and all actions taken on or prior to each purchase in connection with the performance of the GRT Transaction Documents shall be reasonably satisfactory to Purchaser, and Purchaser shall have been furnished with such documents, reports, certificates, affidavits and other information, in form and substance reasonably satisfactory to Purchaser, as Purchaser may reasonably require to evidence compliance with all of the provisions of the other GRT Transaction Documents.

                  Section 4.11. DAMAGE OR INJURY. The applicable Mall shall not have been materially damaged by fire or other casualty unless the applicable Property Level LLC shall receive insurance proceeds or other funds sufficient and available in the reasonable judgment of Purchaser and the Consulting Professional, to effect satisfactory restoration and completion of the such Mall on or before its completion date specified in the Operating Agreement of such Property Level LLC.

                  Section 4.12. TAXES. Purchaser have received evidence that all past and current (if then due and payable) taxes and assessments applicable to such Land or such Mall or payable by the applicable Property Level LLC have been paid.

                  Section 4.13. WAIVED CONDITIONS. All conditions waived with respect to the initial sale or any subsequent sale shall be met and any condition previously satisfied shall continue to be satisfied.

                                   Article V.
                                 MISCELLANEOUS
                                 --------------


                  Section 5.1. CONSENTS. Purchaser shall respond in writing within seven business days after being requested to consent or approve any matter for which Purchaser's consent or approval is required pursuant to this
Exhibit I and either approve or consent or state in reasonable detail the reasons for its failing to approve or consent to such matter.

                                                                       EXHIBIT J

                              GLIMCHER REALTY TRUST

                     WAIVER AND EXCEPTED PERSON DESIGNATION
                     --------------------------------------



         THIS WAIVER AND EXCEPTED PERSON DESIGNATION is entered into as of the 26th day of November, 1996, by Glimcher Realty Trust, a Maryland real estate investment trust (the "Trust"), in favor of Nomura Asset Capital Corporation ("NACC"), Partnership Acquisition Trust II, a Delaware business trust ("PAT II") and their affiliates (each of NACC, PAT II and their affiliates, a "Nomura Entity"). Reference is made to:

         (1) those certain limitations in Article VI, Section 6.6 of the Amended and Restated Declaration of Trust dated as of November 1, 1993, as amended (the "Declaration"), including the authorization of the Board of Trustees of the Trust to designate persons as "Excepted Persons", as defined in Section 6.6(d) of the Declaration (an "Excepted Person);

         (2) that certain representation from NACC and PAT II (the "Certification"), which has been delivered to the Board of Trustees of the Trust with respect to the ownership of NACC;

         (3) that certain Securities Purchase Agreement dated as of November 26, 1996 among PAT II, Nomura, Glimcher Properties Limited Partnership and the Trust (the "Securities Purchase Agreement"); and

         (4) the Articles Supplementary, dated November 26, 1996, providing for the terms of Series A Preferred Shares (the "Preferred Shares").

         Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Declaration.

         On the basis of and in reliance upon the Certification, the Trust hereby (a) designates each Nomura Entity as an Excepted Person to the extent necessary to permit each Nomura Entity (i) to acquire and maintain beneficial and record ownership of 32,000 Preferred Shares purchased under the Securities Purchase Agreement and (ii) to acquire and maintain record and beneficial ownership of any Common Shares issuable upon conversion of any such Preferred Shares and (b) agrees that each such acquisition and maintenance (i) does not jeopardize the status of the Trust as a real estate investment trust under the REIT Provisions of the Code within the meaning of Section 6.6(b) or (e) of the Declaration, (ii) will not result in the termination of the status of the Trust as a real estate investment trust under the REIT Provisions and (iii) does not require any action to protect the Trust and the interests of the Shareholders by preservation of the Trust's status as a real estate investment trust under the REIT Provisions of the Code as contemplated by Section 6.6(h) of the Declaration.

         Notwithstanding any provision to the contrary herein, in the event the facts as represented in the Certification are or become materially different than as represented, to the extent that the status of the Trust as a REIT under the REIT Provisions of the Code is thereby jeopardized, then the Trust specifically retains all of its rights as set forth in Section 6.6 of the Declaration, including, without limitation, the right to acquire "Excess Shares" (as defined in the Declaration) pursuant to the terms of Section 6.6(e) of the Declaration.

         IN WITNESS WHEREOF, the undersigned has executed this certificate this 26th day of November, 1996.



                                       GLIMCHER REALTY TRUST


                                       By: /s/ George A. Schmidt
                                          -------------------------------
                                           Name:  George A. Schmidt
                                           Title: Senior Vice President

                                                                       EXHIBIT K

             COLLATERAL ASSIGNMENT OF PREFERRED PARTNERSHIP INTEREST

                  THIS COLLATERAL ASSIGNMENT OF PREFERRED PARTNERSHIP INTERESTS ("COLLATERAL ASSIGNMENT"), is made as of the ___ day of November by Glimcher Realty Trust, a Maryland real estate investment trust (together with its successors and assigns, the "PLEDGOR") having its chief executive office located at 20 South Third Street, Columbus, Ohio 43215 in favor of Partnership Acquisition Trust II, a Delaware business trust (the "PLEDGEE"), with an office located at c/o Nomura Asset Capital Corporation, 2 World Financial Center, Building B, New York, New York 10281-1198. Capitalized terms used herein which are not otherwise defined herein shall have the meaning ascribed to them in the Securities Purchase Agreement dated as of November 26, 1996 (as it may be modified, supplemented or amended, the "SECURITIES PURCHASE AGREEMENT") between the Pledgor, the Pledgee and Glimcher Properties Limited Partnership, a Delaware limited partnership (the "OPERATING PARTNERSHIP").

WITNESSETH:

                  WHEREAS, the Securities Purchase Agreement provides for the purchase from time to time by the Pledgee from the Pledgor of preferred shares of beneficial interests convertible into common shares of the Pledgor, and Pledgee proposes to purchase on or about the date hereof shares of Series __ Convertible Preferred Beneficial Interests (all shares of such series issued from time to time under the Securities Purchase Agreement herein called "PREFERRED SHARES");

                  WHEREAS, the proceeds from the purchase of the sale of the Preferred Shares will be used by the Pledgor to make a capital contribution to the Operating Partnership in exchange for a Series ___ Preferred Limited Partnership Interests in GPLP (such interests (including any such interests now owned or hereafter acquired by GRT with the proceeds of Preferred Shares) being herein called the "PREFERRED INTERESTS"), under the Limited Partnership Agreement, dated November 30, 1993, as amended, among the Pledgor, Glimcher Properties Corporation and the other parties thereto (as it may be modified, amended and supplemented in accordance with the terms hereof, the "GPLP PARTNERSHIP AGREEMENT"); and

                  WHEREAS, the Pledgee has required as a condition, among others, to the execution and delivery of the Securities Purchase Agreement and in order to secure the prompt and complete payment of all monetary obligations of the Pledgee under the Preferred Shares (including the payment of all dividends, redemption price and liquidation, winding up and dissolution payments) (the "LIABILITIES"), that the Pledgor execute and deliver this Collateral Assignment to the Pledgee.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Collateral Assignment hereby agree as follows:

                  SECTION 1. COLLATERAL ASSIGNMENT. To secure the prompt and complete payment of the Liabilities, the Pledgor hereby pledges to the Pledgee, and grants to the Pledgee a security interest in and to the Pledgor's right, title and interest in and to its percentage interest, shares or units comprising the Preferred Interests in the Operating Partnership, including, without limitation:

          (i) all of the Pledgor's rights, as a partner in the Operating Partnership, to the extent arising from the Preferred Interests;

          (ii) all of the Pledgor's rights, as a partner in the Operating Partnership, to participate in the management of the Operating Partnership to the extent arising from the Preferred Interests;

          (iii) all rights, privileges, authority and powers of the Pledgor as owner or holder of the Preferred Interests in the Operating Partnership;

          (iv) all documents and certificates representing or evidencing the Pledgor's Preferred Interests;

          (v) all of the Pledgor's interest in and to the profits and losses of the Operating Partnership and the Pledgor's right as a partner of the Operating Partnership to receive distributions of the Operating Partnership's respective assets, upon complete or partial liquidation or otherwise, in each case to the extent arising from the Preferred Interests;

          (vi) all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, the Pledgor's Preferred Interests in the Operating Partnership; and

          (vii) any other right, title, interest, privilege, authority and power of the Pledgor in or relating to the Operating Partnership, all whether now existing or hereafter arising, or at law or in equity and any and all proceeds of any of the foregoing and all books and records of the Pledgor pertaining to any of the foregoing, in each case arising out of the Preferred Interests or other Pledged Collateral listed in closing (i) through (vi) above (all of the foregoing being referred to collectively as the "PLEDGED COLLATERAL").


As used in this Pledge Agreement, the phrase "TO THE EXTENT ARISING FROM THE PREFERRED INTERESTS" means to the extent arising from the Preferred Interests and not from the ownership by the Pledgor of any other interest, including other preferred interests in GPLP acquired by the Pledgor pursuant to Section 6.3(b) of the GPLP Partnership Agreement, not acquired from the proceeds from the sale of Preferred Shares pursuant to the Securities Purchase Agreement.

                  SECTION 2. PLEDGED COLLATERAL ADJUSTMENTS. If the Pledgor shall acquire in respect of any Pledged Collateral:

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

          (a) any additional percentage interests, shares, units, options or warrants of partnership interests in the Operating Partnership (whether or not certificated or otherwise evidenced in a writing delivered to the Pledgor); or

          (b) Any subscriptions, warrants or any other rights or options issued in connection with any of the Pledged Collateral;

(all of the foregoing being collectively referred to as the "ADDITIONAL INTERESTS"), then all such Additional Interests shall be promptly delivered to and held by the Pledgee (if the same are certificated) under the terms of this Collateral Assignment, accompanied by duly executed stock powers, instruments of transfer or assignments in blank, as applicable, all in form and substance reasonably satisfactory to the Pledgee, and the same shall constitute Pledged Collateral hereunder.

                  SECTION 3. PERFECTION OF THE SECURITY INTEREST. The Pledgor agrees (i) promptly to deliver to the Pledgee, or the Pledgee's nominee, all certificates, instruments and other documents, if any, evidencing any portion of the Pledged Collateral, which may at any time come into the possession of the Pledgor and in which a security interest may be perfected, (ii) to execute and deliver a Pledge Instruction, in the form attached hereto as EXHIBIT A attached hereto and hereby made a part hereof, with the blanks appropriately filled in, and by this reference made a part hereof (which Pledge Instruction shall be re-executed with appropriate modifications upon the acquisition of Additional Interests which are uncertificated) and a notice of the Pledgee's security interest in the Pledged Collateral (which notice shall be reasonably satisfactory in form and substance to the Pledgee and which may request acknowledgment from the addressee) to any third party designated by the Pledgee,
(iii) to execute and deliver to the Pledgee such financing statements as the Pledgee may reasonably request with respect to the Pledged Collateral, and (iv) to take such other steps as the Pledgee may from time to time reasonably request in order to perfect the Pledgee's security interest in the Pledged Collateral under applicable law. The Pledgor agrees that this Collateral Assignment or a photocopy of this Collateral Assignment shall be sufficient as a financing statement.

                  SECTION 4. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

                  (a) The Pledgor is the sole, direct, legal and beneficial owner of all Preferred Interests.

                  (b) The Pledgor has no obligation (other than with respect to the proceeds of the Preferred Interests) to make capital contributions or make any other payments to the Operating Partnership with respect to the Preferred Interests.

                  (c) Except as otherwise provided in the GPLP Partnership Agreement, there are no restrictions upon any of the rights associated with, or the transfer of, any of the Pledged Collateral, which would interfere with the Pledgee's ability to exercise the Pledgee's rights and remedies hereunder.

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

                  (d) The Pledgor has all voting rights, if any, pertaining to the Pledged Collateral and has the right to pledge and grant a security interest in all of the Pledged Collateral to the Pledgee.

                  (e) The delivery to the Pledgee of the documents, if any, referred to in SECTION 3 above, the filing of UCC financing statements in the office of the Secretary of State of Ohio and the Recorder of Franklin County, Ohio, the registry of the pledge effected hereby on the books and records of the Operating Partnership and, with respect to any certificated security, the taking of possession of the certificates, if any, evidencing such certificated security, create a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Liabilities free and clear of any other lien.

                  (f) No authorization, approval, or other action by, and no notice to or filing with, any Person is required either (1) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Collateral Assignment or for the execution, delivery or performance of this Collateral Assignment by the Pledgor or (2) except as otherwise provided in or contemplated by the GPLP Partnership Agreement, for the exercise by the Pledgee of the voting or other rights provided for in this Collateral Assignment or the remedies with respect to the Pledged Collateral pursuant to this Collateral Assignment.

                  (g) The GPLP Partnership Agreement is in full force and effect.

                  SECTION 5. COVENANTS. The Pledgor hereby covenants and agrees as follows:

                  (a) The Pledgor shall not agree to amend or waive, or cause to be amended or waived, the terms, rights, provisions or preferences of the Preferred Interests or amend or waive, or cause to be amended or waived, the GPLP Partnership Agreement in any way which could reasonably be expected to have a material adverse effect on the economic rights of the holders of the Preferred Interests, without first obtaining the prior written consent of the Pledgee, which consent may be withheld in the Pledgee's sole and absolute discretion; provided that the creation and issuance of preferred interests in the Operating Partnership which are junior to the Preferred Interests shall be permissible.

                  (b) The Pledgor shall notify the Pledgee promptly, in reasonable detail (i) of any lien arising after the date hereof against any portion of the Pledged Collateral to the extent that the Pledgor has knowledge of such lien and (ii) of any distribution of cash or other property made by the Operating Partnership in liquidation of the Operating Partnership.

                  (c) The Pledgor shall not change its name in any manner, unless the Pledgor shall have given the Pledgee reasonable prior written notice thereof and shall have taken all action necessary, or requested by the Pledgee, to amend the applicable financing statements or continuation statements so that they are not misleading.

                  (d) The Pledgor shall not change its principal place of business or chief executive office unless it has provided evidence to the Pledgee that the Pledgor has taken such action as is necessary to cause the security interest granted herein to continue to be perfected.

                  (e) The Pledgor shall perform all of its obligations under the GPLP Partnership Agreement except where such non-performance could not reasonably be expected to have a material adverse effect on the Pledged Collateral.

                  (f) The Pledgor shall cause the Operating Partnership to indicate in the records of the Operating Partnership the security interests granted hereby, in a manner satisfactory to the Pledgee.

                  (g) The Pledgor shall be entitled, upon conversion of any shares of a series of Preferred Shares into Common Shares, to convert a corresponding number or amount of Preferred Interests acquired with the proceeds of the sale of such series of Preferred Shares into OP Units (as defined in The GPLP Partnership Agreement), and such OP Units shall not be Pledged Collateral or otherwise be subject to the provisions hereof. After and during the continuance of a Default the Pledgor shall not take any action or exercise any of its rights (including any rights to give or withhold any consents, approvals, vetoes or designations) under any of the GPLP Partnership Agreement in respect of the Preferred Shares. Nothing contained in this Section 5(g), however, shall in any way restrict Pledgee's exercise of any and all other remedies set forth herein and in the other GRT Transaction Documents.

                  SECTION 6. FURTHER ASSURANCES. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor shall promptly execute and deliver, or cause to be executed and delivered, all assignments, instruments, powers, proxies and documents and take all further action that may be necessary or desirable, or that the Pledgee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, to enable the Pledgee to exercise and enforce its rights and remedies hereunder and to carry out the provisions and purposes hereof.

                  SECTION 7. VOTING RIGHTS. (a) Prior to the delivery of a Voting Notice (as defined in SECTION 7(b)) to the Operating Partnership and the Pledgor by the Pledgee, the Pledgor shall be entitled to exercise any and all voting and other consensual rights, if any, pertaining to the Pledged Collateral (or any portion thereof), except as otherwise provided in SECTION 5(g) above.

                  (b) Upon the occurrence and during the continuance of a Default, the Pledgee shall be entitled to deliver to the Operating Partnership and the other partners thereof and to the Pledgor a notice (a "VOTING NOTICE") providing that the Pledgee shall, from and after the date of receipt of the Voting Notice until revocation of such notice, exercise all of the voting rights and powers described in SECTION 7(a) hereof, and all rights of the Pledgor provided in said subparagraph (a) shall cease. The Pledgor hereby acknowledges and agrees that upon the receipt of a Voting Notice, the Pledgee shall be entitled to exercise all of said voting rights and powers and all of the Pledgor, voting rights and powers shall immediately cease. Except as otherwise expressly provided herein, under no circumstances shall the Pledgee have, or be deemed to have or have had, any right to exercise, or to direct the Pledgor to exercise, any voting, managerial, election or other rights of an owner of the Pledged Collateral, or arising under the Pledged

Collateral, unless and until the Pledgee shall have delivered to the Pledgor the Voting Notice as set forth herein.

                  SECTION 8. DISTRIBUTIONS. (a) After the occurrence of a Default hereunder and during the continuance thereof, all Distributions, Additional Interests and other payments that are made, paid, issued, distributed or delivered by the Operating Partnership to the Pledgor in cash or otherwise (including a payment or distribution made in the ordinary course of business, a payment or distribution that is made as a return of capital, a payment or distribution that is made as part of a liquidation, dissolution or termination of the Operating Partnership or any other payment or distribution of any kind or nature) in respect of the Pledged Collateral shall be received IN TRUST for the benefit of the Pledgee and delivered to the Pledgee for application to the Liabilities in the following order: (1) first, to the payment of the Liabilities. and (2) second, after all Liabilities have been paid in full, to reimburse the Pledgee for any expenses (including attorneys fees and expenses and the fees and expenses of other experts, consultants and advisors) Upon any sale of any Preferred Interest by or at the request of the Pledgee and the application of the proceeds of such sale as aforesaid, the Pledgee shall surrender to the Pledgor for cancellation such number of Preferred Shares of the series the proceeds of which were used by the Pledgor to acquire the series of Preferred Interests sold having an original purchase price equal to the original purchase price of the amount of Preferred Interests of such series that was sold.

                  (b) Upon the occurrence of a Default and during the continuance thereof, the Pledgee shall be entitled to deliver to the Pledgor, the Operating Partnership and the other partners thereof a notice (the "DISTRIBUTION NOTICE") providing that the Pledgee shall, from and after the date of the Distribution Notice until revocation of such notice, be entitled to receive directly all of the payments and distributions referred to in subparagraph (a) above, and all rights of the Pledgor in and to such payments and distributions shall cease. Without limitation of paragraph (a) above, the Pledgor hereby acknowledges and agrees that upon the receipt of a Distribution Notice by the Pledgor, the Pledgee shall be entitled to receive all of said payments and distributions, as Pledged Collateral for application in accordance with subparagraph (a) above, and all of the Pledgor's rights to receive directly said payments and distributions shall immediately cease.

                  SECTION 9. TRANSFERS AND OTHER LIENS: ADDITIONAL INTEREST. (a) The Pledgor covenants and agrees that it shall not directly, indirectly, by operation of law or otherwise (i) sell, assign, transfer, convey or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral (nor permit any of the foregoing actions to occur), or (ii) except for the security interest granted under this Collateral Assignment, create or permit to exist any lien upon or with respect to any of the Pledged Collateral.

                  (b) The Pledgor covenants and agrees that it shall pledge to the Pledgee, promptly upon its acquisition (directly or indirectly) thereof, any and all Additional Interests or other securities issued to it by the Operating Partnership in respect of the Pledged Collateral.

                  SECTION 10. PLEDGEE APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby appoints the Pledgee as the Pledgor's attorney-in-fact, with full power and authority in the place and stead of the Pledgor and in the name of the Pledgor, to take any and all action and to execute any instruments which the Pledgee may deem necessary or advisable to accomplish the purposes of this Collateral Assignment, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any distribution with respect to the Pledged Collateral (or any portion thereof) and to give full discharge for the same; provided, however, that such power shall be exercised only upon the occurrence and during the continuation of a Default. This power of attorney created under this SECTION 10, being coupled with an interest, shall be irrevocable as long as any of the Liabilities shall remain outstanding.

                  SECTION 11. PLEDGEE MAY PERFORM. If the Pledgor shall fail to perform any agreement contained herein after any applicable notice and cure period (except in the event of an Emergency upon notice to the Pledgor, in which event the Pledgee need not wait until the expiration of the cure period), the Pledgor may itself perform, or cause to be performed, such agreement, and the expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor pursuant to the provisions of SECTION 15 hereof. For purposes of this
SECTION 11, "EMERGENCY" means an event requiring action to be taken prior to the time that notice could reasonably be given, in order to protect the priority or validity of the lien granted herein.

                  SECTION 12. SUBSEQUENT CHANGES AFFECTING THE PLEDGED COLLATERAL. The Pledgor represents to the Pledgee that the Pledgor has made its own arrangements for keeping informed of any changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of interest or other distributions, reorganization or other exchanges and voting rights), and the Pledgor agrees that the Pledgee shall have no responsibility or liability for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

                  SECTION 13.  DEFAULT; REMEDIES UPON DEFAULT.

                  (a) As used in this Collateral Assignment, the term "DEFAULT" shall mean any of the following: (i) any Default under any of the Articles Supplementary or any failure to make any payment of any Obligation or Liabilities when due, (ii) any default in any material respect of the performance of any covenant or agreement hereunder to be performed by the Pledgor and (iii) any representation or warranty made by the Pledgor herein shall prove to be false or misleading in any material respect; provided, however, that with respect to any default or condition set forth in (ii) or
(iii) above, other than as it relates to the creation or maintenance of a first priority security interest in the Preferred Interests, such event or condition shall remain unremedied after the earlier of (a) a period of fifteen (15) days after the Pledgor shall have received written notice thereof from the Pledgee or
(b) sixty (60) days after David J. Glimcher, Terry A. Schreiner, George Schmidt, the Chief Executive Officer, the Chief Financial Officer or the General Counsel of Pledgor shall have been aware of such event or condition.

                  (b) If any Default shall have occurred and be continuing, the Pledgee shall have, in addition to all other rights and remedies provided herein, at law, in equity, in the Securities Purchase Agreement, in any other GRT Transaction Document or otherwise, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform

Commercial Code in effect in the State of New York, and the Pledgee may, at its option, transfer or register the Pledged Collateral, or any part thereof into its own name or its nominee's name, with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral or any part thereof which shall then be with, or shall thereafter come into the possession or custody of, the Pledgee or which the Pledgee shall otherwise have the ability to transfer under applicable law, the Pledgee may, without notice to the Pledgor, except as specified below, sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Pledgee reasonably shall determine, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of the Pledged Collateral or any part thereof so sold shall thereafter hold the same absolutely free from any claim, encumbrance or right of any kind whatsoever and from any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived and released to the extent permitted by applicable law. Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Pledgee will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral, shall, to the extent permitted by applicable law, be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in SECTION 22 below, at least twenty (20) days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Pledgee may, in its own name or in the name of a designee or nominee, buy the Pledged Collateral or any part thereof at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees and expenses (including those of the Pledgee's "in-house" counsel)) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after a Default, the Pledgor agrees that upon the occurrence and during the continuation of any Default, the Pledgee may, from time to time, attempt to sell the Pledged Collateral or any part thereof by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution and that they are investors to whom such a sale may lawfully be made without registering the Pledged Collateral under the Securities Act. The Pledgee may solicit offers to buy the Pledged Collateral, or any part thereof, for cash, from a limited number of investors deemed by the Pledgee, in its sole judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral, or a portion thereof. The Person acquiring the Pledged Collateral (or any portion thereof) and/or exercising any voting rights in accordance with this Collateral Assignment, shall not be liable for any indebtedness of any kind whatsoever (whether contingent or otherwise) of the Pledgor or the Operating Partnership, arising before said Person acquires the Pledged Collateral (or any portion thereof) and/or exercises any voting rights, unless and until (and only to the extent) such Person shall explicitly agree, in writing, to be liable for a portion of such indebtedness.

                  (c) The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available at law, in equity or otherwise.

                  SECTION 14. INDEMNITY. Without limiting any of the terms, provisions and indemnities contained in the Securities Purchase Agreement or any of the GRT Transaction Documents, the Pledgor hereby agrees to defend, protect, indemnify and hold harmless the Pledgee, each and all of their respective Affiliates and each of the respective officers, directors, employees and agents of each of the foregoing (collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel (including those of the Pledgee's "in-house" counsel) incurred by any such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise), in any manner relating to or arising from, in connection with, or in any way related to (i) this Collateral Assignment, the Pledged Collateral or any part thereof or interest therein, or any offer, sale or other disposition of or realization upon, any of the Pledged Collateral or any securities exchanged for, or the proceeds of which are applied to the purchase of, any of the Pledge Collateral or (ii) any action or inaction by, or matter which is the responsibility of, any or all of the Pledgee, their agents or employees (collectively, the "INDEMNIFIED MATTERS"); provided, that the Pledgor shall not have any obligation to an Indemnitee hereunder with respect to Indemnified Matters (a) arising out of a violation of the Securities Act or Securities Exchange Act (in each case, or similar state or federal statutory or case law) caused by the willful or knowing conduct, act or inaction by one or more of the Indemnitees in connection with any attempted realization upon the Pledged Collateral or (b) caused by or resulting from the gross negligence or willful misconduct of that Indemnitee or its officers, directors, employees or agents or any Person of which such Indemnitee is an officer, director, employee or agent, as determined by a final judgment of a court of competent jurisdiction in each case.

                  SECTION 15. EXPENSES. The Pledgor agrees upon demand to pay or reimburse (without duplication) the Pledgee and any of its Affiliates' reasonable costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of attorneys and legal assistants (excluding those of the Pledgee's "in-house" counsel) incurred in connection with the protection, collection, administration or enforcement of this Collateral Assignment or any of the Pledged Collateral). The Pledgor further agrees to pay or reimburse (without duplication) the Pledgee for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' and legal assistants, fees, expenses and disbursements (excluding allocated costs of internal counsel and costs of settlement) incurred by the Pledgee after the occurrence of a Default (a) in foreclosing against any of the Pledged

Collateral or exercising or enforcing any other right or remedy available by reason of such Default; (b) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleading in any legal proceeding relating to the Pledgor or related to or arising out of the transactions contemplated by this Collateral Assignment; (c) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise); (d) in protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any of the Pledged Collateral; (e) the payment or compromise of any tax liens or other encumbrances affecting the Pledged Collateral and the redemption of any of the Pledged Collateral from any tax or assessment; or (f) attempting to enforce or enforcing any security interest in any of the Pledged Collateral or any other rights under this Collateral Assignment. The right to such fees and expenses shall be deemed to have accrued and shall be enforceable whether or not any sale is completed or any action is prosecuted to judgment. All expenditures and expenses of the nature in this SECTION 15 mentioned, shall be immediately due and payable by the Pledgor five (5) days after demand, with interest thereon at the highest rate of interest then applicable for the Preferred Shares or, if no Preferred Shares are outstanding at a rate per annum equal to the prime rate, base rate or reference rate of Citibank, N.A. in effect from time to time and, if not paid when due, at such rate plus 2%.

                  SECTION 16. CONSENT. To the extent permitted by law, the Pledgor hereby consents and agrees that, from time to time, before or after the occurrence of a Default, with or without notice to or assent from the Pledgor, any other security at any time held by or available to the Pledgee for any of the Liabilities may be exchanged, surrendered or released, and any of the Liabilities may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as the Pledgee may deem appropriate, and the Pledgor shall remain bound under this Collateral Assignment notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver or inaction, extension of further credit or other dealing.

                  SECTION 17. TERM. This Collateral Assignment shall remain in full force and effect until all of the Liabilities shall have been satisfied in full and there shall not be any Preferred Shares outstanding or any obligation or right of the Purchaser to purchase Preferred Shares under the Securities Purchase Agreement, at which time this Collateral Assignment shall terminate. Upon termination of this Collateral Assignment pursuant to this Section, the Pledgor shall revoke any Voting Notice or Distribution Notice previously given and shall execute all such documents (including Uniform Commercial Code termination statements), at the Pledgor's expense, as may be reasonably requested by the Pledgor to terminate this Collateral Assignment.

                  SECTION 18. SUCCESSORS AND ASSIQNS. This Collateral Assignment shall be binding upon and shall inure to the benefit of the Pledgor, the Pledgee and their respective successors and assigns. The Pledgee may assign its rights hereunder to an agent for the benefit of the holders of the Preferred Shares and, in such case, (i) references to the Pledgee herein shall include the Pledgee for the benefit of the holders from time to time of the Preferred Shares, and (ii) the parties shall at the reasonable request of the Pledgee enter into an amendment to this Collateral Assignment to fully effectuate such assignment and other appropriate changes in order to provide the holders of the Preferred Shares with substantially the same rights as afforded the Pledgee under this Collateral Assignment.

                  SECTION 19. APPLICABLE LAW; SEVERABILITY. THIS COLLATERAL ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. WHENEVER POSSIBLE, EACH PROVISION OF THIS COLLATERAL ASSIGNMENT SHALL BE INTERPRETED IN SUCH A MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS COLLATERAL ASSIGNMENT BE HELD TO BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS COLLATERAL ASSIGNMENT.

                  SECTION 20. PLEDGEE'S DUTY. Except as otherwise provided in the Securities Purchase Agreement and except for the Pledgee's gross negligence or willful misconduct, to the extent permitted by law, the Pledgee shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral. Without limiting the generality of the foregoing, the Pledgee shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall constitute a part of the Liabilities secured hereby.

                  SECTION 21. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or telex or four (4) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). Notices to the Pledgee shall not be effective until received by the Pledgee. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this SECTION 21) shall be as set forth below:

         If to the Pledgor:                          Glimcher Realty Trust
                                                     20 South Third Street
                                                     Columbus, Ohio 43215
                                                     Attn: General Counsel

         with a copy to:                             Bricker & Eckler
                                                     100 South 3rd Street
                                                     Columbus, Ohio 43215-4291

                                   Attn: David K. Conrad, Esq.

         If to the Pledgee:        Partnership Acquisition Trust II
                                   c/o Nomura Asset Capital   Corporation
                                   2 World Financial Center
                                   Building B
                                   New York, New York 10281-1198
                                   Attn:

         with a copy to:           Willkie Farr & Gallagher
                                   One Citicorp Center
                                   153 E. 53rd Street
                                   New York, NY 10022-4669
                                   Attn:  The Managing Attorney and
                                           William E. Hiller


                  SECTION 22. EXECUTION IN COUNTERPARTS. This Collateral Assignment and any amendment hereto may be executed in separate counterparts, each of which shall be an original but all of which taken together shall constitute one and the same instrument.

                  SECTION 23. SECTION HEADINGS AND DEFINITIONS. The section headings contained herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

                  SECTION 24. INTERPRETATION WITH OTHER DOCUMENTS. Notwithstanding anything in this Collateral Assignment to the contrary, in the event of a conflict or inconsistency between this Collateral Assignment and the Securities Purchase Agreement, the provisions of the Securities Purchase Agreement shall govern.

                  SECTION 25. AMENDMENTS, WAIVERS AND CONSENTS. No amendment or modification of any provision in this Collateral Assignment shall be effective without the written agreement of the Pledgor and the Pledgee, and no termination or waiver of any provision of this Collateral Assignment, or consent to any departure by the Pledgor therefrom, shall in any event be effective without the written concurrence of the Pledgee, which the Pledgee shall have the right to grant or withhold at its sole discretion. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances, unless otherwise specifically provided for herein.

                  SECTION 26. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL. As used in this Section 26, the term "Pledgee" shall include each holder of Preferred Shares from time to time.

                  (a) PERSONAL JURISDICTION -- NEW YORK. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive Jurisdiction of any New York State court or Federal court sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of, connected with, related to or incidental to the relationship established among them in connection with this Collateral Assignment, whether arising in contract, tort, equity or otherwise, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Pledgor waives in all disputes any objection that it may have to the location of the court considering the dispute.

                  (b) OTHER JURISDICTIONS. The Pledgor agrees that the Pledgee shall have the right to proceed against the Pledgor and any or all of its assets in a court in any location to enable the Pledgee to realize on the Pledged Collateral or any other security for the Liabilities, or to enforce a judgment or other court order entered in favor of the Pledgee. The Pledgor shall not assert any permissive counterclaims in any proceeding brought by the Pledgee to realize on its assets, the Pledged Collateral or any other security for the Liabilities, or to enforce a judgment or other court order in favor of the Pledgee. The Pledgor waives any objection that it may have to the location of the court in which the Pledgee has commenced a proceeding described in this subsection.

                  (c) SERVICE OF PROCESS. The Pledgor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the notice address specified herein, such service to become effective ten (10) days after such mailing to Pledgor at the address set forth in Section 21. Pledgor irrevocably waives any objection (including, without limitation, any objection of the laying of venue or based on the grounds of forum non conveniens) which it may now or hereafter have to the bringing of any such action or proceeding with respect to this Collateral Assignment or any other GRT Transaction Document in any jurisdiction set forth above. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Pledgor, any Co-Lender, the Paying Agent or the Issuing Bank to bring proceedings against the Pledgor in the courts of any other jurisdiction.

                  SECTION 27. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS COLLATERAL ASSIGNMENT OR ANY OTHER GRT TRANSACTION DOCUMENT.

                  SECTION 28. EFFECTIVENESS. This Collateral Assignment shall become effective on the date hereof.

                  SECTION 29. LIMITATION ON RIGHTS. Under certain circumstances affiliates of the Pledgor may acquire an interest in the Preferred Shares. Neither Pledgor nor any person in which Pledgor owns directly or indirectly a 5% of more equity interest shall be entitled to exercise any right or remedy hereunder or be entitled to any payment hereunder until holders of Preferred Shares other than such persons have been paid in full all Liabilities owed to them.

                  SECTION 30. REGISTRATION OF PLEDGE. Each Pledgor acknowledges that this Collateral Assignment may be registered on the books of the Operating Partnership in the name of a nominee of the Pledgor and agrees that such nominee may, as registered pledgee, exercise all of the rights and remedies of the Pledgor provided for hereunder and under applicable law.

                  IN WITNESS WHEREOF, the Pledgor and the Pledgor have executed this Collateral Assignment as of the date first set forth above.

                                PLEDGOR:

                                GLIMCHER REALTY CORPORATION


                                By: ________________________________
                                Name: ______________________________
                                Its:_________________________________


                                PARTNERSHIP ACQUISITION TRUST II


                                By: ________________________________
                                Name: ______________________________
                                Its:_________________________________


                                By: WILMINGTON TRUST COMPANY,
                                    as Owner Trustee


                                By:
                                    Sheryl McAfee, pursuant to
                                    Power of Attorney
                                    dated _____________________________

                                    EXHIBIT A
                                    ---------

                               PLEDGE INSTRUCTION
                               ------------------



PARTNERSHIP:                                                   PARTNER:

Glimcher Properties                     Glimcher Realty Trust
Limited Partnership, L.P.

                  BY THIS PLEDGE INSTRUCTION, dated _____________, 1996, Glimcher Realty Trust ("GRT" or "PARTNER") hereby instructs Glimcher Properties Limited Partnership, a Delaware (the "PARTNERSHIP") to register a pledge in favor of Partnership Acquisition Trust II, as Pledgee ("PLEDGEE"), against, and a collateral assignment of, all of the Partner's right, title and interest in and to the Preferred Interest now owned or hereafter acquired by the Partner Interests in the Partnership the "PARTNERSHIP INTEREST") directly or indirectly out of the proceeds from the sale of Preferred Shares of GRT to the Pledgee pursuant to the Securities Purchase Agreement dated as of November 26, 1996 among GRT, the Pledgee, and the Partnership, as it may be modified, supplemented or amended from time to time, including without limitation the Series A Convertible Preferred Shares.

                  1. PLEDGE INSTRUCTIONS. The Partnership is hereby instructed by the Partner to register all of the Partner's right, title and interest in and to all of the Partner's Partnership Interest in favor of Partnership Acquisition Trust II, as pledgee under the Collateral Assignment of Partnership Interest in the form attached hereto as ANNEX A, who, upon such registration, shall become the registered pledgee of the Partnership Interest with all rights incident thereto.

                  2. INITIAL TRANSACTION STATEMENT. The Partnership is further instructed by the Partners to promptly inform the Pledgee of the registration of the pledge by sending the initial transaction statement, in the form attached hereto as ANNEX B, to the Pledgee at its office located at 2 World Financial Center, Building B, New York, New York 10281-1198, Attention: Barry Funt, Esq.

                  3. WARRANTIES OF THE PARTNER. The Partner hereby warrants that
(i) the Partner is appropriate person to originate this instruction; (ii) the Partner is entitled to effect the instruction contained herein; and (iii) the Partner's taxpayer identification number is ___________.


          Dated:  November 26, 1996

                                           GLIMCHER REALTY TRUST



                                           By:  ____________________________
                                                    Name:
                                                    Title:

                                                   ANNEX A TO PLEDGE INSTRUCTION
                                                   -----------------------------






            COLLATERAL ASSIGNMENT OF PREFERRED PARTNERSHIP INTERESTS
            --------------------------------------------------------

                                                   ANNEX B TO PLEDGE INSTRUCTION
                                                   -----------------------------






                          INITIAL TRANSACTION STATEMENT
                          -----------------------------


Partnership Acquisition Trust II                           Glimcher Realty Trust
2 World Financial Center                                   20 South Third Street
Building B                                                 Columbus, Ohio 43215
New York, New York 10281-1198
Attention:  Barry Funt, Esq.



On ____________, the undersigned, Glimcher Properties Limited Partnership (the "Partnership"), caused the pledge of the Preferred Interests (as such term is defined in the Pledge Instruction to which this Initial Transaction Statement is attached) owned or hereafter acquired in the Partnership in favor of Partnership Acquisition Trust II, as pledgee, to be indicated in the records of the Partnership. Except for the terms and conditions contained in the Limited Partnership Agreement, as amended, of the Partnership, the undersigned has no knowledge of any liens, restrictions or adverse claims to which the Preferred Interests are or may be subject, as of the date hereof.

Dated:________________


                            Glimcher Properties Limited Partnership

                            By:      Glimcher Properties Corporation,
                                     its general partner


                            By:___________________________________________
                            Its:__________________________________________

        CONSENT AND ACKNOWLEDGMENT OF THE PARTNERSHIP AND GENERAL PARTNER


                  Glimcher Properties Limited Partnership (the "PARTNERSHIP") and Glimcher Properties Corporation, a Delaware corporation and sole general partner of the Partnership ("GPC"), hereby consent and agree to cause to be registered on the books and records of the Partnership the pledge of Partnership Interest referenced above. The Partnership and GPC acknowledge that they are familiar with the Collateral Assignment of Preferred Partnership Interest (a copy of which is attached hereto as Annex A) (the "ASSIGNMENT") and agree that they will recognize and abide by all Voting Notices and Distribution Notices (as such terms are defined in the Assignment) that are received by either of them until the revocation thereof, and further agree that the Pledgee, as Pledgee under the Assignment, shall be entitled to exercise the remedies set forth in
Section 13(c) of the Assignment. All notices to the Partnership (including, but not limited to, Voting Notices and Distribution Notices) should be sent to the Partnership at the address set forth below.


          Dated: __________________


                                      Glimcher Properties Limited Partnership

                                      By:       Glimcher Properties
                                                 Corporation, its sole general
                                                 partner



                                      By:  __________________________


                                      Its: __________________________

                                 Notice Address for the Partnership:


                                 Glimcher Properties Limited Partnership
                                 c/o Glimcher Realty Trust
                                 20 South Third Street
                                 Columbus, Ohio 43215
                                 Telecopy Number:  (614) 621-9311
                                 Confirmation Number:  (216) 621-9000

                                 Glimcher Properties Corporation


                                 By:  _________________________
                                 Its: _________________________

                                 SCHEDULE 10.12




Mellon Bank
One Mellon Bank Center
Pittsburgh, PA  15258-0001

ABA#:  043 000 261
Account Number:  1092525
Account Name:  NACC Clearance Account
Re:  Glimcher - PAT II
Attn:  Lance Haberin

                                  SCHEDULE 3.1


List of Additional Glimcher Subsidiaries:

1)       Glimcher York, Inc.

2)       Glimcher York Associates Limited Partnership

3)       Olathe Mall, LLC

4)       Glimcher Development Corporation, a Delaware corporation

5)       Glimcher Johnson City, Inc.

                                  SCHEDULE 3.2



List of Conversion Rights and Encumbrances on Partnership Interests:

See Attached Schedule 3.2:

         -        Terms of Rights of Redemption
         -        Amendment to Glimcher Properties Limited Partnership
         -        Limited Partnership Agreement
         -        Glimcher Properties Limited Partnership Loans (encumbered)
         -        Shelf Registration

                                  SCHEDULE 3.4


List of Required consents, Approvals and Filings:

NONE

                                  SCHEDULE 3.9


List of pending litigation and other proceedings against GRT and all subsidiaries:


1) The Estate of Amos Ginor, et al. v. Dennis Landsberg, et al, against various defendants, including Glimcher Holdings Limited Partnership ("GHLP") and GRT (collectively, the "Glimcher Entities), that is pending in the United States District Court for the Southern District of New York.


2) ACPA Fund II, Ltd. et al. v Dennis Landsberg, et al. ("Lawsuite") against various defendants, including Glimcher Entities, that is pending in the United States District Court for the Southern District of Texas, Houston Division. Joint consent has been obtained to transfer venue of the Lawsuit to the United States District Court for the Southern District of New York.

                                  SCHEDULE 3.11


Tax Matters:  See Attached Schedule 3.11

o Letter from the State of Alabama Department of Revenue (11/14/96) re: Audit Appointment

o    Letter from the state of Alabama Department of Revenue (02/01/96) re:
     Alabama Corporate Income Tax Audit, FEIN 31-1393472, Audit Returns 9412

o    Letter from the State of Alabama Department of Revenue (03/01/96) re:
     Alabama Foreign Corporation Franchise Tax Audit, Account No. 900754, Audited Returns: 1993-1995

o Letter from the State of Alabama Department of Revenue (03/26/96) Alabama Foreign Corporation Franchise Tax Audit, Account No. 900755, Audited
     Returns: 1993-1995

o    Letter from the State of Alabama Department of Revenue (03/19/96) re:
     Alabama Corporate Income Tax Audit, FEIN 31-1393471, Audited Returns 9412

                                  SCHEDULE 3.15


Transactions with Affiliates:

NONE

                                  SCHEDULE 3.16


Environmental Disclosures: GRT - Notes To Consolidated Financial Statement (11/4/96)

Environmental Matters

o The Company has been advised that the United States Environmental Protection Agency (the "EPA") is likely to include its Stewart Plaza in Mansfield, Ohio as part of a much larger National Priority List site, designated by the EPA for remedial activities under the Federal hazardous site cleanup program. This action is the result of the discovery of perchloroethylene (a solvent used predominantly in cleaning) in drinking water wells located near the property. In accordance with Federal law, the Company may, to some extent, be liable for costs, associated with remedial activities which might be performed in connection with the site. However, no contamination has been discovered on the property itself and the company believes its liability may be limited by the fact that the property does not appear to be a source of the contamination on the site.